As filed with the U.S. Securities and Exchange Commission on September 20, 2016
Registration No. 333-212610

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CACHET FINANCIAL SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	4822	27-2205650
(State of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
Tel: (952) 698-6980
Fax: (952) 698-6999
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey C. Mack
Chief Executive Officer
18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
Tel: (952) 698-6981
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Jeffrey Nadler, Esq. Davies Ward Phillips & Vineberg LLP 900 Third Avenue, 24th Floor New York, NY 10022	Curtis L. Mo, Esq. DLA Piper LLP 2000 University Avenue East Palo Alto, CA 94303

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, par value $.0001 per share(3)	2,875,000	$8.00	$23,000,000	$2,316.10

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
$2,014 was paid on July 20, 2016.

(3)
Includes shares of common stock that may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated September 20, 2016
PRELIMINARY PROSPECTUS
2,500,000 Shares of Common Stock

CACHET

FINANCIAL SOLUTIONS

Innovate. Engage. Grow.

Cachet Financial Solutions, Inc.
We are offering 2,500,000 shares of our common stock in this offering.
Our common stock is currently traded on the OTCQB Marketplace under the symbol “CAFN.” In conjunction with this offering, we have applied to list our common stock on the Nasdaq Capital Market under the symbol “CAFN,” which listing we expect to occur upon consummation of this offering. No assurance can be given that our application will be approved. This offering will only occur if Nasdaq approves the listing of our common stock on the Nasdaq Capital Market. We will not complete this offering unless that number of shares of our common stock resulting in gross proceeds to us of at least $17,500,000 are sold in this offering.
On September 19, 2016, the closing price of our common stock on the OTCQB Marketplace was $8.00 per share. Prior to this offering, there has been a very limited trading market for our common stock on the OTCQB Marketplace. Therefore, the price of our common stock on the OTCQB Marketplace during recent periods will only be one of many factors in determining the public offering price. Other factors to be considered in determining the public offering price include our history, our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. We estimate that the price per share in this offering will be in the range of  $6.00 to $8.00, but the actual price may be higher or lower. We have used the midpoint of such range ($7.00) as the assumed price per share in this prospectus.
On July 27, 2016, we implemented a reverse split of our outstanding shares of common stock at a ratio of 1 for 15. Unless otherwise indicated, all share amounts and per share amounts in this prospectus reflect the reverse split of our outstanding shares of common stock at a ratio of 1 for 15 that we implemented on July 27, 2016.
The underwriters have the option to purchase up to 375,000 additional shares from us at the price to the public less the underwriting discounts and commissions.
You should read this prospectus carefully before you invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.
Investing in our common stock involves a high degree of risk. Before making any investment in these securities, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 13 of this prospectus.
We are an “emerging growth company” and a “smaller reporting company” under applicable law and will be subject to reduced public company reporting requirements.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Cachet Financial Solutions, Inc.
Per Share Total

(1)
We have agreed to reimburse the underwriters for certain expenses. See “Underwriting.”

Sole Book-Running Manager
Ladenburg Thalmann
The date of this prospectus is       , 2016

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PROSPECTUS SUMMARY
This summary does not contain all of the information that should be considered before investing in the shares. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing the shares discussed in this prospectus under “Risk Factors” beginning on page 13 of this prospectus and our consolidated financial statements and the accompanying notes beginning on page F-1 of this prospectus.
Unless otherwise indicated, all share amounts and per share amounts in this prospectus reflect the reverse split of our outstanding shares of common stock at a ratio of 1 for 15 that we implemented on July 27, 2016 (see “Reverse Stock Split”).
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “company,” or similar references mean Cachet Financial Solutions, Inc. and our subsidiary, Cachet Financial Solutions Inc. (a Minnesota corporation), on a consolidated basis.
Our Business
Overview
We are a leading provider of software-as-a-service, or SaaS, financial technology, or fintech, solutions to the financial services industry. We provide traditional financial institutions and alternative financial service, or AFS, providers with innovative mobile and other solutions to enable them to offer a suite of leading-edge mobile financial services to their customers through the Internet, or cloud-based, access. As a SaaS provider, we develop, host and maintain software solutions that we license to our clients. We serve three primary markets in the United States: banks, credit unions and AFS providers, which includes providers of non-traditional banking services such as reloadable prepaid cards and check cashing services. In the future, we intend to expand outside of the United States, including Latin America and Europe, as opportunities present themselves.
We have been expanding our suite of available fintech solutions. One of our recent solutions, Select Mobile™ Money, is an award-winning prepaid mobile money platform that seamlessly links various mobile banking features with a prepaid debit card issued by financial institutions or AFS providers. This solution enables card users, i.e., customers of our client financial institutions or AFS providers, to conveniently manage their card accounts through an easy-to-use integrated mobile application, or app, with multiple features that is downloaded onto their smart phone or tablet and, by adding a suite of available mobile financial services linked to their card accounts, enhances the card’s usefulness and the cardholder’s mobile banking experience. For example, prepaid cardholders using our application may deposit paper checks and direct payroll deposits into their prepaid card account, access cash from their prepaid card account at any automated teller machine, or ATM, and check their prepaid card account balance and transaction history. We believe that our Select Mobile Money solution is setting the industry standard for reloadable prepaid mobile money solutions.
Our Select Mobile Money solutions comprise two distinct mobile banking technology solutions: first, a white label mobile money platform for larger financial institutions and AFS providers that already have a reloadable prepaid card program and wish to enhance it by integrating a feature rich app; and second, an end-to-end reloadable prepaid card program, which we call Select Mobile Money-Express, or SMM-X, offered to all banks, credit unions and AFS providers of all sizes that would like to deploy a complete reloadable prepaid card program, comprising a prepaid debit card, an integrated mobile app and program management.
According to a study released by the Philadelphia Federal Reserve Bank in September 2014, titled “Millennials with Money: A New Look at Who Uses GPR Prepaid Cards,” 45% of consumers ages 18–32, which we refer to as the millennial generation, or millennials, said they owned a general purpose reloadable prepaid card. We believe millennials are the first truly mobile generation accustomed to using a smart phone or tablet to perform routine interactions remotely, including purchasing goods and services and managing their money. With the preceding baby boomer generation approaching retirement, we believe that the millennial generation is the future customer base of financial institutions and AFS providers. As these financial services providers adapt to the mobile environment we believe they require innovative solutions to enable them to offer their millennial customers fast, reliable and convenient financial services remotely through mobile applications, including prepaid mobile money solutions and reloadable prepaid cards.
Our Select Mobile Money solutions are designed to specifically meet the needs of millennials, the “unbanked” (those who have no formal relationship with a bank or credit union, prefer not to use a traditional checking account, or who do not meet the minimum balance required to avoid high bank fees) and the “under-banked” (those who have only a minimal relationship with a bank or credit union). These solutions provide end-users with convenient and secure anywhere and anytime mobile access via the Internet to a variety of convenient self-service mobile banking services through an easy-to-use integrated mobile application with multiple features downloaded onto their smart phone or tablet and linked to a reloadable prepaid card. Both our white label and our SMM-X prepaid mobile money solutions support advanced analytics, which we believe can help our clients gain a competitive advantage by enhancing the prepaid cardholder experience and keeping their customers engaged. As a result, we are experiencing a growing demand for these solutions by financial institutions and AFS providers.
As of June 30, 2016 we entered into contracts for the sale of a total of five SMM-X products. We expect that our clients will begin to deploy or implement this solution in 2016. If we are successful in selling and deploying our SMM-X solution and in turn it becomes widely used by our clients’ customers, we believe this has the potential to significantly increase our future revenues as our financial model for this solution is based principally on future transaction and/or user fee components. As our clients begin to deploy these solutions and as their customers in turn utilize this application, we believe that the potential recurring revenue from these transaction and/or user fee components will become a significant source of revenue for us, and our Select Mobile Money solutions could potentially become the primary source of our future revenue.
Our business has historically focused on offering a full suite of consumer and business remote deposit check capture, or RDC, products that enable financial institutions to provide their customers with the ability to conveniently deposit their checks remotely anytime, anywhere. While we continue to offer these solutions, we recently expanded our focus to include prepaid mobile money solutions. Our latest innovations are a mobile remote payment capture solution, which we call Select Mobile™ NowPay, which enables enterprises to accept check payments submitted via their customers’ mobile devices, and our mobile account opening solution, which we call Select Mobile™ Account Opening, which streamlines the account opening process by utilizing photo imaging to capture customer data and auto-populate an account opening application form for checking, savings, credit card and other types of accounts.
As of June 30, 2016, we had entered into contracts for the sale of approximately 685 products (including product enhancements), of which approximately 492 were “active” as of June 30, 2016, meaning that the product or enhancement has been deployed or implemented by our client for use by its customers or we have completed our implementation and/or customization work for the product or enhancement and have delivered it to our client for deployment. Of the approximately 685 products sold as of June 30, 2016, approximately 632 related to RDC products, 43 related to our white label Select Mobile Money solution, five related to our SMM-X solution, four related to Mobile Account Opening and one related to Select Mobile NowPay. Of the approximately 492 products sold which were active as of June 30, 2016, approximately 480 related to RDC products, 11 related to our white label Select Mobile Money solutions and one related to Mobile Account Opening. Our SMM-X and Select Mobile NowPay solutions were not yet active as of June 30, 2016.
Our Market Opportunity
Mobile Financial Services
We believe that the mobile channel will become the primary channel for customers to interact with the financial institutions and AFS providers in the United States, and that these financial services providers will seek to offer more services through the mobile channel to strengthen customer loyalty. Mobile financial services resonate with financial services providers because mobile technologies provide these service providers a means to level the competitive playing field and compete with larger financial institutions. In addition, with mobile offerings, branch location is no longer a determining factor of where to bank. According to a December 2015 report by Javelin Strategy & Research, or Javelin, titled “2015 Mobile Banking, Smartphone, and Tablet Forecast,” the proportion of weekly mobile bankers exceeded that of weekly branch bankers for the first time in 2015.
Prepaid Mobile Money
A reloadable prepaid card provides the convenience of a debit card, including a secure way to shop online and make other purchases. Reloadable prepaid cards are generally accepted everywhere MasterCard and Visa are accepted. Unlike a debit card, a reloadable prepaid card account is prefunded by the cardholder and it cannot be over-drawn. Card usage is limited to the balance available on the account. This limits the cardholder’s exposure to overdraft fees and other related penalties, and removes the credit history requirements normally required to open a traditional bank account. A prepaid card can be a valuable budgeting tool. It is sometimes used to help teens and young adults learn money management skills.
Reloadable prepaid cards are a convenient and safer alternative that have less serious consequences than losing cash or high limit credit cards should the card be lost or stolen. If a reloadable prepaid card is stolen, the loss is limited only to the cash balance remaining on the card, and no valuable financial information is lost or compromised.
We believe that the reloadable prepaid card will continue to grow in popularity across all income groups for budgeting, payroll, student usage, travel and more. According to a November 2015 Business Insider Intelligence report, titled “The Prepaid Cards Report: The rise of reloadable cards could affect the way millennials approach banking,” prepaid cards accounted for 800 million transactions worth $20 billion in the United States in 2003, and jumped to 9.2 billion transactions worth $220 billion in the United States in 2012. In that study, Business Insider also estimated that prepaid card volumes in the U.S. market would top $317 billion in 2015. In addition, according to a July 2012 study commissioned by MasterCard and titled “2012 Global Prepaid Sizing Study” the global prepaid market is projected to reach $822 billion by 2017, of which $421 billion is projected in the United States.
RDC Products
Federal legislation commonly referred to as “Check 21” has made the RDC service possible. Implemented in October 2004, this legislation allows financial institutions to clear checks based upon images of the original items instead of having to transport the original check to the paying bank for clearing. The commonly viewed benefits of this service include customer convenience, better deposit availability, reduced non-sufficient funds, reduced transportation costs and eliminating the need to physically transfer the check during the clearing process.
We believe that checks are the preferred form of payment for small to medium size businesses compared to other forms of payment because these businesses perceive checks to be less expensive. We also believe that RDC will become an increasingly popular banking service for consumers as it becomes more widely available and consumers become more comfortable with the technology. We believe that our remote and mobile RDC solutions enable banks and credit unions to increase customer satisfaction among their business and consumer customers, grow deposits in a low-cost manner, reduce transaction costs, and decrease traffic at bricks-and-mortar branches.
Mobile Check Payment
Our mobile check payment solution, Select Mobile NowPay, enables the biller to offer its customers the ability to use their mobile devices to take a photo of a check and submit the digital image of the check as payment on their loan or other recurring bill. We believe that a self-service mobile check payment option that fits customers’ lifestyles, meets demand for easier and more convenient payment options and supports more timely payments will gain acceptance in the consumer lending market. We believe that the primary target markets for this solution include lenders, such as special purpose consumer finance subsidiaries of large retailers and captive auto finance companies, and loan servicing companies.

Mobile Account Opening for Consumers
Traditional mobile account opening, which requires mobile customers to fill out tedious on-screen forms is cumbersome and time consuming and can potentially lead to account abandonment, errors and incomplete application forms. With consumers’ emerging preference for the mobile channel, we believe that fast and efficient mobile account opening will become increasingly more important to the ongoing success of all financial services companies. By allowing consumers to take photos instead of entering data, our Select Mobile Account Opening solution can streamline the account opening process, reduce the number of human errors resulting from manually completing inaccurate data or failing to complete all relevant or required fields in the application forms, and consequently can reduce new account abandonment rates and enhance the overall account opening experience.
Our Solutions
Prepaid Mobile Money Solutions: Select Mobile Money
Our prepaid mobile money solutions, Select Mobile Money, comprise two distinct mobile banking technology solutions: a white label mobile money platform for larger financial institutions and AFS providers that already have a reloadable prepaid card program and wish to enhance it by integrating a feature rich app; and an end-to-end reloadable prepaid card program, which we call Select Mobile Money-Express, or SMM-X offered to all banks, credit unions and AFS providers of all sizes. Both our white label and our SMM-X prepaid mobile money solutions support advanced analytics, which we believe can help our clients gain a competitive advantage by enhancing the prepaid cardholder experience and keeping their customers engaged.
Our acquisition of certain mobile money assets from DeviceFidelity, Inc. in March 2014 has enabled us to enter the prepaid mobile money market. In March 2013, prior to our acquisition, DeviceFidelity’s mobile wallet platform (currently, our Select Mobile Money solution) won the 2013 Paybefore Award for the Best-in-Category Outstanding Mobile Wallet and Application. In February 2015, the Navy Federal Credit Union’s Visa Buxx app, which is powered by our white label Select Mobile Money prepaid platform, was the 2015 Paybefore Awards Best-in-Category winner of the judges’ choice award.
Our White Label Mobile Money Platform
Our white label mobile banking platform enables financial institutions and AFS providers to offer their prepaid cardholders an integrated mobile application with multiple features, which currently include the ability to:
•
deposit a paper check directly into the cardholder’s prepaid card account,

•
direct payroll deposits into the cardholder’s prepaid card account,

•
access cash from the cardholder’s prepaid card account at any automated teller machine, or “ATM,”

•
check account balance and transaction history,

•
access a national coupon network,

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make card to card money transfers,

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make international money transfers, and

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locate surcharge free ATMs and cash loading locations.

As of June 30, 2016, we entered into contracts for the sale of 43 white label mobile money products (including 27 product enhancements) to 11 clients, of which 11 products (including one product enhancement) were active.
Our Select Mobile Money Express Platform (SMM-X)
We offer our SMM-X solution, an end-to-end reloadable prepaid card program, to all banks, credit unions and AFS providers of all sizes that would like to deploy a complete reloadable prepaid card program, comprising a prepaid debit card, an integrated mobile app and program management. This program is designed for financial institutions and AFS providers that either do not have the capability or resources to launch or service their own independent reloadable prepaid card program or do not wish to assume the regulatory and/or financial risks and burdens associated with deploying their own independent reloadable prepaid card program. Our SMM-X mobile application provides a full suite of mobile banking services that help our clients’ prepaid cardholders to better manage their prepaid card and their money, with the same features currently available under our white label mobile banking platform.
In contrast to our white label mobile money solution, deploying our SMM-X solution typically does not require significant upfront customization or integration efforts. We believe this is advantageous because it allows this solution to be more easily and timely implemented by clients of all sizes. We also believe that the SMM-X solution is advantageous to us because our financial model for this solution is based principally on future transaction and/or user fee components, which are recurring in nature.
As of June 30, 2016 we entered into contracts for the sale of a total of five SMM-X products, none of which were active. We expect that our clients will begin to deploy or implement this solution in the third quarter of 2016.
RDC Solutions
Our RDC solutions are composed of various software applications that permit a business or consumer to scan or take a picture of a check by using a smart phone, tablet or other device (e.g., a desktop computer that is connected to a scanner) and then transmit the resulting image to a bank for posting and clearing. These various software applications are developed to be compatible with both Windows and Mac operating systems, and are marketed and sold with various features and levels of functionality to banks and credit unions in the United States. Our main RDC solutions are marketed under the following names:
•
Select Business™ Merchant Capture—This product provides our clients’ business customers with the ability to scan and deposit checks from their PC or Mac desktop computer or mobile device, eliminating trips to the bank to deposit checks.

•
Select Mobile™ Deposit—This product enables our clients to offer their consumer customers the ability to deposit their checks anywhere, anytime by taking a picture of the front and back of the endorsed check using a mobile device. Additional fraud protection is provided through integration with CheckReview™, our cloud-based SaaS proprietary technology that helps identify potential fraud, by viewing and validating the digital image of the check in real time and detecting checks submitted for deposit more than once.

•
Select Mobile™ Deposit-Express—This product is an unbranded, standalone version of Select Mobile Deposit we developed for IPhone and Android phones to minimize start-up costs and simplify deployment of mobile deposit for small financial institutions that lack the resources to go to market with their own branded mobile deposit apps.

As of June 30, 2016, we entered into contracts for the sale of 632 RDC products (including 86 product enhancements) to approximately 478 clients, of which 480 RDC products (including 35 product enhancements) were active.
Remote Payment Capture Solution: Select Mobile NowPay
Select Mobile™ NowPay is a remote payment capture solution that enables financing companies and other lenders to offer their customers the convenience of making a payment on a loan or other recurring debt by using an app on a smartphone to take a photo image of their check and transmit it to the payee. As of June 30, 2016, we sold one Select Mobile NowPay product, which was not yet implemented by the client for use by its customers. We expect our client will begin to deploy or implement this solution in the third quarter of 2016.
Mobile Account Opening for Consumers
Select Mobile™ Account Opening streamlines the account opening process by utilizing photo imaging to capture customer data and auto-populate an account opening application form for checking, savings, credit card and other types of accounts. This SaaS-based solution minimizes the cumbersome and error-prone manual data entry typical of mobile account application forms. Users simply capture a picture of the front and back of their driver’s license, and validated data is used to pre-populate account origination systems and identity verification providers. As of June 30, 2016, we entered into contracts for the sale of a total of four Mobile Account Opening products. We have completed our implementation and/or customization work for one of those products and have delivered it to our client for deployment.
Our Competitive Strengths
We believe we have three key competitive strengths.
Premier Technology—Our mobile and other innovative solutions, including prepaid mobile money and RDC solutions, enable financial institutions and AFS providers to deploy high-end cloud-based platforms that meet the expectations and needs of their customers.
Innovation—We continually drive innovation to ensure that our solutions are best in class and at the forefront of other solutions available in the market. We leverage our technology and take advantage of new opportunities in the mobile payment space.
Comprehensive Training and Support Services—We offer comprehensive product training, technical support and marketing support services to our clients to prepare for product launch and beyond, including one-on-one and group training on product use, web-based product training, and educational webinars to inform our client’s staff of product features and benefits and how to sell. Our marketing support services include customized marketing collateral, product videos, and post launch contests and promotions to help our clients promote their products and increase customer adoption.
Our Objective
Our objective is to be the leading innovator and provider of mobile and other innovative technology solutions, including prepaid mobile money solutions and RDC, designed to meet the specific requirements of financial institutions and AFS providers in the market.
Our Strategy
To achieve our objective, we are developing new products and enhancements to existing products, focusing on our target markets, marketing and branding our products and services effectively. In addition, we intend to build our sales force, channel partners and resellers, grow revenue from our existing clients, offer our products internationally, and opportunistically pursue acquisitions.
New Products and Product Enhancements—We plan to develop new technologies and solutions to enhance our suite of prepaid mobile money, RDC and related products we offer. We are currently focused on a number of product enhancements, including:
•
expanding security sign-on features for our applications, such as touch ID through finger print authentication, iris recognition and retinal scanning;

•
developing additional media to enable access to our applications through other devices, including, for example Apple and Android watches;

•
expanding the integration of our technologies with providers of core banking systems, who we refer to as core providers (for example, Fiserv, FIS, and Jack Henry), such as real time posting of checks; and

•
adding new features to our prepaid mobile money solutions, such as bill payments, international money transfers, and coupons.

Focus on Our Target Markets—Using a direct sales force, we focus on banks and credit unions of  $500 million to $20 billion in assets and AFS providers that primarily serve the unbanked, under-banked and millennial consumer markets. We believe these institutions represent the best opportunity for acceptance and growth of our prepaid mobile money and RDC solutions because they generally have multiple branches and a significant commercial and/or consumer customer base, yet many of these institutions often do not have internal marketing capabilities to effectively take advantage of the opportunity that our mobile and other solutions present.
Market and Brand our Solutions and Services Effectively—Our marketing strategy has revolved around strengthening brand awareness, building thought leadership, and developing and executing targeted lead generation programs promoting our key competitive strengths and innovative products and services.
Build our Internal Sales Force—We believe there is significant opportunity to increase our future revenues by increasing the size of our internal sales force, which will increase the number of our clients.
Seek Additional Channel Partners and Resellers—We have a number of channel partners and resellers. A channel partner is another company with whom we have integrated our Select Mobile Deposit product into its product offering platform, and that channel partner then sells the integrated solution to a financial institution. A reseller is a sales agent that resells our solutions, currently Select Mobile Deposit and Select Business Merchant Capture, to its clients. We intend to seek new channel partners and resellers which should help us increase the number of our clients.
Grow Revenue from Existing Clients—We believe we can continue to grow our revenues from our existing clients by cross selling new solutions and adding new features and functionality into existing solutions. In addition, as our clients add new customers to our solutions, we have experienced revenue growth from increased transactions and user fees.
Offer our Products Internationally—To date, we have derived all of our revenues from the U.S. market. We believe that there is an additional growth opportunity for our cloud-based SaaS solutions in international markets.
Pursue Acquisitions—While we intend to generate most of our growth organically, we believe there may be opportunities for us in the future to opportunistically pursue acquisitions that will expand our product offerings or bring synergies to our business.
Our Corporate Information
Our business operations are conducted entirely through our wholly-owned subsidiary, Cachet Financial Solutions Inc., a Minnesota corporation. We were incorporated in Delaware in February 2010. In February 2014 we acquired the business of our subsidiary, and changed our corporate name to “Cachet Financial Solutions, Inc.” Our corporate headquarters and principal executive offices are located at 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317. Our telephone number is (952) 698-6980. Our website address is www.cachetfinancial.com. The information on or accessible through our website is not part of this prospectus.
Reverse Stock Split
On June 2, 2016, our Board of Directors adopted resolutions approving and recommending to our stockholders for their approval a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse split of our outstanding shares of common stock within a range of one share of common stock for every five shares of common stock (1:5) to one share of common stock for every twenty-five shares of common stock (1:25), with the exact reverse split ratio to be set within this range as determined by our Board of Directors in its sole discretion. The reverse split of our outstanding shares of common stock was approved by our stockholders in June 2016. On July 13, 2016, our Board of Directors fixed the reverse split ratio at 1 for 15 (1:15). We implemented the 1:15 reverse split on July 27, 2016.
Listing on the Nasdaq Capital Market
Our common stock is currently traded on the OTCQB Marketplace under the symbol “CAFN.” We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CAFN,” which listing we expect to occur upon consummation of this offering, at which time our common stock will cease to be traded on the OTCQB Marketplace. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our common stock on the Nasdaq Capital Market. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering.
Going Concern Considerations
As reflected in our consolidated financial statements for the year ended December 31, 2015, we used cash in operations of  $7,416,321 and had a net loss attributable to common stockholders of  $18,512,865. These factors raise substantial doubt about our ability to continue as a going concern, as expressed in the notes to our consolidated financial statements. Historically, we have been able to raise funds to support our business operations.
We currently anticipate that our cash and forecast cash receipts will be sufficient to fund our operations through October 2016. If we do not complete this offering we will require additional financing to fund our operations after October 2016. There can be no assurance that we will not require additional financing or that such financing will be available to us on reasonably acceptable terms. (See “Risk Factors—Risks Related to Our Financial Position.”)
We have entered into an engagement agreement with Ladenburg Thalmann & Co. Inc. to assist us in raising additional capital through the issuance of debt or equity, including through this offering. We intend to use a portion of the net proceeds from this offering to pay off certain outstanding debt, including debt which matures in December 2016. It is our belief, based on our current cash flow forecast and after giving effect to this offering and using a portion of the offering proceeds to pay off certain indebtedness, that we will have sufficient capital resources to continue our business for a sustained period of time, and in any event through 2017. Therefore, we believe that following completion of this offering our independent auditor will reassess our ability to continue as a going concern and reissue their audit report removing the going concern uncertainty. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds through the completion of this offering, there can be no assurance that we will be able to generate sufficient revenues or complete this offering, raise anticipated proceeds, or that any other debt or equity financing will be available or, if available, that it will be available on terms acceptable to us. If we fail to complete this offering or raise anticipated proceeds, we may not be able to continue operations and as such our independent auditor’s report will continue to contain an uncertainty paragraph related to our ability to continue as a going concern.
Summary Risk Factors
We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider these risks, including the risks discussed in the section entitled “Risk Factors” beginning on page 13 of this prospectus, before investing in the units. Risks relating to our business include, among others:
•
we have a significant amount of debt, which may affect our ability to reach profitability;

•
we received a going concern qualification from our independent registered public accounting firm, which indicates that there is a substantial doubt about our ability to continue as a going concern;

•
our operations and business are subject to the risks of an early stage company with little revenue;

•
our future revenue growth is dependent upon the success and popularity of our solutions, including our SMM-X solution, and if we are not successful in selling our solutions to new clients, our business will be materially and adversely affected;

•
deploying our SMM-X solution requires the services of a sponsor bank that issues the reloadable prepaid cards to our prospective clients’ customers, and any refusal by such bank to work with any of our clients will materially and adversely affect our ability to sell this solution;

•
we compete with other companies that are well established and have more resources, which puts us at a competitive disadvantage;

•
the Federal Reserve System may adopt and implement its initiative for electronic alternatives to the paper check, which may cause the use of paper checks to decline significantly and affect our business;

•
risks related to the storage of our clients’ and their customers’ confidential and proprietary information, including risks related to cyber-security risks and security breaches;

•
our failure to offer high-quality support and services could have a material adverse effect on our business;

•
our reliance on third-parties to provide software integration, hardware, fulfillment and support and maintenance services in connection with our solutions;

•
risks related to defects in our solutions and our failure to provide agreed upon solutions to our clients;

•
prolonged sales cycles, substantial upfront sales costs and less predictability in completing some of our sales with our large financial institution clients; and

•
our future success depends on deployment of our solutions in a timely and successful manner and our clients’ active and effective promotion of our solutions.

The Offering
The summary below describes some of the terms of the offering. For a more complete description of the common stock, see “Description of Securities.”
Issuer
Cachet Financial Solutions, Inc.
Common Stock offered by us
2,500,000 shares of common stock.
Public offering price
$       per share
Over-allotment option
We have granted the underwriters an option to purchase up to 375,000 additional shares of common stock. This option is exercisable, in whole or in part, for a period of 45 days from the date of this prospectus.
Common stock outstanding prior to this
offering
2,825,776(1)
Common stock outstanding after this offering
5,325,776(1)(2)
Use of proceeds
We intend to use the net proceeds received from this offering, after the payment of all expenses incurred in connection with this offering, as follows:
•
approximately $2,889,000 will be used to repay indebtedness owed to Trooien Capital, LLC, or Trooien Capital, which represents $2,300,000 outstanding principal amount and accrued interest through the maturity date;

•
approximately $1,440,000 will be used to repay indebtedness currently outstanding under convertible notes, due December 8, 2016, issued by us to certain investors on June 9, 2016 as a bridge financing to provide us with sufficient capital prior to this offering (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements”);

•
approximately $432,000 will be used to repay indebtedness currently outstanding under a convertible note, due January 13, 2017, issued by us to James L. Davis, our director, on July 13, 2016 as a bridge financing to provide us with sufficient capital prior to this offering (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements”);

•
approximately $288,000 will be used to repay indebtedness currently outstanding under a convertible note, due January 13, 2017, issued by us to Michael J. Hanson, our director, on July 14, 2016 as a bridge financing to provide us with sufficient capital prior to this offering (see

“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements”); and
•
the balance will be used to fund marketing and sales and working capital, and for general corporate purposes.

For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds.”
Market and trading symbol
Our common stock is currently traded on the OTCQB Marketplace under the symbol “CAFN.” We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CAFN.” If our listing application is approved, we expect to list our common stock on the Nasdaq Capital Market upon consummation of this offering and our common stock will cease to be traded on the OTCQB Marketplace. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our common stock on the Nasdaq Capital Market. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering.

(1)
The number of shares of our common stock to be outstanding both before and after this offering is based on the number of shares outstanding as of June 30, 2016, as adjusted for the 1:15 reverse split of our outstanding shares of common stock which was implemented on July 27, 2016 and excludes:

•
290,380 shares of our common stock issuable upon exercise of outstanding stock options as of June 30, 2016;

•
32,000 shares of our common stock issuable upon exercise of outstanding stock options granted to our directors under our 2016 Stock Incentive Plan in July and August 2016;

•
447,000 shares of our common stock issuable upon exercise of stock options approved for grant by our Board of Directors on September 13, 2016 to certain directors, officers and other associates under our 2016 Stock Incentive Plan, which grant is contingent and effective upon the consummation of this offering;

•
121,000 shares of our common stock available for future grants under our 2016 Stock Incentive Plan as of September 15, 2016;

•
10,818 shares of our common stock available for future grants under our 2014 Stock Incentive Plan as of September 15, 2016;

•
2,901,833 shares of our common stock reserved for issuance under outstanding warrants as of September 15, 2016, with a weighted average exercise price of  $8.74 per share;

•
998,033 shares of our common stock issuable upon conversion of our Series C Convertible Preferred Stock as of August 31, 2016, which will occur upon the consummation of this offering; and

•
397,345 shares of our common stock issuable upon conversion of certain convertible notes (calculated based on the assumed public price of  $7.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus), which will occur upon the consummation of this offering.

(2)
Except as otherwise indicated, the number of shares of common stock presented in this prospectus excludes shares issuable if the underwriters exercise their over-allotment option.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus and the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.
Risks Related to Our Financial Position
We have a significant amount of secured and unsecured debt, which may affect our ability to operate our business and secure additional financing in the future, and could limit or eliminate recovery of your investment if we fail to reach profitability.
We have a substantial amount of indebtedness. As of June 30, 2016, our total indebtedness aggregated to $6,073,735, of which approximately $5,583,000 is payable within one year. We incurred additional indebtedness to finance our operations since June 30, 2016. In July and August 2016, we obtained debt financing raising $500,000 and $1,000,000, respectively. As of August 31, 2016, our total indebtedness aggregated to $7,931,902, of which approximately $7,578,315 is payable within one year. On September 15, 2016, we raised an additional $95,000 through the issuance of convertible notes and warrants. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements.”)
We may be unable to satisfy the entirety of our debt owed to our lenders. Any such failure could have a material and adverse effect on our financial condition, business prospects and viability. If we are unable to pay or refinance our senior secured indebtedness when due, or if we are declared bankrupt or insolvent, these junior creditors may not recover the value of their notes. As a matter of state and creditor law, common stock ranks junior to all of our existing and future indebtedness, both secured and unsecured, and to other non-equity claims against our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Due to the substantial indebtedness of our company, holders of our common stock face the risk that they may not recover any portion of their investment unless all of the claims of our creditors are satisfied first or unless they are able to sell their stock prior to any such claims are asserted.
We received a going concern qualification from our independent registered public accounting firm, which indicates that there is a substantial doubt about our ability to continue as a going concern. If we are unable to generate sufficient revenue, obtain financing or adjust our operating expenses so as to achieve and maintain positive working capital, we likely will be forced to cease operations and investors will likely lose their entire investment.
As of June 30, 2016, we had a working capital deficit of  $6,914,640. In its report dated April 14, 2016, our independent registered public accounting firm, Lurie, LLP, stated that our consolidated financial statements for the fiscal year ended December 31, 2015 were prepared assuming that we would continue as a going concern and noted that our limited revenues, recurring losses from operations and stockholder deficit raise substantial doubt about our ability to continue as a going concern. We have an operating cash flow deficit of approximately $7,400,000 for the year ended December 31, 2015, an operating cash flow deficit of approximately $10,100,000 in fiscal year 2014, an operating cash flow deficit of approximately $6,400,000 in fiscal 2013 and an operating cash flow deficit of approximately $7,500,000 for the year ended December 31, 2012.
We currently anticipate that our cash and forecast cash receipts will be sufficient to fund our operations through October 2016. If we do not complete this offering we will require additional financing to fund our operations after October 2016. There can be no assurance that we will not require additional financing or that such financing will be available to us on reasonably acceptable terms. (See also the risk factor below entitled “We may need additional financing in the future and any such financing may dilute our existing stockholders. We may not be able to secure financing on favorable terms, or at all, to meet our future capital needs.”)
On July 1, 2016, we terminated our $10,000,000 equity line with Lincoln Park Capital Fund, LLC, which, prior to its termination, allowed us to sell to Lincoln Park up to $10,000,000 in shares of our common stock, subject to certain limitations. We continue to experience limited revenues, operating losses and a stockholder deficit. Because we have received an opinion from our auditor that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors, secure debt financing or bank loans, or a combination of the foregoing, on favorable terms, if at all.
If we are unable to generate sufficient revenue, obtain financing or adjust our operating expenses so as to achieve and maintain positive working capital, we likely will be forced to cease operations and investors will likely lose their entire investment. We can give no assurance as to our ability to generate adequate revenue, raise sufficient capital, sufficiently reduce operating expenses, or continue as a going concern. In addition, concerns about our financial viability may have an adverse effect on current and potential clients’ willingness to enter into long-term relationships with us.
There is no assurance that we will complete this offering or raise proceeds that meet our expectations. If we do not complete this offering or raise proceeds that meet our expectations, we may not be able to continue operations and as such our independent auditor’s report will continue to contain an uncertainty paragraph related to our ability to continue as a going concern.
We intend to use a portion of the net proceeds received from this offering to pay off certain outstanding debt, including debt which matures in December 2016. It is our belief, based on our current cash flow forecast and after giving effect to this offering and using a portion of the offering proceeds to pay off certain indebtedness, that we will have sufficient capital resources to continue our business for a sustained period of time, and in any event through 2017. Therefore, we believe that following completion of this offering our independent auditor’s will reassess our ability to continue as a going concern and reissue their audit report removing the going concern uncertainty. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds through the completion of this offering, there can be no assurance that we will be able to generate sufficient revenues or complete this offering or raise anticipated proceeds.
If we fail to complete this offering or raise anticipated proceeds, we may not be able to continue operations and as such our independent auditor’s report will continue to contain an uncertainty paragraph related to our ability to continue as a going concern.
We may need additional financing in the future and any such financing may dilute our existing stockholders. We may not be able to secure financing on favorable terms, or at all, to meet our future capital needs.
We intend to use the net proceeds received from this offering, after the payment of all expenses incurred in connection with this offering, as follows: (i) approximately $2,889,000 will be used to repay indebtedness owed to Trooien Capital, which represents $2,300,000 outstanding principal amount and accrued interest through the maturity date; (ii) approximately $1,440,000 will be used to repay indebtedness currently outstanding under convertible notes, due December 8, 2016, issued by us to certain investors on June 9, 2016 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements”); (iii) approximately $432,000 will be used to repay indebtedness currently outstanding under a convertible note, due January 13, 2017, issued by us to James L. Davis, our director, on July 13, 2016 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements”); (iv) approximately $288,000 will be used to repay indebtedness currently outstanding under a convertible note, due January 13, 2017, issued by us to Michael J. Hanson, our director, on July 14, 2016 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements”); and (v) the balance will be used to fund marketing and sales and working capital, and for general corporate purposes. (For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds.”)

Even after we complete this offering, in the future we may require additional capital to respond to business opportunities, refinancing needs, challenges, acquisitions or unforeseen circumstances, and may decide to engage in equity or debt financings or enter into credit facilities for other reasons. We may not be able to secure any such additional debt or equity financing or refinancing on favorable terms, in a timely manner, or at all. Any debt financing obtained by us in the future could also include restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.
If we raise additional funds through further issuances of equity, convertible debt securities, or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company. Any new equity securities we issue could have rights, preferences, and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.
Risks Related to Our Business and Our Industry
Our operations and business are subject to the risks of an early stage company with little revenue at this time.
Our business is subject to all the risks inherent in the establishment of a new enterprise and the uncertainties arising from the absence of a significant operating history. We cannot project whether or when we will become profitable because of the significant uncertainties regarding our ability to generate revenues. One of the principal challenges that we face is gaining client acceptance. We face substantial competition from well-established companies with far greater resources, and our potential clients may be more familiar with our competitors and their capabilities.
Our future success will depend upon many factors and variables facing a new business, including factors which may be beyond our control or which cannot be predicted at this time. We have formulated our business plans and strategies based on certain assumptions regarding the acceptance of our business model and the marketing of our solutions. Nevertheless, our assessments regarding market size, market share, or market acceptance of our solutions or a variety of other factors may prove incorrect. We are a new enterprise and have not previously engaged in the market in which our solutions will be offered. In sum, we may be unable to successfully implement our business plan and become a profitable business.
Our future revenue growth is dependent upon the success and popularity of our solutions, including our SMM-X solution. If we do not successfully market and sell our solutions to new clients, if our solutions are not widely used by their customers, or if the popularity of our solutions declines, our business and results of operations will be materially and adversely affected.
To date, our growth has resulted primarily from selling our solutions to new clients and enabling our clients to deploy these solutions for use by their customers. We expect that our success will continue to depend to a large extent on the continuing broad market acceptance of our solutions among financial institutions, AFS providers and their customers.
Our future revenue also depends in part on our ability to attract new clients, including additional financial institutions and AFS providers, for our solutions and assist our clients with their deployment efforts. For example, our financial model is based in part on our ability to successfully sell and deploy our SMM-X solution to banks, credit unions and AFS providers, and upon this solution becoming widely used by our clients’ customers. Specifically, our financial model for our SMM-X solution is based principally on future transactions and/or user-fee components. Hence, the wide adoption of our SMM-X solution by our clients’ customers is critical to our future revenue growth. Our financial model is also based on our belief that there are significant opportunities for sales of our other solutions to additional clients. If we are unable to sell our solutions, including our SMM-X solution, and achieve broad adoption of our solutions by financial institutions and AFS providers, or if our solutions are not widely used by their customers after they are deployed, then our business and results of operations will be materially and adversely affected.

Our clients’ customers may not currently use our solutions for a number of reasons, including unfamiliarity with the technology or perceived lack of reliability. We believe that the acceptance of our solutions by our clients and their customers also depends on the following factors:
•
our clients’ and our clients’ customers’ beliefs on the importance of our solutions;

•
our ability to demonstrate our solutions economic and other benefits;

•
our clients’ acceptance of us as a service provider; and

•
the reliability of the software and hardware comprising our solutions.

Even if we are successful in refining, selling and servicing our solutions, the market may slow or not grow fast enough for us to attain profitability in the near future, if ever. If our solutions fall out of favor, or if our solutions fail to win consumer acceptance, our business and results of operations will be materially and adversely affected.
We have only recently begun to market our SMM-X solution as a separate brand under our Select Mobile Money solutions. We are in the process of developing a separate brand for this solution. If we fail to develop, maintain and protect a strong brand for our SMM-X solution, we may not be successful in selling this solution to banks, credit unions and AFS providers and our business will suffer.
We have only recently begun to market our SMM-X solution as a separate brand under our Select Mobile Money solutions. We are in the process of developing a separate brand for this solution. We believe that the development of a strong and trusted brand for this solution is important to our success in selling it to banks, credit unions and/or AFS providers and is critical to expanding our client base. Any negative publicity about our industry, our company or the quality and reliability of our SMM-X solution could adversely affect our ability to develop, maintain and protect our SMM-X brand. If we fail to successfully develop, maintain and protect a strong and trusted separate brand for our SMM-X solution, we may not be successful in marketing and selling it and our business and results of operations will suffer.
In deploying our SMM-X solution, we will need to rely on the services of a sponsor bank that issues the reloadable prepaid cards to our prospective clients’ customers. Any refusal by such reloadable prepaid card issuer to work with any of our clients, the distributor of the reloadable prepaid card, will materially and adversely affect our ability to sell this solution and will have a material adverse effect on our business.
Our SMM-X solution will utilize the services of a bank, which we refer to as a “sponsor bank,” that issues the reloadable prepaid cards to our prospective clients’ customers. Our client is the distributor of the reloadable prepaid card issued by the sponsor bank. Our sponsor bank may refuse to work with any prospective financial institution or AFS provider for any reason, including lack of sufficient financial controls and/or lack of adequate measures to protect customer privacy. Any refusal by a sponsor bank to work with any of our clients will materially and adversely affect our ability to sell our SMM-X solution and could potentially have a material adverse effect on our business and results of operations.
Our business depends on a strong and trusted brand, and any failure to maintain, protect and enhance our brand would hurt our business.
We have developed a strong and trusted brand that has contributed significantly to the success of our business. Our brand is predicated on the idea that innovative solutions should enable our clients to offer their customers fast, reliable and convenient financial services remotely through mobile platforms. Maintaining, protecting, and enhancing our brand is critical to expanding our client base and our third-party partners. This will depend largely on our ability to maintain trust, be a technology leader, and continue to provide high-quality and secure solutions. Any negative publicity about our industry or our company, the quality and reliability of our solutions, our risk management processes, changes to our solutions, our ability to effectively manage and resolve client complaints, our privacy and security practices, litigation, regulatory activity, and the experience of clients with our solutions, could adversely affect our reputation and the confidence in and use of our solutions. Harm to our brand can arise from many sources, including failure by us to satisfy expectations; inadequate protection of sensitive information; compliance failures and claims; litigation and other claims; employee misconduct; and misconduct by our partners, supplies or other counterparties. If we do not successfully maintain a strong and trusted brand, our business and results of operations could be materially and adversely affected. See the risk factor below entitled “We are a party to a pending legal proceeding brought against us by a company that alleges that we infringe its registered trademark…” concerning a pending legal proceeding that involves the character mark CACHET.
We cannot be certain that we will be successful in increasing our revenue by introducing new revenue streams.
Important factors to our future growth include continued development and marketing of our solutions to existing clients and making our solutions increasingly attractive with the need for applications or combinations of applications tailored to their specific needs. For example, we have only recently begun offering our end-to-end reloadable prepaid card program for our SMM-X solutions to banks, credit unions and AFS providers. This program has individual challenges and risks, and we cannot be certain that this program, or any of our other development and marketing efforts and activities will contribute to substantial revenue or introduce substantial new revenue streams. Our failure to introduce substantial new revenue streams, including as a result of our inability to generate revenues from our new SMM-X program, will have a material adverse effect to our business and results of operations.
We compete with other companies that are well established and have more resources, and we may also compete against technologies developed in-house by some of our clients or potential clients, all of which puts us at a competitive disadvantage.
The market for prepaid mobile money and RDC solutions is highly competitive and we expect competition to increase. Most of our competitors or potential competitors (e.g., FIS, Fiserv, D+H, Jack Henry, Bluepoint Solutions and Goldleaf ProfitStars) have significantly greater financial, technical and marketing resources than us. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in client requirements. They are also able to devote greater resources to the development, promotion and sale of their products than we do. On occasion, we may also have potential clients who have developed their prepaid mobile money or RDC solutions internally, and so our competition may come from within the clients themselves, sometimes making it more difficult to consummate a transaction due to territoriality, bias toward in-house developed capabilities, or concerns about our support availability in comparison to in-house support.
We expect competitors to continue to improve the performance of their products and to introduce new solutions and technologies. Successful new product introductions or enhancements by our competitors could affect our sales and the market acceptance of our solutions, cause intense price competition or make our solutions obsolete. To be competitive, we must continue to invest significant resources in research and development, sales and marketing and customer support. If we do not have sufficient resources to make these investments, or are unable to make the technological advances necessary to be competitive, our competitive position will suffer. Our failure to compete successfully against current or future competitors could seriously harm our business.
Our industry is characterized by rapid technological change. If we are unable to adapt our solutions and develop or acquire new technology to keep with these rapid changes, we will not be able to obtain or maintain market share.
The market for our solutions is characterized by rapidly changing technology, evolving industry standards, changes in our clients’ needs and the needs of our clients’ customers. Furthermore, many of our competitors have greater capabilities and resources to develop and test new technology more rapidly than we do. We must respond to changing technology and industry standards in a timely and cost-effective manner. We may not be successful in acquiring new technologies, developing or acquiring new solutions or enhancing existing solutions in a timely and cost-effective manner. These new technologies or enhancements may not achieve market acceptance. Our pursuit of necessary technology may require substantial time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on financially favorable terms. Finally, we may not succeed in adapting our solutions to new technologies as they emerge.
In addition, under various agreements with our clients that purchase our prepaid mobile money solutions, we are required to comply with certain industry security standards called the Payment Card Industry Data Security Standard, or PCI DSS, in order to meet these clients’ requirements, and also industry demands and best practices (for a more complete description of the PCI DSS, see “Our Business—Payment Card Industry Association Compliance”). Compliance with the PCI DSS and implementing related procedures, technology and information security measures requires significant resources and ongoing attention. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology such as those necessary to achieve compliance with the PCI DSS or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations. Any material interruptions or failures in our systems could have a material adverse effect on our business, financial condition and results of operations.
If our information technology systems are damaged or cease to function properly, we may have to make a significant investment to fix or replace them. In addition, we may have to upgrade our existing information technology systems from time to time, in order for such systems to withstand the increasing needs of our expanding business. Any material interruption experienced by our information technology systems could have a material adverse effect on our business, financial condition and results of operations. Costs and potential interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of our existing systems could disrupt or reduce the efficiency of our business.
If the Federal Reserve System adopts and implements its initiative for electronic alternatives to the paper check, government agencies may no longer issue paper checks and the use of paper checks will decline significantly, which will materially and adversely affect our business.
The Federal Reserve System is currently advocating for facilitating and implementing electronic alternatives to the paper check. This initiative is still underway and no final conclusions have been made. However, if this initiative is adopted and implemented, whether fully or partially, government agencies may no longer issue paper checks. For example, the U.S. Social Security Administration may no longer issue paper checks for the payment of social security benefits. As a result, the use of paper checks may decline significantly and revenues from our RDC solutions may decline significantly and our business may be materially and adversely affected.
We face risks related to the storage of our clients’ and their customers’ confidential and proprietary information, including risks related to cyber-security risks and security breaches. Our systems and processes may not provide absolute security. We may incur increasing costs in an effort to minimize those risks and to respond to cyber incidents.
Our solutions are designed to maintain the confidentiality and security of our clients’ and their customers’ confidential and proprietary information that is stored on our systems, which may include sensitive financial data. We are entirely dependent on the secure operation of our websites and systems as well as the operation of the Internet generally. As a result, we face risks related to accidental or willful security breaches (including unauthorized access to this data), which could expose us to liability for the loss or misuse of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Attacks may be targeted at us, our clients or both. Our security measures may be breached due to the actions of outside parties, employee error, malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to our data or our users’ or clients’ data. Additionally, outside parties may attempt to fraudulently induce employees, users, or clients to disclose sensitive information in order to gain access to our data or our users’ or clients’ data. Our servers are also vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, including “denial-of-service” type attacks.
Our maintenance and regular upgrade of our systems and processes, which are designed to protect the security of our computer systems, software, networks and other technology assets and the confidentiality, integrity and availability of information belonging to us and our clients, may not provide absolute security. It is possible that we may not be able to anticipate or to implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently or are not recognized until launched, and because cyber-attacks can originate from a wide variety of sources, including third parties outside the company such as persons who are involved with organized crime or associated with external service providers or who may be linked to terrorist organizations or hostile foreign governments. These risks may increase in the future as we continue to increase our mobile and other Internet-based solution offerings and expand our internal usage of web-based solutions and applications or expand into new countries. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. As a result, we may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.
A successful penetration or circumvention of the security of our systems could cause serious negative consequences, including significant disruption of our operations, misappropriation of our confidential information or that of our clients, or damage to our computers or systems or those of our clients and counterparties, and could result in violations of applicable privacy and other laws, financial loss to us or to our clients, loss of confidence in our security measures, client dissatisfaction, significant litigation exposure, and harm to our reputation, all of which could have a material adverse effect on us.
If an actual or perceived breach of security occurs, client perception of the effectiveness of our security measures could be harmed and could result in the loss of clients. Actual or anticipated attacks and risks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third party experts and consultants.
Our ability to sell our solutions is highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services could have a material adverse effect on our business and operating results.
Once our solution is deployed within our clients’ networks, our clients depend on our support organization to resolve any issues relating to our software and solutions. As a result, high-quality support is critical for the successful marketing and sale of our software and solutions, including the renewal of term-based license agreements and service agreements. If we do not assist our clients in deploying our software solutions effectively, succeed in helping our clients resolve post-deployment issues quickly, or provide ongoing support, our existing clients may not renew their license or maintenance and support agreements with us or buy additional software and solutions from us. Furthermore, our failure to provide our existing clients with high-quality support could harm our reputation with potential clients. If we fail to manage these resources correctly, our business will suffer. In addition, if we expand our operations internationally our support organization will face additional challenges, including those associated with delivering support, training and documentation in languages other than English. Our failure to maintain high-quality support and solutions could have a material adverse effect on our business and operating results.
We rely on third-parties to provide software integration, hardware, fulfillment and support and maintenance services in connection with our solutions, and these third-parties’ failure to perform these services adequately could materially and adversely affect our business.
While we believe we possess all proprietary rights necessary to conduct our business, we do not own outright all of the technologies, including software, that are used in our solutions. We may develop proprietary software for our solutions by using imaging, mobile solutions or other technologies from various partners. For example, our RDC solutions utilize software and hardware from multiple third-party vendors such as Mitek Systems Inc., Parascript, LLC and AQ2 Technologies, LLC. We expect that we will continue to rely on multiple third-party vendors to create competitive software offerings for our clients and to provide them with state-of-the-art solutions. In the event these third-parties fail to provide these services adequately, including as a result of errors in their systems or events beyond their control, or refuse to provide these services on terms acceptable to us or at all, and we are not able to find suitable alternatives, our business may be materially and adversely affected.
We also rely on cooperation among our third-party vendors, and if they are unwilling to work with us or one another to perform needed integration services, our ability to provide competitive software offerings may be adversely impacted. The performance of our solutions depends upon the performance and quality of third-party solutions, including hardware fulfillment, support and maintenance. If the systems provided by third-parties develop technical or operations problems, or cannot be scaled to meet the needs of our clients, or the third-parties do not perform required services in a timely manner, our business may be materially and adversely affected.
If our solutions have defects or if we fail to provide agreed upon solutions to our clients and our clients’ customers, it could materially damage our reputation, sales and profitability and result in other costs.
The solutions we provide to our clients and industry partners, including those licensed from third-parties and those we develop, are extremely complex and are constantly being modified and improved,

and as such, they may contain material undetected defects or errors, particularly when first introduced or as new versions are released. As a result of such software errors or defects, we could face loss or delay in recognition of revenues, delay in market acceptance of our solutions, sales credits or refunds to our clients, loss of existing clients and difficulty in attracting new clients, diversion of development resources, harm to our reputation, and increased service and maintenance costs, any of which would have a material adverse effect upon our business, operating results and financial condition. In addition, our contracts with users and partners contain provisions that may require us to remedy malfunctions in our solutions and to pay damages if we breach our contractual obligations. Although we attempt to limit our contractual liability for consequential damages in delivering our solutions, these limitations on liability may be unenforceable in some cases, or may be insufficient to protect us from liability for damages. We maintain general liability insurance coverage, including coverage for errors or omissions; however, this coverage may not continue to be available on reasonable terms or may be insufficient to cover one or more large claims. An insurer might disclaim coverage as to any future claim. A successful assertion of one or more large claims against us that exceeds our available insurance coverage or changes in our insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirement, could harm our operating results and financial condition.
If we are unable to renew client contracts at favorable terms, we could lose clients and our results of operations and financial condition could be adversely affected.
Failure to achieve favorable renewals of client contracts could negatively impact our business. Our contracts with clients generally run for a period of 12 to 36 months. At the end of the contract term, clients have the opportunity to renegotiate their contracts with us or to consider whether to engage one or more of our competitors to provide solutions. If we are not successful in achieving high renewal rates and favorable contract terms, our results of operations and financial condition may be materially and adversely affected.
Because some of our sales efforts are targeted at large financial institutions, we face prolonged sales cycles, substantial upfront sales costs and less predictability in completing some of our sales. If our sales cycle lengthens, or if our upfront sales investments do not result in sufficient revenue, our operating results may be harmed.
We target a portion of our sales efforts at large financial institutions, which presents challenges that are different from those we encounter with smaller clients. Because our large clients are often making an enterprise-wide decision to deploy our solutions, we face longer sales cycles, substantial upfront sales costs, significant contract negotiations and less predictability in completing sales with these clients. Our sales cycle can often last one year or more with our largest clients, who often undertake an extended evaluation process, but is variable and difficult to predict and can be longer or shorter. If we begin to expand internationally, we anticipate that we may experience even longer sales cycles, more complex client needs, higher upfront sales costs and less predictability in completing sales with our larger clients and clients located outside of the United States. If our sales cycle lengthens or our upfront sales investments do not generate sufficient revenue to justify our investments in our sales efforts, our operating results may be harmed.
Our future success depends upon our clients’ active and effective promotion of our solutions.
Our success depends upon our clients, their willingness to effectively promote our solutions to their customers, and their customers’ adoption and use of our solutions. In general, our contracts with our clients allow them to exercise significant discretion over the promotion of our solutions, and they could give higher priority to other solutions that they offer. Accordingly, losing the support of our clients would likely limit or reduce the use of our solutions and the related revenue. Our revenue may also be negatively affected by our clients’ operational decisions. For example, if a client implements changes in its systems that disrupt the integration between its systems and ours, we could experience a decline in the use of our solutions. Even if our clients actively and effectively promote our solutions, there can be no assurance that their efforts will result in increased usage of our solutions by their customers or the growth of our revenue. Failure of our clients to effectively promote our solutions, and of their customers to increasingly adopt and use our solutions, could have a material adverse effect upon our future revenue and operating results.

Our reputation is critical to our business, and if our reputation is harmed our business and operating results could be adversely affected.
Our reputation, which depends on earning and maintaining the trust and confidence of our current and potential clients and our clients’ customers, is critical to our business. Our reputation is vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, data security breaches, lawsuits, employee misconduct, perceptions of conflicts of interest and rumors, among other developments, could substantially damage our reputation, even if they are baseless or satisfactorily addressed. In addition, any perception that the quality of our solutions may not be the same or better than that of other providers could also damage our reputation. Any damage to our reputation could harm our ability to attract and retain clients and key associates and adversely affect our operating results. Attempts to repair our reputation, if damaged, may be costly and time consuming, and such efforts may not ultimately be successful.
As a result of our clients’ increased usage of our platform, we will need to continually improve our hosting infrastructure to meet our clients’ needs and avoid service interruptions or slower system performance.
We have experienced significant growth in the number of transactions and data that our hosting infrastructure supports. We seek to maintain sufficient excess capacity in our infrastructure to meet the needs of all of our existing and new clients. If our business continues to grow, we may also need to increase bandwidth, storage or other elements of our infrastructure.
The amount of infrastructure needed to support our clients is based on our estimates of anticipated usage. If we do not accurately predict our infrastructure capacity requirements, our clients could experience service outages or slower system performance that may subject us to financial penalties and result in client losses, which could harm our reputation and adversely affect our revenue growth. In addition, increasing our infrastructure as a result of experiencing unforeseen increases in usage or in anticipation of increased usage from new or existing clients would cause us to have increased cost of revenue, which could adversely affect our gross margins until we sufficiently increase revenue to offset the increased costs.
Our solutions may not function as intended due to human error, power or Internet connectivity issues, which could materially and adversely affect our business and results of operations.
We have from time to time found defects in our software and hardware, internal systems, and technical integrations with third-party systems, and new errors may be introduced in the future. In addition, we provide frequent incremental releases of solution updates and functional enhancements, which increases the possibility of errors. Since clients use our solutions for important aspects of their businesses, any errors, defects, disruptions in services, or other performance problems with our solutions could hurt our reputation and damage our clients’ businesses.
It is important that our solutions are available for processing to our clients on a 24/7/365 basis. We rely on our ISP to provide consistent service and administration, keep up with technical requirements and innovations, and maintain industry standards of redundancy and recovery. If our ISP does not meet these requirements, our image may suffer in the marketplace and we could lose clients.
Our solutions must integrate with a variety of mobile devices and desktop hardware, including to enable merchants and consumers to capture information. If we are unable to ensure that our solutions integrate with such mobile devices and desktop hardware, our business and results of operations may be materially and adversely affected.
We are dependent on the ability of our solutions to integrate with a variety of mobile devices and desktop hardware. Any changes in these devices that degrade the functionality of our solutions, impose additional costs or requirements on us, or give preferential treatment to competitive solutions, including their own solutions, could materially and adversely affect usage of our solutions.
In addition, we rely on scanners supplied by vendors for our commercial RDC solutions and on such vendors to provide technical support in connection with such scanners. Changes in the design of these scanners may limit the interoperability of our hardware with such scanners and require modifications to our hardware. If we are unable to ensure that our hardware continues to interoperate effectively with such scanners, or if doing so is costly, our business and results of operations may be materially and adversely affected.

We rely on third-party app marketplaces to drive downloads of our mobile apps, such as our RDC mobile apps. If third-parties block or limit our access to any app marketplaces, our business and results of operations may be materially and adversely affected.
We rely on app marketplaces, such as the Apple App Store and Google Play, to drive downloads of our mobile app. Apple, Google and other operators of app marketplaces regularly make changes to their marketplaces, and those changes may make access to our solutions more difficult. In the event that it is difficult for consumers to access and use our apps, our business and results of operations may be materially and adversely affected.
Privacy concerns could have an adverse impact on our revenue and harm our reputation and may require us to modify our operations.
The financial services industry, and in particular banks, credit unions and companies involved in the check-cashing business, are concerned about the maintenance of client privacy and compliance with consumer privacy requirements under laws such as the Gramm-Leach-Bliley Act. While we strive to comply with all applicable data protection laws and regulations, as well as our own privacy policies, any failure or perceived failure on our part to comply, and even the failure of a competitor of ours in our industry, may result in proceedings or actions against us by government entities or others, or could cause us to lose users and clients, which could potentially have a material and adverse effect on our business.
In addition, as nearly all of our solutions are Internet based, the amount of data we store for users on our servers (including personal information) has been increasing. Any systems failure or compromise of our security, or lapses by competitors in our industry, that results in the release of users’ data could seriously limit the adoption of our solutions, as well as harm our reputation and brand and, therefore, our business. We may also need to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of Internet-based solutions we offer.
Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection. In addition, the interpretation and application of consumer and data protection laws in the United States, Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.
Failure by our clients to obtain proper permissions and waivers might result in claims against us or may limit or prevent our use of data, which could harm our business.
We require our clients to provide necessary notices and to obtain necessary permissions and waivers for use and disclosure of information through our solutions. Our contracts with our clients include assurances from them that they have done so and will do so, but we do not audit our clients to ensure that they have acted, and continue to act, consistent with such assurances. If, despite these requirements and contractual obligations, our clients do not obtain necessary permissions and waivers, then our use and disclosure of information that we receive from them or on their behalf might be limited or prohibited by federal, state or foreign privacy laws or other laws. Such a failure to obtain proper permissions and waivers could impair our functions, processes and databases that reflect, contain, or are based upon such data and might prevent use of such data. In addition, such a failure could interfere with, or prevent creation or use of, rules, analyses, or other data-driven activities that benefit us and our business. Moreover, we might be subject to claims or liability for use or disclosure of information by reason of lack of valid notices, agreements, permissions or waivers. These claims or liabilities could subject us to unexpected costs and adversely affect our operating results.
If we are unable to manage our growth, our business and results of operations could be adversely affected.
Any new and significant sustained growth will likely place a strain on our management systems and operational resources. Our ability to compete effectively and to manage our future growth, if any, will depend on our ability to maintain and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate and manage our work force. If we begin to grow significantly, we cannot be certain that our personnel, systems, procedures and controls will be adequate to support our operations.

We face risks in expanding into new geographic regions.
We plan to continue expanding into new geographic regions, and we currently face and will continue to face risks entering markets in which we have limited or no experience and in which we may not be well-known. Offering our solutions in new geographic regions often requires substantial expenditures and takes considerable time, and we may not be successful enough in these new geographies to recoup our investments in a timely manner or at all. We may be unable to attract a sufficient number of sellers, fail to anticipate competitive conditions, or face difficulties in operating effectively in these new markets.
The expansion of our solutions globally exposes us to risks relating to staffing and managing cross-border operations; increased costs and difficulty protecting intellectual property and sensitive data; tariffs and other trade barriers; differing and potentially adverse tax consequences; increased and conflicting regulatory compliance requirements, including with respect to data privacy and security; lack of acceptance of our solutions; challenges caused by distance, language, and cultural differences; exchange rate risk; and political instability. Accordingly, our efforts to expand our global operations may not be successful, which could limit our ability to grow our business.
Financial institutions are subject to industry consolidation, and we may lose clients with little notice, which could adversely affect our revenues.
The financial institution industry is prone to consolidations that result from mergers and acquisitions. Other financial institutions that do not use our solutions may acquire our existing clients and then convert them to competing solutions. It is also possible that the larger financial institutions that result from consolidations could have greater leverage in negotiating terms with us or could decide to perform in-house some or all of the solutions which we currently provide or could provide. Most of our contracts provide for a charge to the client for early termination of the contract without cause, but these charges are insufficient to replace the recurring revenues that we would have received if the financial institution had continued as a client.
If our clients or their customers are unwilling to use our cloud-based solutions, our client base may not grow or may decrease and our business and results of operations could be materially harmed.
Many enterprises have invested substantial personnel and financial resources to integrate legacy enterprise software into their businesses and are more familiar and comfortable with this type of infrastructure. Because our solutions involve the aggregation, storage and use of confidential information and related data, some clients may be reluctant or unwilling to migrate to our cloud-based solutions due to a lack of perceived cost and performance benefits associated with cloud-based solutions, and concerns regarding the ability of cloud computing companies to adequately address security and privacy concerns. If other cloud-based solutions experience security incidents, loss of client data, disruptions in delivery or other problems, these concerns and perceptions regarding the market for cloud computing as a whole may be further negatively affected. If clients are unwilling to accept our cloud-based solutions as a result of these perceptions and concerns, we may be required to develop other alternative solutions for these clients, which would be time-consuming and costly and could negatively affect our gross margins. In addition, negative perceptions and concerns regarding cloud computing could cause the growth of our client base to slow, which could result in decreased revenue and harm to our business and results of operations.
We are a party to a pending legal proceeding brought against us by one of our note holders that alleges that we breached the terms of the note issued to such note holder. If this note holder prevails in this legal proceeding, we may be subject to claims of default or cross default by our other note holders, which may cause us to incur substantial costs and may have a material adverse effect on our business.
A holder of our series subordinated note commenced an action against us in Hennepin County Court in the State of Minnesota alleging that we breached the terms of the note and seeking to collect alleged amounts due and owing under the note. The dispute centers on the note holder’s interpretation of the agreement. Based on the note holder’s interpretation of the agreement, the note holder seeks an extraordinary amount in alleged liquidated damages (approximately $300,000 on an outstanding debt of approximately $415,000) and we contend the note holder’s interpretation is unenforceable under Minnesota law. We dispute the allegations of the note holder and intend to vigorously defend the claim. If the note holder prevails in this action, we may be subject to claims of default or cross default by our other note holders, which may cause us to incur substantial costs and may have a material adverse effect on our business.
A secured lender and stockholder threatened to pursue legal remedies based on an allegation that we breached the terms of a loan and security agreement with that lender. We filed an action seeking a declaration of the parties’ rights under the loan and security agreement. In response to the verified complaint we filed with the Fourth District Court of Hennepin County, the secured lender filed counterclaim and later filed a motion to appoint a receiver for our company. Should the secured lender prevail in the action or the motion to appoint a receiver, our assets may be seized and possibly liquidated or foreclosed upon, our entire business and operations may be shut down and our stockholders may lose their entire investment.
On or about May 24, 2016, we received a notice from Trooien Capital, our secured lender, alleging that we have not made interest payments in accordance with the terms of the loan and security agreement entered into by our subsidiary and Trooien Capital on December 12, 2013 and that, as a result of such alleged breach, all outstanding amounts under that agreement are accelerated. Pursuant to the loan and security agreement with Trooien Capital, our subsidiary granted to Trooien Capital a security interest in all of our subsidiary’s property and assets, including all property that our subsidiary will acquire in the future, as collateral security for the payment and performance of our subsidiary’s obligations under the loan and security agreement. We dispute Trooien Capital’s claim because we have been accruing interest expense in accordance with the terms of the agreement for more than two years and Trooien Capital has not objected to that practice. On or about May 27, 2016, our subsidiary filed a verified complaint with the Fourth District Court of Hennepin County in Minnesota naming Trooien Capital as a defendant and seeking a declaratory judgment against Trooien Capital with respect to this claim. On June 10, 2016, Trooien Capital answered our complaint and asserted counterclaims. On June 20, 2016, Trooien Capital moved to appoint a receiver for our subsidiary. On June 30, 2016, we filed a notice of motion and motion to dismiss a portion of the counterclaims. On July 19, 2016, we filed with the Fourth District Court of Hennepin County in Minnesota a memorandum of law and supporting documents requesting that the Court deny Trooien Capital’s motion to appoint a receiver. A hearing in the Fourth Judicial District in Hennepin County in Minnesota is currently scheduled for October 18, 2016. If Trooien Capital prevails in this legal proceeding and a receiver is appointed for our subsidiary, our assets may be seized and possibly liquidated or foreclosed upon, our entire business and operations may be shut down and our stockholders may lose their entire investment. We intend to pay off our indebtedness to Trooien Capital with the proceeds of this offering.
Our business is subject to the risks of earthquakes, fire, floods, other natural catastrophic events and man-made problems such as power disruptions or terrorism.
A significant natural disaster, such as an earthquake, fire or a flood, or a significant power outage could have a material adverse impact on our business, operating results and financial condition. Our corporate headquarters and cloud network operations centers are located in Minneapolis, Minnesota. This region is known for tornado risk. Further, if a natural disaster occurs in a region from which we derive a significant portion of our revenues, clients in that region may delay or forego purchases of our solutions, which may materially and adversely impact our operating results for a particular period. In addition, acts of terrorism could cause disruptions in our business or the business of our partners, clients or the economy as a whole. To the extent that any of the above results in delays or cancellations of client orders, our business, financial condition and operating results would be adversely affected.
We face risks arising from acquisitions.
In March 2014, we acquired certain assets related to our Select Mobile Money solutions from DeviceFidelity. We may pursue similar strategic transactions in the future. Risks in acquisition transactions include difficulties in the integration of acquired businesses into our operations and control environment, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing clients of the acquired entities, assumed or unforeseen liabilities that arise in connection with the acquired businesses, the failure of counterparties to satisfy any obligations to indemnify us against liabilities arising from the acquired businesses, and unfavorable market conditions that could negatively impact our growth expectations for the acquired businesses. Fully integrating an acquired company or business into our operations may take a significant amount of time. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered with acquisitions and other strategic transactions. These risks may prevent us from realizing the expected benefits from acquisitions and could result in the failure to realize the full economic value of a strategic transaction or the impairment of goodwill and/or intangible assets recognized at the time of an acquisition. These risks could be heightened if we complete a large acquisition or multiple acquisitions within a short period of time.
If we fail to maintain adequate and effective internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and our business and operating results could be harmed.
Internal controls over financial reporting are processes designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Failure to maintain effective internal controls over financial reporting in the future could cause us to fail to meet our reporting obligations, cause our consolidated financial statements to contain material misstatements, and harm our business and operating results. Even if we do not experience material weaknesses, our internal controls may not prevent all potential errors, because any control system, regardless of its design, can provide only reasonable, and not absolute, assurance that the objectives of the control system will be achieved.
So long as we are either an emerging growth company or a smaller reporting company, we are exempt from Section 404(b) of Sarbanes-Oxley, which requires an independent registered public accounting firm to attest on our management’s assessment of internal control over the effectiveness of our internal controls over financial reporting. If we are neither an emerging growth company nor a smaller reporting company, our independent registered public accounting firm will be required to attest on our management’s assessment of internal control over the effectiveness of our internal controls over financial reporting. This may cause us to incur additional costs related to auditing and also the examination, investigation and report on internal controls.
Our risk management efforts may not be effective.
We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future.
Our business may be materially and adversely affected by U.S. and global market and economic conditions.
For the foreseeable future, we expect to continue to derive most of our revenue from solutions we provide to the financial services industry. Given this concentration, we are exposed to the global economic conditions in the financial services industry. A prolonged poor economic environment could result in significant decreases in demand by current and potential clients for our solutions and in the number and dollar amount of transactions we process, which could have a material adverse effect on our business, results of operations and financial condition.
Risks Related to Our Workforce and Personnel
We are a small company with limited staff, particularly in our accounting department. Our limited staff and resources have in the past adversely affected our internal controls over financial reporting. Our failure to implement measures that will ensure adequate controls over our financial and other reporting processes could cause us to fail to meet our financial and other reporting obligations.
While we continue to evaluate and improve our internal controls, we are a small company with limited staff, particularly in our accounting department which consists of primarily three full-time employees—our Chief Financial Officer, our Corporate Controller and our SEC Financial Reporting Manager—and part time accounting clerk. Our key accounting and finance personnel have only recently begun to serve in such capacities—our Chief Financial Officer joined our company in March 2016, our Corporate Controller has served in such capacity from July 2015 and our SEC Financial Reporting Manager joined our company in July 2016. We also currently rely on the part time services of a third-party consultant to help us with our financial accounting, our reporting obligations and our controls over financial processes and reporting
Our limited accounting staff may not allow for effective internal controls over financial reporting due to the lack of adequate segregation of duties and insufficient secondary review of GAAP. For example, our company has issued, and may in the future issue, warrants, convertible notes and convertible redeemable preferred stock, and we may lack experience in accounting for complex transactions. We have recently implemented an automated third party software solution for tracking and reporting of stock options and related compensation expenses, instead doing so manually.
With respect to fiscal year 2014, our management identified material weaknesses in our ability to appropriately account for complex or non-routine transactions and identified several significant deficiencies, including proper review and approval of corporate credit cards, segregation of duties and also initiating, authorizing and recording general journal entries. As a result of these material weaknesses, our management concluded that our internal control over financial reporting was not effective at December 31, 2014 based on the guidelines established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. These material weaknesses have been remedied since then and our management subsequently concluded that our internal control over financial reporting was effective at December 31, 2015.
Due to our current staffing limitations, we cannot be certain that the measures we implement in the future will ensure that we design, undertake and maintain adequate controls over our financial processes and reporting. Any failure by us to hire and retain experienced accounting and financial reporting personnel, implement required new or improved controls, or any difficulties we encounter in their implementation, could cause us to fail to meet our reporting obligations. See the risk factor above entitled “If we fail to maintain adequate and effective internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and our business and operating results could be harmed.”
Because we are a small company with limited staff and we do not employ an in-house general counsel or have a legal compliance department, we might not always be able to timely file every periodic and current report with the Securities and Exchange Commission, or SEC. Our failure to file certain reports with SEC in a timely manner could adversely affect our business and our stockholders, and may also result in the suspension of trading of our common and/or the revocation of our registration by the SEC.
We are a small company with limited staff. We do not employ an in-house general counsel or have a legal compliance department. This may adversely affect our disclosure controls and procedures, including our ability to timely file periodic or current reports with the SEC from time to time. For example, there have been instances in the past where we have not filed a current report on a timely basis or at all. In addition, on March 30, 2016 we filed with the SEC a notification of late filing informing the SEC that due to staffing limitations we could not timely file our annual report on Form 10-K for the fiscal year ended December 31, 2015. Our failure to file periodic and certain current reports with the SEC in a timely manner, among other things, could in the future preclude or delay us from being eligible to use a short form registration statement on Form S-3 to register certain sales of our common stock by us or our stockholders and could even result in the suspension of trading of our common stock and/or the revocation of our registration by the SEC. Any of these consequences may have a material adverse effect on our business and results of operations, and can also adversely affect our stockholders.
Our success may depend on our ability to attract, recruit and retain qualified and skilled personnel, including qualified and skilled programmers and sales, marketing and support personnel.
Our future success depends significantly on the continued service of our key technical, sales and senior management personnel and their ability to execute our growth strategy, as well as on our ability to attract, recruit and retain additional qualified and skilled technical, sales and senior management associates. If we fail to retain our key associates (including due to death or disability) or to attract, recruit and retain additional qualified and skilled associates, our ability to maintain and develop our business and solutions may be materially and adversely affected and the price of our common stock may decline.
In this regard, we do not have any key-person insurance on any of our key associates. We have written employment agreements with all but one of our key associates, and all of those agreements contain customary non-competition and other restrictive covenants benefitting our company, but these agreements do not guarantee the services of these individuals for the terms of their agreements or beyond.
In order for us to continue to develop and market our new solutions and for our business to continue to grow, we need to attract, recruit and retain additional qualified and skilled personnel. Our failure to do so will materially and adversely affect our ability to develop and market our new solutions, which will have a material and adverse effect on our business, financial position and operating results.
We will need to attract, recruit and retain additional qualified and skilled personnel in order for us to be able to develop and market our new solutions, including our SMM-X solutions. If we fail to attract, recruit and retain additional qualified and skilled personnel, we will not be successful in developing and marketing our new solutions or enhancing our existing solutions, which will have a material and adverse effect on our business, financial position and operating results.
Risks Related to Legal and Regulatory Compliance
Our clients operate in a highly regulated environment, and failure by financial institutions and AFS providers through which our solutions are made available to comply with applicable laws and regulations could have a material and adverse effect on our business, financial position and operating results.
Our clients operate in a highly regulated environment at the federal and state levels and failure by financial institutions and AFS providers through which our solutions are made available to comply with the laws and regulations to which we and they are subject could negatively impact our business. In addition, our clients have and may in the future require us to adhere to standards relating to high levels of security, the maintenance of client privacy and other regulatory areas that they are obligated meet in their compliance with such laws. There can be no assurance that we will be able to meet such requirements. Any such failure could materially and adversely affect our business and its viability, as well as the price of our common stock.
Changes in banking regulations could negatively affect our business.
Our financial institution clients are subject to the supervision of several federal, state and local government regulatory agencies, and we must continually ensure that our solutions work within the extensive and evolving regulatory requirements applicable to our financial institution clients. Regulation of financial institutions such as banks can indirectly affect our business. While the use of our solutions by financial institutions is either not subject to, or is currently in compliance with, banking regulations, a change in regulations or the creation of new regulations on financial institutions, including modifying a financial institution’s ability to offer solutions similar to ours, could prevent or lessen the use of our solutions by financial institutions, which would have a substantial negative effect on our business and operations.
Risks Related to Our Intellectual Property
Our ability to execute our business strategy will depend on our ability to protect our intellectual property, and if any third-parties make unauthorized use of our intellectual property, or if our intellectual property rights are successfully challenged, our competitive position and business could suffer.
Our success and ability to compete will depend substantially on our ability to develop proprietary technologies. We currently own no patents, but have filed several applications with the U.S. Patent and Trademark Office. These include an application filed in October 2010, relating to our Apple OS X Internet deposit application. We cannot be certain that our intellectual property rights will not be infringed upon, that others will not develop products in violation of our intellectual property rights, or that others may assert, rightly or wrongly, that our intellectual property rights are invalid or unenforceable. In instances where we may rely on trade secrets for the protection of our confidential and proprietary business information, we cannot be certain that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become discovered or, for that matter, independently developed by our competitors. In general, defending intellectual property rights is expensive and consumes considerable time and attention of management. Our involvement in intellectual property litigation would likely have a materially and adverse effect on our business and may threaten our viability. Even if we were ultimately successful in defending our intellectual property rights, the cost of such defense may be crippling to our business and materially and adversely affect our prospects and viability.
In addition, competitors may design around our technology or develop competing technologies. There can be no assurance that we will obtain patents on the inventions disclosed in our provisional application or on any future patent applications, nor can there be any assurance that the scope of any future patent will be sufficiently broad to offer us meaningful protection.
Our intellectual property rights are currently not protected outside the United States. If we begin to expand internationally, we will need to obtain legal protection for our intellectual property rights, which will cause us to incur substantial costs and may have a material adverse effect on our business. There can be no assurance that legal protection can be afforded to our intellectual property rights in foreign jurisdictions.
We have not filed any patent applications outside the United States. If we begin to expand internationally, we will need to obtain legal protection for our intellectual property rights, including by filing patent applications in various jurisdictions, which will cause us to incur substantial costs and may have a material adverse effect on our business. There can be no assurance that such legal protection can be afforded and our intellectual property rights may be limited or unavailable all together in some foreign jurisdictions, which could make it easier for competitors to capture market share in such jurisdictions and have a material adverse effect on our business.
Third-parties may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expenses or prevent us from selling our solutions.
Third-parties may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our solutions. In addition, we may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our resources.
We are a party to a pending legal proceeding brought against us by a company that alleges that we infringe its registered trademark. If this company prevails in this legal proceeding, we may be forced to change our name and re-brand our company, which will cause us to incur substantial costs and may have a material adverse effect on our business.
On or about March 4, 2013, an entity named Cachet Banq filed a trademark infringement lawsuit against us in the United States District Court for the Central District of California, alleging that our use of the character mark CACHET infringes on their U.S. Trademark Registration No. 2,857,465 for the standard character mark CACHET covering “financial services, namely automated clearing house processing services for the payroll service industry.” We have denied that our use of the character mark CACHET infringes on Cachet Banq’s purported rights in their mark, and we will vigorously defend the claim made by Cachet Banq. Cachet Banq is not presently seeking any monetary damages as a result of the alleged infringement, but rather an injunction. (For a more complete description of this legal proceeding, see “Our Business—Legal Proceedings.”) If Cachet Banq prevails in this legal proceeding and the court issues an injunction that prohibits our use of the character mark CACHET, we may be forced to change our name and re-brand our company. This re-branding will cause us to incur substantial costs and may have a material adverse effect on our business.
The intellectual property behind our technology includes pending patent protection, as well as unpublished know-how. All patent protection eventually expires, and unpublished know-how is dependent on key individuals.
The commercialization of our technology is partially dependent upon know-how and trade secrets held by certain individuals working with and for us. Because the expertise runs deep in these few individuals, if something were to happen to any or all of them, the ability to properly operate our technologies without compromising quality and performance could be diminished greatly.
Even if our pending patent applications are approved and our patents are registered, knowledge published in the form of patents has finite protection, as all patents have a limited life and an expiration date. While continuous efforts will made to apply for additional patents if appropriate, there is no guarantee that additional patents will be granted. The expiration of patents relating to our technology may hinder our ability to sub-license or sell the technology for a long period of time without the development of a more complex licensing strategy.
Our use of  “open source” software could negatively affect our ability to sell our solutions and subject us to possible litigation.
Portions of our prepaid mobile money solutions, Select Mobile™ Money and other solutions incorporate so-called “open source” software. In addition, we may incorporate additional open source software in the future. Open source software is generally licensed by its authors or other third parties under open source licenses. If we fail to comply with these licenses, we may be subject to specified conditions, including requirements that we offer our solutions that incorporate the open source software for no cost, that we make available source code for modifications or derivative works we create based upon, incorporating or using the open source software and that we license such modifications or derivative works under the terms of the particular open source license. If an author or other third party that distributes open source software that we use were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, including being enjoined from the sale of our solutions that contained the open source software and could be required to comply with the foregoing conditions, which could disrupt the sale of the affected solution. In addition, there have been claims challenging the ownership of open source software against companies that incorporate open source software into their products. As a result, we could be subject to suits by third-parties claiming ownership of software that what we believe is open source software. Any such litigation could be costly for us to defend, have a negative effect on our operating results and financial condition and require us to devote additional research and development resources to change our solutions.
Risks Related to Our Corporate Organization
Provisions in our organizational documents and under Delaware law could delay or prevent a change in control of our company, which could adversely affect the price of our common stock.
Our Amended and Restated Certificate of Incorporation, our Bylaws, and Delaware law contain provisions that could make it more difficult for a third-party to obtain control of us. For example, Delaware law contains a business combination statute. The anti-takeover effect of the business combination statue could discourage, delay, or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our Amended and Restated Certificate of Incorporation and bylaws make the acquisition of our company more difficult, including the following:
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only a majority of our directors are authorized to call a special meeting of our stockholders;

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advance notice procedures apply for stockholders to nominate candidates for election as directors and stockholder proposals for business at a meeting; and

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our Amended and Restated Certificate of Incorporation authorizes undesignated preferred stock, the terms of which may be established, and shares of which may be issued, by our Board of Directors without any stockholder approval.

Because these provisions and laws could discourage takeover attempts, even when a change of control would be beneficial to a stockholder, these provisions and laws could adversely affect the price of our common stock.

Being a public company whose securities are traded on a national stock exchange results in additional expenses and diverts management’s attention, and could also adversely affect our ability to attract and retain qualified directors.
As a public reporting company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Even though we are currently a “smaller reporting company” (as defined in Rule 12b-2 under the Exchange Act) and therefore subject to reduced disclosure requirements, these requirements generate significant accounting, legal and financial compliance costs and make some activities more difficult, time consuming or costly, and may place significant strain on our personnel and resources. In addition, after the listing of our common stock for trading on the Nasdaq Capital Market, we will subject to certain corporate governance requirements of the Nasdaq Capital Market. For example, under the rules of the Nasdaq Capital Market, a majority of our Board of Directors must be comprised of independent directors; we must establish board committees (such as a compensation committee and an audit committee) whose members must be independent; our board committees must be able to engage with independent consultants and advisors; and we must make periodic reports to the Nasdaq Capital Market. We will incur additional expenses that we have not incurred prior to this offering in order to satisfy these requirements. In addition, management’s attention may be diverted from other business concerns, which could have an adverse and even material effect on our business, financial condition and results of operations.
Our common stock has in the past constituted, and may again in the future constitute, a “penny stock.” If our common stock constitutes a “penny stock” in the future, the protection provided by the federal securities laws relating to forward-looking statements will not apply to us. The lack of this protection could harm us in the event of an adverse outcome in a legal proceeding against us relating to forward-looking statements made by us.
Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to certain issuers, including penny stock issuers. Until recently, our common stock was categorized as a “penny stock” (see the risk factor below entitled “Our common stock has in the past constituted, and may again in the future constitute, a “penny stock,” which may make it difficult to sell shares of our common stock”). On July 27, 2016, we implemented a 1:15 reverse split of our outstanding shares of common stock, which resulted in our common stock currently not being categorized as a “penny stock.” As a result, we believe that we are currently eligible for the statutory safe harbor included in the Securities Act or the Exchange Act. However, our common stock may in the future become a “penny stock,” and if this occurs the statutory safe harbor protection will not be applicable to us in the event of certain legal actions based upon forward-looking statements. The lack of this protection in a contested proceeding could harm our financial condition and, ultimately, the value of our common stock.
Our Amended and Restated Certificate of Incorporation grants our Board of Directors the power to issue additional shares of common and preferred stock and to designate other classes of preferred stock, all without stockholder approval.
Our authorized capital consists of 520,000,000 shares of capital stock of which 20,000,000 shares are designated as preferred stock. Our Board of Directors, without any action by our stockholders, may designate and issue shares of preferred stock in such series as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights, provided it is consistent with Delaware law.
The rights of holders of our preferred stock that may be issued could be superior to the rights of holders of our common shares. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock. Furthermore, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then-current holders of our capital stock and may dilute our book value per share.
Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.
Additional risks to our investors may exist since we became public through a “reverse merger.” Security analysts of major brokerage firms may not provide coverage of our company since, because we became public through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our common stock. In addition, because of past abuses and fraud concerns stemming primarily from a lack of public information about newly public businesses, there are many people in the securities industry and business in general who view reverse merger transactions with suspicion. Without brokerage firm and analyst coverage, there may be fewer people aware of us and our business, resulting in fewer potential buyers of our common stock, less liquidity, and lower stock prices for our investors than would be the case if we had become a public reporting company in a more traditional manner.
We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our consolidated financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of exemptions from certain reporting requirements available to “emerging growth companies” under that Act, including but not limited to not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley (relating to the effectiveness of our internal control over financial reporting), reduced disclosure obligations regarding executive compensation in our periodic reports and any proxy statements we may be required to file, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies.
We have elected to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not “emerging growth companies.” Consequently, our consolidated financial statements may not be comparable to the financial statements of other public companies. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” In this regard, we will remain an “emerging growth company” for up to five years after the first sale of our common equity securities under an effective registration statement. However, we may cease to be an “emerging growth company” earlier under certain circumstances, including (i) if the market value of our common stock that is held by non-affiliates exceeds $700,000,000 as of any June 30 in which case we would cease to be an “emerging growth company” as of December 31 of such year, (ii) if our total annual gross revenues exceed $1.0 billion in any fiscal year or (iii) if we issue more than $1.0 billion of non-convertible debt over a three-year period.
We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our securities less attractive as a result of our election, our stock price may be adversely affected.
Risks Related to Tax Matters
Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations and our ability to generate future taxable income.
On December 31, 2015, we had net operating loss, or NOL, carry forwards for federal income tax purposes of  $20,910,000, which will begin to expire in 2030, and net operating loss carry forwards for state income tax purposes of  $10,246,000, the expiration period of such net operating loss carry forwards varies by state. Due to the possibility that we will not be able to realize some portion of our NOLs, we carry a full valuation allowance against our gross deferred tax asset.
In general, under Section 382 of the Internal Revenue Code of 1986, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs to offset future taxable income. If our existing NOLs are subject to limitations arising from previous ownership changes or future ownerships changes, including but not limited to this offering, our ability to utilize NOLs could be limited by Code Section 382 and thereby result in the expiration of our NOLs or otherwise cause our NOLs to be unavailable to offset future taxable income.

In addition, the realization of these net operating loss and tax credit carry forwards are dependent on our ability to generate sufficient taxable income before their expiration.
Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, value added or similar taxes, and we could be subject to liability with respect to past or future sales, which could adversely affect our financial results.
We do not collect sales, use, value added and similar taxes in all jurisdictions in which we have sales, based on our belief that such taxes are not applicable. Sales and use, value added and similar tax laws and rates vary greatly by jurisdiction. Certain jurisdictions in which we do not collect such taxes may assert that such taxes are applicable, which could result in tax assessments, penalties and interest, and we may be required to collect such taxes in the future. Such tax assessments, penalties and interest or future requirements to collect may adversely affect our financial results. State, local and foreign jurisdictions have differing rules and regulations governing sales, use, value added and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of such taxes to our solutions in various jurisdictions may differ from our current position. Further, these jurisdictions’ rules regarding tax nexus and the applicability of these taxes to our solutions are complex and vary significantly. As a result, we could face the possibility of tax audits and assessments, and our liability for these taxes and associated interest and penalties could exceed our original estimates. A successful assertion that we should be collecting or accruing sales, use, value-added or other taxes in those jurisdictions where we are not currently doing so, could result in substantial tax liabilities and associated interest and penalties, which could materially impact our financial position and results of operations.
Tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities could materially impact our financial position and results of operations.
We are subject to income and other taxes in the United States. Our tax liabilities are affected by the amounts we charge for services, licenses and funding. We are subject to ongoing tax audits in various jurisdictions. Tax authorities may disagree with our tax policies and practices and assess additional taxes. In addition, tax authorities could review our transactions or tax returns and assert, in addition to the above, various withholding requirements apply to us or that benefits of tax treaties are not available to us. We regularly assess the likely outcomes of these tax positions in order to determine the appropriateness of our tax provision. However, there can be no assurance that we will accurately predict the outcomes of these audits, and the amounts ultimately paid upon resolution of audits could be materially different from the amounts previously included in our income tax expense and therefore could have a material impact on our tax provision, net income and cash flows. In addition, our effective tax rate in the future could be adversely affected by changes to our operating structure, changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws and the discovery of new information in the course of our tax return preparation process. In particular, the carrying value of deferred tax assets is dependent on our ability to generate future taxable income. In addition, proposals for tax legislation including increased tax rates, new tax laws or revised interpretations in the jurisdictions in which we operate, if adopted, could adversely impact our financial position and results of operations.
We could be subject to additional tax liabilities.
We are subject to federal, state, local and sales taxes in the United States. Significant judgment is required in evaluating our tax positions and our worldwide provision for taxes. During the ordinary course of business, there are many activities and transactions for which the ultimate tax determination is uncertain. In addition, our tax obligations and effective tax rates could be adversely affected by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations, including those relating to income tax nexus, by our earnings being lower than anticipated in jurisdictions where we have lower statutory rates and higher than anticipated in jurisdictions where we have higher statutory rates, by changes in foreign currency exchange rates, or by changes in the valuation of our deferred tax assets and liabilities. We may be audited in various jurisdictions, and such jurisdictions may assess additional taxes, sales taxes and value-added taxes against us. Although we believe our tax estimates are reasonable, the final determination of any tax audits or litigation could be materially different from our historical tax provisions and accruals, which could have a material adverse effect on our operating results or cash flows in the period or periods for which a determination is made.

Risks Related to this Offering and Our Securities
An investment in our common stock is extremely speculative and there can be no assurance of any return on any such investment.
An investment in our common stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in our company, including the risk of losing their entire investment.
The price of our common stock may be volatile and subject to wide fluctuations.
Even though we have our common stock quoted on the OTCQB Marketplace and have applied to list our common stock on the Nasdaq Capital Market, a consistently active trading market for our common stock may not develop. You may not be able to sell your shares quickly or at the current market price if trading in our stock is not active. You may lose all or a part of your investment. The market price of our common stock may be highly volatile and subject to wide fluctuations in response to a variety of factors and risks, many of which are beyond our control. In addition to the risks noted elsewhere in this prospectus, some of the other factors affecting our stock price may include:
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variations in our operating results;

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the level and quality of securities analysts’ coverage of our common stock;

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announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

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announcements by third-parties of significant claims or proceedings against us; and

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future sales of our common stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares and you may lose the entire amount of your investment.
We have a significant number of shares of our common stock issuable upon conversion of certain outstanding debt obligations and convertible preferred stock, and the issuance of such shares upon conversion will have a dilutive impact on our stockholders.
As of August 31, 2016, there were 998,033 shares of our common stock issuable upon conversion of our Series C Convertible Preferred Stock. In addition, as of June 30, 2016, we had outstanding stock options and warrants to purchase a total of 2,750,333 shares of our common stock. Concurrently with the consummation of this offering, all of the issued and outstanding shares of our Series C Convertible Preferred Stock will be converted into 998,033 shares of our common stock as of August 31, 2016. The issuance of such shares will have a dilutive impact on our stockholders. (For a more complete description concerning the dilution you will incur if you purchase common stock in this offering, see “Dilution.”)
We are required to register under the Securities Act the resale of shares of our common stock by a number of our securityholders. Our failure to comply with our contractual obligations and timely register the resale of any shares of our common stock will result in, among other things, the payment of liquidated damages, including in the form of issuances of securities, which will have a dilutive effect on our stockholders including purchasers in this offering and could have a material adverse effect on our ability to raise additional funds through private placements in the future and have a material adverse effect on our business.
We have entered into various agreements with purchasers of our securities from time to time which require us to register under the Securities Act the resale of shares of our common stock that we have issued or will be required to issue to such purchasers. For example, as described in “Shares Eligible for Future Sale—Registration Rights,” due to this offering our Board of Directors recently deferred an obligation to register the resale of shares of our common stock issued to various purchasers during the period from March 31, 2016 through April 8, 2016 for a period of 90 days from July 8, 2016. Our failure to comply with our contractual obligations and timely register the resale of any shares of our common stock for any reason, including as a result of any unexpected delay in the completion of this offering, will result in a breach of the agreements with certain securityholders and in the payment of liquidated damages, including issuances of securities, as required under the terms of our agreements with certain securityholders. Any issuance of securities to these purchasers will have a dilutive effect on our stockholders, including purchasers in this offering. In addition, our failure to timely register the resale of any shares of our common stock will result in reputational harm for our company and could have a material adverse effect on our ability to raise additional funds through private placements in the future, which may have a material adverse effect on our business.
Shortly after the completion of this offering, we intend to file a registration statement with the SEC to register the resale of shares of our common stock in order to comply with our contractual obligations with certain securityholders. Our intention to register the resale of these shares and the presence of these additional shares trading in the market after the completion of this offering may have a material adverse effect on the market price of our common stock.
We have entered into various agreements with purchasers of our securities from time to time which require us to register under the Securities Act the resale of shares of our common stock that we have issued or will be required to issue to such purchasers. Shortly after the completion of this offering, we intend to file a registration statement with the SEC to register the resale of shares of our common stock issued or issuable to certain securityholders. See “Shares Eligible for Future Sale—Registration Rights.” Our intention to register the resale of these shares and the presence of these additional shares trading in the market after the completion of this offering may have a material adverse effect on the market price of our common stock.
In addition, the existence of these registration rights may make it more difficult for us to conduct any future offering of our common stock or to use our common stock as consideration for acquiring any business or company in the future, or may increase the cost of acquiring any business or company, as the sellers of the target business may be discouraged from entering into a transaction with us or will demand a higher price due to the potential adverse effect that the exercise of such registration rights may have on the trading price of our common stock.
Our common stock has in the past constituted, and may again in the future constitute, a “penny stock,” which may make it difficult to sell shares of our common stock.
Until recently, our common stock was categorized as a “penny stock,” which is generally defined in Rule 15g-9 under the Exchange Act as an equity security that has a price of less than $5.00 per share, subject to certain exceptions (including securities registered on certain national securities exchanges or quoted on the Nasdaq Capital Market if the current price and volume information with respect to transactions in such securities is provided by the exchange or system). On July 27, 2016, we implemented a 1:15 reverse split of our outstanding shares of common stock, which increased the price of our common stock above $5.00 per share. However, there can be no assurance that our common stock will not again in the future constitute a “penny stock,” which will result in our common stock being subject to certain SEC rules and requirements. For example, the penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock. The penny-stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny-stock transactions. As a result, there is generally less trading in penny stocks.
If you become a holder of our common stock and our common stock becomes a “penny stock” in the future, you may not always be able to resell shares of our common stock in a public broker’s transaction, if at all, at the times and prices that you feel are fair or appropriate. In addition, because of our former status as a shell company, we are an “ineligible issuer” under the Securities Act. This means that we will not be able to use certain streamlined registration procedures, including those that permit the use of free writing prospectuses and permit incorporation by reference.

If there are substantial sales of shares of our common stock, the price of our common stock could decline.
The price of our common stock could decline if there are substantial sales of our common stock, particularly sales by our directors, executive officers, employees or significant stockholders, or when there is a large number of shares of our common stock available for sale. As of June 30, 2016, there were 2,825,776 shares of our common stock issued and outstanding. The market price of the shares of our common stock could decline as a result of the sale of a substantial number of our shares of common stock in the public market or the perception in the market that the holders of a large number of shares intend to sell their shares.
Our management has broad discretion to determine how to use the proceeds received from this offering, and may use them in ways that may not enhance our business, operating results or the price of our common stock.
Our management will have broad discretion over the use and investment of the net proceeds of this offering (including for the payment of our existing debt, as described under “Use of Proceeds” below). Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds from this offering with only limited information concerning management’s specific intentions. It is possible that we may decide in the future not to use the proceeds of this offering in the manner in which we currently expect. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.
Because the public offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock following this offering, new investors will experience immediate and substantial dilution.
The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our common stock in this offering, you will experience immediate and substantial dilution. (For a more complete description concerning the dilution you will incur if you purchase common stock in this offering, see “Dilution.”)
If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.
The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us from time to time should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
Stockholders should not anticipate receiving cash dividends on our common stock.
We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.
Substantial future sales of shares of our common stock in the public market could cause our stock price to fall.
Shares of our common stock that we have issued directly or that have been or may be acquired upon exercise of warrants or the conversion of convertible securities are or may be covered by registration statements which permit the public sale of stock. Other holders of shares of common stock that we have issued, including shares issuable upon exchange or conversion of our common stock, may be entitled to dispose of their shares pursuant to (i) the applicable holding period, volume and other restrictions of Rule 144 or (ii) another exemption from registration under the Securities Act. Additional sales of a substantial number of our shares of our common stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our common stock.

Our executive officers and directors possess controlling voting power with respect to our common stock, which will limit your influence on corporate matters.
Our directors and executive officers collectively beneficially own approximately 45.5% of our voting stock as of June 30, 2016. As a result, our insiders have the ability to effectively control our management and affairs through the election and removal of our Board of Directors and all other matters requiring stockholder approval, including any future merger, consolidation or sale of all or substantially all of our assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our stockholders. Furthermore, this concentrated control will limit the practical effect of your influence over our business and affairs, through any stockholder vote or otherwise. Any of these effects could depress the price of our common stock.
Risks Related to the Reverse Stock Split and the Listing on the Nasdaq Capital Market
The reverse split of our outstanding shares of common stock provides additional authorized shares for issuance by our Board of Directors, which could be used to frustrate any change in control or takeover transaction.
We implemented a 1:15 reverse split of our outstanding shares of common stock on July 27, 2016. As a result of the reverse split of our outstanding shares of common stock, we have additional authorized shares of common stock that the Board of Directors could issue in the future without stockholder approval. Such additional shares could be issued, among other purposes, in financing transactions or to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders. This could have an anti-takeover effect, in that additional shares could be issued, within the limits imposed by applicable law, in one or more transactions that could make a change in control or takeover of us more difficult.
Even though the reverse split of our outstanding shares of common stock resulted in an increase of the price of our common stock, there can be no assurance that the price of our common stock will satisfy the applicable minimum bid price requirement of the Nasdaq Capital Market. If we fail to meet the minimum bid price requirement of the Nasdaq Capital Market, we will not be able to list our common stock on the Nasdaq Capital Market, in which case this offering will not be completed.
We implemented a 1:15 reverse split of our outstanding shares of common stock on July 27, 2016. As a result of the reverse split of our outstanding shares of common stock, the price of our common stock is currently above the $4.00 minimum bid price required by the Nasdaq Capital Market. However, it is possible that the market price of our common stock may fall below the minimum bid price required by the Nasdaq Capital Market in the future. If we are unable to meet the minimum bid price requirement of the Nasdaq Capital Market, we will be unable to list our common stock on the Nasdaq Capital Market, in which case this offering will not be completed. In addition to specific listing and maintenance standards, the Nasdaq Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.
Even if our common stock achieves the minimum bid price requirement of the Nasdaq Capital Market, there can be no assurance that our Nasdaq listing application will be approved, in which case this offering will not be completed.
Our common stock is currently quoted on the OTCQB Marketplace under the symbol “CAFN.” Our common stock is currently not listed on any stock exchange and there is currently a very limited trading market for our common stock on the OTCQB Marketplace. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CAFN,” which listing we expect to occur upon consummation of this offering. In order for our common stock to be approved for listing on the Nasdaq Capital Market, we will need to satisfy certain qualitative and quantitative requirements, including having at least $5,000,000 of stockholders’ equity. No assurance can be given that we will be able to satisfy all the applicable listing requirements of the Nasdaq Capital Market and that our listing application will be approved. If our Nasdaq listing application is approved, our common stock will then cease to be traded on the OTCQB Marketplace. If our Nasdaq listing application is not approved, this offering will not be completed.

Even if our Nasdaq listing application is approved and our common stock is initially listed for trading on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market.
Even if our Nasdaq initial listing application is approved and our common stock is initially listed on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the qualitative and quantitative continued listing requirements of the Nasdaq Capital Market. For example, the market price of our common stock may not remain at the level required for continuing compliance with Nasdaq requirement in the future. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines in the period following the implementation of the 1:15 reverse split of our outstanding shares of common stock, the percentage decline may be greater than would occur in the absence of the reverse split. Our failure to meet these requirements may result in our common stock being delisted from the Nasdaq Capital Market.
The reverse split of our outstanding shares of common stock may decrease the liquidity of our stock.
The liquidity of our common stock may be affected adversely by the 1:15 reverse split of our outstanding shares of common stock given the reduced number of shares that will be outstanding after the reverse split of our outstanding shares of common stock. In addition, the reverse split of our outstanding shares of common stock may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.
Even though the reverse split of our outstanding shares of common stock resulted in an increase of the price of our common stock, the trading price of our common stock may not be high enough to attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.
There can be no assurance that the increased price of our common stock as a result of the 1:15 reverse split of our outstanding shares of common stock will attract new investors, including institutional investors, or that the share price will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve, our share price may decline and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information contained in this prospectus may contain forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements relate to future events or our future financial performance. Except for the historical information contained in this discussion of the business and the discussion and analysis of financial condition and results of operations, the matters discussed herein are forward-looking statements. These forward-looking statements include but are not limited to our plans for sales growth and expectations of gross margin, expenses, new product introduction, our liquidity and capital needs, and our plans to list our common stock on the Nasdaq Capital Market. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “potential,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan” or “project” or the negative of these words or other variations on these words or comparable terminology.
In addition to the risks and uncertainties described in “Risk Factors” above and elsewhere in this prospectus, these risks and uncertainties may include consumer trends, business cycles, scientific developments, changes in governmental policy and regulation, currency fluctuations, economic trends in the United States and inflation. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.
This prospectus also contains market data related to our business and industry. These market data include projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our securities.
Except as required by U.S. securities laws, we undertake no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $14,640,000, calculated based on gross proceeds of  $17,500,000 received by us, assuming the sale by us of 2,500,000 shares of our common stock at the assumed offering price of  $7.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us of approximately $2,860,000. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $17,081,250, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds received from this offering, after the payment of all expenses incurred in connection with this offering, as follows:
•
approximately $2,889,000 will be used to repay indebtedness owed to Trooien Capital, due December 12, 2016, which represents $2,300,000 outstanding principal amount and accrued interest at the rate of 10% per annum through the maturity date;

•
approximately $1,440,000 will be used to repay indebtedness currently outstanding under convertible notes, due December 8, 2016, issued by us to certain investors on June 9, 2016 as a bridge financing to provide us with sufficient capital prior to this offering, which indebtedness does not bear any interest other than during an event of default, in which case default interest at a rate of 24% per annum is applicable (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements”);

•
approximately $432,000 will be used to repay indebtedness currently outstanding under a convertible note, due January 13, 2017, issued by us to James L. Davis on July 13, 2016 as a bridge financing to provide us with sufficient capital prior to this offering (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements”);

•
approximately $288,000 will be used to repay indebtedness currently outstanding under a convertible note, due January 14, 2017, issued by us to Michael J. Hanson on July 14, 2016 as a bridge financing to provide us with sufficient capital prior to this offering (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements”); and

•
the balance will be used to fund marketing and sales and working capital, and for general corporate purposes.

The allocation of the net proceeds of this offering set forth above represents our current estimates and intentions based upon our present plans and assumptions regarding industry and general economic conditions and our future revenues and expenditures. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Our management will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes. For example, if we identify opportunities that we believe are in the best interests of our stockholders, we may use a portion of the net proceeds from this offering to acquire, invest in or license complementary products, technologies or businesses, although we have no current understandings, agreements or commitments to do so. In addition, the amounts and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts. Investors will be relying on the judgment of our management regarding application of the net proceeds of this offering.
Pending use of the proceeds from this offering as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

MARKET FOR OUR COMMON STOCK
AND RELATED STOCKHOLDER MATTERS
Market for Our Common Stock
On September 19, 2016, the closing bid price for our common stock as reported on the OTC Market’s OTCQB was $8.00 per share. There was no trading of our common stock on the OTCQB or any other market, exchange or quotation system before July 2014. Although our common stock is quoted on the OTCQB, there is a limited trading market for our common stock. Because our common stock is thinly traded, any reported sale prices may not be a true market-based valuation of our common stock. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CAFN.” If our listing application is approved, we expect to list our common stock on the Nasdaq Capital Market upon consummation of this offering and our common stock will cease to be traded on the OTCQB Marketplace.
The table below sets forth reported high and low closing bid quotations for our common stock for the fiscal quarters indicated as reported on the OTCQB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The quotations shown in the table below through July 26, 2016 do not reflect the reverse split of our outstanding shares of common stock that was implemented on July 27, 2016.
	High	Low
2014
Quarter ended March 31, 2014*	$—	—
Quarter ended June 30, 2014*	$—	—
Quarter ended September 30, 2014 (through July 8, 2014)*	$—	$—
Quarter ended September 30, 2014 (from July 9, 2014 through September 30, 2014)	$1.69	$1.06
Quarter ended December 31, 2014	$1.60	$0.75
2015
Quarter ended March 31, 2015	$1.39	$0.65
Quarter ended June 30, 2015	$0.80	$0.36
Quarter ended September 30, 2015	$0.99	$0.35
Quarter ended December 31, 2015	$0.86	$0.32
2016
Quarter ended March 31, 2016	$0.53	$0.33
Quarter ended June 30, 2016	$0.75	$0.25
Quarter ended September 30, 2016 (through July 26, 2016)(1)	$0.60	$0.45
Quarter ended September 30, 2016 (from July 27, 2016 through September 19, 2016)(2)	$9.00	$5.75

*
There was no market for our common stock during this period.

(1)
July 26, 2016 is the last trading day prior to implementing the 1:15 reverse split of our outstanding shares of common stock.

(2)
July 27, 2016 is the first trading day after implementing the 1:15 reverse split of our outstanding shares of common stock.

Record Holders
As of September 14, 2016, there were approximately 121 holders of record of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans
The table below sets forth certain information, as of the close of business on June 30, 2016, regarding equity compensation plans (including individual compensation arrangements) under which our securities were then authorized for issuance.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by stockholders	73,898(1)	$16.54	616,548(2)
Equity compensation plans not approved by stockholders	216,450	$15.90	none

(1)
Represents 7,809 shares of common stock issuable upon exercise of outstanding stock options under the 2010 Equity Incentive Plan and 66,089 shares of common stock issuable upon exercise of outstanding stock options under the 2014 Stock Incentive Plan.

(2)
Represents 9,092 shares of common stock available for issuance under the 2014 Stock Incentive Plan, 600,000 shares of common stock available for issuance under the 2016 Stock Incentive Plan, and 7,456 shares of common stock available for issuance under the 2014 Associate Stock Purchase Plan.

On February 12, 2014, our Board of Directors approved the assumption of the 2010 Equity Incentive Plan as part of a reverse triangular merger that we completed in February 2014. As of June 30, 2016, 7,809 shares of common stock were reserved for issuance under the 2010 Equity Incentive Plan. However, our Board of Directors agreed that no new grants would be made under the 2010 Equity Incentive Plan.
2016 Stock Incentive Plan
On June 2, 2016, our Board of Directors adopted our 2016 Stock Incentive Plan. The plan is administered by the Board of Directors or an authorized committee. The plan was approved by a majority of our stockholders in June 2016. Our Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant non-qualified (non-statutory) options for up to 6,667 common shares to new employees of our company who are not officers of our company during each fiscal year. Incentives under the plan may be granted in one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights (SARs); (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors. As of June 30, 2016, an aggregate of 600,000 shares of common stock were issuable under the plan. To the extent necessary for an award to satisfy the performance-based exception to the deductibility limitations of Code Section 162(m), the maximum number of shares of common stock with respect to which awards is 26,667, subject to adjustment as provided in the 2016 Stock Incentive Plan, and the maximum amount that may be paid under such performance-based exception to any one person during any period of three calendar years is $3,000,000. The term of each stock option shall be determined by the board or committee, but shall not exceed ten years. Vested stock options may be exercised in whole or part by the holder giving notice to our company. Options under the plan may provide for the holder of the option to make payment of the exercise price by the surrender of shares equal in value to the exercise price.
On July 16, 2016, our Board of Directors granted to Ruth Owades, our director, an option to purchase 8,000 shares of our common stock. The option grant was made under our 2016 Stock Incentive Plan. The option is exercisable at a per-share exercise price equal to $5.10 per share. One-third of the option grant was deemed to have vested on June 28, 2016 (being the date on which Ms. Owades joined our Board of Directors) and one-third of the option grant will vest on each of the first and second anniversary of such date, so long as Ms. Owades is serving as a director on such anniversary dates.
On August 17, 2016, our Board of Directors granted to each of Liyuan Woo, James J. Spencer and Robin S. O’Connell, our directors, an option to purchase 8,000 shares of our common stock. The option grants were made under our 2016 Stock Incentive Plan. The options are exercisable at a per-share exercise price equal to $7.85 per share. One-third of the option grants vested on August 17, 2016 (being the date on which such individuals joined our Board of Directors) and one-third of the option grants will vest on each of the first and second anniversary of such date, so long as the individual is serving as a director on such anniversary dates.
On September 13, 2016, our Board of Directors approved a grant of options to purchase an aggregate amount of 447,000 shares of our common stock to certain directors, officers and other associates under our 2016 Stock Incentive Plan. This grant is contingent and effective upon the consummation of this offering and the exercise price will be the public offering price per share in this offering. The options vest as to one-third on the date on which this offering is consummated and one-third on each of the first and second anniversary of such date, so long as the individual is employed by us or is serving as a director on such anniversary dates. As a result, upon the consummation of this offering, options to purchase 479,000 shares of our common stock will be outstanding under our 2016 Stock Incentive Plan, assuming no options outstanding under our 2016 Stock Incentive Plan as of September 15, 2016 are exercised prior to the consummation of this offering.
2014 Stock Incentive Plan
On February 12, 2014, our Board of Directors adopted our 2014 Stock Incentive Plan. The plan is administered by the Board of Directors or an authorized committee. Our Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant non-qualified (non-statutory) options for up to 6,667 common shares to new employees of our company who are not officers of our company during each fiscal year. Incentives under the plan may be granted in one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) SARs; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors. As of June 30, 2016, an aggregate of 101,442 shares of common stock were issuable under the plan, including 9,092 shares of common stock available for future grants under the plan. No person is eligible to receive grants of stock options and SARs under the plan that exceed, in the aggregate, 26,667 shares of common stock in any one year. The term of each stock option shall be determined by the board or committee, but shall not exceed ten years. Vested stock options may be exercised in whole or part by the holder giving notice to our company. Options under the plan may provide for the holder of the option to make payment of the exercise price by the surrender of shares equal in value to the exercise price. Following the closing of this offering, we expect to grant awards to eligible participants under this Plan.
2014 Associate Stock Purchase Plan
On September 8, 2014, our Board of Directors adopted our 2014 Associate Stock Purchase Plan. We may issue a total of up to 33,334 shares of our common stock under the plan. The plan is designed to be a stock purchase plan qualifying under Code Section 423. The Board of Directors elected to cause the plan to be effective as of September 1, 2014, and was approved by our stockholders in August 2015 in order to fully comply with the requirements of Code Section 423.
The 2014 Associate Stock Purchase Plan permits eligible employees to purchase shares of our common stock at the end of pre-established offering periods at a maximum 15% discount from the common stock’s fair market value on the date of purchase or the offering date, whichever is lower. Purchases will be funded through employee payroll deductions (or, if payroll deductions are not permitted by local law, by other permitted methods). Eligible employees include any person, including an officer, employed by our company or a subsidiary and whose customary employment is at least 20 hours per week. The plan is administered by our Board of Directors or by a committee of our Board of Directors designated for such purpose.
Rule 144
In general, pursuant to Rule 144 under the Securities Act, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least six months from the later of the date of issuance by a public reporting issuer or acquisition from an affiliate of that issuer, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of common stock or the average weekly trading volume of shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about the public reporting issuer. After one year has elapsed from the later of the issuance of restricted securities by the public reporting issuer or their acquisition from an affiliate of that issuer, persons who are not affiliates under the rule may sell such securities without any limitation.
Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meets the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144 the issuer has satisfied certain reporting requirements under the Exchange Act. On March 31, 2014, we filed with the SEC an annual report on Form 10-K reflecting that we ceased to be a shell company, which means that the one-year period has elapsed and the restrictions set forth in Rule 144(i) no longer apply to us.

DIVIDEND POLICY
We have never paid any cash dividends on our common stock and we do not intend to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends on our common stock will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2016:
•
on an actual basis;

•
on a pro forma basis giving effect to (i) the issuance to James L. Davis on July 13, 2016 of a convertible note in a principal amount of  $360,000 (for which we have an obligation to repay a 20% premium, resulting in a principal amount of  $432,000 currently outstanding under this note) and a warrant to purchase 20,000 shares of our common stock in exchange for an aggregate purchase price of  $300,000, (ii) the issuance to Michael J. Hanson on July 14, 2016 of a convertible note in a principal amount of  $240,000 (for which we have an obligation to repay a 20% premium, resulting in a principal amount of  $288,000 currently outstanding under this note) and a warrant to purchase 13,334 shares of our common stock in exchange for an aggregate purchase price of  $200,000, (iii) the issuance to Columbus Capital Partners L.P. and Columbus Capital QP Partners, L.P., collectively Columbus Capital, on August 11, 2016 of convertible notes, due August 11, 2017, in an aggregate principal amount of  $526,315 and warrants to purchase 85,348 shares of our common stock in exchange for an aggregate purchase price of  $500,000 paid in cash, (iv) the issuance to Michael J. Hanson and James L. Davis on August 12, 2016 of convertible notes, due August 12, 2016, in an aggregate principal amount of  $526,316 and warrants to purchase an aggregate of 85,348 shares of our common stock in exchange for an aggregate purchase price of  $500,000, (v) the issuance to James L. Davis of 50,608 shares of our common stock upon the exercise of outstanding warrants on September 15, 2016, in consideration for $250,004 in aggregate exercise proceeds, (vi) the issuance to FLMM Ltd. of 30,365 shares of our common stock upon the exercise of outstanding warrants on September 15, 2016, in consideration for $150,003 in aggregate exercise proceeds, (vii) the issuance to Jon D. & Linda W. Gruber Trust of 54,419 shares of our common stock upon the exercise of outstanding warrants on September 15, 2016, in consideration for $268,578 in aggregate exercise proceeds, (viii) the issuance to Alice Ann Corporation, on September 15, 2016, of convertible notes, due September 15, 2017, in an aggregate principal amount of  $50,000 and warrants to purchase 8,109 shares of our common stock in exchange for an aggregate purchase price of  $47,500 paid in cash, and (ix) the issuance to Robert G. Allison, on September 15, 2016, of convertible notes, due September 15, 2017, in an aggregate principal amount of  $50,000 and warrants to purchase 8,109 shares of our common stock in exchange for an aggregate purchase price of  $47,500 paid in cash (see “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements”); and

•
on a pro forma basis, as adjusted for: (i) the sale by us of 2,500,000 shares of our common stock in this offering at an assumed offering price of  $7.00, the midpoint of the price range set forth on the cover page of this prospectus, and the receipt by us of the net offering proceeds of approximately $14,640,000, after deducting estimated underwriting discounts and commissions and offering expenses, (ii) the application of the proceeds of this offering as described in “Use of Proceeds,” (iii) the conversion of all the issued and outstanding shares of our Series C Convertible Preferred Stock into 998,033 shares of our common stock as of August 31, 2016 upon consummation of this offering, (iv) the conversion of the convertible notes due June 1, 2017 issued to Columbus Capital on June 1, 2016 and the conversion of the convertible notes due August 11, 2017 issued to Columbus Capital on August 11, 2016 into an aggregate of 284,496 shares of our common stock, (v) the conversion of the convertible notes due August 12, 2017 issued to Michael J. Hanson and James L. Davis on August 12, 2016 into an aggregate of 94,832 shares of our common stock, (vi) the conversion of the convertible notes due September 15, 2017 issued to Alice Ann Corporation on September 15, 2016 into an aggregate of 9,009 shares of our common stock, (vii) the conversion of the convertible notes due September 15, 2017 issued to Robert G. Allison on September 15, 2016 into an aggregate of 9,009 shares of our common stock, and (viii) the termination of price-protection features arising from certain anti-dilution adjustment provisions in certain warrants and the related reclassification of mark-to-market charges into stockholders’ equity. (See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments.”)

The table below should be read together with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.
	As of June 30, 2016 (unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted(1)(2)
Cash and cash equivalents	$260,366	$2,523,951	$12,115,307
Current Portion of Long-Term Obligations
Current maturities of capital lease obligations	$362,413	$362,413	$362,413
Current portion of long-term debt(3)(4)	5,582,897	5,945,067	2,632,771
Accrued interest(3)(4)	862,899	862,899	377,941
Current portion of warrant liability	21,730	21,730	—
Total current portion of long-term obligations	$6,829,939	$7,192,109	$3,373,125
Long-Term Obligations
Capital lease, net of current maturities	$246,517	$246,517	$246,517
Long-term debt, net of current maturities(3)	371,904	371,904	371,904
Warrant and conversion feature liability(5)	4,950,644	5,274,974	304,927
Derivative liability(6)	—	3,111,515	—
Total long-term obligations	$5,569,065	$9,004,910	$923,348
Shareholders’ Deficit
Series C convertible preferred shares, $0.0001 par value, 20,000,000 shares authorized, 43,530 shares issued and outstanding; no shares issued and outstanding on a pro forma basis	$4	$4	$—
Common shares, $0.0001 par value; 500,000,000 shares authorized, 2,825,776 issued and outstanding, actual; 2,961,168 issued and outstanding on a pro forma basis; 6,856,546 issued and outstanding on a pro forma, as adjusted basis(7)	283	296	686
Additional-paid-in-capital	65,960,363	67,421,963	92,742,768
Accumulated deficit	(77,421,348)	(80,417,391)	(84,246,680)
Total shareholders’ equity (deficit)	$(11,460,698)	$(12,995,128)	$8,496,774
Total capitalization	$1,198,672	$5,725,842	$24,908,554

(1)
Under the terms of the convertible term loan from Trooien Capital, due December 2016, we are required to pay interest at the rate of 10% per annum accrued on this loan through the maturity date of December 12, 2016 even if we prepay this loan prior to the maturity date. On an as adjusted basis, interest an aggregate amount of approximately $589,000 will be payable on this note through the maturity date. Approximately $2,889,000 of the proceeds of this offering will be used to repay the indebtedness owed to Trooien Capital, which represents $2,300,000 outstanding principal amount and accrued interest through the maturity date.

(2)
A $1.00 increase in the assumed public offering price of  $7.00 per share (the midpoint of the price range set forth on the cover page of this prospectus) would decrease the as adjusted number of shares of common stock issued and outstanding by approximately 312,500 and a $1.00 decrease in the assumed public offering price of  $7.00 per common share would increase the adjusted number of shares issued and outstanding by approximately 446,302. A 100,000 share increase (decrease) in the number of shares offered by us at the assumed public offering price of  $7.00 per common share would increase (decrease) the as adjusted amount of each of cash and cash equivalents, additional paid-in-capital, total shareholders’ equity and total capitalization by approximately $651,000, after deducting estimated underwriters’ fees and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.
(3)
As of June 30, 2016, our indebtedness and accrued interest consist of  (i) notes payable to directors and officers in the aggregate principal amount of  $2,162,492 and interest accrued thereon in an aggregate amount of  $322,730, (ii) a convertible term loan from Trooien Capital, due December 2016, interest at 10%, in the principal amount of  $2,300,000 and interest accrued thereon in an aggregate amount of $484,959, (iii) convertible notes, due December 2016 and June 2017, interest 0%, in the aggregate principal amount of  $650,126, (iv) a series subordinated note, due January 2016, interest at 12%, in the principal amount of  $415,398 and interest accrued thereon in an aggregate amount of  $26,904, (v) notes payable, due the earlier of raising $10,000,000 in proceeds from private placements or August 2016, interest between 8.25% and 12%, in the aggregate principal amount of  $67,082 and interest accrued thereon in an aggregate amount of  $28,305, (vi) note payable, due August 2021, interest 0%, in the aggregate principal amount of  $192,000, and (vii) installment note payable to bank in the aggregate principal amount of  $286,637. The aggregate principal amount of our total outstanding indebtedness as of June 30, 2016 described above is $6,073,735. After deducting unamortized deferred financing costs of  $118,934 (as of June 30, 2016), the aggregate principal amount of our total net indebtedness as of June 30, 2016 described above is $5,954,801, of which the current portion is $5,582,897 and the long-term portion is $371,904. The aggregate amount of accrued interest as of June 30, 2016 described above is $862,899. For additional information, see note 4 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

(4)
Current portion of long-term debt and accrued interest on an actual basis as of June 30, 2016 excludes (i) the indebtedness in the aggregate principal amount of  $360,000 owed to James L. Davis under convertible notes issued to Mr. Davis on July 13, 2016, for which we have an obligation to repay a 20% premium, resulting in an aggregate principal amount of  $432,000 currently outstanding under these notes, (ii) the indebtedness in the aggregate principal amount of  $240,000 owed to Michael J. Hanson under convertible notes issued to Mr. Hanson on July 14, 2016, for which we have an obligation to repay a 20% premium, resulting in an aggregate principal amount of  $288,000 currently outstanding under these notes, (iii) the indebtedness in the aggregate principal amount of  $526,315 owed to Columbus Capital under convertible notes, due August 11, 2017, issued to Columbus Capital on August 11, 2016, (iv) the indebtedness in the principal amount of  $263,158 owed to James L. Davis under convertible notes, due August 12, 2017, issued to Mr. Davis on August 12, 2016, (v) the indebtedness in the principal amount of  $263,158 owed to Michael J. Hanson under convertible notes, due August 12, 2017, issued to Mr. Hanson on August 12, 2016, (vi) the indebtedness in the principal amount of  $50,000 owed to Alice Ann Corporation under convertible notes, due September 15, 2017, issued to Alice Ann Corporation on September 15, 2016, and (vii) the indebtedness in the principal amount of  $50,000 owed to Robert G. Allison under convertible notes, due September 15, 2017, issued to Robert G. Allison on September 15, 2016.

(5)
Warrant and conversion feature liability on an actual basis represents (i) the aggregate amount of fair value adjustments made with respect to warrants to purchase an aggregate of 1,210,046 shares of our common stock that as of June 30, 2016 include price-protection features arising from certain anti-dilution adjustment provisions included in the warrants, which warrants are carried at fair value as at June 30, 2016, and (ii) the aggregate amount of fair value adjustments made with respect to the conversion feature in the Columbus Capital convertible notes, due June 1, 2017, in an aggregate principal amount of  $1,052,632, issued to Columbus Capital on June 1, 2016. Warrant and conversion feature liability on a pro forma, as adjusted basis, gives effect to (i) the termination of such price protection features in warrants to purchase an aggregate of 1,090,134 shares of our common stock, (ii) the conversion of the Columbus Capital convertible notes, due June 1, 2017, in an aggregate principal amount of  $1,052,632, issued to Columbus Capital on June 1, 2016, (iii) the conversion of the Columbus Capital convertible notes, due August 11, 2017, in an aggregate principal amount of $526,315, issued to Columbus Capital on August 11, 2016, (iv) the conversion of convertible notes, due

August 12, 2016, in an aggregate principal amount of  $526,316, issued to Michael J. Hanson and James L. Davis on August 12, 2016, and (v) the conversion of convertible notes, due September 15, 2017, in an aggregate principal amount of  $100,000, issued to Alice Ann Corporation and Robert G. Allison on September 15, 2016.
(6)
Derivative liability on a pro forma basis represents the portion of the fair value of (i) the instruments issued to Columbus Capital on August 11, 2016 and to James L. Davis and Michael Hanson on August 12, 2016, consisting of convertible notes, due August 2017, in an aggregate principal amount of $1,052,631 and warrants to purchase an aggregate of 170,696 shares of our common stock (in exchange for an aggregate purchase price of  $1,000,000 paid in cash), and (ii) the instruments issued to Alice Ann Corporation and to Robert G. Allison on September 15, 2016, consisting of convertible notes, due September 2017, in an aggregate principal amount of  $100,000 and warrants to purchase an aggregate of 16,218 shares of our common stock (in exchange for an aggregate purchase price of $95,000 paid in cash), in each case in excess of the aggregate amount of the notes payable and the fair value of the warrants (calculated based on the Black-Scholes option pricing model).

(7)
The number of shares of our common stock to be outstanding both before and after this offering is based on the number of shares outstanding as of June 30, 2016, as adjusted for the 1:15 reverse split of our outstanding shares of common stock which was implemented on July 27, 2016 and excludes:

•
290,380 shares of our common stock issuable upon exercise of outstanding stock options as of June 30, 2016;

•
32,000 shares of our common stock issuable upon exercise of outstanding stock options granted to our directors under our 2016 Stock Incentive Plan in July and August 2016;

•
447,000 shares of our common stock issuable upon exercise of stock options approved for grant by our Board of Directors on September 13, 2016 to certain directors, officers and other associates under our 2016 Stock Incentive Plan, which grant is contingent and effective upon the consummation of this offering;

•
121,000 shares of our common stock available for future grants under our 2016 Stock Incentive Plan as of September 15, 2016;

•
10,818 shares of our common stock available for future grants under our 2014 Stock Incentive Plan as of September 15, 2016;

•
2,901,833 shares of our common stock reserved for issuance under outstanding warrants as of September 15, 2016, with a weighted average exercise price of  $8.74 per share;

•
998,033 shares of our common stock issuable upon conversion of our Series C Convertible Preferred Stock as of August 31, 2016, which will occur upon the consummation of this offering; and

•
397,345 shares of our common stock issuable upon conversion of certain convertible notes (calculated based on the assumed public price of  $7.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus), which will occur upon the consummation of this offering.

DILUTION
If you invest in our common stock, your investment will be diluted immediately to the extent of the difference between the public offering price per share of common stock you pay in this offering, and the pro forma, as adjusted net tangible book value per share of common stock immediately after this offering.
Net tangible book value represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less goodwill and intangible assets. Pro forma, as adjusted net tangible book value per share set forth in the table below represents our net tangible book value as of June 30, 2016 divided by the number of shares of common stock outstanding, after giving effect to (i) the 1:15 reverse split of our outstanding shares of common stock which we implemented on July 27, 2016, (ii) the conversion of our issued and outstanding Series C Convertible Preferred Stock into 998,033 shares of our common stock as of August 31, 2016, (iii) the conversion of convertible notes in the aggregate principal amount of  $526,315 issued to Columbus Capital on August 11, 2016, (iv) the conversion of convertible notes in the principal amount of  $263,158 issued to James L. Davis on August 12, 2016, (v) the conversion of convertible notes in the principal amount of  $263,158 issued to Michael J. Hanson on August 12, 2016, (vi) the issuance to James L. Davis of 50,608 shares of our common stock upon the exercise of outstanding warrants on September 15, 2016, in consideration for $250,004 in aggregate exercise proceeds, (vii) the issuance to FLMM Ltd. of 30,365 shares of our common stock upon the exercise of outstanding warrants on September 15, 2016, in consideration for $150,003 in aggregate exercise proceeds, (viii) the issuance to Jon D. & Linda W. Gruber Trust of 54,419 shares of our common stock upon the exercise of outstanding warrants on September 15, 2016, in consideration for $268,578 in aggregate exercise proceeds, (ix) the conversion of the convertible notes in the principal amount of  $50,000 issued to Alice Ann Corporation on September 15, 2016, (x) the conversion of the convertible notes in the principal amount of  $50,000 issued to Robert G. Allison on September 15, 2016, (xi) the sale by us of 2,500,000 shares of our common stock in this offering at an assumed offering price of  $7.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and (xii) the use of net proceeds of approximately $14,640,000 from this offering, after deducting estimated underwriting discounts and commissions and offering expenses, as contemplated herein.
Our actual net tangible book value as of June 30, 2016 was approximately $(12,062,000), or $(4.27) per share after giving effect to the 1:15 reverse split of our outstanding shares of common stock, which we implemented on July 27, 2016.
Pro Forma, As Adjusted as of June 30, 2016
Assumed public offering price per share	$7.00
Net tangible book value per share as of June 30, 2016	$(4.27)
Increase in net tangible book value attributable to net proceeds received from this offering	$5.42
Pro forma, as adjusted net tangible book value per share as of June 30, 2016	$1.15
Pro forma, as adjusted net tangible book value per share as of June 30, 2016, assuming full exercise of the underwriters’ over-allotment option	$1.09
Dilution in net tangible book value per share to new investors	$5.85
Dilution in net tangible book value per share to new investors, assuming full exercise of the underwriters’ over-allotment option	$5.91
Unless otherwise indicated, the foregoing illustration does not reflect potential dilution as of June 30, 2016 from the exercise of outstanding stock options or warrants to purchase an aggregate of 2,750,333 shares of our common stock.

SELECTED FINANCIAL DATA
The selected financial data included in this section is extracted from the previously filed financial statements included in this prospectus as adjusted to reflect the impact of the reverse split of our outstanding shares of common stock. Selected audited financial information for fiscal 2015 and 2014, as well as selected unaudited financial information for the six months ended June 30, 2016 and 2015, is as follows:
	Year Ended December 31,		Six Months Ended June 30,
	2015	2014	2016	2015
Revenue	$4,301,004	$2,648,108	$3,464,534	$2,006,690
Cost of revenue	4,119,446	2,747,343	2,608,488	1,868,193
Gross income (loss)	181,558	(99,235)	856,046	138,497
Operating expenses
Sales and marketing	3,440,498	2,854,959	2,088,324	1,755,799
Research and development	2,643,048	2,663,633	928,378	1,646,229
General and administrative	3,908,976	3,998,086	2,055,296	1,999,428
Total operating expenses	9,992,522	9,516,678	5,071,998	5,401,456
Operating loss	(9,810,964)	(9,615,913)	(4,215,952)	(5,262,959)
Interest expense and other non-cash financing expense	2,446,260	5,703,963	2,167,877	3,069,776
Mark-to-market warrant expense	2,319,058	570	2,046,627	1,585,218
Inducement to convert debt and warrants	—	424,335	—	—
Share price/conversion adjustment	3,704,683	—	—	2,119,465
Other (income) expense	(28,333)	(34,999)	(292,736)	14,375
Net loss	(18,252,632)	(15,709,782)	(8,137,720)	(12,051,793)
Less: cumulative unpaid preferred dividends	(260,233)	(48,409)	(232,751)	(33,778)
Net loss attributable to common stockholders	$(18,512,865)	$(15,758,191)	$(8,370,471)	$(12,085,571)
Weighted average common shares outstanding—basic and fully diluted(1)	1,771,736	755,833	2,627,357	1,441,836
Net loss per common share—basic and fully diluted(1)	$(10.45)	$(20.85)	$(3.19)	$(8.38)

(1)
Weighted average common shares outstanding for the year ended December 31, 2015 and 2014 are adjusted from the previously filed audited consolidated financial statements to reflect the impact of the 1:15 reverse split of our outstanding shares of common stock, as described in this prospectus.

Selected summarized unaudited quarterly financial information for fiscal 2015 and 2014 is as follows:
	Year Ended December 31, 2015
	First	Second	Third	Fourth
Revenue	$1,005,439	$1,001,251	$1,029,958	$1,264,356
Gross profit (loss)	$112,530	$25,967	$85,326	$(42,265)
Net income (loss)	$(3,164,487)	$(8,887,306)	$(6,963,421)	$762,582
Net income (loss) attributable to common stockholders	$(3,164,487)	$(8,921,084)	$(7,073,194)	$645,900
Net income (loss) per share—basic and fully diluted(1)	$(2.53)	$(5.47)	$(3.47)	$0.30
	Year Ended December 31, 2014
	First	Second	Third	Fourth
Revenue	$476,482	$608,917	$855,631	$707,078
Gross profit (loss)	$(142,047)	$(107,848)	$25,753	$124,907
Net income (loss)	$(2,871,883)	$(4,246,802)	$(5,157,549)	$(3,433,548)
Net income (loss) attributable to common stockholders	$(2,871,883)	$(4,246,802)	$(5,158,752)	$(3,480,754)
Net income (loss) per share—basic and fully diluted(1)	$(7.04)	$(9.75)	$(4.98)	$(3.07)

(1)
Adjusted from the previously filed audited consolidated financial statements to reflect the impact of the 1:15 reverse split of our outstanding shares of common stock, as described in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion in conjunction with the information contained in other sections of this prospectus, particularly under the headings “Risk Factors” and “Business.” This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. The statements in this discussion and analysis concerning expectations regarding our future performance, liquidity and capital resources, as well as other non-historical statements in this discussion and analysis, are forward-looking statements. (See “Cautionary Note Regarding Forward-Looking Statements.”) These forward-looking statements are subject to numerous risks and uncertainties, including those described under “Risk Factors.” Our actual results could differ materially from those suggested or implied by any forward-looking statements.
Overview
We are a leading provider of software-as-a-service, or SaaS, financial technology, or fintech, solutions to the financial services industry. We provide traditional financial institutions and alternative financial service, or AFS, providers with innovative mobile and other solutions to enable them to offer a suite of leading-edge mobile financial services to their customers through the Internet, or cloud-based, access. As a SaaS provider, we develop, host and maintain software solutions that we license to our clients. We serve three primary markets in the United States: banks, credit unions and AFS providers, which includes providers of non-traditional banking services such as reloadable prepaid cards and check cashing services. In the future, we intend to expand outside of the United States, including Latin America and Europe, as opportunities present themselves.
We have been expanding our suite of available fintech solutions. One of our recent solutions, Select Mobile Money, is an award-winning prepaid mobile money platform that seamlessly links various mobile banking features with a prepaid debit card issued by financial institutions or AFS providers. Our Select Mobile Money solutions comprise two distinct mobile banking technology solutions: first, a white label mobile money platform for larger financial institutions and AFS providers that already have a reloadable prepaid card program and wish to enhance it by integrating a feature rich app; and second, an end-to-end reloadable prepaid card program, which we call Select Mobile Money-Express, or SMM-X, offered to all banks, credit unions and AFS providers of all sizes that would like to deploy a complete reloadable prepaid card program, comprising a prepaid debit card, an integrated mobile app and program management.
Our business has historically focused on offering a full suite of consumer and business remote deposit check capture, or RDC, products that enable financial institutions to provide their customers with the ability to conveniently deposit their checks remotely anytime, anywhere. While we continue to offer these solutions, we recently expanded our focus to include prepaid mobile money solutions. Our latest innovations are a mobile remote payment capture solution, which we call Select Mobile NowPay, which enables enterprises to accept check payments submitted via their customers’ mobile devices, and our mobile account opening solution, which we call Select Mobile Account Opening, which streamlines the account opening process by utilizing photo imaging to capture customer data and auto-populate an account opening application form for checking, savings, credit card and other types of accounts.
Revenues
   Our Revenue Sources
As of June 30, 2016, we have sold primarily RDC solutions, which have been the primary source of our revenue, and the balance of our revenues were from sales of our Select Mobile Money and Mobile Account Opening solutions.
As of June 30, 2016, we had entered into contracts for the sale of approximately 685 products (including product enhancements), of which approximately 492 were “active” as of June 30, 2016, meaning that the product or enhancement has been deployed or implemented by our client for use by its customers or we have completed our implementation and/or customization work for the product or enhancement and have delivered it to our client for deployment. Of the approximately 685 products sold as of June 30, 2016, approximately 632 related to RDC products, 43 related to our white label Select Mobile Money solution, five related to our SMM-X solution, four related to Mobile Account Opening and one related to Select Mobile NowPay. Of the approximately 492 products sold which were active as of June 30, 2016, approximately 480 related to RDC products, 11 related to our white label Select Mobile Money solutions and one related to Mobile Account Opening. Our SMM-X and Select Mobile NowPay solutions were not yet active as of June 30, 2016.
   Our Revenue Components
Our revenues are comprised of non-recurring revenue and recurring revenue. We have the following two categories of non-recurring revenue:
Up-Front Implementation Fees.   We usually charge our clients an up-front implementation fee due upon entering into a new contract for the initial set up of our solution. This fee is earned by us over the life of the contract for bringing the client “live,” meaning that the client has implemented our solution enabling the processing of our client’s customer transactions. Usually, the term of these contracts range anywhere from 12 to 36 months. This fee is amortized on a monthly basis over the life of the contract.
Professional Services Fees.   If requested by our client, we provide professional services to the client for our solutions. Fees from professional services may include fees charged for any client customization services, development of interfaces requested by our clients, assistance with integration of our solutions with our client’s applications, dedicated client support services, advisory services to clients who choose to develop their own interfaces and applications, and additional marketing support services requested by our clients. For our RDC solutions, we also include in this category revenues from the sale of scanning and related equipment.
   Recurring Revenue
We earn recurring revenue on a monthly basis from our client’s customer transactions, monthly user fees charged per customer, and/or hosting/maintenance fees charged to our clients. Recurring revenue arise only after the client has implemented one of our solutions, whether prepaid mobile money, RDC, or mobile account opening. Recurring revenue varies depending on the specific solution deployed, the fee arrangement negotiated with the client, the number of client customers that use the application, the type of user transaction and the volume of user transactions.
Recurring revenue from our white label solution prepaid mobile money solution vary by client and typically comprise of a monthly hosting fee and a monthly active user fee charged based on the number of customers that open the application. Although we do not currently charge user transaction fees for this solution, in the future we may introduce new features into this solution which may have a transaction fee revenue component. (For a description the potential recurring revenue components of our SMM-X prepaid mobile money solution, see “Our Business—Our Solutions—Prepaid Mobile Money Solutions: Select Mobile Money—Our Select Mobile Money Express Platform (SMM-X).”)
Recurring revenue from our RDC solutions vary by client and typically comprise of a monthly hosting/maintenance fee, a monthly user fee we charge our client for each customer that has signed up for this service, and transaction fees which vary based on the type of service and the number of checks deposited using this service.
Recurring revenue from our Select Mobile NowPay solutions are expected to comprise of a monthly hosting fee and transaction fees based on the number of payments received using this service. Recurring revenue from our Select Mobile Account Opening solutions is expected to comprise of a monthly hosting fee and transaction fees based on the number of new accounts applications made using this service.
Critical Accounting Policies
Set forth below is a summary of the significant accounting policies applied in the preparation of our consolidated financial statements.

   Basis of Presentation
Our consolidated financial statements include our accounts and the accounts of our wholly owned subsidiary, Cachet Financial Solutions Inc. Our wholly-owned subsidiary is the only entity with operational activity, and therefore no intercompany transactions exist with the parent entity which would need to be eliminated. We have prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.
Our consolidated financial statements have been prepared on the basis that we will continue as a going concern. (See “Liquidity and Capital Resources—Recent Developments—Going Concern and the Proposed Offering” and Note 1 of our consolidated financial statements.)
   Revenue Recognition
As mentioned above, we generate revenue from the following sources:
•
up-front implementation fee;

•
professional service fees; and

•
recurring revenue, comprising of monthly hosting/maintenance fee, monthly user fees and transaction fees.

We commence revenue recognition for fees earned on our SaaS fintech solutions and services when all of the following criteria are met:
•
there is persuasive evidence of an arrangement;

•
the service has been or is being provided to the client;

•
collection of the fees is reasonably assured; and

•
the amount of fees to be paid by the client is fixed or determinable.

Up-Front Implementation Fees
The up-front implementation fees are recognized over the term of the contract or expected life of the contract where no contractual term exists. Generally, client agreements are entered into for 12 to 36 months. A majority of the implementation service component of the arrangement with clients is performed within 120 days of entering into a contract with the customer.
Professional Services Fee
Fees from professional services may include fees charged for any client customization services, development of interfaces requested by our clients, assistance with integration of our solutions with our client’s applications, dedicated client support services, advisory services to clients who choose to develop their own interfaces and applications, and additional marketing support services requested by our clients. Professional services are typically performed within three to six months of entering into an arrangement with the customer. Professional services are typically sold on a fixed-fee basis, but are also offered on a time-and-material basis. Revenue for time-and-material arrangements is recognized as the services are performed. Revenue for professional services is recognized under a percent of completion method matching the revenue with the costs of the computer programmer’s time. We use internal milestones to estimate the costs and related percent of completion. Professional services are not considered essential to the functionality of our SaaS solutions. For our RDC solutions, we also include in this category revenues from the sale of scanning and related equipment.
In determining whether professional services can be accounted for separately from other services, we consider the availability of the professional services from other vendors, the nature of our professional services and whether we sells our solutions to new clients without professional services.

Recurring Revenue
Recurring revenue is billed on a monthly basis, and comprises of hosting/maintenance fees charged to our clients, user fees charged per customer, and transaction fees based on our client’s customer transactions. Recurring revenue arises only after the client has implemented one of our solutions, whether RDC, Select Mobile Money, Select Mobile NowPay or Select Mobile Account Opening. Recurring revenue varies depending on the specific solution deployed, the fee arrangement negotiated with the client, the number of client customers that use the application (and, in the case of our prepaid mobile money application, the type of service used), and the volume of monthly user transactions.
Recurring revenue is recognized monthly based on the terms of the specific client agreement, commencing on the date the service is provisioned to the client, provided the four revenue recognition criteria have been satisfied. Hosting/maintenance fees and user fees are recognized on a monthly basis as earned under the terms of the client agreement provided the four revenue recognition criteria have been satisfied. Transaction volume fees are recognized as transactions are processed provided the four revenue recognition criteria have been satisfied.
Multiple Element Arrangement
We enter into multiple element arrangements in which a client may purchase a solution and professional services. For arrangements with multiple deliverables, we evaluate whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple element arrangement as separate units of accounting, the deliverables must have standalone value upon delivery. If the deliverables have standalone value upon delivery, we account for each deliverable separately and revenue is recognized for the respective deliverables as they are delivered. If one or more of the deliverables does not have standalone value upon delivery, the deliverables that do not have standalone value are combined with the final deliverable within the arrangement and treated as a single unit of accounting.
We determine the selling price for each element based on the selling price hierarchy of: (i) vendor-specific objective evidence of fair value, or VSOE, (ii) third-party evidence, or TPE, and (iii) estimated selling price, or ESP. We are unable to establish VSOE for any of our services, as we have not historically priced our solutions or services with sufficient consistency. We are unable to establish TPE, as we do not have sufficient information regarding pricing of third-party solutions and professional services similar to our offerings. As a result, we have developed estimates of selling prices based on margins established by our senior management as the targets in our selling and pricing strategies after considering the nature of the services, the economic and competitive environment, and the nature and magnitude of the costs incurred. The amount of arrangement fee allocated to a single unit of accounting is limited by any contingent revenue, if applicable.
   Deferred Revenue
Deferred revenue consists of billings and payments received in advance of revenue recognition from any of the solutions and services we offer as described above and is recognized as the revenue recognition criteria are met. We typically invoice our clients on a monthly basis and, in certain limited cases, on an annual basis. Accordingly, the deferred revenue balance does not represent the total contract value of our multi-year client agreements. Deferred revenue also includes certain deferred professional services fees, which are recognized in accordance with our revenue recognition policy. The portion of deferred revenue we expect to recognize during the succeeding 12-month period is recorded as current deferred revenue, and the remaining portion is recorded as non-current.
   Cost of Revenue
Cost of revenue primarily consists of costs related to developing, implementing, hosting and supporting our cloud-based solutions and services, including our RDC solutions and our prepaid mobile money solutions, providing client support, data communications expense, salaries and benefits and non-cash stock compensation expense of operations and support personnel, software development fees, software license fees, amortization expense associated with acquired developed technology assets, and property and equipment depreciation of fixed assets used in the generation of revenue. Cost of revenue also includes the cost of professional services we procure externally, including for the services we procure from our external programming consultants in Toronto, Canada. These external programming consultants are dedicated primarily to our prepaid mobile money solutions and other select development projects. We do not track or allocate cost of revenues to the different solutions or services we sell or to our specific revenue sources, except for the cost of professional services we incur externally including for the services we procure from our external programming consultants in Toronto, Canada.
   Sales and Marketing
Sales and marketing expenses include the salaries, employee benefits, commissions, non-cash stock compensation expense, travel and overhead costs of our sales and marketing personnel, as well as tradeshow activities and other marketing costs.
   Research and Development
Research and development expenses include salaries, employee benefits, non-cash stock compensation expense, related overhead costs and consulting fees associated with product development, enhancements, upgrades, testing, quality assurance and documentation. These costs are expensed as incurred.
   General and Administrative
General and administrative expenses include the salaries, employee benefits, non-cash stock compensation expense and related overhead cost of our finance, information technology, human resources and administrative employees, as well as legal and accounting expenses, consulting and contractor fees and bad debt expense.
   Accounts Receivable
Accounts receivable represent amounts due from clients. Our management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts was approximately $10,000 and $25,000 as of December 31, 2015 and 2014, respectively. Concentrations of credit risk with respect to accounts receivable are usually limited because we have a large number of clients, which are mostly financial institutions and AFS providers, thus spreading the credit risk.
   Goodwill
Goodwill represents the excess purchase price over the appraised value of the portion of identifiable assets that were acquired from DeviceFidelity, Inc., completed in March 2014, as described in Note 10 of our audited consolidated financial statements. Goodwill is not amortized but is reviewed at least annually for impairment, or between annual dates if circumstances change that would more likely than not cause impairment. Our management performs its annual impairment test at the close of each fiscal year, and considers several factors in evaluating goodwill for impairment, including our current financial position and results, general economic and industry conditions and legal and regulatory conditions. No impairment of goodwill was identified for the years ended December 31, 2015 and 2014. See Note 11 of our audited consolidated financial statements for further discussion.
   Impairment of Long-Lived Assets, Including License Agreements
We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. In December 2015, we determined that an impairment of  $216,369 had occurred on our finite-lived intangible assets related to certain customer contracts acquired in the acquisition of the Select Mobile Money business on March 4, 2014. In determining the impairment loss, we reviewed all circumstances, including the undiscounted cash flows it expects to derive from those contracts going forward.
   Deferred Financing Costs
Through December 31, 2015, deferred financing costs were capitalized and amortized over the lives of the related debt agreements. These costs were amortized to interest expense over the term of the loan. In the event the debt was converted or paid prior to maturity, any unamortized issuance costs were charged to expense at the time of conversion or payment prior to maturity.
In April 2015, the Financial Accounting Standards Board issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which changed the presentation of debt issuance costs in financial statements to present such costs as a direct deduction from the related debt liability rather than as an asset. This ASU became effective for public companies during interim and annual reporting periods beginning after December 15, 2015. We adopted this ASU as of March 31, 2016 to our condensed consolidated financial statements (unaudited) for the three months ended March 31, 2016 on a retrospective basis.
   Deferred Commissions
We capitalize commission costs paid to internal sales associates that are incremental and directly related to the acquisition of client contracts. Commission costs are capitalized and amortized over the term of the related client contract.
   Net Loss Per Share of Common Stock
Basic and diluted net loss per share of common stock for all periods presented is computed by dividing the net loss attributable to common stockholders by the weighted average shares of common stock outstanding and common stock equivalents, when dilutive. Potentially dilutive common stock equivalents include shares of common stock issuable pursuant to stock warrants, stock options, convertible preferred stock and convertible note agreements. Common stock equivalents were not included in determining the fully diluted loss per share as they were anti-dilutive.
   Fair Value of Financial Instruments
We use fair value measurements to record fair value adjustments for certain financial instruments and to determine fair value disclosures. Warrants issued with price protection features are recorded at fair value on a recurring basis. The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximated fair value due to the short maturity of those instruments. With respect to determination of fair values of financial instruments there are the following three levels of inputs:
•
Level 1 Inputs—Quoted prices for identical instruments in active markets.

•
Level 2 Inputs—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•
Level 3 Inputs—Instruments with primarily unobservable value drivers.

The warrants and conversion features that are carried at fair value are valued using level 3 inputs utilizing a Black-Scholes option pricing model under probability weighted estimated outcomes.
   Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements. Actual results could differ from those estimates. Significant estimates include our ability to continue as a going concern, allowance for doubtful accounts, assumptions used to value stock options and warrants, conversion incentive and share purchase price adjustment, and the value of shares of common stock issued for services.

   Stock-Based Compensation
We account for stock-based compensation using the estimated fair values of warrants issued in lieu of cash payments and stock options granted to associates. For purposes of determining the estimated fair values, we use the Black-Scholes option pricing model. For the periods prior to our common stock being traded, we estimated the volatility of its common stock at the date of grant based on the volatility of comparable peer companies which are publicly traded; for later periods, we include our actual common stock trading to compute volatility. We determine the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. We use the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. We have never paid any cash dividends on our common stock and we do not intend to declare or pay any cash dividends in the foreseeable future. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period. The fair values of stock award grants are determined based on the number of shares granted and estimated fair value of our common stock on the date of grant.
   Income Taxes
We utilize the asset and liability method of accounting for income taxes. We recognize deferred tax liabilities or assets for the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities. We regularly assess the likelihood that our deferred tax assets will be recovered from future taxable income. We consider projected future taxable income and ongoing tax planning strategies in assessing the amount of the valuation allowance necessary to offset our deferred tax assets that will not be recoverable.
Results of Operations: Years Ended December 31, 2015 and 2014
	Year Ended
	December 31, 2015	% of Total Revenue	December 31, 2014	% of Total Revenue	$ Increase (Decrease)	% Increase (Decrease)
Revenue	$4,301,004	100.0%	$2,648,108	100.0%	$1,652,896	62.4%
Cost of revenue	4,119,446	95.8%	2,747,343	103.7%	1,372,103	49.9%
Gross profit	181,558	4.2%	(99,235)	(3.7)%	280,793	(283.0)%
Sales and marketing expenses	3,440,498	80.0%	2,854,959	107.8%	585,539	20.5%
Research and development expenses	2,643,048	61.5%	2,663,633	100.6%	(20,585)	(0.8)%
General and administrative expenses	3,908,976	90.9%	3,998,086	151.0%	(89,110)	(2.2)%
Total operating expenses	9,992,522	232.3%	9,516,678	359.4%	475,844	5.0%
Operating loss	(9,810,964)	(228.1)%	(9,615,913)	(363.1)%	(195,051)	2.0%
Interest expense and other non-cash financing charges	2,446,260	56.9%	5,703,963	215.4%	(3,257,703)	(57.1)%
Mark-to-market warrant expense	2,319,058	53.9%	570	0.0%	2,318,488	406,752.3%
Inducement to convert debt and warrants	—	—	424,335	16.0%	(424,335)	(100.0)%
Share price/conversion adjustment	3,704,683	86.1%	—	—	3,704,683	—
Other (income) expense	(28,333)	(0.7)%	(34,999)	(1.3)%	6,666	(19.0)%
Net loss	$(18,252,632)	(424.4)%	$(15,709,782)	(593.2)	$(2,542,850)	16.2%

   Revenues
Total revenues for the year ended December 31, 2015 increased by approximately 62%, or $1,652,896, to $4,301,004, when compared to the prior year. The increase was primarily due to an increase in recurring revenue from our RDC solutions, which increased by approximately 47%, or approximately $848,000, from approximately $1,806,000 for the year ended December 31, 2014 to approximately $2,654,000 for the year ended December 31, 2015, primarily due to an increase in the number of our RDC products (including product enhancements) that were deployed by our clients for use by their customers from 122 during 2014 to 133 during 2015, an increase of approximately 9%, and an increase in RDC transactions processed, which increased by approximately 59% from the prior year. Recurring revenue from our white label Select Mobile Money solutions increased by approximately 650%, or approximately $210,000, from approximately $32,000 for the year ended December 31, 2014 to approximately $242,000 for the year ended December 31, 2015, primarily due to our entry into the prepaid mobile money market following our purchase of certain mobile money assets of DeviceFidelity, Inc., which we completed in March 2014, as described below and in Note 10 of our 2015 audited consolidated financial statements.
Revenue from professional services increased by approximately 79%, or approximately $329,000, from approximately $416,000 for the year ended December 31, 2014 to approximately $745,000 for the year ended December 31, 2015, primarily due to an increase in customization services relating to our RDC and Select Mobile Money solutions. Revenue from up-front implementation fees increased by approximately 30%, or approximately $119,000, from approximately $393,000 for the year ended December 31, 2014 to approximately $512,000 for the year ended December 31, 2015, primarily due to an increase in solutions deployed. The increase in revenue from professional services and implementation fees is primarily attributable to an overall increase in the number of our RDC and white label Select Mobile Money products (including product enhancements) sold during 2015. During 2015 we sold approximately 200 RDC and white label Select Mobile Money products (including product enhancements), as compared to approximately 120 products sold during 2014. As of December 31, 2015, we had entered into contracts for the sale of approximately 556 products (including product enhancements), as compared to contracts for the sale of approximately 352 products as of December 31, 2014.
The table below set forth (i) the number of products (including product enhancements) sold as of December 31, 2015 and 2014, and (ii) the number of products (including product enhancements) that have been deployed or implemented by our clients for use by their customers or products in respect of which we have completed our implementation and customization work and that have been delivered to our clients for deployment as of December 31, 2015 and 2014:
	As of December 31, 2014		As of December 31, 2015
	Sold(1)	Deployed(2)	Sold(1)	Deployed(2)
RDC	342	255	513	388
Select Mobile Money White Label	6	2	35	10
SMM-X	3	—	5	—
Select Mobile Account Opening	1	—	3	1
Select Mobile NowPay	—	—	—	—
All Products	352	257	556	399

(1)
Denotes the total number of products and product enhancements sold as of a specific date, including products that are in the process of being customized or implemented and products that have not yet been deployed by our clients for use by their customers. We count each product enhancement as a separate product.

(2)
Denotes the total number of products and product enhancements sold as of a specific date that have been deployed or implemented by our clients for use by their customers or products in respect of which we have completed our implementation and customization work and that have been delivered to our clients for deployment as of such date. We count each product enhancement as a separate product.

During the year ended December 31, 2015:
•
approximately 70% of our total revenue was generated from recurring revenue, which are revenues from our client’s customer transactions, monthly user fees charged per customer, and hosting/maintenance fees charged to our clients, as compared to approximately 69% during the same period in the prior year;

•
approximately 16% of our total revenue represents revenue from professional services, primarily related to customization development work performed as part of implementing relating to our RDC and Select Mobile Money solutions, which remained at the same level compared to the during the same period in the prior year; and

•
approximately 14% of our total revenue represents up-front implementation fees, as compared to approximately 15% during the same period in the prior year.

Our acquisition of certain mobile money assets from DeviceFidelity in March 2014 enabled us to enter into the prepaid mobile money market. Since then, we entered into several significant contracts, including with Navy Federal Credit Union, or NFCU, which is the world’s largest credit union based on assets. Our technology is part of a program designed to offer their members a money management tool geared towards students called Visa Buxx. Our Select Mobile Money application allows student card holders to view balances, request money from their parents through SMS, email or in-app notification, and use the locator feature to easily locate the nearest branch or ATM. In addition, the parents also have the ability to monitor their teens’ transactions, current balances, transfer funds directly from their Navy Federal reloadable prepaid card, and have the ability to suspend their children’s’ card. Based on the success of this program, we received an additional order from NFCU during the third quarter of 2014 to provide the same mobile technology for their general reloadable purpose card. In December 2014, NFCU launched this prepaid card program labeled “Go Prepaid” making it available to all of its six million members.
We also received an order from USBank, who has partnered with Kroger, one of the largest grocery retailers in the world, in a joint effort to offer its supermarket customers a prepaid card. Our prepaid mobile money solution now offers Kroger’s supermarket customers a full suite of convenient mobile account services. Our application allows prepaid card users to view balances and transaction detail, reload money, including check-to-card loads with “instant good funds,” and transfer funds from inside the application. Powerful back-end analytics and messaging capabilities allows the supermarket to segment cardholder behavior and send relevant marketing messages to keep its customers engaged in using the mobile application. USBank/Kroger went active with this program at the end of December 2014.
As of December 31, 2014, we had two clients who deployed our white label Select Mobile Money solutions for use by their customers. During 2015 we added three more clients who deployed our white label Select Mobile Money solutions for use by their customers. As of December 31, 2015, we had a total of five clients who deployed our white label Select Mobile Money solutions for use by their customers.
   Cost of Revenues
Cost of revenues for the year ended December 31, 2015 was $4,119,446, an increase of 50% or $1,372,103, compared to the prior year. Non-cash stock compensation expense included in cost of revenues was approximately $56,000 and $22,000 for the years ended December 31, 2015 and 2014, respectively. Excluding non-cash stock compensation expense, total cost of revenues increased approximately $1,338,000 for 2015. Cost of revenue during 2015 consisted primarily of our costs of deploying and supporting our RDC solutions, and to a more limited extent the cost of deploying and supporting our white label Select Mobile Money solutions.
During the year ended December 31, 2015, we experienced an increase in amortization expense of approximately $325,000, which included an impairment of identified intangible assets of  $216,369 from the DeviceFidelity acquisition, as discussed above, all of which contributed to the increase in cost of revenues during 2015. In addition, during the year ended December 31, 2015 we experienced an increase in the external cost of providing professional services of approximately $107,000, or 117%, as compared to the prior year, due to the increase in professional services rendered in 2015 compared to the prior year. This external cost of providing professional services are primarily for the cost of services we procure from our external programming consultants in Toronto, Canada, who are dedicated primarily to our prepaid mobile money solutions.
The balance of approximately $906,000 of the increase in cost of revenues during the year ended December 31, 2015, after taking into account the increase in non-cash stock compensation expense included in cost of revenues of approximately $34,000, the increase in amortization expense of approximately $325,000 and the external cost of providing professional services of approximately $107,000 discussed above, was primarily due to an increase in recurring revenue from our RDC solutions and our white label Select Mobile Money solutions.

Our overall support costs for our data center, excluding non-cash stock compensation expense, for the year ended December 31, 2015 was approximately $2,483,000, compared to approximately $2,028,000 for the prior year. As a percentage of total revenue, the data center costs were 58% in 2015 compared to 77% in 2014. As our revenues increase, we are experiencing economies of scale related to our data center costs.
As a result of our investment in fixed costs to support current and expected future operations, and the relatively early stage of recurring revenue generation across all product lines, the reported gross profit (loss) may not be representative of our operating model as the volume of transactions increases in the future. The variable component of our cost of revenue is expected to increase as transaction volume increases. We also expect to continue to gain leverage on the fixed portion of our cost of operations as more clients are brought online and generating revenue.
   Operating Expenses
Our operating expenses consist of sales and marketing, research and development, and general and administrative expenses. Our total operating expenses increased 5%, or $475,844, to $9,992,522 for the year ended December 31, 2015, from $9,516,678 for the year ended December 31, 2014. The increase of  $475,844 in operating expenses during 2015 is attributable to an increase of  $585,539 in sales and marketing expenses, offset by a decrease of  $20,585 in research and development expenses and a decrease of  $89,110 in general and administrative expenses, as explained below.
   Sales and Marketing
Total sales and marketing expenses increased 21% or $585,539 to $3,440,498 for the year ended December 31, 2015, from $2,854,959 for the year ended December 31, 2014. Non-cash stock compensation expense included in sales and marketing expenses was approximately $91,000 and $52,000 for the years ended December 31, 2015 and 2014, respectively. Excluding non-cash stock compensation expense, total sales and marketing expenses increased approximately $546,000 for 2015.
The overall increase in sales and marketing expenses was primarily due to upgrading our sales force and increases in our tradeshows and marketing programs when comparing the year ended December 31, 2015 to the prior year. We continue to focus our efforts to maximize return on investment by attending many of the leading industry tradeshows, as we believe our presence is necessary to attract and retain new clients. We traditionally incur higher levels of tradeshow expenditures during the first and fourth quarters of the year compared to the second and third quarters.
We currently anticipate our sales and marketing expenses will increase for 2016 compared to 2015 as we plan to hire additional sales associates during 2016, in an effort to increase our sales efforts for all of our solutions and services. We may also experience increased sales and marketing expenses as a result of higher levels of commission expense resulting from increased sales.
   Research and Development
Total research and development expenses for the year ended December 31, 2015 decreased 1%, or $20,585, to $2,643,048, from $2,663,633 for the year ended December 31, 2014. Non-cash stock compensation expense included in research and development expenses was approximately $105,000 and $41,000 for the years ended December 31, 2015 and 2014, respectively. Excluding non-cash stock compensation expense, total research and development expenses decreased by approximately $85,000 for 2015.
The decrease in 2015 was primarily due to both a decrease in the number of our associates involved in research and development following the completion of development and release of our Select Business Merchant Capture platform, an RDC solution designed specifically for businesses, in 2014, and a switch from external programming consultants to employee software developers. Excluding non-cash stock compensation expense, our employee compensation, contractor costs and related expenses decreased by approximately $418,000 for the year ended December 31, 2015, when compared to the prior year. Partially offsetting this decrease in compensation expense was an increase of approximately $226,000 in recruiting expenses, an increase in expenses associated with software licenses and support by approximately $100,000, and an increase in other miscellaneous expenses of approximately $7,000 for the year ended December 31, 2015, when compared to the prior year.

We believe our research and development expenses will decrease for the year ended December 31, 2016, as compared to the year ended December 31, 2015, because we have completed most of our research and development work on our prepaid mobile money solutions, and we anticipate that our other projects under development, Select Mobile Account Opening and Select Mobile NowPay, will require less research and development.
   General and Administrative
Total general and administrative expenses decreased 2%, or $89,110, to $3,908,976 for the year ended December 31, 2015, from $3,998,086 for the year ended December 31, 2014. Non-cash stock compensation expense included in general and administrative expenses was approximately $192,000 and $201,000 for the years ended December 31, 2015 and 2014, respectively. Excluding non-cash stock compensation expense, total general and administrative expenses decreased by approximately $80,000 for 2015.
The decrease in 2015 was primarily due to an overall decrease in professional fees of approximately $73,000, a reduction in travel expenses of approximately $87,000, a reduction in employee compensation and related costs, excluding non-cash stock compensation expense, of approximately $10,000, and a reduction in employee relations expenses of approximately $44,000. These lower costs were partially offset by an increase of approximately $125,000 in insurance related costs and an increase in other miscellaneous expenses of approximately $9,000. We believe our general and administrative costs will remain approximately at the same level in 2016 as compared to 2015.
   Interest Expense
Interest expense and other non-cash financing expense for the year ended December 31, 2015 was $2,446,260 compared to $5,703,963 for the year ended December 31, 2014, a decrease of  $3,257,703, or 57%. The expenses in 2015 includes approximately $525,000 of cash interest expense related to the outstanding debt, approximately $212,000 of amortization of deferred financing fees, and approximately $1,709,000 related to issuing additional warrants to induce the exercise of prior warrants issued and repricing of the outstanding warrants as provided for in the warrant agreements. The expenses in 2014 includes approximately $1,997,000 of cash interest expense and approximately $891,000 of non-cash interest expense related to the outstanding debt, approximately $137,000 of amortization of deferred financing fees, and approximately $2,679,000 related to issuing additional warrants to induce the exercise of prior warrants issued and repricing the outstanding warrants as provided for in the warrant agreements.
The decrease in 2015 was primarily driven by an overall decrease in our indebtedness when compared to the prior year. Prior to July 14, 2014, our total principal and accrued interest outstanding was approximately $15,000,000. On July 14, 2014, in connection with completion of our initial public offering of common stock, approximately $6,000,000 principal amount of indebtedness and accrued interest, held primarily by two of our directors, James L. Davis and Michael J. Hanson, Trooien Capital, LLC and a number of other investors, was converted into approximately 342,600 shares of common stock.
In addition, on July 14, 2014 we repaid a total of approximately $3,200,000 of outstanding indebtedness, consisting of principal and accrued interest as of the repayment date. Of this amount, approximately $1,730,000 of the amount repaid was a short term loan in the principal amount of $1,500,000 we received from one of our directors, Michael J. Hanson, on March 4, 2014 as a bridge loan to enable us to fund the acquisition of selected assets of DeviceFidelity. In connection with that loan, we agreed to issue to Mr. Hanson shares of our common stock equal to 12.5% of the principal amount of that loan not later than April 3, 2014, and 3.125% of the principal amount of that loan on each successive fifth business day thereafter so long as any portion of the principal was outstanding on such date. We issued to Mr. Hanson a total of 25,521 shares of our common stock in connection with this loan. In addition, the initial interest rate of 24% per annum was increased to 48% per annum on April 4, 2014 until the loan was repaid in full on July 14, 2014. Total interest expense associated with this loan for the year ended December 31, 2014 totaled $1,122,405 of which $890,624 related to the fair value of common stock issued in April 2014 as part of the agreement our agreement with Mr. Hanson.
Also included in interest expense for the year ended December 31, 2014 was $1,000,000 associated with agreeing to issue 44,445 shares of our common stock to Trooien Capital, LLC as part of being granted by Trooien Capital, LLC an extension of our senior secured note to May 12, 2014. We amortized the $1,000,000 of cost as interest expense through the new maturity date of the note.

In addition, during the year ended December 31, 2014, we recorded approximately $2,700,000 of interest expense associated with the amortization of a beneficial conversion feature for $3,300,000 of principal amount of indebtedness outstanding, of which $1,000,000 is held by a director. We converted approximately $6,300,000 of debt (including accrued interest) into 342,612 shares of our common stock and issued five year warrants to purchase 237,570 shares of common stock with an exercise price of  $28.125 upon completion of our initial public offering, or IPO, in July 2014.
   Mark-to-Market Warrant Expense
Mark-to-market warrant expense for the year ended December 31, 2015 was $2,319,058 compared to $570 for the year ended December 31, 2014. The liability associated with the outstanding warrants was adjusted to fair value as of December 31, 2015 using the closing price of our common stock as of that date, which is a significant input to the determination of fair value. The number of outstanding warrants with anti-dilutive protection was 905,696 as of December 31, 2015, compared to 240,338 as of December 31, 2014.
   Inducement to Convert Debt and Warrants
In 2014, we recognized $424,335 of expense related to warrants provided as an inducement to convert debt into common stock. There was no such expense in 2015.
   Share Price/Conversion Adjustment
In connection with the offer and sale of shares of our series C preferred stock in June 2015, we issued 548,842 additional shares of our common stock to former holders of our series A and B preferred stock (all of which has been subsequently converted into common stock), such that following the issuance of such shares of common stock, such holders now have received the same number of shares of our common stock in total as they would have received upon conversion of the series A and B preferred stock if the conversion price for the series A and B preferred stock had been the same as the initial conversion price under our series C preferred stock. We granted the former holders of our series A and B preferred stock, who were recipients of the shares of common stock referred to above, the same registration rights with respect to such shares of common stock as were provided to the holders of series C preferred stock with respect to our common stock. As a result, we recognized a share price/conversion adjustment expense totaling $3,704,683 during the year ended December 31, 2015.
   Other Income
Other non-operating income for the year ended December 31, 2015 totaled $28,333 compared to $34,999 for the year ended December 31, 2014. Other income during 2015 is casualty insurance proceeds related to a flood at one of our offsite data centers of approximately $43,000, net of an advisor fee of approximately $14,000 we incurred as other loss. Other income during 2014 is debt forgiveness of approximately $40,000, net of a collateral fee of approximately $5,000 we incurred as other loss.
   Income Taxes
We have recorded and continue to carry a full valuation allowance against our gross deferred tax assets that will not reverse against deferred tax liabilities within the scheduled reversal period. If we determine in the future that it is more likely than not that we will realize all or a portion of our deferred tax assets, we will adjust our valuation allowance in the period we make the determination. We expect to provide a full valuation allowance on our future tax benefits until we can sustain a level of profitability that demonstrates our ability to realize these assets. At December 31, 2015 and December 31, 2014, we carried a valuation allowance of approximately $9,400,000 and $4,900,000, respectively, against our net deferred tax assets.
   Provision for Income Taxes
We have not recorded a current or deferred tax provision for the years ended December 31, 2015 and 2014, respectively.

Results of Operations: Six Months Ended June 30, 2016 and June 30, 2015
The following table sets forth, for the periods indicated, certain unaudited consolidated statements of operation information:
	Six Months Ended
	(unaudited)
	June 30, 2016	% of Total Revenue	June 30, 2015	% of Total Revenue	$ Increase (Decrease)	% Increase (Decrease)
Revenue	$3,464,534	100.0%	$2,006,690	100.0%	$1,457,844	72.6%
Cost of revenue	2,608,488	75.3%	1,868,193	93.1%	740,295	39.6%
Gross profit	856,046	24.7%	138,497	6.9%	717,549	518.1%
Sales and marketing expenses	2,088,324	60.3%	1,755,799	87.5%	332,525	18.9%
Research and development expenses	928,378	26.8%	1,646,229	82.0%	(717,851)	(43.6)%
General and administrative expenses	2,055,296	59.3%	1,999,428	99.6%	55,868	2.8%
Total operating expenses	5,071,998	146.4%	5,401,456	269.2%	(329,458)	(6.1)%
Operating loss	(4,215,952)	(121.7)%	(5,262,959)	(262.3)%	1,047,007	(19.9)%
Interest expense and other non-cash financing charges	2,167,877	62.6%	3,069,776	153.0%	(901,899)	(29.4)%
Mark-to-market warrant and debt expense	2,046,627	59.1%	1,585,218	79.0%	461,409	29.1%
Share price/conversion adjustment	—	—%	2,119,465	105.6%	2,119,465	(100.0)%
Other (income) expense	(292,736)	(8.4)%	14,375	0.7%	(307,111)	(2,136.4)%
Net loss	$(8,137,720)	(234.9)%	$(12,051,793)	(600.6)%	$3,914,073	(32.5)%

   Revenues
Total revenues for the six months ended June 30, 2016 increased by approximately 73%, or approximately $1,458,000, to $3,465,000, when compared to the same period in the prior year. The increase was primarily due to an increase in recurring revenue from our RDC solutions, which increased by approximately 68%, or approximately $1,020,000, from approximately $1,490,000 for the six months ended June 30, 2015 to approximately $2,510,000 for the six months ended June 30, 2016, primarily due to an increase in the number of our RDC products (including product enhancements) that were deployed by our clients for use by their customers from 53 during the six months ended June 30, 2015 to 92 during the six months ended June 30, 2016, an increase of approximately 74%, and an increase in RDC transactions processed, which increased by approximately 61% during the six months ended June 30, 2016 from the same period of the prior year. Recurring revenue from our white label Select Mobile Money solutions increased by approximately 18%, or approximately $23,000, from approximately $127,000 for the six months ended June 30, 2015 to approximately $149,000 for the six months ended June 30, 2016.
Revenue from professional services increased by approximately 261%, or approximately $515,000, from approximately $197,000 for the six months ended June 30, 2015 to approximately $712,000 for the six months ended June 30, 2016, while revenue from up-front implementation fees decreased by approximately 24%, or approximately $77,000, from approximately $320,000 for the six months ended June 30, 2015 to approximately $243,000 for the six months ended June 30, 2016. The increase in revenue from professional services is primarily attributable to our new customers requesting more customization. The decrease in up-front implementation fees is primarily due to the completion of the amortization into revenue of historical implementation fees received in respect of products sold in prior periods, partially offset by new implementation fees amortized into revenue for subsequent products sold. During the six months ended June 30, 2016 we sold approximately 127 RDC and white label Select Mobile Money products (including product enhancements), as compared to approximately 90 products sold during the six months ended June 30, 2015. As of June 30, 2016, we had entered into contracts for the sale of approximately 685 products (including product enhancements), as compared to contracts for the sale of approximately 442 products as of June 30, 2015.
The table below set forth (i) the number of products (including product enhancements) sold as of June 30, 2016 and 2015, and (ii) the number of products (including product enhancements) that have been deployed or implemented by our clients for use by their customers or products in respect of which we have completed our implementation and customization work and that have been delivered to our clients for deployment as of June 30, 2016 and 2015:
	As of June 30, 2015		As of June 30, 2016
	Sold(1)	Deployed(2)	Sold(1)	Deployed(2)
RDC	420	308	632	480
Select Mobile Money White Label	18	4	43	11
SMM-X	3	—	5	—
Select Mobile Account Opening	1	1	4	1
Select Mobile NowPay	—	—	1	—
All Products	442	313	685	492

(1)
Denotes the total number of products and product enhancements sold as of a specific date, including products that are in the process of being customized or implemented and products that have not yet been deployed by our clients for use by their customers. We count each product enhancement as a separate product.

(2)
Denotes the total number of products and product enhancements sold as of a specific date that have been deployed or implemented by our clients for use by their customers or products in respect of which we have completed our implementation and customization work and that have been delivered to our clients for deployment as of such date. We count each product enhancement as a separate product.

During the six months ended June 30, 2016:
•
approximately 72% of our total revenue was generated from recurring revenue, which are revenues from our client’s customer transactions, monthly user fees charged per customer, and hosting/maintenance fees charged to our clients, as compared to approximately 74% during the same period in the prior year;

•
approximately 21% of our total revenue represents revenue from professional services, primarily related to customization development work performed as part of implementing relating to our RDC and Select Mobile Money solutions, as compared to approximately 10% during the same period in the prior year; and

•
approximately 7% of our total revenue represents up-front implementation fees, as compared to approximately 16% during the same period in the prior year.

As of December 31, 2015 and June 30, 2016, we had a total of 11 clients who deployed our white label Select Mobile Money solutions for use by their customers.
As of June 30, 2016, we entered into contracts for the sale of a total of five SMM-X solutions. This solution has not yet been implemented by our clients. However, we believe our SMM-X solution has the potential to significantly increase our future revenues as our financial model for this solution is based principally on future transaction and/or user fee components. As we begin to deploy these solutions for our clients, and as their customers in turn utilize this application, we believe that the potential recurring revenue from transaction and/or user fee components will become a significant source of revenue for us, and our Select Mobile Money solutions could potentially become the primary source of our future revenue.

   Cost of Revenues
Cost of revenues for the six months ended June 30, 2016 was approximately $2,608,000, an increase of approximately 40% or $740,000 compared to approximately $1,868,000 for the six months ended June 30, 2015. Non-cash stock compensation expense included in cost of revenues was approximately $74,000 and $16,000 for the six months ended June 30, 2016 and 2015, respectively. Excluding non-cash stock compensation expense, total cost of revenues increased approximately $682,000 for the six months ended June  30, 2016. Cost of revenue during the six months ended June 30, 2016 consisted primarily of our costs of deploying and supporting our RDC solutions, and to a more limited extent the cost of deploying and supporting our white label Select Mobile Money solutions.
During the six months ended June 30, 2016, we experienced a decrease in amortization expense of approximately $60,000, due to the impairment in 2015 of identified intangible assets of  $216,369 from the DeviceFidelity acquisition discussed above. In addition, during the six months ended June 30, 2016, we experienced an increase in the external cost of providing professional services of approximately $159,000, or 559%, as compared to the six months ended June 30, 2015. This external cost of providing professional services are primarily for the cost of services we procure from our external programming consultants in Toronto, Canada, who are dedicated primarily to our prepaid mobile money solutions and other select development projects.
The balance of approximately $583,000 of the increase in cost of revenues during the six months ended June 30, 2016, after taking into account the increase in non-cash stock compensation expense included in cost of revenues of approximately $58,000, the decrease in amortization expense of approximately $60,000 and the increase in the external cost of providing professional services of approximately $159,000 discussed above, was primarily due to an increase in the third party licensing costs of approximately $419,000 and approximately $188,000 of data center support costs related to an increase in recurring revenue from our RDC solutions and our white label Select Mobile Money solutions partially offset by a reduction in other miscellaneous costs of revenue of approximately $23,000.
Our overall support costs for our data center, excluding non-cash stock compensation expense, for the six months ended June 30, 2016 was approximately $1,402,000, compared to approximately $1,215,000 for the same period in 2015. As a percentage of total revenue, the data center costs were approximately 40% for the six months ended June 30, 2016, compared to approximately 61% for the six months ended June 30, 2015. As our revenues increase, we are experiencing economies of scale related to our data center costs.
As a result of our investment in fixed costs to support current and expected future operations, and the relatively early stage of recurring revenue generation across all product lines, the reported gross profit (loss) may not be representative of our operating model as the volume of transactions increases in the future. The variable component of our cost of revenue is expected to increase as transaction volume increases. We also expect to continue to gain leverage on the fixed portion of our cost of operations as more clients are brought online and generating revenue.
   Operating Expenses
Our operating expenses consist of sales and marketing, research and development, and general and administrative expenses. Our total operating expenses decreased by approximately 6%, or $329,000, to approximately $5,072,000 for the six months ended June 30, 2016, from approximately $5,401,000 for the six months ended June 30, 2015. The decrease in operating expenses during the six months ended June 30, 2016 is attributable to a decrease in research and development expenses of  $718,000, partially offset by increases in sales and marketing expenses and general and administrative expenses of approximately $333,000 and $56,000, respectively, as explained below.
   Sales and Marketing
Total sales and marketing expenses increased approximately 19% or $332,000 to approximately $2,088,000 for the six months ended June 30, 2016, from approximately $1,756,000 for the six months ended June 30, 2015. Non-cash stock compensation expense included in sales and marketing expenses was approximately $83,000 and $31,000 for the six months ended June 30, 2016 and 2015, respectively. Excluding non-cash stock compensation expense, total sales and marketing expenses increased approximately $280,000 for the six months ended June 30, 2016.
The overall increase in sales and marketing expenses (excluding non-cash compensation expense) was primarily due to hiring pursuant to our efforts to build a robust national sales force.
We currently anticipate our sales and marketing expenses will continue to increase for 2016 compared to 2015 as we plan to hire additional sales associates during the remainder of 2016, in an effort to increase our sales efforts for all of our solutions and services. We may also experience increased sales and marketing expenses as a result of higher levels of commission expense resulting from increased sales.
   Research and Development
Total research and development expenses for the six months ended June 30, 2016 decreased approximately 44%, or $718,000, to approximately $928,000, from approximately $1,646,000 for the six months ended June 30, 2015. Non-cash stock compensation expense included in research and development expenses was approximately $75,000 and $39,000 for the six months ended June 30, 2016 and 2015, respectively. Excluding the increase in non-cash stock compensation expense attributable to research and development, gross research and development expenses decreased by approximately $754,000 in the six months ended June 30, 2016 as compared with the same period of 2015.
The decrease in research and development expenses for the six months ended June 30, 2016 was primarily due to both a decrease in the number of our associates involved in research and development following the completion of development and release of our Select Business Merchant Capture platform, an RDC solution designed specifically for businesses, and a switch from external programming consultants to employee software developers. Excluding non-cash stock compensation expense, our employee compensation, contractor costs and related expenses decreased by approximately $542,000 for the six months ended June 30, 2016, when compared to the six months ended June 30, 2015. In addition, recruiting expenses decreased approximately $173,000 and travel, facilities, software and other miscellaneous expenses decreased by approximately $39,000 for the six months ended June 30, 2016 as compared to the six months ended June 30, 2015.
We believe our research and development expenses will continue to decrease for the remainder of 2016, as compared to the year ended December 31, 2015, because we have completed most of our research and development work on our prepaid mobile money solutions, and we anticipate that our other projects under development, Select Mobile Account Opening and Select Mobile NowPay, will require less research and development.
   General and Administrative
Total general and administrative expenses increased approximately 3%, or $56,000, to approximately $2,055,000 for the six months ended June 30, 2016, from approximately $1,999,000 for the six months ended June 30, 2015. Non-cash stock compensation expense included in general and administrative expenses was approximately $77,000 and $68,000, respectively, for the six months ended June 30, 2016 and 2015.
The increase in general and administrative expenses (excluding non-cash stock compensation expense) of approximately $47,000 for the six months ended June 30, 2016 was due to a number factors. We experienced an overall decrease in compensation expense of approximately $109,000 due to the former chief financial officer and executive vice president and other staff leaving our company, which was offset by an increase in financial consulting fees of approximately $139,000 and recruiting fees incurred to recruit our current chief financial officer of approximately $71,000. In addition, we experienced a net decrease of approximately $54,000 in facilities, travel, equipment and miscellaneous expenses for the six months ended June 30, 2016 as compared to the six months ended June 30, 2015.
We believe our general and administrative costs will remain approximately at the same level in 2016 as compared to 2015.
   Interest Expense and Non-Cash Financing Charges
Interest expense and other non-cash financing expense for the six months ended June 30, 2016 was approximately $2,168,000 compared to approximately $3,070,000 for the six months ended June 30, 2015, a decrease of approximately $902,000, or 29%. These expenses include approximately $268,000 of cash interest expense related to the outstanding debt and capital lease obligations, approximately $197,000 of amortization of deferred financing fees and original issue discount, and approximately $1,703,000 related to issuing additional warrants for short term debt obligations. The expenses for the six months ended June 30, 2015 included approximately $265,000 of cash interest expense, approximately $152,000 of amortization of deferred financing fees and approximately $2,653,000 of expenses related to the issuance of warrants as part of a private investment in public equity, or PIPE, offering and repricing adjustments related to outstanding warrants which contain anti-dilution provisions.
   Share Price/Conversion Adjustment
There was no share price/conversion adjustment related to convertible securities during the six months ended June 30, 2016. However, there was a share price/conversion adjustment of approximately $2,119,000 for the six months ended June 30, 2015 arising from the adjustment of adjusting conversion prices on our series A, B and C preferred stock.
   Mark-to-Market Warrant and Debt Expense
Mark-to-market warrant and debt expense for the six months ended June 30, 2016 and 2015 was approximately $2,047,000 and $1,585,000, respectively. The liability associated with the outstanding warrants and the Columbus Capital convertible notes was adjusted to fair value as of June 30, 2016 using the closing price of our common stock as of that date, which is a significant input to the determination of fair value. The number of outstanding warrants with anti-dilutive protection was 1,245,750 as of June 30, 2016 compared to 1,115,298 as of June 30, 2015.
   Other Income (Expense)
During the six months ended June 30, 2016, we recognized other income of approximately $292,000 arising from insurance proceeds received as reimbursement for litigation expenses incurred in connection with the Cachet Banq litigation. During the six months ended June 30, 2015, we recognized other expense of approximately $14,000 for finance costs related to an advisory fee from a financial advisory services company.
   Income Taxes
We have recorded and continue to carry a full valuation allowance against our gross deferred tax assets that will not reverse against deferred tax liabilities within the scheduled reversal period. We expect to provide a full valuation allowance on our future tax benefits until we can sustain a level of profitability that demonstrates our ability to realize these assets. We do not perform a valuation analysis until the end of the fiscal year. As of December 31, 2015, we carried a valuation allowance of approximately $9,400,000 against our net deferred tax assets.
   Provision for Income Taxes
We have not recorded a current or deferred tax provision for the six months ended June 30, 2016 and 2015, respectively.
LIQUIDITY AND CAPITAL RESOURCES
Recent Developments
   Private Placements
On June 1, 2016, we issued to Columbus Capital convertible notes, due June 1, 2017, in an aggregate principal amount of  $1,052,632 and warrants to purchase 170,698 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $1,000,000 paid in cash. The Columbus Capital notes are unsecured, do not bear any interest and are payable in full on June 1, 2017. Columbus Capital may elect to convert the principal amount of the notes into shares of our common stock at any time before June 1, 2017 at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of our common stock in our next underwritten public offering, which we expect will be this offering. We have the right to require Columbus Capital to convert the notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The warrants issued to Columbus Capital have an exercise price of $5.55 per share, subject to adjustments, and are exercisable for a five year period. In addition, under our agreement with Columbus Capital we are required to file with the SEC a registration statement covering the resale of the shares of our common stock issuable under the notes and the warrants within 21 days after this offering, or 90 days following the date on which our current financing plan is terminated. If we fail to file a registration statement in a timely manner we will be required to issue to Columbus Capital additional warrants to purchase shares of our common stock.
On June 9, 2016, we agreed to issue to each of Old Main Capital, LLC, River North Equity, LLC, Kodiak Capital Group, LLC, and DiamondRock, LLC a convertible note in the principal amount of up to $450,000 and a warrant to purchase up to 75,000 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $375,000, payable by each investor in two tranches. This transaction was conducted as a bridge financing to provide us with sufficient capital prior to this offering. We intend to use a portion of the proceeds of this offering to pay off these notes. On June 9, 2016 each investor funded the first tranche of this investment, an amount equal to $250,000 of the purchase price in cash, except Old Main Capital funded $225,000 in cash since Old Main Capital was entitled to deduct $25,000 of the proceeds for legal expenses of the investors (which we funded). The first tranche represents two-thirds of the entire investment. Subject to the mutual consent of the investor and us, each investor may fund the second tranche, which is the remaining $125,000 out of the $375,000 purchase price, which represents one-third of the entire investment. As a result of funding the first tranche, we received aggregate gross proceeds of  $1,000,000 (net proceeds of  $975,000 after deducting $25,000 for legal fees of the investors) and, excluding the 20% premium payable upon repayment of each of the notes discussed below, the current outstanding principal amount under each note is $300,000, or the aggregate principal amount owed under all of the notes is $1,200,000. In addition, as a result of funding the first tranche on June 9, 2016, a warrant to purchase 50,000 shares of our common stock was issued to each investor, or collectively warrants to purchase an aggregate of 200,000 shares of our common stock were issued. A warrant to purchase the remaining 25,000 shares of our common stock will be deemed issued on the date of funding the second tranche, should the second tranche be funded. Each warrant has an exercise price of  $6.00 per share (subject to adjustments) and is exercisable for a five year period.
The notes do not bear any interest, other than during an event of default (in which case default interest at a rate of 24% per annum is applicable). Each tranche funded under a note is due and payable in full six months after the date of funding. In addition to providing six days advance written notice to an investor, under the terms of each note upon repayment of the note (including on the maturity date) we are obligated to pay a 20% premium on the then outstanding principal and any accrued default interest then due on the note, which in the aggregate is equal to 120% of the then outstanding principal and any accrued default interest then due on the note.
The investor cannot convert the note during the three day advance notice period prior to repayment unless an event of default has occurred under the note and at least six months and three days have elapsed since the issuance date of the note. Under the terms of each note, an event of default will occur if we fail to repay the note in its entirety at 120% of the then outstanding principal amount and any then accrued default interest with the proceeds received from our next underwritten offering of  $5,000,000 or more that is completed on or after June 9, 2016. Therefore, we will be required to pay off all these notes in their entirety at 120% of the then outstanding principal and any accrued default interest with the proceeds received from this offering. We intend to use a portion of the net proceeds received from this offering to repay all amounts outstanding under all these notes which, with respect to the first tranche only, is currently an aggregate amount equal to $1,440,000 after giving effect to the 20% premium described above and assuming no event of default occurs. The repayment terms described above are also applicable to any additional amounts advanced by the investors to us in any subsequent tranche of funding under the notes. Therefore, if the second tranche is funded in its entirety, we will use $2,160,000 of the proceeds of this offering to repay the entire amounts outstanding under these notes after giving effect to the 20% premium described above and assuming no event of default occurs. If an event of default occurs under the note and, to the extent we have a three calendar day cure period for such event of default under the note, we fail to cure such default within three days, at the investor’s election, the note shall accelerate and become immediately due and payable in full in cash at the mandatory default amount, which is equal to 120% multiplied by the total amount then outstanding under the note, and thereafter interest on the note shall accrue at the lesser of 24% per annum and the maximum rate permitted under applicable law. If an event of default occurs under the note, each investor may elect to convert the note into shares of our common stock at any time following six months and three days after June 9, 2016, and the conversion price per share is equal to 60% of the lowest volume weighted average price of our common stock during the 21 consecutive trading days immediately preceding the conversion date.
On June 9, 2016 we also entered into a registration rights agreement with each investor, which provides that if the convertible note is not repaid in full on or before the maturity date applicable to the tranche funded and our company proposes to file a registration statement under the Securities Act at any time on or after that maturity date, then we are required to offer to each investor the opportunity to register the shares of common stock into which the applicable convertible note is convertible. The registration rights do not apply to certain types of registration statements filed by our company, which are excluded from this requirement.
On July 13, 2016, we issued to James L. Davis, our director, a convertible promissory note in the principal amount of  $360,000 and a warrant to purchase up to 20,000 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $300,000, paid by Mr. Davis in cash. This transaction was conducted as a bridge financing to provide us with sufficient capital prior to this offering. We intend to use a portion of the proceeds of this offering to pay off this note. The warrant has an exercise price of  $6.00 per share, subject to adjustments, and is exercisable for a five year period. The note does not bear any interest, other than during an event of default (in which case default interest at a rate of 24% per annum is applicable). The note is due and payable six months after July 13, 2016, the date of the note. In addition to us providing three days advance written notice to the note holder prior to repayment, under the terms of the note upon repayment of the note (including on the maturity date) we are obligated to pay a 20% premium on the principal amount and any accrued default interest then due on the note, which in the aggregate is equal to 120% of the principal amount and any accrued default interest then due on the note. The holder cannot convert the note during such three day advance notice period prior to repayment unless an event of default has occurred under the note and at least six months and three days have elapsed since the issuance date of the note. Under the terms of the note, among other events, an event of default will occur if we fail to repay the note in its entirety at 120% of the principal amount and any then accrued default interest with the proceeds received from our next underwritten offering of  $5,000,000 or more that is completed on or after July 13, 2016. Therefore, we will be required to pay off this note in its entirety at 120% of the then outstanding principal and any accrued default interest with the proceeds received from this offering. We intend to use a portion of the net proceeds received from this offering to repay all amounts outstanding under this note which is currently an aggregate amount equal to $432,000 after giving effect to the 20% premium described above and assuming no event of default occurs. If an event of default occurs under the note and to the extent we have a three calendar day cure period for such event of default under the note, we fail to cure such default within three days, at the holder’s election, the note shall accelerate and become immediately due and payable in full in cash at the mandatory default amount, which is equal to 120% multiplied by the total amount outstanding under the note, and thereafter interest on the note shall accrue at the lesser of 24% per annum and the maximum rate permitted under applicable law. If an event of default occurs under the note, the holder may elect to convert the note into shares of our common stock at any time following six months and three days after July 13, 2016, the issuance date of the note, and the conversion price per share is equal to 60% of the lowest volume weighted average price of our common stock during the 21 consecutive trading days immediately preceding the conversion date.
On July 14, 2016, we issued to Michael J. Hanson, our director, a convertible promissory note in the principal amount of  $240,000 and a warrant to purchase up to 13,334 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $200,000, paid by Mr. Hanson in cash. This transaction was conducted as a bridge financing to provide us with sufficient capital prior to this offering. We intend to use a portion of the proceeds of this offering to pay off this note. The warrant has an exercise price of  $6.00 per share, subject to adjustments, and is exercisable for a five year period. The note does not bear any interest, other than during an event of default (in which case default interest at a rate of 24% per annum is applicable). The note is due and payable six months after July 14, 2016, the date of the note. In addition to us providing three days advance written notice to the note holder prior to repayment, under the terms of the note upon repayment of the note (including on the maturity date) we are obligated to pay a 20% premium on the principal amount and any accrued default interest then due on the note, which in the aggregate is equal to 120% of the principal amount and any accrued default interest then due on the note. The holder cannot convert the note during such three day advance notice period prior to repayment unless an event of default has occurred under the note and at least six months and three days have elapsed since the issuance date of the note. Under the terms of the note, among other events, an event of default will occur if we fail to repay the note in its entirety at 120% of the principal amount and any then accrued default interest with the proceeds received from our next underwritten offering of  $5,000,000 or more that is completed on or after July 14, 2016. Therefore, we will be required to pay off this note in its entirety at 120% of the then outstanding principal and any accrued default interest with the proceeds received from this offering. We intend to use a portion of the net proceeds received from this offering to repay all amounts outstanding under this note which is currently an aggregate amount equal to $288,000 after giving effect to the 20% premium described above and assuming no event of default occurs. If an event of default occurs under the note and to the extent we have a three calendar day cure period for such event of default under the note, we fail to cure such default within three days, at the holder’s election, the note shall accelerate and become immediately due and payable in full in cash at the mandatory default amount, which is equal to 120% multiplied by the total amount outstanding under the note, and thereafter interest on the note shall accrue at the lesser of 24% per annum and the maximum rate permitted under applicable law. If an event of default occurs under the note, the holder may elect to convert the note into shares of our common stock at any time following six months and three days after July 14, 2016, the issuance date of the note, and the conversion price per share is equal to 60% of the lowest volume weighted average price of our common stock during the 21 consecutive trading days immediately preceding the conversion date.
On August 11, 2016, we issued to Columbus Capital convertible notes in an aggregate principal amount of  $526,315 and warrants to purchase 85,348 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $500,000 paid in cash by Columbus Capital. The notes are unsecured, do not bear any interest and are payable in full on August 11, 2017. Columbus Capital may elect to convert the principal amount of the notes into shares of our common stock at any time before August 11, 2017 at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of our common stock in our next underwritten public offering, which we expect will be this offering. We have the right to require Columbus Capital to convert the notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. We intend to exercise our conversion right upon the completion of this offering and the listing of our common stock on the Nasdaq Capital Market. The warrants issued to Columbus Capital have an exercise price of  $5.55 per share, subject to adjustments, and are exercisable for a five year period. In addition, under our agreement with Columbus Capital we are required to file with the SEC a registration statement covering the resale of the shares of our common stock issuable under the notes and the warrants within 21 days after this offering, or 90 days following the date on which our current financing plan is terminated. If we fail to file a registration statement in a timely manner we will be required to issue to Columbus Capital additional warrants to purchase shares of our common stock.
On August 12, 2016, we issued to each of Michael J. Hanson and James L. Davis a convertible note in a principal amount of  $263,158 and warrants to purchase 42,674 shares of our common stock, subject to adjustments, in exchange for a purchase price of  $250,000 paid in cash by each such person. The notes are unsecured, do not bear any interest and are payable in full on August 12, 2017. Each of Messrs. Hanson and Davis may elect to convert the principal amount of the note issued to him into shares of our common stock at any time before August 12, 2017 at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of our common stock in our next underwritten public offering, which we expect will be this offering. We have the right to require each of Messrs. Hanson and Davis to convert the notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. We intend to exercise our conversion right upon the completion of this offering and the listing of our common stock on the Nasdaq Capital Market. The warrants issued to Messrs. Hanson and Davis have an exercise price of $5.55 per share, subject to adjustments, and are exercisable for a five year period.

On September 15, 2016, we issued to:
•
James L. Davis, (i) 50,608 shares of our common stock upon the exercise of outstanding warrants, in consideration for $250,004 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 55,669 shares of our common stock at an exercise price of  $4.94 per share;

•
FLMM Ltd., (i) 30,365 shares of our common stock upon the exercise of outstanding warrants, in consideration for $150,003 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 33,402 shares of our common stock at an exercise price of  $4.94 per share; and

•
Jon D. & Linda W. Gruber Trust, (i) 54,419 shares of our common stock upon the exercise of outstanding warrants, in consideration for $268,578 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 59,861 shares of our common stock at an exercise price of $4.94 per share.

On September 15, 2016, we issued to each of Alice Ann Corporation and Robert G. Allison convertible notes in an aggregate principal amount of  $50,000 and warrants to purchase 8,109 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $47,500 paid in cash by each of Alice Ann Corporation and Robert G. Allison. The notes are unsecured, do not bear any interest and are payable in full on September 15, 2017. Each of Alice Ann Corporation and Robert G. Allison may elect to convert the principal amount of the notes into shares of our common stock at any time before September 15, 2017 at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of our common stock in our next underwritten public offering, which we expect will be this offering. We have the right to require each of Alice Ann Corporation and Robert G. Allison to convert the notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. We intend to exercise our conversion right upon the completion of this offering and the listing of our common stock on the Nasdaq Capital Market. The warrants issued to each of Alice Ann Corporation and Robert G. Allison have an exercise price of  $5.55 per share, subject to adjustments, and are exercisable for a five year period. In addition, under our agreement with each of Alice Ann Corporation and Robert G. Allison we are required to file with the SEC a registration statement covering the resale of the shares of our common stock issuable under the notes and the warrants within 21 days after this offering, or 90 days following the date on which our current financing plan is terminated. If we fail to file a registration statement in a timely manner we will be required to issue to each of Alice Ann Corporation and Robert G. Allison additional warrants to purchase shares of our common stock.
   Termination of the Equity Line with Lincoln Park Capital Fund, LLC
On October 12, 2015, we entered into a $10,000,000 equity purchase agreement with Lincoln Park Capital Fund, LLC. Under the terms of this agreement, we had the right to sell to, and Lincoln Park was obligated to purchase from us, up to $10,000,000 in shares of our common stock, subject to certain limitations, from time to time, over a 36-month period that commenced on the date that the registration statement filed with the SEC was declared effective by the SEC and a final prospectus in connection therewith was filed. The registration statement was filed on October 30, 2015 and the final prospectus was filed on November 5, 2015. The purchase price of shares of our common stock under this agreement was based on the prevailing market prices of such shares at the time of sales. From October 12, 2015 through June 30, 2016, we had utilized $272,755 of this $10,000,000 equity line.
Under the terms of each convertible notes issued to Old Main Capital, River North Equity, Kodiak Capital Group and DiamondRock, as described above, we were required to terminate our equity line with Lincoln Park within 30 days of June 9, 2016. On July 1, 2016 we entered into a mutual termination and release agreement with Lincoln Park terminating the equity line under the purchase agreement. Under the termination agreement, certain provisions of the purchase agreement survive the termination of the purchase agreement for a limited period, including certain covenants in the purchase agreement prohibiting us from entering into certain non-exempt variable rate transactions, which we refer to as the variable rate covenants. Lincoln Park has also waived the application of the variable rate covenants to certain previous issuances of securities by us. We and Lincoln Park also agreed to mutually release each other from any and all claims under the purchase agreement and certain related documents, except for certain surviving obligations set forth in the termination agreement. We also issued to Lincoln Park warrants to purchase up to 100,000 shares of our common stock, which warrants are immediately exercisable at an exercise price of $6.00 per share for five years from July 1, 2016.
   Going Concern and the Proposed Offering
As reflected in our consolidated financial statements for the year ended December 31, 2015, we used cash in operations of  $7,416,321 and had a net loss attributable to common stockholders of  $18,512,865. These factors raise substantial doubt about our ability to continue as a going concern, as expressed in the notes to our consolidated financial statements. Historically, we have demonstrated an ability to raise funds to support our business operations.
We currently anticipate that our cash and forecast cash receipts will be sufficient to fund our operations through October 2016. If we do not complete this offering we will require additional financing to fund our operations after October 2016. There can be no assurance that we will not require additional financing or that such financing will be available to us on reasonably acceptable terms. (See “Risk Factors—Risks Related to Our Financial Position.”)
We have entered into an engagement agreement with Ladenburg Thalmann & Co. Inc. to assist us in raising additional capital through the issuance of debt or equity, including through this offering. We intend to use a portion of the net proceeds received from this offering to pay off certain outstanding debt, including debt which matures in December 2016. It is our belief, based on our current cash flow forecast and after giving effect to this offering and using a portion of the offering proceeds to pay off certain indebtedness, that we will have sufficient capital resources to continue our business for a sustained period of time, and in any event through 2017. Therefore, we believe that following completion of this offering our independent auditor’s will reassess our ability to continue as a going concern and reissue their audit report removing the going concern uncertainty. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds through the completion of this offering, there can be no assurance that we will be able to generate sufficient revenues or complete this offering, raise anticipated proceeds, or that any other debt or equity financing will be available or, if available, that it will be available on terms acceptable to us. If we fail to complete this offering or raise anticipated proceeds, we may not be able to continue operations and as such our independent auditor’s report will continue to contain an uncertainty paragraph related to our ability to continue as a going concern.
   Recent Litigation
On March 31, 2016, the holder of our series subordinated note referred to in Note 5 of our audited consolidated financial statements commenced an action against us in Hennepin County Court in the State of Minnesota alleging that we breached the terms of the note and seeking to collect alleged amounts due and owing under the note. The holder of the note alleges we are in default and our company owes the note holder $694,869 plus interest and assessments accruing after April 1, 2016. The dispute centers on the note holder’s interpretation of the agreement. Based on the note holder’s interpretation of the agreement, the note holder seeks an extraordinary amount in alleged liquidated damages (approximately $300,000 on an outstanding debt of approximately $415,000). We dispute the allegations of the note holder and intend to vigorously defend the claim. Among other things, we contend the note holder’s interpretation is unenforceable under Minnesota law. The note holder recently moved for summary judgment and a hearing on that motion was held on August 9, 2016 before the Fourth Judicial District in Hennepin County in Minnesota where the Court heard both arguments and took the motion under advisement. As of September 19, 2016, the Court has not yet rendered its decision on the motion. The alleged default could subject us to claims of default or cross default by our other lenders. At this time no other lender has asserted such a claim. As of June 30, 2016, we had recorded approximately $415,000 of outstanding debt and approximately $27,000 of accrued interest related to this note. We may use a portion of the offering proceeds to pay our indebtedness to the note holder.
On or about May 24, 2016, we received notice from Trooien Capital, our secured lender, alleging that we have not made interest payments in accordance with the terms of the loan and security agreement entered into by our subsidiary and Trooien Capital on December 12, 2013 and that, as a result of such alleged breach, all outstanding amounts under that agreement are accelerated. Pursuant to the loan and security agreement with Trooien Capital, our subsidiary granted to Trooien Capital a security interest in all of our subsidiary’s property and assets, including all property that our subsidiary will acquire in the future, as collateral security for the payment and performance of our subsidiary’s obligations under the loan and security agreement. We dispute Trooien Capital’s claim because we have been accruing interest expense in accordance with the terms of the agreement for more than two years and Trooien Capital has not objected to that practice. On or about May 27, 2016, our subsidiary filed a verified complaint with the Fourth District Court of Hennepin County in Minnesota naming Trooien Capital as a defendant and seeking a declaratory judgment against Trooien Capital with respect to this claim. On June 10, 2016, Trooien Capital answered our complaint and asserted counterclaims. On June 20, 2016, Trooien Capital moved to appoint a receiver for our subsdiary. On June 30, 2016, we filed a notice of motion and motion to dismiss a portion of the counterclaims. On July 19, 2016, we filed with the Fourth District Court of Hennepin County in Minnesota a memorandum of law and supporting documents requesting that the Court deny Trooien Capital’s motion to appoint a receiver for our subsidiary. We believe that Trooien Capital’s claim is inconsistent with the loan and security agreement and the parties’ conduct during the two years since we entered that agreement. We also believe that Trooien Capital’s motion and the remedy sought lacks sufficient evidence and factual support under the applicable legal standard. We also believe that Trooien Capital’s motion failed to establish, by clear and convincing evidence, that the appointment of a receiver is necessary. We intend to vigorously oppose the motion to appoint a receiver. A hearing in the Fourth Judicial District in Hennepin County in Minnesota is currently scheduled for October 18, 2016. (For a more complete description of the loan and security agreement with Trooien Capital, see “Certain Relationships and Related Transactions—Related-Person Transactions.”) We intend to pay off our indebtedness to Trooien Capital with the proceeds of this offering.
   Issuance of Promissory Note and Warrant to James L. Davis Related to Lease with KLC Financial, Inc. in August 2016
On August 1, 2016, James L. Davis entered into a financial lease with KLC Financial, Inc. to fund the purchase of certain licenses for our exclusive use and benefit. Pursuant to the financial lease, Mr. Davis is obligated to pay to KLC Financial, Inc. the sum of  $238,950, together with all accrued interest thereon, in six monthly installments of  $40,983 each, which includes interest and equates to an imputed interest rate of 13.875% per annum.
To ensure that Mr. Davis is kept whole from this arrangement, on August 22, 2016 we entered into an unsecured promissory note with Mr. Davis, pursuant to which we are obligated to pay to Mr. Davis the sum of  $238,950, together with all accrued interest thereon, in six monthly installments of  $40,983 each, which includes interest and equates to an imputed interest rate of 13.875% per annum. Unless Mr. Davis directs us to do otherwise in writing, we are required under the terms of this note to make the payments required under the note directly to KLC Financial, Inc. in satisfaction of our obligations to Mr. Davis under the note and Mr. Davis’ obligations to KLC Financial, Inc.
As consideration for Mr. Davis providing us with such support, on August 22, 2016 we also issued to Mr. Davis a warrant to purchase 24,000 shares of our common stock, subject to adjustments. The warrants issued to Mr. Davis have an exercise price of  $6.75 per share, subject to adjustments, and are exercisable for a five year period.
   Issuance of Warrants to Scarsdale Equities LLC in September 2016
On September 19, 2016, we issued to Scarsdale Equities LLC five-year warrants to purchase 19,195 shares of our common stock at an exercise price of  $4.94 per share. The warrants were issued to Scarsdale Equities LLC in consideration for Scarsdale Equities LLC’s advisory services to us in connection with obtaining certain modifications to our securities.
Liquidity and Capital Resources: Years Ended December 31, 2015 and December 31, 2014
   Financial Condition
From inception in February 2010, we have raised capital to support operating losses incurred in development of our solutions, products and services, our capability infrastructure, the marketing expenses to increase our client base and the general and administrative functions to support our planned growth. Our net losses from inception through December 31, 2015 of approximately $69,300,000 have been funded primarily through the issuance of equity, debt, and warrants.
At December 31, 2015 and December 31, 2014 we had approximately $44,000 and $112,000, respectively, in cash and cash equivalents. Our financial condition and prospects critically depend on our access to financing in order to continue funding operations. Prior to our initial public offering in July 2014, we had historically utilized borrowings from accredited investors, including affiliates, to fund our working capital needs. From our IPO in July 2014 to December 31, 2015, we completed three convertible preferred stock offerings, with total net proceeds of approximately $8,300,000.
Cash Flow
   Operating Activities
Net cash used in operating activities for the year ended December 31, 2015 was approximately $7,400,000 compared to approximately $10,100,000 for the prior year. Our net loss in the year ended December 31, 2015 was approximately $18,300,000 or approximately $2,500,000 more when compared to the same period in 2014, although when adjusted for non-cash charges in our statement of operations, our cash flow used in operations before changes in working capital increased approximately $1,200,000 comparing the two periods.
Our accounts receivable increased by approximately $389,000 in 2015, while decreasing approximately $15,000 in 2014. The significant increase in accounts receivable during 2015 was due to an overall increase in our revenues and billings in the fourth quarter of 2015 as compared to that in the fourth quarter of 2014. Changes in working capital included a decrease in deferred commissions during the year ended December 31, 2015 and 2014 of approximately $35,000 and $120,000, respectively. The decrease was due to (1) a decrease in the commission rate which went from 25% in 2014 to 15% in 2015 and (2) a higher percentage of sales were made to “house accounts” where there are no commissions paid in 2015 as compared to 2014. Prepaid and other expenses decreased approximately $370,000 and $86,000 in 2015 and 2014, respectively, when compared to the same two periods in the prior year. The source of cash in prepaid and other expenses for the year ended 2015 was primarily a result of an increase in capitalized leases for prepaid items such as software maintenance and technology licensed from third parties. The decrease for 2014 was the result of the amortization of prepaid licenses for our mobile RDC offering. Accounts payable balance increased during 2015 by approximately $444,000, compared to a decrease of approximately $271,000 during 2014. The primary reason for the increase in accounts payable in 2015 was a result of an increase in payables for various related operating costs incurred but unpaid at the end the end of 2015. The primary reason for the decrease in accounts payable during the year ended December 31, 2014 was due to a significant amount of payments made in July 2014 following the completion of our IPO for professional service fees incurred through this date. These services included completing the reverse triangular merger in February 2014 through which we acquired the business of our subsidiary, Cachet Financial Solutions Inc., our annual audit, providing legal defense regarding a potential trademark infringement as well as costs associated with completing our IPO. Accrued expenses also increased during the twelve months ended December 31, 2015 and 2014 by approximately $19,000 and $13,000, respectively, primarily as a result of an increase in accruals for various related operating costs incurred but unpaid at the end of both periods presented. Accrued interest expense increased by approximately $289,000 in 2015 and decreased approximately $609,000 for 2014. The increase in accrued interest for 2015 was primarily due to an increase in accrued expenses associated with the $5,000,000 of principal balance outstanding on notes payable as of December 31, 2015. The decrease in accrued interest for the year ended December 31, 2014 was primarily due to the payoff of accrued interest owed to our senior debt lender, as well as additional debt (including accrued interest) converted or repaid following our IPO. Other changes in working capital included an increase in deferred revenue of approximately $190,000 and $247,000 for fiscal year 2015 and 2014, respectively. The increase in deferred revenue for 2015 was primarily due to the prepaid licenses for our mobile RDC solutions, which totaled $616,000 at the end of 2015. The increase in deferred revenue in 2014 was due to receipt of implementations and prepaid transaction fees associated with new clients.
   Investing Activities
Cash used in investing activities during 2015 and 2014 totaled approximately $135,000 and $2,198,000, respectively. Total equipment purchases for 2015 and 2014 totaled approximately $135,000 and $73,000, respectively, which were primarily part of hardware and software upgrades to our data centers where we host our SaaS cloud based platforms for our clients. We made a significant investment in our data centers during fiscal year 2012 and in order to accommodate the overall increase in transactions, we have procured an additional approximately $600,000 of computer equipment for our data center through a capital lease throughout 2015 (See Note 8 of our audited consolidated financial statements). Based on future growth, we may be required to make additional investments in our data centers. Additional cash used in investing activities for 2014 included approximately $2,100,000 related to the acquisition of Select Mobile Money.
   Financing Activities
Net cash provided by financing activities for the year ended December 31, 2015 was approximately $7,500,000 compared to approximately $12,300,000 for the prior year.
Our borrowings on notes during 2015 were approximately $1,150,000 and the funds from these notes were received from two of our directors and were primarily used for working capital purposes. During the year ended December 31, 2015, we made approximately $198,000 in principal payments related to installment payments made against an outstanding note payable. We issued approximately $256,000 in common stock during 2015, which was comprised of approximately $273,000 in stock associated with the Purchase Agreement with Lincoln Park Capital Fund, LLC, approximately $66,000 in stock as part of the employee stock purchase program partially offset by the equity issuing costs of approximately $83,000. During 2015, we received approximately $1,300,000 related to the exercise of warrants for 189,908 shares of common stock.
During 2015, we issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 600 shares of our common stock at a per-share price of  $30.00 (since adjusted to $4.94 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 137,727 shares of our common stock at a per-share price of  $17.25 (since adjusted to $4.94 per share). Net proceeds to us after offering costs were approximately $2,200,000, including the cancellation of  $250,000 in debt held by Michael J. Hanson, one of our directors.
Also during 2015, we issued an aggregate of 44,030 shares of Series C Convertible Preferred Stock at $100.00 per share and issued five-year warrants to purchase an aggregate of 670,475 shares of our common stock at a per-share price of  $7.22 (since adjusted to $4.94 per share) in a private placement. Total (cash and non-cash) gross proceeds to us from the issuance of the Series C Convertible Preferred Stock and warrants were approximately $4,400,000, which included approximately $500,000 of debt that was converted into the Series C Convertible Preferred Stock and approximately $500,000 of issuance costs. The remaining net proceeds to us were approximately $3,400,000 in cash.
During 2015, we made principal payments on capital leases totaling approximately $204,000, borrowed approximately $113,000 on the bank line of credit while making principal payments against this loan totaling approximately $105,000.
Net cash provided by financing activities for the year ended December 31, 2014 was approximately $12,300,000. Net of debt issuance costs, our borrowings during the years ended December 31, 2014 totaled approximately $8,300,000. During the year ended December 31, 2014, we borrowed approximately $2,300,000 from Trooien Capital, LLC in the form of senior debt, approximately $1,700,000 in short-term demand promissory notes and approximately $700,000 in bridge debt from various parties. In addition, a director of our company provided us with a loan of approximately $1,500,000 in connection with our purchase of certain mobile money assets from DeviceFidelity, Inc. and a line of credit for approximately $1,500,000 that was drawn on in 2014.
Our repayments on notes for year ended December 31, 2014 were approximately $4,600,000. During the year ended December 31, 2014, we repaid approximately $1,600,000 of principal owed under our senior secured financing arrangement and approximately $300,000 owed under secured convertible notes outstanding. The remaining borrowings were used to fund our operations in 2014. We also repaid approximately $1,500,000 of principal owed to our director under the loan we received in connection with our purchase of certain mobile money assets from DeviceFidelity, Inc., along with approximately $500,000 of principal short-term debt owed to that director. We also repaid approximately $700,000 of principal owed for various short-term notes in July 2014.

On July 14, 2014, we completed our IPO in which a total of 300,000 shares of common stock were issued at $22.50 per share resulting in gross proceeds of  $6,750,000. The net proceeds from the offering were approximately $5,500,000, after deducting commissions and approximately $600,000 in offering costs. As part of the IPO, we converted approximately $6,300,000 of existing indebtedness (including accrued interest) into 342,612 shares of common stock and issued five year warrants to purchase 237,570 shares of common stock with an exercise price of  $28.125.
Also during 2014, we issued a total of 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share (since adjusted to $1.15 and converted to common stock at $1.15 per share in February 2015), and issued five-year warrants to purchase 148,647 shares of our common stock at a per-share price of  $30.00 (since adjusted to $4.94). The net proceeds received from this offering net of issuance costs totaled approximately $3,000,000.
We paid debt issuance fees totaling approximately $88,000 during 2014. In addition, from bank borrowing we had net incremental proceeds of approximately $208,000 due to a new note issued by Central Bank in 2014 while net repayments for year were approximately $93,000.
Liquidity and Capital Resources: Six Months Ended June 30, 2016 and 2015
   Financial Condition
Since inception in February 2010, we have raised capital to support operating losses incurred in development of our solutions, products and services, our capability infrastructure, the marketing expenses to increase our client base and the general and administrative functions to support our planned growth. Our accumulated deficit from inception through June 30, 2016 of approximately $77,421,000 has been funded primarily through the issuance of equity, debt, and warrants.
As of June 30, 2016 and December 31, 2015 we had approximately $260,000 and $45,000, respectively, in cash and cash equivalents. Our financial condition and prospects critically depend on our access to financing in order to continue funding operations. Prior to our initial public offering in July 2014, we had historically utilized borrowings from accredited investors, including affiliates, to fund our working capital needs. From our IPO in July 2014 to June 30, 2016, we completed three convertible preferred stock offerings and a PIPE common stock offering, with total net proceeds of approximately $9,500,000.
Cash Flow
   Operating Activities
Net cash used in operating activities for the six months ended June 30, 2016 was approximately $3,786,000 compared to approximately $4,503,000 for the same period in the prior year. Our net loss in the six months ended June 30, 2016 was approximately $8,138,000, which is approximately $3,914,000 less than our net loss of approximately $12,052,000 for the same period in 2015, although when adjusted for non-cash charges in our statement of operations, our cash flow used in operating activities before changes in operating assets and liabilities decreased approximately $1,888,000 comparing the two periods.
Our accounts receivable increased by approximately $863,000 and $314,000 for the six months ended June 30, 2016 and 2015, respectively. The significant increases in accounts receivable during the six months ended June 30, 2016 and 2015 was due to an overall increase in our revenues and billings. Changes in working capital also included an increase in deferred commissions during the six months ended June 30, 2016 and 2015 of approximately $8,000 and $26,000, respectively, as a result of an overall increase in our revenues during these periods and the commissions we paid to our sales staff. Prepaid expenses increased approximately $703,000 for the first six months of 2016 primarily due to purchases of prepaid software licenses and decreased approximately $86,000 during the first six months of 2015 as a result of expensing annual software and hardware support contracts over the period the services are provided and the amortization of prepaid software licenses. Our deferred revenue balance decreased by approximately $229,000 for the six months ended June 30, 2016 compared with an increase of approximately $111,000 for the six months ended June 30, 2015. For the six months ended June 30, 2016, the decrease primarily related to the amortization into revenue amounts due under long-term contracts while the increase for the six months ended June 30, 2015 primarily related to billings received in advance of revenue recognition criteria being met.

Our accounts payable balance increased during the six months ended June 30, 2016 by approximately $657,000, compared to an increase of approximately $419,000 when compared to the same period in the prior year. The primary reason for the increase in accounts payable during the six months ended June 30, 2016 was due to purchases of software licenses. The primary reason for the increase in accounts payable during the six months ended June 30, 2015 was that we incurred significant fees related to completing our equity offerings and other professional fees associated with completing our year-end audit. Accrued expenses increased during the first six months of 2016 and 2015 by approximately $116,000 and $2,000, respectively, primarily as a result of an increase in accruals for various related operating costs incurred but unpaid at the end of both periods presented. Accrued interest expense increased during the first six months of 2016 by approximately $231,000 compared to $94,000 for the same period in the prior year. The increase in accrued interest for the first six months of 2016 and 2015 was primarily due to an increase in our outstanding indebtedness.
   Investing Activities
Cash used in investing activities during the six months ended June 30, 2016 and 2015 totaled approximately $29,000 and $43,000, respectively. These purchases were primarily part of hardware and software upgrades to our data centers where we host our SaaS cloud based platforms for our clients and computers for our employees. Based on future growth, we may be required to make additional investments in our data centers.
   Financing Activities
Net cash provided by financing activities for the six months ended June 30, 2016 was approximately $4,031,000 compared to approximately $5,085,000 for the six months ended June 30, 2015.
Excluding debt issuance costs, our borrowings during the first six months of 2016 and 2015 totaled approximately $3,050,000 and $750,000, respectively. The funds received during the first six months of 2016 came from Messrs. Hanson and Davis, Columbus Capital and convertible notes issued to Old Main Capital, LLC, River North Equity, LLC, Kodiak Capital Group, LLC, and DiamondRock, LLC, while funds received during the first six months of 2015 came from Messrs. Hanson and Davis. The funds were primarily used for working capital purposes in both periods. We repaid approximately $895,000 on notes payable during the six months ended June 30, 2016 and repaid approximately $114,000 in principal payments related to installment payments on an outstanding note payable during the same period in 2015. During the six months ended June 30, 2016 and 2015, we made principal payments on capital leases totaling approximately $182,000 and $49,000, respectively. We also borrowed approximately $69,000 and $113,000 on a bank loan during the six months ended June 30, 2016 and 2015, respectively, while making principal payments against bank loans totaling approximately $43,000 and $53,000 during the six months ended June 30, 2016 and 2015, respectively.
During the first six months of 2016, we issued 245,257 shares of our common stock at $5.55 per share and issued five-year warrants to purchase an aggregate of 122,614 shares of our common stock at a per-share price of  $6.90 per share (since adjusted to $5.63 per share) in a private placement. Net proceeds to us after offering costs were approximately $1,205,000. During the first six months of 2016, we also received approximately $932,000 related to the exercise of warrants for 192,510 shares of common stock.
During the first six months of 2015, we issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 600 shares of our common stock at a per-share price of  $30.00 (since adjusted to $4.94 per share), (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and five-year warrants to purchase an aggregate of 137,727 shares of our common stock at a per-share price of  $17.25 (since adjusted to $4.94 per share) and (iii) 44,030 shares of Series C Convertible Preferred Stock at $100.00 per share and issued five-year warrants to purchase 670,475 shares of our common stock at a per-share price of  $7.22 (since adjusted to $4.94) in a private placement. Net proceeds to us after offering costs were approximately $4,404,000, including the cancellation of  $250,000 in debt held by Michael J. Hanson, one of our directors.
Debt and Capital Resources
Off Balance Sheet Arrangements
We had no material off balance sheet arrangements, as defined by the SEC, as of December 31, 2015 or 2014 and as of June 30, 2016 or 2015.

Reclassification of Warrant and Conversion Feature Liability into Stockholders’ Equity
As of September 19, 2016, holders of warrants to purchase an aggregate of 1,090,134 shares of our common stock have agreed to terminate the anti-dilution protection in those warrants effective upon the consummation of this offering and the listing of our common stock on the Nasdaq Capital Market, which will occur upon completion of this offering. As a result of such termination, we expect that $3,961,444 of aggregate mark-to-market expenses previously expensed in connection with these warrants as of June 30, 2016, and any additional mark-to-market expenses accruing on these warrants through the completion of this offering, will be reclassified from a warrant liability into stockholders’ equity.
On June 1, 2016, we issued to Columbus Capital convertible notes, due June 1, 2017, in an aggregate principal amount of  $1,052,632. We have the right to require Columbus Capital to convert the notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. We intend to exercise our conversion right upon the completion of this offering and the listing of our common stock on the Nasdaq Capital Market. As a result of such conversion, we expect that $251,125 of aggregate conversion feature expenses previously expensed in connection with these notes as of June 30, 2016, and any additional conversion feature expenses accruing on these notes through the completion of this offering, will be reclassified from a conversion feature liability into stockholders’ equity.
In August 2016, we issued to Columbus Capital convertible notes, due August 11, 2017, in an aggregate principal amount of  $526,315, and we issued to Michael J. Hanson and James L. Davis convertible notes, due August 12, 2017, in an aggregate principal amount of  $526,316. We have the right to require Columbus Capital and Messrs. Hanson and Davis to convert these notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. We intend to exercise this conversion right upon the completion of this offering and the listing of our common stock on the Nasdaq Capital Market. As a result of such conversion, we expect that conversion feature expenses accruing on these notes through the completion of this offering will be reclassified from a conversion feature liability into stockholders’ equity.
On September 15, 2016, we issued to Alice Ann Corporation and Robert G. Allison convertible notes, due September 15, 2017, in an aggregate principal amount of  $100,000. We have the right to require Alice Ann Corporation and Robert G. Allison to convert these notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. We intend to exercise this conversion right upon the completion of this offering and the listing of our common stock on the Nasdaq Capital Market. As a result of such conversion, we expect that conversion feature expenses accruing on these notes through the completion of this offering will be reclassified from a conversion feature liability into stockholders’ equity.

OUR BUSINESS
Overview
We are a leading provider of software-as-a-service, or SaaS, financial technology, or fintech, solutions to the financial services industry. We provide traditional financial institutions and alternative financial service, or AFS, providers with innovative mobile and other solutions to enable them to offer a suite of leading-edge mobile financial services to their customers through the Internet, or cloud-based, access. As a SaaS provider, we develop, host and maintain software solutions that we license to our clients. We serve three primary markets in the United States: banks, credit unions and AFS providers, which includes providers of non-traditional banking services such as reloadable prepaid cards and check cashing services. In the future, we intend to expand outside of the United States, including Latin America and Europe, as opportunities present themselves.
We have been expanding our suite of available fintech solutions. One of our recent solutions, Select Mobile™ Money, is an award-winning prepaid mobile money platform that seamlessly links various mobile banking features with a prepaid debit card issued by financial institutions or AFS providers. This solution enables card users to conveniently manage their card accounts through an easy-to-use integrated mobile application, or app, with multiple features downloaded onto their smart phone or tablet and, by adding a suite of available mobile financial services linked to their card accounts, enhances the card’s usefulness and the cardholder’s mobile banking experience. For example, prepaid cardholders using our application may deposit paper checks and direct payroll deposits into their prepaid card account, access cash from their prepaid card account at any automated teller machine, or ATM, and check their prepaid card account balance and transaction history. We believe that our Select Mobile Money solution is setting the industry standard for reloadable prepaid mobile money solutions.
Our Select Mobile Money solutions comprise two distinct mobile banking technology solutions: first, a white label mobile money platform for larger financial institutions and AFS providers that already have a reloadable prepaid card program and wish to enhance it by integrating a feature rich app; and second, an end-to-end reloadable prepaid card program, which we call Select Mobile Money-Express, or SMM-X, offered to all banks, credit unions and AFS providers of all sizes that would like to deploy a complete reloadable prepaid card program, comprising a prepaid debit card, an integrated mobile app and program management.
According to a study released by the Philadelphia Federal Reserve Bank in September 2014, titled “Millennials with Money: A New Look at Who Uses GPR Prepaid Cards,” 45% of consumers ages 18–32, which we refer to as the millennial generation, or millennials, said they owned a general purpose reloadable prepaid card. We believe millennials are the first truly mobile generation accustomed to using a smart phone or tablet to perform routine interactions remotely, including purchasing goods and services and managing their money. With the preceding baby boomer generation approaching retirement, we believe that the millennial generation is the future customer base of financial institutions and AFS providers. As these financial services providers adapt to the mobile environment we believe they require innovative solutions to enable them to offer their millennial customers fast, reliable and convenient financial services remotely through mobile applications, including prepaid mobile money solutions and reloadable prepaid cards.
Our Select Mobile Money solutions are designed to specifically meet the needs of millennials, the “unbanked” (those who have no formal relationship with a bank or credit union, prefer not to use a traditional checking account, or who do not meet the minimum balance required to avoid high bank fees) and the “under-banked” (those who have only a minimal relationship with a bank or credit union). These solutions provide end-users with convenient and secure anywhere and anytime mobile access via the Internet to a variety of convenient self-service mobile banking services through an easy-to-use integrated mobile application with multiple features downloaded onto their smart phone or tablet and linked to a reloadable prepaid card. Both our white label and our SMM-X prepaid mobile money solutions support advanced analytics, which we believe can help our clients gain a competitive advantage by enhancing the prepaid cardholder experience and keeping their customers engaged. As a result, we are experiencing a growing demand for these solutions by financial institutions and AFS providers.
As of June 30, 2016 we entered into contracts for the sale of a total of five SMM-X products. We expect that our clients will begin to deploy or implement this solution in 2016. If we are successful in selling and deploying our SMM-X solution and in turn it becomes widely used by our clients’ customers, we believe this has the potential to significantly increase our future revenues as our financial model for this solution is based principally on future transaction and/or user fee components described below. As we begin to deploy these solutions for our clients, and as their customers in turn utilize this application, we believe that the potential recurring revenue from these transaction and/or user fee components will become a significant source of revenue for us, and our Select Mobile Money solutions could potentially become the primary source of our future revenue.
Our business has historically focused on offering a full suite of consumer and business remote deposit check capture, or RDC, products that enable financial institutions to provide their customers with the ability to conveniently deposit their checks remotely anytime, anywhere. While we continue to offer these solutions, we recently expanded our focus to include prepaid mobile money solutions. Our latest innovations are a mobile remote payment capture solution, which we call Select Mobile™ NowPay, which enables enterprises to accept check payments submitted via their customers’ mobile devices, and our mobile account opening solution, which we call Select Mobile™ Account Opening, which streamlines the account opening process by utilizing photo imaging to capture customer data and auto-populate an account opening application form for checking, savings, credit card and other types of accounts.
As of June 30, 2016, we had entered into contracts for the sale of approximately 685 products (including product enhancements), of which approximately 492 were “active” as of June 30, 2016, meaning that the product or enhancement has been deployed or implemented by our client for use by its customers or we have completed our implementation and/or customization work for the product or enhancement and have delivered it to our client for deployment. Of the approximately 685 products sold as of June 30, 2016, approximately 632 related to RDC products, 43 related to our white label Select Mobile Money solution, five related to our SMM-X solution, four related to Mobile Account Opening and one related to Select Mobile NowPay. Of the approximately 492 products sold which were active as of June 30, 2016, approximately 480 related to RDC products, 11 related to our white label Select Mobile Money solutions and one related to Mobile Account Opening. Our SMM-X and Select Mobile NowPay solutions were not yet active as of June 30, 2016.
Our business operations are conducted entirely through our wholly-owned subsidiary, Cachet Financial Solutions Inc., a Minnesota corporation.
Our Market Opportunity
   Mobile Financial Services
We believe the proliferation of camera-enabled mobile devices has accelerated the adoption of mobile-centric banking products. According to a December 2014 study by Bain & Company, titled “Customer Loyalty in Retail Banking: Global Edition 2014,” banking customers completed more interactions with their banks via the mobile channel, i.e., smartphones and tablets, than through any other channel in 13 of 22 countries surveyed in the study during the last quarter of 2014. We believe that the mobile channel will become the primary channel for customers to interact with the financial institutions and AFS providers in the United States, and that these financial services providers will seek to offer more services through the mobile channel to strengthen customer loyalty. According to the Javelin 2015 report titled “2015 Mobile Banking, Smartphone, and Tablet Forecast,” the proportion of weekly mobile bankers exceeded that of weekly branch bankers for the first time in 2015.
Mobile financial services resonate with financial services providers because mobile technologies provide these service providers a means to level the competitive playing field and compete with larger financial institutions. In addition, with mobile offerings, branch location is no longer a determining factor of where to bank.
We also believe that financial institutions and AFS providers that proactively work to build and maintain robust mobile channels serving the needs of the highly valuable mobile consumer will experience increased mobile adoption and usage by their customers. Over time we believe this will increase operating efficiencies, reduce customer attrition and create new revenue opportunities for our clients. We believe this is especially important as baby boomers retire and millennials enter their prime earning and investing years.

   Prepaid Mobile Money
A reloadable prepaid card provides the convenience of a debit card, including a secure way to shop online and make other purchases. Reloadable prepaid cards are generally accepted everywhere MasterCard and Visa are accepted. Unlike a debit card, a reloadable prepaid card account is prefunded by the cardholder and it cannot be over-drawn. Card usage is limited to the balance available on the account. This limits the cardholder’s exposure to overdraft fees and other related penalties, and removes the credit history requirements normally required to open a traditional bank account. A reloadable prepaid card can be a valuable budgeting tool. It is sometimes used to help teens and young adults learn money management skills.
Reloadable prepaid cards are a convenient and safer alternative that have less serious consequences than losing cash or high limit credit cards should the card be lost or stolen. If a reloadable prepaid card is stolen, the loss is limited only to the cash balance remaining on the card, and no valuable financial information is lost or compromised.
According to a study released by the Philadelphia Federal Reserve Bank in September 2014, titled “Millennials with Money: A New Look at Who Uses GPR Prepaid Cards,” 45% of consumers ages 18–32, the millennial generation, said they owned a general purpose reloadable prepaid card. We believe millennials are the first truly mobile generation accustomed to using a smart phone or tablet to perform routine interactions remotely, including purchasing goods and services, and managing their money. With the preceding baby boomer generation approaching retirement, we believe the millennial generation is the future customer base of financial institutions and AFS providers. As these financial services providers adapt to the mobile environment, we believe they require innovative solutions to enable them to offer their customers fast, reliable and convenient financial services remotely through mobile applications, including prepaid mobile money solutions and reloadable prepaid cards that are popular with the millennial generation.
Reloadable prepaid cards are also used by the unbanked and the under-banked. In our experience, AFS providers and more recently financial institutions also wish to attract these consumers, who generally do not qualify for a traditional checking account or prefer not to grow a traditional banking relationship for reasons such as the desire to avoid banking fees and/or minimum-balance requirements.
We believe that easy and immediate access to money is especially important to the unbanked and under-banked consumer because this demographic often lives “paycheck to paycheck” and requires quicker access to their funds to pay for everyday living essentials, such as food, rent and basic utilities. We believe that the inconvenience and cost of accessing multiple service providers, which are common barriers among the unbanked and the under-banked consumers, serves as a strong incentive for these consumers to use an aggregated service like Select Mobile Money. Our Select Mobile Money product also addresses the needs of most unbanked or under-banked consumers.
We believe that the reloadable prepaid card will continue to grow in popularity across all income groups for budgeting, payroll, student usage, travel and more. According to a November 2015 Business Insider Intelligence report, titled “The Prepaid Cards Report: The rise of reloadable cards could affect the way millennials approach banking,” prepaid cards accounted for 800 million transactions worth $20 billion in the United States in 2003, and jumped to 9.2 billion transactions worth $220 billion in the United States in 2012. In that study, Business Insider also estimated that prepaid card volumes in the U.S. market would top $317 billion in 2015. In addition, according to a July 2012 study commissioned by MasterCard and titled “2012 Global Prepaid Sizing Study” the global prepaid market is projected to reach $822 billion by 2017, of which $421 billion is projected in the United States.
Our Select Mobile Money solutions provide end-users with convenient and secure anywhere and anytime mobile access via the Internet to a variety of self-service mobile banking services through an easy-to-use mobile application downloaded onto their smart phone or tablet and linked to their reloadable prepaid card.
   RDC Products
Federal legislation commonly referred to as “Check 21” has made the RDC service possible. Implemented in October 2004, this legislation allows financial institutions to clear checks based upon images of the original items instead of having to transport the original check to the paying bank for clearing. The commonly viewed benefits of this service include customer convenience, better deposit availability, reduced non-sufficient funds, reduced transportation costs and eliminating the need to physically transfer the check during the clearing process.
According to the 2013 Federal Reserve Payments Study, released the U.S. Federal Reserve in December 2013:
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the number of checks paid continued to decline, falling to 18.3 billion in 2012—less than half the number of checks that were paid in 2003;

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despite the continued decline in the use of checks, the check clearing process continued to gain efficiencies and has become virtually 100 percent electronic;

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most checks continued to be deposited in paper form, but the number of checks deposited as electronic images increased since the U.S. Federal Reserve’s last survey;

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in 2012, among all checks deposited at the bank of first deposit, 3.4 billion (17 percent) were deposited as electronic images compared with 3.0 billion (13 percent) in 2009; and

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this 2013 study also collected information on the source of image deposits, finding that in 2012, 93 percent of checks deposited as images were by business depositors compared with 7 percent by consumer depositors.

An April 2015 report by Celent, updated in November 2015, titled “Seizing the Small Business RDC Opportunity: New Products are Changing Everything,” confirms that checks not only remain widely accepted, but are the preferred form of payment for small to medium size businesses compared to other forms of payment because these businesses perceive checks to be less expensive. In light of the prevalent use of checks by these businesses and the benefits of the mobile deposit service, we believe that most major financial institutions in the United States today have either launched an RDC service for businesses, or are considering doing so.
According to the American Bankers Association, a survey of 1,000 U.S. adults conducted in August 2014 for that association by an independent market research firm:
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more than one in eight Americans deposited a check using a mobile device within the year prior to the survey; and

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of those who have used mobile deposit, 80 percent reported using it regularly—at least once per month.

While only 13 percent of the 1,000 survey respondents said that during the preceding 12 months they deposited a check into their bank account by taking a picture of the check with their mobile device, we believe that RDC will become an increasingly popular banking service for consumers as it becomes more widely available and consumers become more comfortable with the technology.
According to a 2016 report by Javelin titled “Mobile Banking Financial Institution Scorecard: Mobile Becomes the Remote Control for Banking,” mobile deposit has very quickly moved from being innovative to being just table stakes, with 97% of top financial institutions supporting the feature in 2015.
We believe that our remote and mobile RDC solutions enable banks and credit unions to increase customer satisfaction among their business and consumer customers, grow deposits in a low-cost manner, reduce transaction costs, and decrease traffic at bricks-and-mortar branches.
   Mobile Check Payment
According to a 2014 report by Crone Consulting titled “Bill Pay’s New Manifesto: Omni-Channel Strategy Driving Interactive Customer Engagement,” the average U.S. household is obligated to pay between 10 to 15 recurring bills per month, including, but not limited to, credit card statements, loans, insurance premiums and utility bills such as cable TV and phone. Historically, recurring billing has been the domain of paper, which contributed to the growth and primary use of paper checks. According to the Crone Consulting report, these paper-based interactions are lose/lose scenarios, as they are expensive and time-consuming to both biller and customer, including because a customer who receives a paper bill in the mail needs to drive to the branch office to make a payment. The Crone Consulting report refers to these paper-based interactions as high-cost and low-touch interactions because they cause paper clutter and do not allow for any interaction between the biller and the customer. According to the Crone Consulting report, migrating from high-cost, low-touch interactions to low-cost, high-touch interactions (with mobile) will create a win/win scenario for both biller and customer. The Crone Consulting report also states that the mobile bill payment usage is growing, with 33% of U.S. Internet users having paid their bills via a mobile device in 2015.
Our mobile check payment solution, Select Mobile NowPay, enables the biller to offer its customers the ability to use their mobile devices to take a photo of a check and submit the digital image of the check as payment on their loan or other recurring bill. We believe that a self-service mobile check payment option that fits customers’ lifestyles, meets demand for easier and more convenient payment options and supports more timely payments will gain acceptance in the consumer lending market. We believe that the primary target markets for this solution include lenders, such as special purpose consumer finance subsidiaries of large retailers and captive auto finance companies, and loan servicing companies.
Our Select Mobile NowPay solution can also reduce delinquencies in bill payments by customers and collection-related costs for billers. According to a 2015 survey prepared for the National Foundation for Credit Counseling (NFCC) titled “The 2015 Consumer Financial Literacy Survey,” 24% of U.S. adults (nearly one of four) do not pay all of their bills on time. With our Select Mobile NowPay solution, customers can make their payments faster and easier, even at the last minute, alleviating the need to mail a check days in advance to arrive by the due date.
   Mobile Account Opening for Consumers
According to the Javelin 2016 report titled “Mobile Banking Financial Institution Scorecard: Mobile Becomes the Remote Control for Banking,” half of the U.S. adult population now banks through smartphones and tablets. Javelin states in its report that this dramatic shift in consumers’ channel preferences from in-branch and online to mobile banking puts pressure on financial institutions to innovate in the mobile space to meet growing and changing expectations. According to Javelin, top financial institutions are moving quickly to enable consumers to open accounts on their mobile devices, with 33% of the financial institutions supporting mobile account opening in 2015 (as opposed to 17% in 2014).
With consumers’ emerging preference for the mobile channel, we believe that fast and efficient mobile account opening will become increasingly more important to the ongoing success of all financial services companies. In their 2013 report, “How to Upgrade Online and Mobile Account Opening for an Omnichannel,” Javelin reported that 88.5 million Americans attempted to open an account online or with a mobile device in the past 12 months. In their 2015 report, “Digital Account Opening Reaches the Tipping Point,” Javelin reported 60% growth in the number of accounts opened by consumers via mobile across a variety of deposit, loan, and investment products between 2013 and 2014.
Traditional mobile account opening, which requires mobile customers to fill out tedious on-screen forms is cumbersome and time consuming and can potentially lead to account abandonment, errors and incomplete application forms. By allowing consumers to take photos instead of entering data, our Select Mobile Account Opening solution can streamline the account opening process, reduce the number of human errors resulting from manually completing inaccurate data or failing to complete all relevant or required fields in the application forms, and consequently can reduce new account abandonment rates and enhance the overall account opening experience.
We believe there is a significant and growing opportunity for us to enable financial institutions and AFS providers to offer their customers an easier and faster mobile account opening solution. We estimate the market opportunity to include:
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more than 5,000 banks in the U.S. at the end of 2015 as reported by the Federal Reserve of St. Louis;

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more than 7,000 credit unions in the U.S. at the end of 2015 as reported by Callahan and Associates; and

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more than 13,000 AFS providers in the U.S. at the end of 2009 as estimated by the Financial Service Centers of America, or FISCA.

Our Solutions
   Prepaid Mobile Money Solutions: Select Mobile Money
Our prepaid mobile money solutions, Select Mobile Money, comprise two distinct mobile banking technology solutions: a white label mobile money platform for larger financial institutions and AFS providers that already have a reloadable prepaid card program and wish to enhance it by integrating a feature rich app; and an end-to-end reloadable prepaid card program, which we call Select Mobile Money-Express, or SMM-X, offered to all banks, credit unions and AFS providers of all sizes. Both deployment options help our clients retain and attract new customers, including millennials, the unbanked, and under-banked. In February 2015, the Navy Federal Credit Union’s Visa Buxx app, which is powered by our white label Select Mobile Money prepaid platform, was the 2015 Paybefore Awards Best-in-Category winner of the judges’ choice award.
Our acquisition of certain mobile money assets from DeviceFidelity, Inc. in March 2014 has enabled us to enter the prepaid mobile money market. In March 2013, prior to our acquisition, DeviceFidelity’s mobile wallet platform (currently, our Select Mobile Money solution) won the 2013 Paybefore Award for the Best-in-Category Outstanding Mobile Wallet and Application.
Both our white label and our SMM-X prepaid mobile money solutions support advanced analytics, which we believe can help our clients gain a competitive advantage by enhancing the prepaid cardholder experience and keeping their customers engaged. Prepaid cardholders tend to be anonymous to the program manager by purchasing a debit card at a retail location, loading money onto the card and then using it wherever Visa or MasterCard is accepted. The program manager is not able to communicate with the cardholder or increase program value. To address this problem, we have embedded advanced analytics into our prepaid mobile money platform which capture the customer’s device type, allow the program manager to see the length of time that the customer is using the app, the customer’s activities and where the customer is located when the customer logs into the app. Our prepaid mobile money solutions support push notifications, in-app notifications, and banner advertisements which are driven by the analytics platform.
Our back-end analytics capabilities which are embedded in our prepaid mobile money platforms enable our client to log into our analytics portal, view data elements on their own, analyze customers who use a particular feature of the app, monitor a specific customer’s use of the app, send relevant marketing messages to keep the customer engaged, and communicate an offer to a customer who has not used a particular feature or service of the app. Our clients can also promote customer-wide specials and set marketing campaigns via the portal to promote certain customer behavior. We believe these features of our prepaid mobile money solutions can help our clients increase customer retention and revenue opportunities.
Our White Label Mobile Money Platform
Our white label mobile money platform for reloadable prepaid cards is our initial prepaid mobile money solution which we began offering in 2014. We offer this solution to larger banks, credit unions and AFS providers, including reloadable prepaid card issuers and check cashing service providers that currently have a reloadable prepaid card program that they wish to enhance by integrating a feature rich app. Our white label mobile banking platform enables financial institutions and AFS providers to offer their prepaid cardholders an integrated mobile application with multiple features, which currently include the ability to:
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deposit a paper check directly into the cardholder’s prepaid card account,

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direct payroll deposits into the cardholder’s prepaid card account,

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access cash from the cardholder’s prepaid card account at any automated teller machine, or “ATM,”

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check account balance and transaction history,

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access a national coupon network,

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make card to card money transfers,

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make international money transfers, and

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locate surcharge free ATMs and cash loading locations.

Implementing our white label mobile money solution requires significant upfront customization and integration efforts. We utilize the services of internal and external software developers to deploy this solution and we charge our clients an up-front implementation fee and professional services fees for this work. In addition, as and when the program is periodically updated by our clients to include new features, we perform additional professional services for a fee. Recurring revenue from our white label mobile money solution vary by client and typically comprise of a monthly hosting fee and a monthly active user fee charged based on the number of customers that open the application. Although we do not currently charge user transaction fees for this solution, in the future we may introduce new features into this solution which may have a transaction fee revenue component. As of June 30, 2016, we entered into contracts for the sale of 43 white label mobile money products (including 27 product enhancements) to 11 clients, of which 11 products (including one product enhancement) were active, meaning that product or enhancement has been deployed or implemented by our client for use by its customers or we have completed our implementation and/or customization work for the product or enhancement and have delivered it to our client for deployment.
Our Select Mobile Money Express Platform (SMM-X)
We offer our SMM-X solution, an end-to-end reloadable prepaid card program, to all banks, credit unions and AFS providers of all sizes that would like to deploy a complete reloadable prepaid card program, comprising a prepaid debit card, an integrated mobile app and program management. This program is designed for financial institutions and AFS providers that either do not have the capability or resources to launch or service their own independent reloadable prepaid card program or do not wish to assume the regulatory and/or financial risks and burdens associated with deploying their own independent reloadable prepaid card program. Our SMM-X mobile application provides a full suite of mobile banking services that help our clients’ prepaid cardholders to better manage their prepaid card and their money, with the same features currently available under our white label mobile banking platform.
We will deploy this program using a sponsor bank, which is the reloadable prepaid card issuer, with whom we have a contractual relationship. As the prepaid card issuer, the sponsor bank assumes the regulatory and financial risks associated with issuing reloadable prepaid cards to consumers. Our client is the distributor of reloadable prepaid cards issued by the sponsor bank. This program effectively relieves our client, the distributer, from the two largest barriers to entry for entering the reloadable prepaid card market: card issuance, including the associated regulatory and financial risks and burdens; and program management, including card fulfillment and servicing of the accounts. Under this program, we provide a complete turn-key solution to our client, including card issuance provided by the sponsor bank and program management provided by us. SMM-X incorporates our client’s logo, colors and imagery to keep the client’s brand in front of their customers.
In contrast to our white label mobile money solution, deploying our SMM-X solution typically does not require significant upfront customization or integration efforts. Therefore, any up-front implementation fee and professional services fees earned by us for deploying the SMM-X solution tends to be minimal, which we believe is advantageous because it allows this solution to be more easily and timely implemented by clients of all sizes. Contracts for the sale our SMM-X solutions tend to be less negotiable than contracts for the sale our white label mobile money solutions, in part, because this program is deployed using a sponsor bank as the reloadable prepaid card issuer and the underlying fee structure for this solution is less flexible. Unlike our white label mobile money solutions, to earn revenues from our SMM-X solutions we will rely heavily on the following recurring revenue components (or variants thereof) associated with the SMM-X solution:
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a minor monthly hosting fee charged to our client, the card distributor;

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a portion of each transaction or interchange fee that the card distributer charges merchants that accept the reloadable prepaid card as payment for goods and services sold by the merchant (similar to any credit or debit card);

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a portion of each transaction fee that the card distributer charges cardholders for any transfer of funds from the reloadable prepaid card to another person, domestic or international;

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for the general purpose reloadable prepaid card program, a portion of the per card issuance fee charged by the card distributer to the cardholder upon acquiring the card;

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for the general purpose reloadable prepaid card program, a portion of a per card monthly user fee charged by the card issuer to the cardholder (which monthly card fee is shared by us and the card issuer);

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for the general purpose reloadable prepaid card program, a portion of the cash load fee charged to the cardholder by the merchant performing the cash load service at an approved location (the merchant keeps some of the cash load fee and the remainder is shared by us and the card issuer); and

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for the general purpose reloadable prepaid card program, a portion of an “instant good funds” fee charged to the cardholder by Ingo Money, Inc. with regard to the instant availability of funds service provided by Ingo Money with respect to any check deposited onto the reloadable prepaid card (the portion of the fee not retained by Ingo Money, which provides the instant availability of funds service to the cardholder, is shared equally by us and the card issuer).

As of June 30, 2016 we entered into contracts for the sale of a total of five SMM-X products, none of which were active. We expect that our clients will begin to deploy or implement this solution in the third quarter of 2016. If we are successful in selling and deploying our SMM-X solution and in turn it becomes widely used by our clients’ customers, we believe this has the potential to significantly increase our future revenues as our financial model for this solution is based principally on future transaction and/or user fee components described above. As we begin to deploy these solutions for our clients, and as their customers in turn utilize this application, we believe that the potential recurring revenue from these transaction and/or user fee components will become a significant source of revenue for us, and our Select Mobile Money solutions could potentially become the primary source of our future revenue.
On July 11, 2016, we entered into a prepaid card marketing and technology development agreement with Central Bank of Kansas City, or CBKC. The marketing agreement will enable us to deploy our SMM-X program. Under the Marketing Agreement, we and CBKC will establish, operate and market prepaid card programs which will be made available to our clients, third parties distributors, who desire to offer these programs to their customers. Under the terms of the marketing agreement, we are required to use CBKC as our exclusive provider and issuer of all stored value cards and demand deposit accounts marketed or offered by us, except that we are permitted to use other third parties for such services in certain circumstances for certain programs that do not meet our or CBKC’s requirements or expectations, for example, (i) where we have offered CBKC to establish a program and CBKC has declined to do so or (ii) if a program proves to be unprofitable for either party under the marketing agreement in the future and the parties are unable to agree in good faith on modifications that would make the program profitable. The marketing agreement has an 18-month term but the parties may agree to extend the marketing agreement on terms and conditions to be mutually agreed upon. Not earlier than 18 months after July 11, 2016, any party may terminate the marketing agreement, in whole or in part, with respect to one or more programs, among other things, upon providing the other party with advance written notice, provided that the party seeking termination is able to demonstrate in good faith that the applicable program cannot be operated profitably.
   RDC Solutions
Our RDC solutions are composed of various software applications that permit a business or consumer to scan or take a picture of a check by using a smart phone, tablet or other device (e.g., a desktop computer that is connected to a scanner) and then transmit the resulting image to a bank for posting and clearing. These various software applications are developed to be compatible with both Windows and Mac operating systems, and are marketed and sold with various features and levels of functionality to banks and credit unions in the United States. We do not offer, sell or license our RDC solutions to retail consumers.

As of June 30, 2016, we entered into contracts for the sale of 632 RDC products (including 86 product enhancements) to approximately 478 clients, of which 480 RDC products (including 35 product enhancements) were active, meaning that product or enhancement has been deployed or implemented by our client for use by its customers or we have completed our implementation and/or customization work for the product or enhancement and have delivered it to our client for deployment. Our main RDC solutions are marketed under the following names:
Our Select Business™ Merchant Capture product provides a financial institution’s business customers with the ability to scan and deposit checks from their PC or Mac desktop computer or mobile device, eliminating trips to the bank to deposit checks. This was our core product when we were founded in 2010. It has since been enhanced significantly in response to market needs. Today, Select Business Merchant Capture is an omni-channel solution offering seamless integration across multiple desktop and mobile operating systems. Businesses with field personnel collecting checks throughout the day, such as contractors, freight and in-person services, can use their smart phone or tablet to deposit checks immediately while on the road, instead of waiting until they get back to the office or have time to go the bank.
Our Select Mobile™ Deposit product enables a financial institution to offer their consumer customers the ability to deposit their checks anywhere, anytime by taking a picture of the front and back of the endorsed check using a mobile device. Consumers can save time and money by eliminating trips to the bank. Financial institutions can expand their geographic reach and reduce overhead and operational costs. All transactions are transmitted with multiple layers of security and can even be traced to user devices to combat fraud. Additional fraud protection is provided through integration with CheckReview™, our cloud-based SaaS proprietary technology that helps identify potential fraud, by viewing and validating the digital image of the check in real time and detecting checks submitted for deposit more than once.
Our Select Mobile™ Deposit-Express product is an unbranded, standalone version of Select Mobile Deposit we developed for IPhone and Android phones to minimize start-up costs and simplify deployment of mobile deposit for small financial institutions that lack the resources to go to market with their own branded mobile deposit apps. Small banks and credit unions get the same leading technology and support of our Select Mobile Deposit product at a fraction of the cost of a branded solution.
   Remote Payment Capture Solution: Select Mobile NowPay
We recently introduced Select Mobile™ NowPay, which is a remote payment capture solution. This solution enables financing companies and other lenders to offer their customers the convenience of making a payment on a loan or other recurring debt by using an app on a smartphone to take a photo image of their check and transmit it to the payee. NowPay enhances the payment experience and reduces the worry of late payments because customers no longer need to physically mail or deliver that check to the payee to make a payment. NowPay helps keep lenders’ accounts receivable current with more timely payments and creates a new revenue opportunity for the lenders.
We offer our Select Mobile™ NowPay solution to any company that accepts recurring bill payments. Our market focus is on the following primary markets:
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lenders, including special purpose consumer finance subsidiaries of large retailers and captive auto finance companies;

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loan servicing companies, such as mortgage and student loan servicing companies; and

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collection agencies.

As of June 30, 2016, we sold one Select Mobile NowPay solution, which was not yet implemented by the client for use by its customers. We expect our client will begin to deploy or implement this solution in the third quarter of 2016.
   Mobile Account Opening for Consumers
We also recently introduced our Select Mobile™ Account Opening solution. This solution streamlines the account opening process by utilizing photo imaging to capture customer data and auto-populate an account opening application form for checking, savings, credit card and other types of accounts. This

SaaS-based solution can be integrated with our prepaid mobile money platform, Select Mobile™ Money, or with our client’s mobile banking application. It minimizes the cumbersome and error-prone manual data entry typical of mobile account application forms. Users simply capture a picture of the front and back of their driver’s license, and validated data is used to pre-populate account origination systems and identity verification providers. Once approved, a user can fund his or her prepaid account immediately by writing a check and transmitting the digital image of the check, remote deposit capture of a payroll or other check, authorizing an automated clearing house, or ACH, transfer, or using a credit card or bank debit card to transfer funds. By using mobile imaging to generate faster and easier account opening and funding, clients enhance customer satisfaction and experience increased application completion rates. As of June 30, 2016, we entered into contracts for the sale of a total of four Mobile Account Opening products. We have completed our implementation and/or customization work for one of those products and have delivered it to our client for deployment.
Our Revenue Sources
Our revenues are comprised of non-recurring revenue and recurring revenue.
   Non-Recurring Revenue
We have the following two categories of non-recurring revenue:
Up-Front Implementation Fees.   We usually charge our clients an up-front implementation fee due upon entering into a new contract for the initial set up of a product or product enhancement. This fee is earned by us over the term of the contract for completing our implementation work for the product or enhancement and delivering it to our client for deployment. Usually, the term of these contracts range anywhere from 12 to 36 months. This fee is amortized on a monthly basis over the term of the contract.
Professional Services Fees.   If requested by our client, we provide professional services to the client for our solutions. Fees from professional services may include fees charged for any client customization services, development of interfaces requested by our clients, assistance with integration of our solutions with our client’s applications, dedicated client support services, advisory services to clients who choose to develop their own interfaces and applications, and additional marketing support services requested by our clients. For our RDC solutions, we also include in this category revenues from the sale of scanning and related equipment.
   Recurring Revenue
We earn recurring revenue on a monthly basis from our client’s customer transactions, monthly user fees charged per customer, and/or hosting/maintenance fees charged to our clients. Recurring revenue arise only after the client has deployed or implemented one of our solutions, whether prepaid mobile money, RDC, or mobile account opening. Recurring revenue varies depending on the specific solution deployed, the fee arrangement negotiated with the client, the number of client customers that use the application, the type of user transaction and the volume of user transactions.
Recurring revenue from our white label solution prepaid mobile money solution vary by client and typically comprise of a monthly hosting fee and a monthly active user fee charged based on the number of customers that open the application. Although we do not currently charge user transaction fees for this solution, in the future we may introduce new features into this solution which may have a transaction fee revenue component. For a description the potential recurring revenue components of our SMM-X prepaid mobile money solution, see “Our Solutions—Prepaid Mobile Money Solutions: Select Mobile Money— Our Select Mobile Money Express Platform (SMM-X).”)
Recurring revenue from our RDC solutions vary by client and typically comprise of a monthly hosting/maintenance fee, a monthly user fee we charge our client for each customer that has signed up for this service, and transaction fees which vary based on the type of service and the number of checks deposited using this service.
Recurring revenue from our Select Mobile NowPay solutions are expected to comprise of a monthly hosting fee and transaction fees based on the number of payments received using this service. Recurring revenue from our Select Mobile Account Opening solutions is expected to comprise of a monthly hosting fee and transaction fees based on the number of new accounts applications made using this service.

Our Competitive Strengths
We believe that the following represent our competitive strengths.
   Premier Technology
Our mobile and other innovative solutions, including prepaid mobile money and RDC solutions, enable financial institutions and AFS providers to deploy high-end cloud-based platforms that in turn meet the expectations and needs of their business and consumer customer base.
   Innovation
We continually drive innovation to ensure that our solutions are best in class and at the forefront of other solutions available in the market. We leverage our technology and take advantage of new opportunities in the mobile payment space. Examples of our innovation and development leadership include introducing:
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the first Apple compatible, patent-pending RDC business technology platform,

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our CheckReview™ product, which is a patent-pending fraud-prevention solution allowing financial institutions to review a high quality image of a personal check prior to processing that check,

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a patent-pending interface that enables a check casher client, or check guarantor retained by the check casher or prepaid card issuer, to review a high quality image of a captured check and, following approval of the check, authorize loading of funds from the captured check onto their customer’s reloadable prepaid card,

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a patent-pending method for applying fees and business rules to RDC transactions, and

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a patent-pending method for accepting payments by check through mobile RDC and applying the funds as payment on a loan or other recurring debt.

   Comprehensive Training and Support Services
We offer comprehensive product training, technical support and marketing support services to our clients to prepare for product launch and beyond, including one-on-one and group training on product use, web-based product training, and educational webinars to inform our client’s staff of product features and benefits and how to sell. As part of our marketing support services, we provide customized marketing collateral, product videos, and post launch contests and promotions to help our clients promote their products and increase customer adoption. Additionally, we provide clients with ongoing risk mitigation consulting and access to reports that analyze customer use and transactions.
Our typical client implementation process includes integrating our software into the infrastructure of the financial institution or AFS provider, initiating client staff training and providing sales and marketing development to help our client’s succeed when their prepaid mobile money solutions or RDC product is launched. We also intend to offer technical support for our Select Mobile™ Account Opening product as well.
We believe that comprehensive product training, technical support and marketing support services is a key differentiator of our company. We also believe that financial institutions and AFS providers appreciate the advantages of this support and, even more importantly, the benefits for their customers. Informal feedback from our clients confirms that our marketing support services help ensure a successful launch and implementation of our prepaid mobile money and RDC solutions.
Our Objective
Our objective is to be the leading innovator and provider of mobile and other innovative technology solutions, including prepaid mobile money solutions and RDC, designed to meet the specific requirements of financial institutions and AFS providers in the market.

Our Strategy
To achieve our objective, we are developing new products and enhancements to existing products, focusing on our target markets, marketing and branding our products and services effectively. In addition, we intend to build our sales force, channel partners and resellers, grow revenue from our existing clients, offer our products internationally, and opportunistically pursue acquisitions.
   New Products and Product Enhancements
It is our plan to develop new technologies and solutions to enhance our suite of prepaid mobile money, RDC and related products we offer. We intend to continue to listen to our clients and their customers, analyze the competitive landscape, and improve our product offering. We are currently focused on the following product enhancements:
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the ability for a customer to sign-in once to access all of our applications;

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expanding security sign-on features for our applications, such as touch ID through finger print authentication, iris recognition and retinal scanning;

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developing additional media to enable access to our applications through other devices, including, for example Apple and Android watches;

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expanding the integration of our technologies with providers of core banking systems, who we refer to as core providers (for example, Fiserv, FIS, and Jack Henry), such as real time posting of checks;

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adding new features to our prepaid mobile money solutions, such as bill payments, international money transfers, and coupons;

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enhancing our mobile image capture technology; and

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expanding the integration of our Select Business Merchant Capture product with other commercial business management applications that customers use, such as a commercial accounting package.

   Focus on Our Target Markets
Using a direct sales force, we focus on banks and credit unions of  $500 million to $20 billion in assets and AFS providers that primarily serve the unbanked, under-banked and millennial consumer markets. We believe these institutions represent the best opportunity for acceptance and growth of our prepaid mobile money and RDC solutions because they generally have multiple branches and a significant commercial and/or consumer customer base. Also, many of these institutions often do not have internal marketing capabilities to effectively take advantage of the opportunity that our mobile and other solutions present.
   Market and Brand our Solutions and Services Effectively
Our branding and positioning strategy is based on our understanding of our target market needs and the desire to create value for our clients while differentiating us in the marketplace. Our marketing strategy has revolved around strengthening brand awareness, building thought leadership, and developing and executing targeted lead generation programs promoting our key competitive strengths and innovative products and services.
Brand Awareness.   Since our inception, we have focused on building and maintaining a strong presence at national banking, credit union and AFS trade shows where we believe there is opportunity for significant exposure through exhibitions, conference sponsorships, speaking opportunities and pre-show, onsite and post-show communications.
Thought Leadership.   We have established and nurtured relationships with major industry media and associations, which has led to important industry speaking opportunities, interviews and mentions in key print and online publications. We further distinguish our company as a trusted partner and industry leader by leveraging our blog posts, social media, press releases, white papers and webinars.

Sales Leads.   We employ a targeted, integrated and content-driven approach to generating sales leads. We segment our markets based on specific criteria that represent the best opportunity and fit with our capabilities for specific product offerings, and then target these groups with strategic campaigns that include content offers designed to nurture relationships, generate interest and produce sales leads.
   Build our Internal Sales Force
We believe there is significant opportunity to increase our future revenues by increasing the size of our internal sales force, which will increase the number of our clients.
   Seek Additional Channel Partners and Resellers
We have built an ecosystem of channel partners and resellers. A channel partner is another company with whom we have integrated our Select Mobile Deposit product into its product offering platform, and that channel partner then sells the integrated solution to a financial institution. A reseller is a sales agent that resells our solutions, currently Select Mobile Deposit and Select Business Merchant Capture, to its clients. These important relationships are built by us supplying to the reseller, its clients and their customers our premier technology and excellent client and customer support. We intend to seek new channel partners and resellers which should help us increase the number of our clients.
   Grow Revenue from Existing Clients
We have grown our revenues from our existing clients by cross selling new solutions and adding new features and functionality into existing solutions. In addition, as our clients add new customers to our solutions, we have experienced revenue growth from increased and transactions and user fees. We intend to continue growing our revenues from our existing client base in a similar fashion.
   Offer our Products Internationally
To date, we have derived all of our revenues from the U.S. market. We believe that there is an additional growth opportunity for our cloud-based SaaS solutions in international markets.
   Pursue Acquisitions
We intend to opportunistically pursue acquisitions to accelerate the growth in our business through additional product offerings or acquisition of customers. While we intend to generate most of our growth organically, we believe there may be opportunities for us in the future to acquire companies that will bring synergies to our business.
Intellectual Property
We generally rely on a combination of patent, copyright, trademark and trade secret laws, internal security practices and employee and third-party confidentiality agreements to protect our intellectual property rights. We believe that we possess all proprietary rights necessary to conduct our business.
   Patent Applications
We have applied for patents in the United States with regard to how our software is used on the Apple operating system platform and various tablet devices (Android, Microsoft and Apple). We have also applied for patents in the United States with regard to certain aspects of the functionality of our software, including check deposit review, approval and fraud-prevention processes, fees and billing processes used by financial institutions and AFS providers, as well as other capabilities. While these functions are important features of our prepaid mobile money and RDC solutions, we believe that none of them are critical to our overall ability to provide our solutions. Nevertheless, our management does believe that these patents, if ultimately obtained, provide us with a competitive advantage in the marketplace for our prepaid mobile money and RDC services. We have not filed any patent applications outside the United States. The patents applications referred to above are still pending and have not been awarded to date.

   Non-Patented Proprietary Technology
We develop custom and proprietary software for all of our solutions and products. Our key proprietary software components that we developed for our prepaid mobile money solutions include:
•
financial management tools, including real-time transaction posting, transaction history and fund transfers;

•
a data access gateway that integrates with a processor’s system to connect our prepaid mobile money solutions to the global debit card networks; and

•
integration of our applications with third party service providers, such as coupon providers, ATM locator service providers and retail service providers.

Our key proprietary software components that we developed for our RDC solutions include:
•
decision workflow and business rules, including setting different deposit limits for each customer account and separate financial institution controls;

•
risk management controls, including duplicate check detection and fraud detection;

•
a broad integration framework which integrates the financial settlement process for financial institutions, AFS providers, core providers and other financial technology providers; and

•
returned check management, which is a data feature designed to store information on prior returned checks which our check cashing service provider clients often purchase.

   Outsourced Software Development
We outsource software development tasks for our prepaid mobile money solutions and other select development projects to six software developers based in Toronto, Canada, who are our consultants. The work product produced by these consultants is our proprietary software.
   Licensed Software for our RDC Solutions
We also license from third-parties material software products that support our RDC solutions. For example, we license from Mitek Systems Inc. and Parascript, LLC the rights to use their image capture and processing technologies. We license from AQ2 Technologies, LLC its technology for generating check financial settlement files, which includes the pertinent information about the check, for transmission to a financial institution’s core processing platform. We also license from All My Papers software tools to assist with processing returned check files. Server software for these licensed technologies reside in our own offsite data centers, as opposed to being hosted with third party service providers.
   Indemnification Obligations
We are required under our client agreements to indemnify our clients and hold them harmless for any third party infringement claims relating to our solutions. To the extent we use any licensed software in providing solutions to our clients, we are generally entitled to be indemnified by the software provider for any third party infringement claims relating to their licensed software.
Government Regulation
We are not a financial institution or an AFS provider, and therefore we are not regulated by the regulatory authorities that regulate financial institutions or AFS providers. However, as a provider of fintech solutions to the financial services industry, our clients expect us to be aware of the regulatory requirements and developments applicable to them and maintain the internal controls necessary for their regulatory compliance. We continue to invest the resources required of us to maintain internal controls necessary for our client’s regulatory compliance.

For example, our financial institution clients are required to comply with certain regulations under Gramm-Leach-Bliley Act, as well as certain state regulations relating to financial institutions. Those regulations are designed to establish, implement and maintain such physical, electronic and procedural safeguards to maintain the security and confidentiality of customer data and to protect consumer data privacy.
To satisfy our clients’ regulatory requirements and their need to be assured of the suitability of the design and operating effectiveness of controls related to security and availability around their information, we obtain a report on controls at a service organization relevant to security and availability (Service Organization Controls Report (SOC) 2 Type 2) from our independent auditors annually, which we refer to as the SOC 2 Type 2 Report. The SOC 2 Type 2 Report provides a description of the controls necessary to meet the American Institute of Certified Public Accountants’ Trust Services Principles and Criteria, referred to as the TSP, along with our independent auditor’s tests of our controls to meet the TSP and the results of those tests. Upon request, we make this report available to our clients and potential clients.
Payment Card Industry Association Compliance
Payment Card Industry, or PCI, is a self-regulatory organization founded by its founding members, American Express, Discover Financial Services, JCB International, MasterCard and Visa Inc. Participating organizations in PCI may include merchants, banks, processors, hardware and software developers, and point-of-sale vendors.
PCI has defined a set of twelve industry security standards outlined below, called the Payment Card Industry Data Security Standard, or PCI DSS, which is designed to ensure that all companies that accept, process, store or transmit credit card information maintain a secure environment.
1.
Install and maintain a firewall configuration to protect cardholder data.

2.
Do not use vendor-supplied defaults for system passwords and other security parameters.

3.
Protect stored cardholder data.

4.
Encrypt transmission of cardholder data across open, public networks.

5.
Use and regularly update antivirus software.

6.
Develop and maintain secure systems and applications.

7.
Restrict access to cardholder data by business need-to-know.

8.
Assign a unique ID to each person with computer access.

9.
Restrict physical access to cardholder data.

10.
Track and monitor all access to network resources and cardholder data.

11.
Regularly test security systems and processes.

12.
Maintain a policy that addresses information security.

The PCI founding members have all agreed to incorporate the PCI DSS as part of the technical requirements for each of their data security compliance programs, which effectively means that all merchants, banks, processors, hardware and software developers, and point-of-sale vendors must also comply with the PCI DSS.
As part of our prepaid mobile money solutions, we have access to and transmit reloadable prepaid card numbers and we also integrate with the reloadable prepaid card issuers’ core system. Therefore, under various agreements with our clients that purchase our prepaid mobile money solutions, we are required to comply with PCI DSS in order to meet these clients’ requirements, and also industry demands and best practices. If we fail to comply, these clients may terminate their agreements with us without any cancelation penalty due from the client. In addition, the PCI governing council may impose a significant monetary penalty on us, depending on the significance of the breach and the number of account holders impacted.

Compliance levels are set by the PCI governing body. Our compliance level is PCI level three, which requires an annual attestation of compliance for service providers against the PCI standards. This annual attestation of compliance is prepared by us and submitted to our clients during the fourth quarter of each year.
If the number of reloadable prepaid cards we have access and transmit in any calendar year exceeds one million, then our PCI compliance requirements will increase to level two, which entails a full external audit by a PCI-registered qualified security assessor, QSA, a quarterly network scan by an approved scan vender and a report on compliance issued by the QSA. We expect this may occur as early as October 2017. Therefore, we expect to incur additional expenses to satisfy PCI compliance requirements in the future.
Competition
   Prepaid Mobile Money Solutions
We are not aware of any direct competitors for our Select Mobile Money solutions. Other mobile platforms in the industry are either not focused on prepaid mobile money solutions or they are offered as ancillary services by core providers such as FIS, Fiserv, Jack Henry and D+H, and are thereby not as current, comprehensive or robust.
Monetise is a digital technology company that offers a mobile platform, but we believe it is focused on direct deposit accounts and checking accounts, not prepaid accounts. Our expertise and focus is on developing features and functionality tailored for the prepaid mobile money market.
Our prepaid mobile money solutions have a data access gateway that integrates with core banking systems, which are back-end systems that process daily banking transactions and post updates to accounts and other financial records. Core banking systems typically include deposit, loan and credit-processing capabilities, with interfaces to general ledger systems and reporting tools. Having our prepaid mobile money solutions integrate with a core provider’s system enables us to connect to the global debit card networks. As a result, we offer financial institutions and AFS providers a more robust solution than a core provider can offer on its own.
FIS, Fiserv, D+H and Jack Henry are the major providers of core banking systems, or core providers. Their technology provides the behind-the-scenes engine that processes all deposits, payments, loans, most transactions and customer data at financial institutions. Many core providers offer mobile banking platforms, but their products are very simple and basic compared to our prepaid mobile money solutions. Everything outside of the core provider’s primary services is considered ancillary. The core provider’s ancillary services tend not to get the same focus for development and updates, and also tend to be inflexible and more expensive.
If a client has a need for broader functionality, a core provider will often bring in a partner like us. A core provider can be a competitor, while simultaneously offering us opportunities on which we may partner to provide a more robust prepaid mobile money solution to the client. We have integrated with all the major core providers and expect more opportunities to partner with the major core providers in the future.
   RDC Solution
Since RDC incorporates both software and hardware solutions, companies involved with these platforms may be considered competitors if they offer a complete solution to their customers. Non-hardware or software companies also offer RDC solutions. These companies typically sell directly to their commercial customers. Pitney Bowes and NCR are two companies we are aware of which offer an RDC solution directly to their customers. Software companies offering RDC solutions include, but are not limited to, Bluepoint Solutions, Fiserv, Goldleaf ProfitStars, Net Deposit, VSoft, Deluxe Corporation (acquired Wausau), and Fidelity Information Services (FIS).
Nearly all of these competitors are larger, have more resources, including marketing and sales resources, and have proven viability in RDC and many other related businesses. Competing against these firms presents us with significant challenges and highlights our need to provide excellent products and service that remain innovative.

Employees and Consultants
We believe our employees have a significant role in the future success of our business. To reflect this, we refer to our employees as associates. Our associates are involved in administration, sales, marketing, technology development, engineering and support.
As of June 30, 2016, we had approximately 61 full-time and two part-time associates, all based in the U.S., of which approximately 32 associates are directly associated with research and product development and client support. The rest of our associates are involved with sales, marketing, finance and administrative functions.
As of June 30, 2016, we also have six full-time non-employee consultants based in Toronto, Canada who are software developers that work on software development tasks primarily for our prepaid mobile money solutions and other select development projects.
Legal Proceedings
An entity named Cachet Banq contacted us in December 2010 relative to their U.S. Trademark Registration No. 2,857,465 (registered on June 29, 2004) for the standard character mark CACHET covering “financial services, namely automated clearing house processing services for the payroll service industry.” Cachet Banq has alleged that our use of  “CACHET” infringes on their federal trademark registration. On or about March 4, 2013, Cachet Banq filed a trademark infringement lawsuit against our company in the United States District Court for the Central District of California. The parties filed cross motions for summary judgment. The initial brief was filed on May 30, 2014, replies were filed on June 26, 2014 and the court took these motions under advisement on July 8, 2014. We have denied that our use of the character mark CACHET infringes on Cachet Banq’s purported rights in their mark, and we will vigorously defend this and any future claims made by Cachet Banq. On September 21, 2015, the court issued an order (1) granting Cachet Banq’s motion for summary judgment, (2) denying our motion for summary judgment, and (3) ordering the parties to submit memoranda regarding remedies. The last of those memoranda were submitted on October 12, 2015. On November 30, 2015, the Court entered an additional order providing for an additional period of discovery and additional briefing regarding remedies. Pursuant to the Court’s order, the parties engaged in a renewed period of discovery focused on remedies and submitted additional briefing. The discovery was completed and all additional briefing was submitted to the Court by April 19, 2016. According to their briefing on the remedies, Cachet Banq is not presently seeking any monetary damages as a result of the alleged infringement. Cachet Banq seeks an injunction and their attorney’s fees. The parties are currently awaiting the court’s decision on remedies. In any event, we believe that the court’s order granting Cachet Banq’s motion for summary judgment was in error, and intend to appeal the court’s decision at an appropriate juncture. Our insurance covered much of our legal fees related to this legal proceeding and our insurer’s lawyers agreed to write-off certain accounts payable to them and owed by us in excess of the insurance proceeds received. As a result, we recognized other income of approximately $293,000 for the three and six months ended June 30, 2016.
On March 31, 2016, the holder of our series subordinated note referred to in Note 5 of our audited consolidated financial statements commenced an action against us in Hennepin County Court in the State of Minnesota alleging that we breached the terms of the note and seeking to collect alleged amounts due and owing under the note. The holder of the note alleges we are in default and our company owes the note holder $694,869 plus interest and assessments accruing after April 1, 2016. The dispute centers on the note holder’s interpretation of the agreement. Based on the note holder’s interpretation of the agreement, the note holder seeks an extraordinary amount in alleged liquidated damages (approximately $300,000 on an outstanding debt of approximately $415,000). We dispute the allegations of the note holder and intend to vigorously defend the claim. Among other things, we contend the note holder’s interpretation is unenforceable under Minnesota law. The note holder recently moved for summary judgment and a hearing on that motion was held on August 9, 2016 before the Fourth Judicial District in Hennepin County in Minnesota where the Court heard both arguments and took the motion under advisement. As of September 19, 2016, the Court has not yet rendered its decision on the motion. The alleged default could subject us to claims of default or cross default by our other lenders. At this time no other lender has asserted such a claim. As of June 30, 2016, we had recorded approximately $415,000 of outstanding debt and approximately $27,000 of accrued interest related to this note.

On or about May 24, 2016, we received notice from Trooien Capital, our secured lender, alleging that we have not made interest payments in accordance with the terms of the loan and security agreement entered into by our subsidiary and Trooien Capital on December 12, 2013 and that, as a result of such alleged breach, all outstanding amounts under that agreement are accelerated. Pursuant to the loan and security agreement with Trooien Capital, our subsidiary granted to Trooien Capital a security interest in all of our subsidiary’s property and assets, including all property that our subsidiary will acquire in the future, as collateral security for the payment and performance of our subsidiary’s obligations under the loan and security agreement. We dispute Trooien Capital’s claim because we have been accruing interest expense in accordance with the terms of the agreement for more than two years and Trooien Capital has not objected to that practice. On or about May 27, 2016, our subsidiary filed a verified complaint with the Fourth District Court of Hennepin County in Minnesota naming Trooien Capital as a defendant and seeking a declaratory judgment against Trooien Capital with respect to this claim. On June 10, 2016, Trooien Capital answered our complaint and asserted counterclaims. On June 20, 2016, Trooien Capital moved to appoint a receiver for our subsidiary. On June 30, 2016, we filed a notice of motion and motion to dismiss a portion of the counterclaims. On July 19, 2016, we filed with the Fourth District Court of Hennepin County in Minnesota a memorandum of law and supporting documents requesting that the Court deny Trooien Capital’s motion to appoint a receiver for our subsidiary. We believe that Trooien Capital’s claim is inconsistent with the loan and security agreement and the parties’ conduct during the two years since we entered that agreement. We also believe that Trooien Capital’s motion and the remedy sought lacks sufficient evidence and factual support under the applicable legal standard. We also believe that Trooien Capital’s motion failed to establish, by clear and convincing evidence, that the appointment of a receiver is necessary. We intend to vigorously oppose the motion to appoint a receiver. A hearing in the Fourth Judicial District in Hennepin County in Minnesota is currently scheduled for October 18, 2016. We intend to pay off our indebtedness to Trooien Capital with the proceeds of this offering. (For a more complete description of the loan and security agreement with Trooien Capital, see “Certain Relationships and Related Transactions—Related-Person Transactions.”)
Our Corporate Information
All of our business is conducted entirely by our wholly-owned subsidiary, Cachet Financial Solutions Inc., a Minnesota corporation. Our current corporate organization is depicted below:
We were incorporated in Delaware in February 2010. In February 2014 we acquired the business of our subsidiary, and changed our corporate name to “Cachet Financial Solutions, Inc.” Prior to the merger, our corporate name was “DE Acquisition 2, Inc.” We were formed as a “blank check” company with the sole purpose of acquiring a business seeking to become a public reporting company through a merger transaction.

Our corporate headquarters and principal executive offices are located at 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317. Our telephone number is (952) 698-6980. Our website address is www.cachetfinancial.com. The information on or accessible through our website is not part of this prospectus.

MANAGEMENT
Directors and Executive Officers
The name, age and positions of our current executive officers and directors are as follows:
Name	Age	Positions
Jeffrey C. Mack	62	Chief Executive Officer, President and Director (Chairman)
Bruce Whitmore	53	Executive Vice President and Chief Information Officer
Lawrence C. Blaney	58	Executive Vice President of Sales
Bryan D. Meier	54	Executive Vice President and Chief Financial Officer
Darin P. McAreavey	47	Director
Michael J. Hanson	57	Director
James L. Davis	71	Director
Rod Jardine	45	Director
Ruth Owades	67	Director
Liyuan Woo	44	Director
James J. Spencer	52	Director
Robin S. O’Connell	46	Director
The biographies of the above-identified individuals are set forth below.
Jeffrey C. Mack is our Chief Executive Officer, President and Director (Chairman), and has served in such capacities since our inception. He has also served in identical capacities at our subsidiary since our subsidiary’s inception. Mr. Mack has significant experience building and managing companies of all sizes and across a variety of industries. Prior to joining our company, Mr. Mack served as a consultant to multiple small businesses, including a business engaged in the sale of banking technology and related services. From January 2003 to September 2008, Mr. Mack served as Chairman, CEO and President of Wireless Ronin Technologies, Inc., a leader in dynamic digital signage. In January 1990, Mr. Mack founded and became Chairman, CEO and President of Arcadia Financial Ltd. (formerly known as Olympic Financial Ltd.), one of the largest independent providers of automobile financing in the United States. Prior to founding Arcadia Financial, Mr. Mack served as an executive in the commercial banking industry for 17 years.
Bruce Whitmore is our Executive Vice President and Chief Information Officer, and has served in such capacities since January 2015. Mr. Whitmore served as CTO at SkyBridge Americas from June 2013 to January 2015. Prior to working for SkyBridge Americas, Mr. Whitmore served as Head of Information Technology and Executive Consultant for KDV Ltd from January 2011 to June 2013. From January 2008 to January 2011, Mr. Whitmore held various IT roles at Carlson Companies. From 1992 to 1997, Mr. Whitmore also held various IT roles within United Health Care Group Corporation. Mr. Whitmore earned a Bachelor of Science, Strategic Management of Information Technology Cardinal Stritch University.
Lawrence C. Blaney is our Executive Vice President of Sales, and has served in such capacity since June 2010. He has also served in identical capacity at our subsidiary since June 2010. He has a successful track record of building high-performance global sales and marketing organizations. Prior to joining our company, Mr. Blaney served as Senior Vice President of Development at Wireless Ronin Technologies, Inc. From 1998 to 2008, Mr. Blaney was the Vice President of Sales and Marketing at Richardson Electronics, a global custom solutions company. During his tenure at Richardson, he helped realign the sales force by creating a vertical market strategy focusing on financial institutions. Richardson Electronics saw a growth in sales from $35 million to $95 million under his management. In 1990, Mr. Blaney formed a startup systems integration company focusing on selling hardware and software to large financial institutions, which included major U.S. exchanges and international banks. Mr. Blaney sold his company to Richardson Electronics in 1998.

Bryan D. Meier is our Executive Vice President and Chief Financial Officer, and has served in such capacities since March 2016. He oversees our corporate finance, accounting, investor relations, contract management and reporting. He also works with our executive team to identify opportunities to drive corporate value and long-term financial success. Mr. Meier has more than 25 years of experience in numerous CFO positions from startups to $4 billion corporations. From June 2014 to November 2015, Mr. Meier served as CFO for Recovery Technology Solutions, Inc. From 2013 to 2014 Mr. Meier was CFO at TT Electronics PLC. Mr. Meier was Vice President and CFO of Phoenix Solar, Inc. from 2010 to 2012 in San Francisco.
Darin P. McAreavey is a director of our company and has served in such capacity since February 2016. He also serves as chair of our audit committee. From April 2014 to February 2016, Mr. McAreavey served as our Chief Financial Officer and Executive Vice President. Prior to that, Mr. McAreavey served as the Senior Vice President and CFO at Wireless Ronin Technologies, Inc. since March 2009. Prior to working for Wireless Ronin, Mr. McAreavey served as CFO for Xiotech Corporation from September 2007 to March 2009. From February 2007 to September 2007, Mr. McAreavey worked for Global Capacity Group as its CFO. In addition, Mr. McAreavey worked for Stellent, Inc. as CFO, Executive Vice President and Treasurer from May 2006 to February 2007 and as the Corporate Controller from September 2004 to May 2006. Mr. McAreavey held several management level finance positions, including director of Finance, at Computer Network Technology from August 1995 to September 2004. From November 1993 to August 1995, Mr. McAreavey was a Supervising Senior for KPMG LLP. Mr. McAreavey began his professional career as a Senior Accountant at Eide Helmeke & Co. from July 1991 to November 1993 and earned a Master of Business Administration degree in 1998 from the University of Saint Thomas.
Michael J. Hanson is a director of our company, and has served in such capacity since March 2014. In addition, he has served as a director of our subsidiary since its inception. Mr. Hanson has served as President and CEO of Hunt Electric Corporation since 1996. He began his career at Hunt in 1985 as an Assistant Project Manager and worked his way up through various senior and executive roles until he was promoted to his current position. He became Hunt’s majority stockholder in 2001. Mr. Hanson serves as the Governor of the St. Paul Chapter of the National Electrical Contractors Association. He is also a Representative and President of the Federated Electrical Contractors. He currently serves as a Trustee for Dunwoody College of Technology.
James L. Davis is a director of our company, and has served in such capacity since March 2014. In addition, he has served as a director of our subsidiary since its inception. Mr. Davis is the President of Davis & Associates, Inc., which he founded more than 30 years ago. Davis & Associates represents the leading edge lighting and controls manufacturer, providing lighting and controls solutions for customers in the upper Midwest. Mr. Davis is also a private investor and has served as a director on both private and public company boards for more than 20 years. He is currently a director of ProUroCare Medical Inc., a publicly held medical device manufacturer.
Rod Jardine is a director of our company, and has served in such capacity since February 2015. He is currently President of Agile CxO, Inc., an IT management company that helps companies align their IT roadmaps and architecture to business strategy. Mr. Jardine has worked with large payors to change the way they identify risk, manage revenue, maintain compliance, and enhance performance for commercial risk adjustment. Prior to Agile CxO, Mr. Jardine was CIO at TMG Health, where he successfully led the production rollout and implementation of their Medicare platform, TMG Core. Previously, he held executive leadership roles at UnitedHealth Group (UHG), where he led the development of myCustomHealth, their private retiree health exchange. Mr. Jardine was also responsible for UHG’s health services web/consumer engagement strategy and was the chief architect for its $10 billion health services division, OptumHeath, where he guided the development and implementation of the division’s IT enterprise systems.
Ruth Owades is a director of our company, and has served in such capacity since June 28, 2016. In 1988, Ms. Owades founded Calyx & Corolla, a fresh flower catalog and website, and had served as its Chief Executive Officer and Chairman from inception through 2000, at which time that company was sold to an investor group. From 1979 to 1987, Ms. Owades served as the Chief Executive Officer of Gardener’s Eden, a gardening tools, furniture and accessories company that was founded by Ms. Owades. In 1983, Gardener’s

Eden was purchased by Williams-Sonoma. Ms. Owades currently serves on the board of directors of Northern Trust Western Region, Ultra Capital, diaTribe Foundation and Technion—the Israel Institute of Technology, and previously served as a director of Armstrong World Industries, Deckers Outdoor Corporation, J. Jill Group, Newsy, and Providian Financial. Ms. Owades is a graduate of Scripps College and earned an MBA degree from Harvard Business School, and was recognized by her alma maters with the Distinguished Alumna Award from Scripps and the Alumni Achievement Award from Harvard Business School. Ms. Owades has served on the Board of Dean’s Advisors for Harvard Business School and is a Life Trustee of Scripps College. In 2009, Ms. Owades was presented with the Fulbright Lifetime Achievement Medal in Washington D.C. Ms. Owades provides advisory and mentoring services to early stage companies, including helping management establish progress milestones, finalize funding strategies, analyze consumer behavior trends, and explore joint ventures and alternate revenue streams.
Liyuan Woo is a director of our company and has served in such capacity since August 2016. From April 2013 through February 2016, Ms. Woo served as the Chief Financial Officer of Bebe Stores, Inc., a publicly traded fashion retail company, and was responsible for all aspects of operations including finance, investor relations, strategic corporate development, supply chain, real estate and construction, legal and loss preventions. From August 2010 to June 2014, Ms. Woo served as Bebe Stores’ Principal Accounting Officer and Vice President Corporate Controller and advised the board of directors of Bebe Stores on various strategic matters, including alternative financings, repurchasing and structuring solutions. From September 2004 to July 2010, Ms. Woo held a Senior Manager position with Deloitte & Touche LLP in its M&A Transaction Services Group and advised private equity firms as well as public and private companies during M&A transactions, initial public offerings and growth initiatives for the technology, consumer, life science, and financial services industries. From September 1997 to September 2004, Ms. Woo served as an Audit Manager at Deloitte. Ms. Woo had served on the board of directors of Dress For Success San Francisco, an organization with mission to assist underprivileged women.
James J. Spencer is a director of our company and has served in such capacity since August 2016. In 2008, Mr. Spencer founded Newsy (Newsy.com), an early mobile, OTTV and online video news service that was acquired by the E.W. Scripps Company in 2014. Mr. Spencer served as the President and Chief Executive Officer of Newsy from 2008 to 2016, and as its Chairman of the Board of Directors from 2008 until the sale of the company in 2014. From 1999 to 2001, Mr. Spencer served as a Vice President of Content at Ask.com (formerly known as Ask Jeeves), where he was responsible for all search queries and helped guide the company to be the 15th most trafficked website and through a successful initial public offering. From 1997 to 1998, Mr. Spencer served as the General Manager of News and Information Programming at AOL Inc., a mass media content provider, where he advanced the content, business and partnership operations for one of AOL’s major business units. From 1995 to 1997, Mr. Spencer served as an executive director of partnerships for NBC. From 1990 to 1995, Mr. Spencer served as the General Manager of New Media at Multimedia, Inc. prior to its sale to Gannett Company, Inc. Mr. Spencer currently serves as a board member on the Reynolds Journalism Institute’s Investment Committee and The Missouri Innovation Center’s Accelerator Investment Committee.
Robin S. O’Connell is a director of our company and has served in such capacity since August 2016. Since September 2015, Mr. O’Connell has been serving as the Executive Vice President Head of Growth & Partnerships of Uphold, Inc., a cloud-based financial service provider, where he is responsible for revenue generation through B2B partnerships with large multinational corporations and international trading organizations. From January 2014 to August 2015, Mr. O’Connell served as Vice President Business Development of Worldpay, Inc., a payment processing company publicly traded on the London Stock Exchange, where he led all new e-commerce business development activity in North America for large international businesses. From July 2010 to December 2013, Mr. O’Connell served as Vice President Business Development of BetterFinance, Inc. (formerly Billfloat, Inc.) and led business development and account management for venture-backed alternative lending start-up. From October 2006 to June 2010, Mr. O’Connell served as Vice President Business Development of Billeo, Inc., where he was responsible for sales & business development for venture-backed bill payment and e-commerce start-up. From 2000 to 2006, Mr. O’Connell served in various capacities at Visa, including as a Director, Product Development and Management, where he managed the Visa Bill Payment Initiative, led Visa’s Bill Payment Steering Committee and managed a cross-functional team responsible for all marketing, merchant sales and product development activities.

Under our Bylaws, all of our directors serve until their successors are elected and qualified for terms expiring upon the next annual meeting of our stockholders.
When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director. With regard to Mr. Mack, the Board of Directors considered his significant experience, expertise and background with regard to our business and his prior experience as a chief executive for other business enterprises. With respect to Mr. McAreavey the Board of Directors considered his extensive experience with the business of our company. With regard to Mr. Hanson, the Board of Directors considered his extensive experience with the business of our company since its inception. With regard to Mr. Davis, the Board of Directors considered his background and experience as an investor in many different businesses, together with his prior experience serving on the boards of public companies. With regard to Mr. Jardine, the Board of Directors considered his extensive knowledge and experience in helping very large enterprises leverage technology in order to drive organic growth.
   Letter Agreement With Aracle SPF IV, LLC
On March 31, 2016, we entered into a letter agreement with Aracle SPF IV, LLC in connection with a securities purchase agreement that we entered into with them on the same date. Pursuant to the letter agreement, we are required to appoint a new independent director to our Board of Directors and/or an advisory board member to be referred to us by Aracle and subject to our management’s express prior approval. Aracle’s right to appoint a director to our Board of Directors and/or an advisory board member survives for two years through March 31, 2018. As of the date of this prospectus, we have not appointed any director referred to us by Aracle.
Other Management Employee
Set forth below is a description of our other management employee.
Walt Granville is our Senior Vice President Mobile Innovation, and has served in such capacity since November 2015. He is responsible for driving new innovations that optimize the user experience and help our clients to realize the full value of the Select Mobile™ Money platform. Mr. Granville has a successful 20-year track record of delivering global innovations within the highly competitive payments, loyalty, offers, and mobile markets. Prior to joining our company, he was Vice President, Global Partnerships for the Monitise Group. At Monitise, Mr. Granville focused on development and deployment of services enabled across a distributed customer base that included Visa, MasterCard, Santander and IBM, for global markets that included the U.S., UK, Germany, Spain, France, Turkey and Brazil. These services included alternative payments, domestic and cross-border P2P payments, and a content platform that allowed clients to cross sell goods and services in their mobile banking and mobile wallet applications, such as gift cards, identity theft services, credit reports, event tickets, and deep-linked merchant offers. Previously, Mr. Granville served in key leadership roles in the mobile, emerging payments, loyalty and card markets, including leading the Visa Global Information Products team dedicated to the development, sales and implementation of new data and technology innovations that leveraged the core Visa payments network. At Visa, he successfully led the execution of more than 25 innovation programs in the card-linked offers, emerging payments, data insights, loyalty and daily deals spaces, with high profile clients such as Microsoft, Chase, Sears, Nordstrom’s and United Airlines.
Director Independence
Our Board of Directors will periodically review relationships that directors have with our company to determine whether the directors are independent. For purposes of determining director independence, we have applied the definition of  “independent director” set forth in Nasdaq Rule 5605(a)(2), which provides that an “independent director” is a person, other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The

OTCQB Marketplace, on which shares of our common stock are quoted, does not have any director independence requirements.
Under Nasdaq Rule 5605(b)(1), which will apply to us from the date on which our common stock is listed for trading on the Nasdaq Capital Market, a majority of the board of directors of a company must be comprised of independent directors within the meaning of Nasdaq Rule 5605(a)(2). As of the date of this prospectus, our Board of Directors has determined that five of our nine directors—Rod Jardine, Ruth Owades, Liyuan Woo, James J. Spencer and Robin S. O’Connell—are “independent” within the meaning of Nasdaq Rule 5605(a)(2). We expect to continue to be in compliance with the independence requirement under Nasdaq Rule 5605(b)(1) on the date on which our common stock is listed for trading on the Nasdaq Capital Market.
Board Committees
On August 19, 2016, our Board of Directors approved the reconstitution of our audit committee, corporate governance committee and executive committee and the establishment of a compensation committee, in each case effective from and after the time at which the registration statement of which this prospectus forms a part is declared effective by the SEC. Effective as of such time, our Board committees will consist of the following individuals:
Name	Audit	Compensation	Corporate Governance	Executive	Independent Directors
Jeffrey C. Mack				X*
Darin P. McAreavey				X
Michael J. Hanson				X
James L. Davis		X		X
Rod Jardine	X				X
Ruth Owades		X	X*		X
Liyuan Woo	X*		X		X
James J. Spencer	X		X		X
Robin S. O’Connell		X*	X		X

*
committee chairperson

Audit Committee
Our audit committee currently consists of five directors: Jeffrey C. Mack, Darin P. McAreavey, Michael J. Hanson, James L. Davis and Rod Jardine. Effective from and after the time at which the registration statement of which this prospectus forms a part is declared effective by the SEC, our audit committee will consist of the following independent directors: Rod Jardine, Liyuan Woo and James J. Spencer. Liyuan Woo will be the chairperson of our audit committee.
Under Nasdaq Rule 5605(c)(2), which will apply to us from the date on which our common stock is listed for trading on the Nasdaq Capital Market, our company must have an audit committee consisting solely of independent directors who also satisfy the requirements of Rule 10A-3 under the Exchange Act and who can read and understand fundamental financial statements. Nasdaq Rule 5605(c)(2) also requires our audit committee to have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. We expect to be in compliance with the requirement under Nasdaq Rule 5605(c)(2) prior to the date on which our common stock is listed for trading on the Nasdaq Capital Market.
The duties and responsibilities of our audit committee include (i) selecting, evaluating and, if appropriate, replacing our independent registered accounting firm, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies, any significant deficiencies in the design or operation of internal controls or material weakness therein and any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, (iv) overseeing related auditing matters and (v) approving, as the case may be, any transactions or courses of dealing with related parties that are required to be disclosed pursuant to Item 404 of Regulation S-K, which is the SEC’s disclosure rules for certain related-person transactions.
Our audit committee does not currently have a charter in effect. On August 19, 2016, our Board of Directors adopted a charter for our audit committee which will become effective from and after the time at which the registration statement of which this prospectus forms a part is declared effective by the SEC. Once the charter becomes effective, it will be available on our website at www.cachetfinancial.com. Information on the website does not constitute a part of the registration statement of which this prospectus forms a part.
Corporate Governance Committee
Our corporate governance committee currently consists of four directors: Jeffrey C. Mack, Michael J. Hanson, James L. Davis and Rod Jardine. Effective from and after the time at which the registration statement of which this prospectus forms a part is declared effective by the SEC, our corporate governance committee will consist of the following independent directors: Ruth Owades, Liyuan Woo, James J. Spencer and Robin S. O’Connell. Ruth Owades will be the chairperson of our corporate governance committee.
Under Nasdaq Rule 5605(e), which will apply to us from the date on which our common stock is listed for trading on the Nasdaq Capital Market, our director nominees must be selected, or recommended for the selection of our Board of Directors, either by (i) independent directors constituting a majority of our Board of Directors’ independent directors in a vote in which only independent directors participate or (ii) a nominations committee comprised solely of independent directors. We expect to be in compliance with the requirement under Nasdaq Rule 5605(e) prior to the date on which our common stock is listed for trading on the Nasdaq Capital Market.
The duties and responsibilities of our corporate governance committee include making decisions relating to board composition, director qualifications standards, selection of the Chairman of the Board of Directors and the Chief Executive Officer, director responsibilities and the committees of the Board of Directors.
Our corporate governance committee does not currently have a charter in effect. On August 19, 2016, our Board of Directors adopted a charter for our corporate governance committee which will become effective from and after the time at which the registration statement of which this prospectus forms a part is declared effective by the SEC. Once the charter becomes effective, it will be available on our website at www.cachetfinancial.com.
Executive Committee
Our executive committee currently consists of four directors: Jeffrey C. Mack, Michael J. Hanson, James L. Davis and Rod Jardine. Effective from and after the time at which the registration statement of which this prospectus forms a part is declared effective by the SEC, our audit committee will consist of the following directors: Jeffrey C. Mack, Darin P. McAreavey, Michael J. Hanson and James L. Davis. Jeffrey C. Mack will be the chairperson of our executive committee.
The duties and responsibilities of our executive committee include serving as an administrative committee of the Board of Directors to act upon and facilitate the consideration by senior management and the Board of Directors of certain high-level business and strategic matters, including approval of (i) certain employment and consulting agreements entered into by us and compensation paid thereunder (subject to approval of the Board of Directors, as required under applicable rules) and (ii) affiliate agreements entered into by us (in each case, subject to approval by our audit committee, in the event an agreement is determined to be a related-person transaction as set forth in our Related-Person Transactions Policy).
We are not required under the rules of the Nasdaq Capital Market to maintain an executive committee. Our executive committee does not currently have a charter in effect.

Compensation Committee
Under Nasdaq Rule 5605(d)(2), which will apply to us from the date on which our common stock is listed for trading on the Nasdaq Capital Market, our company must have a compensation committee consisting of independent directors and having at least two members. If our compensation committee is comprised of at least three members, one non-independent director who is not our executive officer or employee or a family member of an executive officer of our company can be appointed to our compensation committee if our Board of Directors, under exceptional and limited circumstances, determines that such individual’s membership on our compensation committee is required by our and our stockholders’ best interests, provided that such member does not serve on our compensation committee for more than two years.
We currently do not have a compensation committee. On August 19, 2016, our Board of Directors approved the establishment of a compensation committee, effective from and after the time at which the registration statement of which this prospectus forms a part is declared effective by the SEC. The duties and responsibilities of our compensation committee will include reviewing and approving our compensation strategy, philosophy, policies and programs; reviewing and discussing management’s assessment of the material risks associated with our employee compensation structure, policies and programs; determination of the compensation of our directors; reviewing and making recommendations to our Board of Directors with respect to our incentive compensation, equity-based and pension plans; and reviewing and making recommendations to our Board of Directors with respect to executive officer and director indemnification and insurance matters.
Effective from and after the time at which the registration statement of which this prospectus forms a part is declared effective by the SEC, our compensation committee will consist of the following directors: James L. Davis, Ruth Owades and Robin S. O’Connell. Robin S. O’Connell will be the chairperson of our compensation committee. On August 19, 2016, our Board of Directors determined that, even though Mr. Davis is not considered “independent” within the meaning of Nasdaq Rule 5605(a)(2), it is imperative and in the best interests of our company and our stockholders that Mr. Davis be appointed as a member of the compensation committee for a period of not more than two (2) years from and after the time at which the registration statement of which this prospectus forms a part is declared effective, in light of the fact that Ruth Owades and Robin S. O’Connell have only recently joined our Board of Directors and Mr. Davis has been our director since 2014 and is therefore very familiar with our historical executive compensation decisions, policies and practices and is also an experienced local investor and businessman that is familiar with the local market in Minneapolis where our company maintains its principal place of business. For these reasons, our Board of Directors has determined that Mr. Davis can provide our compensation committee with a unique perspective for compensation-related decisions during a period not exceeding two years until such time as our Board of Directors determines that the appointment of Mr. Davis to our compensation committee is no longer necessary. Mr. Davis is not an executive officer or employee or a family member of an executive officer. Mr. Davis is our director and a security holder. As of June 30, 2016, Mr. Davis beneficially owned 28.6% of our common stock. In addition, as of June 30, 2016, we owed Mr. Davis an aggregate amount of  $343,643 (comprised of  $339,492 of principal and $4,151 of accrued interest). On July 13, 2016, we issued to Mr. Davis a convertible promissory note in a principal amount of $360,000. On August 12, 2016, we issued to Mr. Davis a convertible note in a principal amount of  $263,158. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements.”)
On August 19, 2016, our Board of Directors adopted a charter for our compensation committee which will become effective from and after the time at which the registration statement of which this prospectus forms a part is declared effective by the SEC and concurrently with the establishment of our compensation committee. Once the charter becomes effective, it will be available on our website at www.cachetfinancial.com.
Code of Ethics
On February 12, 2014, we adopted a code of ethics that governs the conduct of our officers, directors and employees in order to promote honesty, integrity, loyalty and the accuracy of our consolidated financial statements.

EXECUTIVE COMPENSATION
Summary Compensation Table
Our employment arrangements with our named executives are described under “Executive Compensation—Employment and Change-In-Control Agreements.” In addition, during 2015, our Board of Directors approved the extension of certain options for our executive officers as set forth under “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”
The following table sets forth the cash and non-cash compensation awarded to or earned by our principal executive officer and our three executive officers serving at the end of the last completed fiscal year. For purposes of this prospectus, these individuals are collectively the “named executives” of our company.
Name/Title	Year	Salary $	Bonus $	Option Awards $(1)	Other Annual Compensation $	Total
Jeffrey C. Mack Chairman of the Board of Directors and Chief Executive Officer	2015	290,000	20,000	125,376(2)	17,836(3)	$453,212
	2014	262,917	8,000	75,634(4)	13,200(5)	$359,751
	2013	240,000	—	163,547(6)	13,100(5)	$416,647
Bruce Whitmore Chief Information Officer and Executive Vice President	2015	196,108	—	46,803(7)	—	$242,911
	2014	—	—	—	—	—
	2013	—	—	—	—	—
Lawrence C. Blaney Executive Vice President of Sales & Marketing	2015	220,000	—	35,589(8)	7,800(5)	$263,389
	2014	188,750	—	28,146(9)	7,800(5)	$224,696
	2013	175,000	—	62,929(10)	7,800(5)	$245,729
Darin P. McAreavey(11) Former Chief Financial Officer and Executive Vice President	2015	230,000	—	39,180(12)	5,250(5)	$274,430
	2014	163,449	—	124,954(13)	—	$288,403
	2013	—	—	—	—	—

(1)
The amounts in this column represent the aggregate grant date fair value with respect to stock options granted in the years indicated, including the incremental grant date fair value of any stock options repriced during the years indicated. The fair value was calculated in accordance with stock-based accounting rules (ASC 718). The assumptions used to determine the fair values are described in Note 13 of the audited consolidated financial statements included in this Form 10-K for the year ended December 31, 2015.

(2)
Includes the aggregate grant date fair value of  $125,376 with respect to stock options granted to Mr. Mack.

(3)
Amount represents car allowance $6,600, vehicle lease $8,563 and life insurance $2,673.

(4)
Includes the aggregate grant date fair value of  $60,403 with respect to stock options granted to Mr. Mack, and the incremental grant date fair value of  $15,232 with respect to stock options that were repriced.

(5)
Amount represents car allowance.

(6)
Includes the aggregate grant date fair value of  $101,806 with respect to stock options granted to Mr. Mack, and the incremental grant date fair value of  $61,741 with respect to stock options that were repriced.

(7)
Includes the aggregate grant date fair value of  $46,803 with respect to stock options granted to Mr. Whitmore.

(8)
Includes the aggregate grant date fair value of  $35,589 with respect to stock options granted to Mr. Blaney.

(9)
Includes the aggregate grant date fair value of  $23,475 with respect to stock options granted to Mr. Blaney, and the incremental grant date fair value of  $4,671 with respect to stock options that were repriced.

(10)
Includes the aggregate grant date fair value of  $52,034 with respect to stock options granted to Mr. Blaney, and the incremental grant date fair value of  $10,895 with respect to stock options that were repriced.

(11)
Mr. McAreavey became our Executive Vice President and Chief Financial Officer effective April 3, 2014. He resigned his positions as Chief Financial Officer and Executive Vice President effective as of February 7, 2016.

(12)
Includes the aggregate grant date fair value of  $39,080 with respect to stock options granted to Mr. McAreavey.

(13)
Includes the aggregate grant date fair value of  $111,025 with respect to stock options granted to Mr. McAreavey, and the incremental grant date fair value of  $13,929 with respect to stock options that were repriced.

Outstanding Equity Awards at Fiscal Year End
As of December 31, 2015, we had outstanding equity awards as follows:
Name	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)	Equity Incentive Plan Awards: number of securities underlying unexercised and unearned options	Option exercise price	Option expiration date
Jeffrey C. Mack	5,000			$22.50	5/16/2020
	2,084			$60.00	2/10/2020
	7,500			$22.50	2/20/2018
	38,167			$22.50	12/15/2019
	10,667	21,334(1)		$12.45	9/24/2020
Bruce Whitmore(2)	3,889	7,779(3)		$22.50	1/5/2020
	1,667	3,334(4)		$12.45	9/24/2020
Lawrence C. Blaney	584			$60.00	11/10/2020
	1,250			$60.00	1/6/2020
	3,834			$22.50	2/20/2018
	14,834			$22.50	12/15/2019
	3,028	6,056(5)		$12.45	9/24/2020
Darin P. McAreavey(6)	4,889	2,445(6)		$22.50	4/3/2019
	11,334			$22.50	12/15/2019
	3,334	6,667(6)		$12.45	9/24/2020

(1)
Options vest to the extent of 10,667 shares on September 24, 2016 and the remaining 10,667 shares on September 24, 2017.

(2)
Mr. Whitmore became our Executive Vice President and Chief Information Officer effective January 5, 2015.

(3)
Options vest to the extent of 3,890 shares on January 5, 2016 and the remaining 3,890 shares on January 5, 2017.

(4)
Options vest to the extent of 1,667 shares on September 24, 2016 and the remaining 1,667 shares on September 24, 2017.

(5)
Options vest to the extent of 3,028 shares on September 24, 2016 and the remaining 3,028 shares on September 24, 2017.

(6)
Mr. McAreavey resigned his position as Chief Financial Officer and Executive Vice President effective as of February 7, 2016. His unvested options were forfeited upon termination. His vested options expire May 7, 2016.

On September 24, 2015, the Board of Directors approved the extension of the expiration date of certain stock options granted in 2010 and 2011 to the year 2020:
Executives:	Number of Options Extended	Option Exercise Price	Original Grant Date	Original Expiration Date	Amended Expiration Date
Jeffrey C. Mack	2,084	$60.00	2/10/2011	2/10/2016	2/10/2020
	5,000	$22.50	5/16/2011	5/16/2016	5/16/2020
Lawrence C. Blaney	584	$60.00	11/10/2010	11/10/2015	11/10/2020
	1,250	$60.00	1/6/2011	1/6/2016	1/6/2020
Employment and Change-In-Control Agreements
We employ Jeffrey C. Mack, our President and Chief Executive Officer, at an annual base salary of $335,000 effective June 1, 2016. We employ Bruce Whitmore, our Executive Vice President and Chief Information Officer, Lawrence C. Blaney, our Executive Vice President of Sales, and Bryan D. Meier, our Executive Vice President and Chief Financial Officer, at annual base salaries of  $220,000, $220,000 and $230,000, respectively, effective January 1, 2016 or for Bryan C. Meier, the effective hire date of March 1, 2016. We have employment agreements with all of the above-named executives except Mr. Meier, as described below.
   Employment Agreements With Jeffrey C. Mack, Lawrence C. Blaney and Bruce Whitmore
The employment agreement with each of Mr. Mack and Mr. Blaney was entered into on April 1, 2014. The employment agreement with Mr. Whitmore was entered into on January 5, 2015 and has a one-year term that renews automatically unless either party provides the other with at least 60 days prior written notice. At the discretion of the Board of Directors, the base salary of each executive may be increased, but not decreased. Each employment agreement provides the executive with the right to participate in our benefit plans, policies and programs as those plans, policies and programs are made available to our similarly situated executives. In addition, each employment agreement provides the executive with 22 business days of vacation/paid time off per year.
The employment agreements will terminate upon the death or disability, as defined in the agreement, of the executive. In addition, we can terminate the employment agreement with an executive for cause, as defined in the agreement, and the executive can terminate the employment agreement for good reason, as defined in the agreement.
The employment agreements obligate us to pay severance to the executives in the event that we terminate their agreement without cause or if an executive terminates their agreement with good reason. We will also be obligated to make severance payments if each of the following conditions are met: (i) there is a change in control of our company, as defined in the agreement, (ii) the executive is employed on a full-time basis at the time of the change in control, and (iii) the executive’s employment is terminated (including the executive’s own termination of employment with good reason) other than as a result of death, disability or cause. The severance payment will be equal to 12 months of base salary at the time of termination. In addition, if the event giving rise to the severance payment is a change in control, then the executive will be entitled to receive a “severance bonus” in an amount equal to twice the bonus earned by that executive for the prior fiscal year. In the case of a termination without cause other than in connection with a change in control, then the executive will be entitled to receive a “severance bonus” in an amount equal to the bonus earned by that executive for the prior fiscal year. No such severance bonus is permitted to exceed two times or one time, as applicable, the maximum bonus target for that executive for the prior fiscal year. As a condition to receiving any severance payments or severance bonus, an executive must execute and deliver a full separation agreement and release in form acceptable to us. All severance payments will be made in monthly installments, beginning on the date that is 30 days after the event resulting in the obligation to make severance payments, over the life of non-competition period specified in the executive’s employment agreement. The employment agreements require that severance bonus payments be made in a lump sum within 30 days after the event resulting in the obligation to make severance payments.

The employment agreements contain customary inventions-assignment provisions, non-competition provisions that survive for a one-year period after the termination of employment, and non-solicitation provisions applicable to the customers and vendors of the business, and the employees of the business, that survive for a one-year period after the termination of employment. All of the employment agreements contain mandatory and binding arbitration provisions for the resolution of disputes arising under the agreements.
   Employment Offer to Bryan D. Meier
On February 19, 2016, we appointed Bryan D. Meier to serve as our Chief Financial Officer and Executive Vice President. Mr. Meier’s employment with us commenced according to the terms of an employment offer letter effective on March 1, 2016. Mr. Meier receives an annualized base salary of $230,000, in accordance with our standard payroll practices, and is eligible for performance-based cash bonuses at the discretion of our Board of Directors and its compensation committee. In addition, Mr. Meier was been offered our standard employee benefits for health, dental, life and disability insurance. We granted to Mr. Meier a stock option for the purchase of up to 16,667 shares at a price of  $5.775 per share under our current stock incentive plan. A total of 5,556 shares purchasable under the option vested immediately on March 4, 2016, with 5,556 shares will vest on March 4, 2017 and the remaining 5,555 shares will vest on March 4, 2018, so long as Mr. Meier remains our employee.
Compensation of Directors
We have not in the past paid cash compensation to our directors for their service on the Board of Directors. Currently, we have no current plans to pay cash compensation to members of our Board of Directors for their services on our board. As we seek to expand our Board of Directors and add independent directors, we do, however, expect to change this policy. In the past, we have issued stock options for the purchase of the equivalent of 30,000 shares of common stock to our non-employee directors. Accordingly, we may issue stock options to other non-employee directors in the future, on terms to be determined by our Board of Directors.
Compensation of our directors during 2015 appears in the following table.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Jeffrey C. Mack(1)	$—	$—	$—
James L. Davis	$—	$—	$—
Michael J. Hanson	$—	$—	$—
Rod Jardine	$—	$21,960(2)	$21,960
Terril H. Peterson(3)	$—	$6,876(3)	$6,876

(1)
For information relative to Mr. Mack, please refer to the “Outstanding Equity Awards at Fiscal Year End” table above.

(2)
On February 12, 2015, we issued options to Mr. Jardine for the purchase of 8,000 shares at a purchase price of  $15.00 per share. Of these options, 2,667 vested immediately and the remaining 5,333 vest equally on February 12, 2016 and February 12, 2017, such options expire five years from the date of grant.

(3)
On January 21, 2015, Mr. Peterson resigned from our Board of Directors. We issued options to Mr. Peterson for the purchase of 2,667 shares at a purchase price of  $17.25 per share. These options vested immediately and expire one year and three months from the date of grant.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of June 30, 2016, we had outstanding 2,825,776 shares of common stock. Each share of common stock is currently entitled to one vote on all matters put to a vote of our stockholders. The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of June 30, 2016, by:
•
each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;

•
each of our current directors;

•
each of our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

•
all our current executive officers and directors as a group.

Shares beneficially owned and percentage ownership before this offering is based on 2,825,776 shares of common stock outstanding as of June 30, 2016.
Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. The following shares of common stock are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person: (i) shares of common stock owned by or for, among others, the spouse, children or certain other relatives of such person, (ii) shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of June 30, 2016, and (iii) shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days of June 30, 2016.
Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%. Unless otherwise indicated, the address of each of the following persons is c/o Cachet Financial Solutions, Inc., 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Shares of Series C Convertible Preferred Stock	Percentage of Shares of Series C Convertible Preferred Stock	Shares of Common Stock Issuable Upon Conversion of Series C Convertible Preferred Stock(1)	Aggregate Shares of Common Stock (Including Series C Shares, As Converted)	Aggregate Percentage of Shares of Common Stock (Including Series C As Converted)
Directors and Executive Officers
Jeffrey C. Mack(2)	—	—	—	76,341	2.6%
Bruce Whitmore(3)	—	—	—	13,312	0.5%
Lawrence C. Blaney(4)	300	0.7%	6,764	40,015	1.4%
Bryan D. Meier(5)	—	—	—	5,556	0.2%
Darin P. McAreavey(6)	—	—	—	—	—
Michael J. Hanson(7)	8,500	19.5%	191,630	770,922	22.9%
James L. Davis(8)	11,100	25.5%	250,246	1,037,718	28.6%
Rod Jardine(9)	—	—	—	12,131	0.4%
Ruth Owades(10)	—	—	—	—	—
Liyuan Woo(11)	—	—	—	—	—
James J. Spencer(12)	—	—	—	—	—
Robin S. O’Connell(13)	—	—	—	—	—
All current directors and executive officers as a group	19,900	45.7%	448,640	1,955,995	45.5%
Other Beneficial Owners of More Than Five Percent of Common Stock
Trooien Capital, LLC(14)	3,000	6.9%	67,635	266,880	8.9%
Scarsdale Equities LLC(15)	5,330	12.2%	86,346	266,864	8.7%
Tiburon Opportunity Fund, L.P.(16)	2,500	5.7%	56,362	418,576	14.0%
Jon D & Linda W Gruber Trust(17)	5,000	11.5%	112,724	583,828	19.0%
FLMM Limited(18)	5,000	11.5%	112,724	704,374	22.5%
JMR Capital Limited(19)	—	—	—	212,593	7.4%
Michaelson Capital(20)	—	—	—	205,669	6.9%

(1)
Reflects dividends on Series C Convertible Preferred Stock payable in shares of common stock accrued through June 30, 2016.

(2)
The aggregate shares of common stock held by Mr. Mack includes 71,193 shares of common stock issuable upon exercise of outstanding options. On September 13, 2016, our Board of Directors approved a grant to Mr. Mack of an option to purchase 175,000 shares of our common stock, which grant is contingent and effective upon the consummation of this offering and has an exercise price equal to the public offering price per share in this offering. The option vests as to one-third of such grant on the date on which this offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Mack is employed by us on such anniversary dates.

(3)
The aggregate shares of common stock held by Mr. Whitmore includes 12,778 shares of common stock issuable upon exercise of outstanding options. On September 13, 2016, our Board of Directors approved a grant to Mr. Whitmore of an option to purchase 50,000 shares of our common stock, which grant is contingent and effective upon the consummation of this offering and has an exercise price equal to the public offering price per share in this offering. The option vests as to one-third of such grant on the date on which this offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Whitmore is employed by us on such anniversary dates.

(4)
The aggregate shares of common stock held by Mr. Blaney includes (i) 6,764 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock, (ii) 23,528 shares of common stock issuable upon exercise of outstanding options and (iii) 4,769 shares of common stock issuable upon exercise of outstanding warrants. On September 13, 2016, our Board of Directors approved a grant to Mr. Blaney of an option to purchase 75,000 shares of our common stock, which grant is contingent and effective upon the consummation of this offering and has an exercise price equal to the public offering price per share in this offering. The option vests as to one-third of such grant on the date on which this offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Blaney is employed by us on such anniversary dates.

(5)
The aggregate shares of common stock held by Mr. Meier includes 5,556 shares of common stock issuable upon exercise of outstanding options. On September 13, 2016, our Board of Directors approved a grant to Mr. Meier of an option to purchase 75,000 shares of our common stock, which grant is contingent and effective upon the consummation of this offering and has an exercise price equal to the public offering price per share in this offering. The option vests as to one-third of such grant on the date on which this offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Meier is employed by us on such anniversary dates.

(6)
Mr. McAreavey resigned his position as Chief Financial Officer and Executive Vice President effective as of February 7, 2016. His vested options expired unexercised on May 7, 2016. On September 13, 2016, our Board of Directors approved a grant to Mr. McAreavey of an option to purchase 8,000 shares of our common stock, which grant is contingent and effective upon the consummation of this offering and has an exercise price equal to the public offering price per share in this offering. The option vests as to one-third of such grant on the date on which this offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. McAreavey is serving as a director on such anniversary dates.

(7)
The aggregate shares of common stock held by Mr. Hanson includes (i) 191,630 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock, (ii) 2,667 shares of common stock issuable upon exercise of outstanding options and (iii) 352,085 shares of common stock issuable upon exercise of outstanding warrants. On July 14, 2016, we issued to Mr. Hanson a warrant to purchase up to 13,334 shares of our common stock in connection with a bridge financing provided by Mr. Hanson. On August 12, 2016, we issued to Mr. Hanson a convertible note in a principal amount of  $263,158, which is convertible into shares of our common stock at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of our common stock in our next underwritten public offering, which we expect will be this offering, and warrants to purchase 42,674 shares of our common stock at an exercise price of  $5.55 per share. On September 13, 2016, our Board of Directors approved a grant to Mr. Hanson of an option to purchase 8,000 shares of our common stock, which grant is contingent and effective upon the consummation of this offering and has an exercise price equal to the public offering price per share in this offering. The option vests as to one-third of such grant on the date on which this offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Hanson is serving as a director on such anniversary dates.

(8)
The aggregate shares of common stock held by Mr. Davis includes (i) 250,246 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock, of which (A) 22,545 shares are owned by Mr. Davis’ self-directed retirement account plan and (B) 56,362 shares are owned by Davis & Associates, Inc., an affiliate of Mr. Davis, (ii) 1,804 shares of common stock that are held by Mr. Davis’ spouse (either personally or through her individual retirement account), beneficial ownership of which Mr. Davis disclaims, (iii) 2,667 shares of common stock issuable upon exercise of outstanding options, and (iv) 543,491 shares of common stock issuable upon exercise of outstanding warrants. On July 13, 2016, we issued to Mr. Davis a warrant to purchase up to 20,000 shares of our common stock in connection with a bridge financing provided by Mr. Davis. On August 12, 2016, we issued to Mr. Davis a convertible note in a principal amount of  $263,158, which is convertible into shares of our common stock at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of our common stock in our next underwritten public offering, which we expect will be this offering, and warrants to purchase 42,674 shares of our common stock at an exercise price of  $5.55 per share. On August 22, 2016, we issued to Mr. Davis a warrant to purchase up to 24,000 shares of our common stock in connection with a financial lease entered into by Mr. Davis with KLC Financial, Inc. On September 13, 2016, our Board of Directors approved a grant to Mr. Davis of an option to purchase 8,000 shares of our common stock, which grant is contingent and effective upon the consummation of this offering and has an exercise price equal to the public offering price per share in this offering. The option vests as to one-third of such grant on the date on which this offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Davis is serving as a director on such anniversary dates. On September 15, 2016, we issued to Mr. Davis (i) 50,608 shares of our common stock upon the exercise of outstanding warrants, in consideration for $250,004 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 55,669 shares of our common stock at an exercise price of  $4.94 per share.
(9)
The aggregate shares of common stock held by Mr. Jardine includes 5,334 shares of common stock issuable upon exercise of outstanding options. On September 13, 2016, our Board of Directors approved a grant to Mr. Jardine of an option to purchase 8,000 shares of our common stock, which grant is contingent and effective upon the consummation of this offering and has an exercise price equal to the public offering price per share in this offering. The option vests as to one-third of such grant on the date on which this offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Jardine is serving as a director on such anniversary dates.

(10)
Ms. Owades joined our Board of Directors on June 28, 2016. Ms. Owades did not own any of our securities as of June 30, 2016. On July 16, 2016, our Board of Directors granted to Ms. Owades an option to purchase 8,000 shares of our common stock. The option grant was made under our 2016 Stock Incentive Plan. The option is exercisable at a per-share exercise price equal to $5.10 per share. One-third of the option grant was deemed to have vested on June 28, 2016 (being the date on which Ms. Owades joined our Board of Directors) and one-third of the option grant will vest on each of the first and second anniversary of such date, so long as Ms. Owades is serving as a director on such anniversary dates.

(11)
Ms. Woo joined our Board of Directors on August 17, 2016. Ms. Woo did not own any of our securities as of June 30, 2016. On August 17, 2016, our Board of Directors granted to Ms. Woo an option to purchase 8,000 shares of our common stock. The option grant was made under our 2016 Stock Incentive Plan. The option is exercisable at a per-share exercise price equal to $7.85 per share. One-third of the option grant vested on August 17, 2016 (being the date on which Ms. Woo joined our Board of Directors) and one-third of the option grant will vest on each of the first and second anniversary of such date, so long as Ms. Woo is serving as a director on such anniversary dates.

(12)
Mr. Spencer joined our Board of Directors on August 17, 2016. Mr. Spencer did not own any of our securities as of June 30, 2016. On August 17, 2016, our Board of Directors granted to Mr. Spencer an option to purchase 8,000 shares of our common stock. The option grant was made under our 2016 Stock Incentive Plan. The option is exercisable at a per-share exercise price equal to $7.85 per share. One-third of the option grant vested on August 17, 2016 (being the date on which Mr. Spencer joined our Board of Directors) and one-third of the option grant will vest on each of the first and second anniversary of such date, so long as Mr. Spencer is serving as a director on such anniversary dates.

(13)
Mr. O’Connell joined our Board of Directors on August 17, 2016. Mr. O’Connell did not own any of our securities as of June 30, 2016. On August 17, 2016, our Board of Directors granted to Mr. O’Connell an option to purchase 8,000 shares of our common stock. The option grant was made under our 2016 Stock Incentive Plan. The option is exercisable at a per-share exercise price equal to $7.85 per share. One-third of the option grant vested on August 17, 2016 (being the date on which Mr. O’Connell joined our Board of Directors) and one-third of the option grant will vest on each of the first and second anniversary of such date, so long as Mr. O’Connell is serving as a director on such anniversary dates.

(14)
The aggregate shares of common stock held by Trooien Capital includes (i) 67,635 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock issued to Mr. Gerald Trooien and (ii) 116,864 shares of common stock issuable upon exercise of outstanding warrants. The address of this shareholder is 965 Summit Avenue, St. Paul, MN 55105.

(15)
The aggregate shares of common stock held by Scarsdale Equities LLC includes (i) 86,346 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock and (ii) 157,286 shares of common stock issuable upon exercise of outstanding warrants. On September 19, 2016, we issued to Scarsdale Equities LLC five-year warrants to purchase 19,195 shares of our common stock at an exercise price of  $4.94 per share. The address of this shareholder is 10 Rockefeller Plaza, Suite 720, New York, NY 10020.

(16)
The ownership percentage set forth herein does not give effect to certain provisions of  (i) warrants to purchase 112,651 shares of common stock and (ii) our convertible preferred stock (2,500 shares of which are owned by the named person), that limit the exercise of the warrants and conversion of the stock if the holder would beneficially own more than 4.99% (and in certain circumstances more than 9.99%) following such exercise or conversion. The address of this shareholder is 13313 Point Richmond Beach Road NW, Gig Harbor, WA 98332.

(17)
The aggregate shares of common stock held by Jon D. & Linda W. Gruber Trust includes (i) 112,724 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock and (ii) 138,175 shares of common stock issuable upon exercise of outstanding warrants. On September 15, 2016, we issued to Jon D. & Linda W. Gruber Trust (i) 54,419 shares of our common stock upon the exercise of outstanding warrants, in consideration for $268,578 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 59,861 shares of our common stock at an exercise price of  $4.94 per share. The address of this shareholder is 234 Van Ness, Ste 5, San Francisco, CA 94133.

(18)
The aggregate shares of common stock held by FLMM Ltd. includes (i) 112,724 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock and (ii) 188,245 shares of common stock issuable upon exercise of outstanding warrants. On September 15, 2016, we issued to FLMM Ltd. (i) 30,365 shares of our common stock upon the exercise of outstanding warrants, in consideration for $150,003 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 33,402 shares of our common stock at an exercise price of  $4.94 per share. The address of this shareholder is 2711 North Haskell, Suite 1650, Dallas TX 75204.

(19)
The aggregate shares of common stock held by JMR Capital Limited includes 42,223 shares of common stock issuable upon exercise of outstanding warrants. The address of this shareholder is 2711 North Haskell, Suite 1650, Dallas TX 75204.

(20)
As set forth in the Schedule 13G filed on February 9, 2016 by Michaelson Capital Special Finance Fund LP, Michaelson Capital Special Finance Management LLC, Michaelson Capital Special Finance, LLC and John Michaelson. The aggregate shares of common stock held by Michaelson Capital includes 175,911 shares of common stock issuable upon exercise of outstanding warrants. The address of this shareholder is 509 Madison Avenue, Suite 2210, New York, NY 10022-5501.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related-Person Transactions
   Loan and Security Agreement With Trooien Capital, LLC
On December 12, 2013, we entered into a loan and security agreement with Trooien Capital, a beneficial owner of 8.9% of our common stock as of June 30, 2016, for the advancement by Trooien Capital to us of loans in an aggregate amount of up to $4,000,000. Loans under the loan agreement accrue interest at the rate of 10% per annum, mature on December 12, 2016 and are convertible into shares of our common stock and warrants to purchase shares of our common stock. Pursuant to the loan and security agreement with Trooien Capital, our subsidiary granted to Trooien Capital a security interest in all of our subsidiary’s property and assets, including all property that our subsidiary will acquire in the future, as collateral security for the payment and performance of our subsidiary’s obligations under the loan and security agreement.
On May 1, 2014, we amended the loan agreement to require Trooien Capital to advance to us, within ten days upon our request given on or prior to May 12, 2014, additional amounts under the loan agreement, subject to the $4,000,000 maximum aggregate loan amount.
As of June 30, 2016, an aggregate amount of approximately $2,785,000 (comprised of  $2,300,000 of principal and approximately $485,000 of accrued interest) was outstanding under the loan agreement. Approximately $2,889,000 of the proceeds of this offering will be used to repay the indebtedness owed to Trooien Capital under the loan agreement, which represents $2,300,000 outstanding principal amount and accrued interest through the maturity date.
   Loan and Security Agreement With Mr. Michael J. Hanson
On March 4, 2014, we entered into a loan and security agreement with Michael J. Hanson, our director and a beneficial owner of 22.9% of our common stock as of June 30, 2016, pursuant to which we borrowed $1,500,000 from Mr. Hanson to fund our acquisition of Select Mobile Money from DeviceFidelity. The promissory note under the loan agreement had an interest rate equal to 24%, payable monthly commencing April 2014. Because we failed to pay the accrued interest on the promissory note on or before April 4, 2014, the interest rate was increased to 48% on April 4, 2014 and continued to accrue at that rate until we repaid the promissory note in full. We paid the promissory note in full, an aggregate amount of  $1,731,781, on July 14, 2014.
Under the loan agreement, we also issued to Mr. Hanson shares of our common stock equal to 12.5% of the principal amount under the note, or $187,500, which equaled 5,209 shares based on a share price of $36.00. Because we failed to pay the outstanding amounts under the promissory note on or before April 4, 2014, we issued to Mr. Hanson additional shares of our common stock equal to 3.125% of the outstanding principal amount, or $46,875, which equaled 1,303 shares, on each successive fifth business day for as long as any portion of the principal amount of the promissory note was outstanding. In total, we issued to Mr. Hanson 25,521 shares of our common stock in connection with the loan agreement.
   Revolving Line of Credit Note With Mr. Michael J. Hanson
On May 7, 2014, we entered into a revolving line of credit note with Michael J. Hanson for advances aggregating $1,500,000. The borrowing terms include a stated interest rate of 10% per annum on the principal amount outstanding, and payment of the principal amount and unpaid accrued interest upon the earlier of September 30, 2014 or completion of a public offering of securities. Through the second quarter of 2014, we had drawn down the entire $1,500,000 under the line of credit. The entire principal amount and unpaid accrued interest under the line of credit was convertible into shares of our common stock, at Mr. Hanson’s option, upon the completion of an IPO of our common stock, at a 20% discount to the price at which the shares of our stock were sold in the IPO.
On June 24, 2014, we entered into a letter agreement with Mr. Hanson and the other party to that agreement under which Mr. Hanson agreed to convert an amount of  $500,000 of the then outstanding principal amount under the line of credit into shares of our common stock upon the consummation of our IPO. We completed our IPO in July 2014. The letter agreement also extended the maturity date under the line of credit until such time as we conclude a subsequent financing in which we raise gross proceeds aggregating to at least $10,000,000 or July 31, 2015, whichever is earlier. On July 31, 2015, we entered into another letter agreement with Mr. Hanson that extended the maturity date for the repayment of the principal and accrued interest balance under the line of credit to January 31, 2016.
On February 24, 2016, we entered into another letter agreement with Mr. Hanson that extended the maturity date for the repayment of the principal and accrued interest balance under the line of credit to January 31, 2017. Under the letter agreement, we agreed to make interest only payments on June 30, September 30 and December 31, 2016. The interest only payments are for interest accrued on the principal balance from February 1, 2016 to the date of payment.
On July 7, 2016, we entered into another letter agreement with Mr. Hanson, effective as of June 30, 2016, pursuant to which we agreed to make interest only payments on January 31, 2017. The interest only payments are for interest accrued on the principal balance from February 1, 2016 to the date of payment.
As of June 30, 2016, an aggregate amount of approximately $1,222,000 (comprised of  $1,000,000 of principal and approximately $222,000 of accrued interest) was outstanding under the line of credit.
   Conversion Agreement With Trooien Capital, Mr. Michael J. Hanson and James L. Davis
On June 18, 2014, we entered into a conversion agreement with Trooien Capital, Michael J. Hanson and James L. Davis. Mr. Davis is our director and a beneficial owner of 28.6% of our common stock as of June 30, 2016. Pursuant to the conversion agreement, the three debt holders agreed to convert a principal amount of debt and related interest owed by us aggregating to $2,135,193 into shares of our common stock, upon the consummation of our IPO. The conversion price per share under the conversion agreement is 80% of the per-share price at which our common stock is sold in the IPO. Under the conversion agreement, we also amended the conversion terms of certain convertible promissory notes previously issued to Messrs. Hanson and Davis (in an aggregate amount to $1,533,685 as of June 24, 2014), to match them to the conversion terms described above. We completed our IPO in July 2014.
On December 15, 2014, we amended the conversion agreement to clarify the number of warrants to be received by Messrs. Hanson and Davis as part of the conversion of the debt as set forth in the conversion agreement upon the completion of our IPO. Specifically, (i) Mr. Hanson received warrants to purchase 29,211 shares of our common stock and (ii) Mr. Davis received warrants to purchase 39,429 shares of our common stock, which in each case equals 100% of the number of shares of common stock received by Hanson and Davis under the conversion agreement. The amendment to the conversion agreement also amended the warrants to reflect an exercise price of  $30.00 per share and a five-year term.
   Commitment Letter With Mr. Michael J. Hanson and James L. Davis
On July 30, 2014, we entered into a commitment letter with Michael J. Hanson and James L. Davis pursuant to which Messrs. Hanson and Davis agreed to lend us up to $2,500,000 in the aggregate, bearing interest at 10% per annum and due January 31, 2015. The commitment letter provided that if any portion of the notes issuable under the commitment letter were outstanding after January 31, 2015, the default interest rate under the notes would increase to 18% per annum.
On February 3, 2015, we entered into an agreement with Mr. Hanson pursuant to which Mr. Hanson agreed to convert $250,000 of the amount outstanding under the commitment letter into shares of our Series B Convertible Preferred Stock.
On February 16, 2015, we entered into an addendum #1 to the commitment letter, which extended the maturity date for the repayment of the outstanding principal balance owed under the commitment letter to January 31, 2016. On October 23, 2015, we entered into an addendum #2 to the commitment letter, which provided for an additional advancement of  $250,000 by Mr. Hanson.
On February 24, 2016, we entered into an addendum #3 to the commitment letter, which extended the maturity date to January 31, 2017 and provided that we make interest only payments on June 30, September 30 and December 31, 2016. The interest only payments are for interest accrued on the principal balance from February 1, 2016 to the date of payment. The outstanding principal and accrued interest balance is due in full on January 31, 2017.

On July 7, 2016, we entered into an addendum #4 to the commitment letter, effective as of June 30, 2016, which extended the payment date of the interest only payments that were or will be due and payable on June 30, September 30 and December 31, 2016 to January 31, 2017.
As of June 30, 2016, an aggregate amount of approximately $683,000 (comprised of  $598,000 of principal and approximately $85,000 of accrued interest) was outstanding under the commitment letter.
   Agreements With James L. Davis Related to Equipment Leases With KLC Financial, Inc.
On February 3, 2015, we entered into a guaranty in favor of James L. Davis in connection with a master equipment lease agreement entered into by Mr. Davis and KLC Financial, Inc. on February 11, 2015. Under the guaranty, we unconditionally guaranteed all of the amounts due, and the satisfaction of all the terms and obligations of Mr. Davis under the master equipment lease. The master equipment lease provides financing for up to $500,000 of computer equipment that our company procured for its data centers to accommodate the overall increase in transactions and ensure it is able to meet customer uptime requirements. In addition, on February 11, 2015 we entered into a lease agreement with Mr. Davis pursuant to which we leased the equipment that Mr. Davis leased under the master equipment lease with KLC Financial, Inc. on the same terms as provided in the master equipment lease. As consideration for Mr. Davis entering into the master equipment lease with KLC Financial, Inc., on February 3, 2015 we issued to Mr. Davis a five-year warrant to purchase up to 27,175 shares of our common stock at $17.25 per share. On June 3, 2015, we amended the warrant to adjust the exercise price from $17.25 to $7.22.
On June 29, 2015, Mr. Davis provided a personal guarantee as part of a lease we entered into with KLC Financial, Inc. totaling approximately $242,000. As consideration for Mr. Davis providing a personal guarantee, we issued to Mr. Davis a five-year warrant to purchase up to 16,127 shares of our common stock at $6.60 per share.
   Private Placements and Issuances of Warrants
On January 14, 2014, we issued to Michael J. Hanson and James L. Davis warrants to purchase shares of our common stock in aggregate amounts of 15,417 and 32,500, respectively. The original exercise price under these warrants was $54.00 per share. On April 13, 2015, the exercise price under the warrants were adjusted from $54.00 to $21.00.
On July 14, 2014, we issued to Mr. Hanson, Mr. Davis and Lisa E. Zitter (Mr. Davis’ daughter) five-year warrants to purchase up to 68,889, 98,889 and 4,445 shares of our common stock, respectively, at an exercise price of  $28.125 per share.
From September 19, 2014 through February 3, 2015, we entered into a series of securities purchase agreements pursuant to which: (i) JMR Capital Limited, a beneficial owner of 7.4% of our common stock as of June 30, 2016, purchased shares of our Series A Convertible Preferred Stock in an aggregate amount of  $950,000, which shares were subsequently converted into 56,399 shares of our common stock, and five-year warrants to purchase 42,223 shares of our common stock; (ii) FLMM Ltd., a beneficial owner of 22.5% of our common stock as of June 30, 2016, purchased shares of our Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock in an aggregate amount of  $1,450,000, which shares were subsequently converted into 85,448 shares of our common stock, and five-year warrants to purchase 71,208 shares of our common stock; (iii) Jon D. & Linda W. Gruber Trust, a beneficial owner of 19.0% of our common stock as of June 30, 2016, purchased shares of our Series B Convertible Preferred Stock in an aggregate amount of  $500,250, which shares were subsequently converted into 29,064 shares of our common stock at a price of  $17.25 per share, including 64 shares of our common stock issued as payment-in-kind for dividends on the preferred stock prior to conversion and five-year warrants to purchase 29,000 shares of our common stock; (iv) Tiburon Opportunity Fund, L.P., a beneficial owner of 14% of our common stock as of June 30, 2016, purchased shares of our Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock in an aggregate amount of  $900,004, which shares were subsequently converted into 53,346 shares of our common stock at a price of  $17.25 per share, including 1,172 shares of our common stock issued as payment-in-kind for dividends on the preferred stock and five-year warrants to purchase 41,353 shares of our common stock; and (v) Mr. Hanson purchased shares of our Series B Convertible Preferred Stock in an aggregate amount of  $250,000, which shares were subsequently converted into 14,493 shares of our common stock at a price of  $17.25 per share, together with a five-year warrant to purchase an aggregate of 14,493 shares of our common stock. All of these warrants have an exercise price of  $17.25 per share. We subsequently adjusted the exercise price of the foregoing warrants from $17.25 to $4.94.
On June 3, 2015:
•
We entered into a securities purchase agreement pursuant to which: (i) Mr. Hanson purchased 1,980 shares of our Series C Convertible Preferred Stock at a price of  $100.00 per share, together with five-year warrants to purchase 30,151 shares of our common stock; (ii) Mr. Davis purchased 2,100 shares of our Series C Convertible Preferred Stock at a price of  $100.00 per share, together with five-year warrants to purchase 31,979 shares of our common stock; (iii) Mr. Blaney (one of our executive officers) purchased 300 shares of our Series C Convertible Preferred Stock at a price of $100.00 per share, together with five-year warrants to purchase 4,569 shares of our common stock; (iv) Davis & Associates, Inc.’s 401(k) Profit Sharing Plan purchased 1,000 shares of our Series C Convertible Preferred Stock at $100.00 per share, together with five-year warrants to purchase 15,228 shares of our common stock; (v) FLMM Ltd. purchased 5,000 shares of our Series C Convertible Preferred Stock at a price of  $100.00 per share, together with five-year warrants to purchase 76,139 shares of our common stock; (vi) the Jon D. & Linda W. Gruber Trust purchased 5,000 shares of our Series C Convertible Preferred Stock at a price of  $100.00 per share, together with five-year warrants to purchase 76,139 shares of our common stock; (vii) Gerald Trooien purchased 3,000 shares of our Series C Convertible Preferred Stock at a price of  $100.00 per share, together with five-year warrants to purchase 45,683 shares of our common stock; and (viii) Tiburon Opportunity Fund, L.P. purchased 2,500 shares of our Series C Convertible Preferred Stock at a price of  $100.00 per share, together with five-year warrants to purchase 38,070 shares of our common stock. All of these warrants have an exercise price of  $7.22 per share.

•
We received promissory notes in an aggregate amount of  $950,000 from Mr. Hanson, Mr. Davis and Davis & Associates, Inc., and issued to such persons shares of our Series C Convertible Preferred Stock at a price of  $100.00 per share in the amounts of 3,500, 3,500 and 2,500 shares, respectively, together with five-year warrants to purchase 53,297, 53,297 and 38,070 shares of our common stock, respectively. All of these warrants have an exercise price of  $7.22 per share. The promissory notes were paid in full during the third fiscal quarter of 2015.

•
We issued to Mr. Davis and Mr. Hanson shares of our Series C Convertible Preferred Stock in the amounts of 2,000 and 3,020, respectively, together with five-year warrants to purchase 30,456 and 45,988 shares of our common stock, respectively, in exchange for the cancellation of our debt in the amounts of  $200,000 and $302,000 held by them, respectively. All of these warrants have an exercise price of  $7.22 per share.

•
We issued additional shares of our common stock to former holders of our Series A and B Convertible Preferred Stock (all of which has been converted to shares of our common stock), such that following the issuance of such shares, such holders received the same number of shares of our common stock in total as they would have received upon conversion of the Series A and B Convertible Preferred Stock if the conversion price for the Series A and B Convertible Preferred Stock had been the same as the initial conversion price under the Series C Convertible Preferred Stock. We granted the recipients of these shares the same registration rights as are provided in Series C Convertible Preferred Stock holders. FLMM Ltd. received 139,005 shares of common stock, JMR Capital Limited received 91,749 shares of common stock, the Jon D. & Linda W. Gruber Trust received 47,280 shares of common stock and Tiburon Opportunity Fund, L.P. received 86,782 shares of common stock.

From October 2015 through December 2015, we completed a sale of shares of our common stock, pursuant to warrant exercises by certain investors, including certain of our affiliates. FLMM Ltd. exercised warrants for 64,000 shares of common stock for aggregate proceeds of  $379,169. The Jon D. & Linda W. Gruber Trust exercised warrants for 55,667 shares of common stock for proceeds of approximately $402,000. Tiburon Opportunity Fund, L.P. exercised warrants for 23,334 shares of common stock for proceeds of approximately $169,000. Mr. Blaney exercised warrants for 2,000 shares of common stock for proceeds of approximately $14,000. As consideration for the warrants being exercised on a cash basis, we issued to the foregoing persons five-year replacement warrants covering 110% of the number of shares purchased upon exercise of the existing warrants.
On October 6, 2015, we entered into an equity exchange agreement with Michael J. Hanson to exchange 25,521 shares of common stock previously issued to Hanson for a five-year, fully vested, warrant to purchase 50,442 shares of common stock at an exercise price of  $20.25 per share.
On November 24, 2015, we issued to Tiburon Opportunity Fund, L.P. a five-year warrant to purchase 11,208 shares of our common stock at $7.22 per share, with a fair value of approximately $30,000, in consideration for providing our sales referrals to various banks and credit unions.
From January 2016 through May 24, 2016, we completed a sale of shares of our common stock, pursuant to warrant exercises by certain investors, including certain of our affiliates. FLMM Ltd. exercised warrants for 30,400 shares of common stock for proceeds of approximately $150,000. The Jon D. & Linda W. Gruber Trust exercised warrants for 49,472 shares of common stock for proceeds of approximately $244,000. Tiburon Opportunity Fund, L.P. exercised warrants for 30,208 shares of common stock for proceeds of approximately $149,000. James L. Davis exercised warrants for 10,132 shares of common stock for proceeds of  $50,000. Mr. Hanson exercised warrants for 25,330 shares of common stock for proceeds of  $125,000. As consideration for the foregoing warrants being exercised on a cash basis, we issued to the foregoing persons five-year replacement warrants covering 110% of the number of shares purchased upon exercise of the existing warrants. Warrants for the purchase of 36,875 shares of common stock issued to Tiburon Opportunity Fund, L.P. were repriced from $7.22 per share to $4.94 per share on January 5, 2016.
From February 25, 2016 through April 8, 2016, we entered into a securities purchase agreement with certain accredited investors, including certain of our affiliates, pursuant to which: (i) FLMM Ltd. purchased 63,064 shares of our common stock and five-year warrants to purchase 31,532 shares of our common stock at a price of  $6.9 per share for $350,000 and (ii) the Jon D. & Linda W. Gruber Trust purchased 45,046 shares of our common stock and five-year warrants to purchase 22,523 shares of our common stock at a price of  $6.9 per share for $250,000.
On September 19, 2016, we issued to Scarsdale Equities LLC, a beneficial owner of 8.7% of our common stock as of June 30, 2016, five-year warrants to purchase 19,195 shares of our common stock at an exercise price of  $4.94 per share. The warrants were issued to Scarsdale Equities LLC in consideration for Scarsdale Equities LLC’s advisory services to us in connection with obtaining certain modifications to our securities.
   Issuances of Promissory Notes
From January 10, 2014 through February 11, 2014, we issued demand promissory notes to Michael J. Hanson and James L. Davis in the amounts of  $275,000 and $275,000, respectively. The notes accrued simple interest at the rate of 10% per annum. On July 7, 2014, the notes were converted into shares of our common stock.
On March 19 and 20, 2014, we issued convertible promissory notes to Mr. Hanson, Mr. Davis and Mr. Peterson (a former member of our Board of Directors) in the amounts of  $150,000, $100,000 and $15,000, respectively. The convertible promissory notes were due and payable on or prior to June 30, 2015, and accrued simple interest at the rate of 8% per annum. On July 7, 2014, the convertible promissory notes were converted into shares of our common stock.
From April 2, 2014 through April 28, 2014, we issued demand promissory notes to Mr. Hanson and Mr. Davis in the aggregate amount of  $250,000 for each director. The notes had accrued simple interest at the rate of 10% per annum. In July 2014, a total of  $150,000 was repaid to Mr. Hanson and the balance under the notes to Mr. Hanson was converted into shares of our common stock. The notes issued to Mr. Davis were converted into shares of our common stock.
On June 11, 2014, we issued demand promissory notes to Mr. Hanson and Mr. Davis in the amounts of  $150,000 and $125,000, respectively. The notes accrued simple interest at the rate of 10% per annum. In July 2014, the note to Mr. Hanson was repaid in full and the note to Mr. Davis was converted into shares of our common stock.

On June 24, 2014, we entered into a letter agreement with Mr. Davis and the other party thereto pursuant to which Mr. Davis agreed to convert $929,052 in principal amount of debt and accrued interest owed to him into shares of our common stock upon the consummation of our IPO. Conversions were to be effected on the same terms as those provided in the conversion agreement we entered into with Mr. Davis on June 18, 2014. We completed our IPO in July 2014.
On June 25 and 26, 2014, we issued demand promissory notes to Mr. Hanson and Mr. Davis in the amounts of  $225,000 and $25,000, respectively. The notes accrued simple interest at the rate of 10% per annum. In July 2014, the notes were repaid in full.
On March 18 and 23, 2015, we borrowed an aggregate amount of  $400,000 from Mr. Hanson and Mr. Davis ($200,000 from each) pursuant to demand promissory notes that we issued to them. The notes bore interest at the rate of 10% per annum and were due and payable on June 30, 2015. The notes were subsequently converted into shares of our Series C Convertible Preferred Stock.
On December 22, 2015, we borrowed $150,000 for working capital purposes from Mr. Hanson pursuant to a demand promissory note issued to Mr. Hanson. The note bears interest at the rate of 10% per annum and initially had a maturity date of June 30, 2016. On July 13, 2016, we amended the note, effective as of June 30, 2016, to extend the maturity date of the note from June 30, 2016 to January 31, 2017.
On January 29, 2016, we issued to Tiburon Opportunity Fund, L.P. a demand promissory note for a principal amount of  $150,000. The note was due and payable on February 29, 2016. In lieu of interest, we issued to Tiburon Opportunity Fund, L.P. a five-year cashless warrant to purchase 16,667 shares of our common stock at $4.94 per share. The note provided that if we failed to repay the note on the due date, and for every thirty days beyond the due date the note is outstanding, we would be required to issue to Tiburon Opportunity Fund, L.P. additional five-year cashless warrants to purchase 16,667 shares of our common stock at $4.94 per share at the end of each 30-day period. Because we failed to repay the note within the required 30-day period, we issued to Tiburon Opportunity Fund, L.P., on February 28, 2016, an additional warrant to purchase 16,667 shares of our common stock at $4.94 per share. On March 7, 2016, Tiburon Opportunity Fund, L.P. exercised the warrants for 33,334 shares of our common stock for proceeds of $164,500. We repaid the note in full on March 7, 2016. As consideration for the warrant being exercised on a cash basis, we issued to Tiburon Opportunity Fund, L.P. a five-year replacement warrant for the purchase of 16,667 shares of our common stock.
On February 1, 2016, we entered into a demand promissory note with Mr. Davis for a principal amount of  $150,000. In lieu of interest under the promissory note, we issued to Mr. Davis a five-year cashless warrant to purchase 16,667 shares of our common stock at $4.94 per share. Under the promissory note, we are required to issue to Mr. Davis, for each 30 days that the principal amount is outstanding, an additional warrant to purchase 16,667 shares of our common stock at $4.94 per share. The promissory note was originally due and payable on March 1, 2016, but on March 29, 2016 we extended the maturity date under the promissory note to January 31, 2017. As of June 30, 2016, we issued to Mr. Davis warrants to purchase a total of 83,334 shares of our common stock in connection with this promissory note.
On February 11, 2016, we entered into a demand promissory note with Mr. Hanson for a principal amount of  $75,000. In lieu of interest under the promissory note, we issued to Mr. Hanson a five-year cashless warrant to purchase 8,334 shares of our common stock at $4.94 per share. Under the promissory note, we are required to issue to Mr. Hanson, for each 30 days that the principal amount is outstanding, an additional warrant to purchase 8,334 shares of our common stock at $4.94 per share. The promissory note was originally due and payable on March 11, 2016, but on March 29, 2016 we extended the maturity date under the promissory note to January 11, 2017. As of June 30, 2016, we issued to Mr. Hanson warrants to purchase a total of 41,667 shares of our common stock in connection with this promissory note.
On May 9 and 10, 2016, we entered into two demand promissory notes in the principal amount of $250,000 each with Mr. Davis. Each promissory note accrues interest at the per annum rate of 10% and is payable upon the written demand of Mr. Davis. As an additional inducement to Mr. Davis to advance the amounts under each promissory note, we issued to Mr. Davis, under each promissory note, a warrant to acquire 5,000 shares of our common stock for each week the applicable note is outstanding. The warrants under the May 9th promissory note has an exercise price of  $4.05 per share and the warrants under the

May 10th promissory note has an exercise price of  $3.75 per share. If a promissory note is outstanding for more than 30 days, the amount of warrants are increased to from 5,000 to 6,667 shares per week. On May 24, 2016, we amended each warrant to increase the exercise price of the warrant to $4.94 per share.
On May 9, 2016, we entered into a promissory note for the principal amount of  $226,650 with Mr. Davis. The promissory note accrues interest at the per annum rate of 10% and is payable in six monthly installments of  $38,650 each, which includes interest. As an additional inducement to Mr. Davis to advance the amounts under the promissory note, we issued to Mr. Davis a warrant to acquire 22,665 shares of our common stock at an exercise price of  $4.05 per share. On May 24, 2016, we amended the warrant to increase the exercise price of the warrant to $4.94 per share.
On May 25, 2016, we borrowed $200,000 from Mr. Davis and issued to Mr. Davis a demand promissory note in the principal amount of  $200,000. The note did not bear interest and was payable on demand of Mr. Davis. We repaid this note in full on June 6, 2016.
   Outstanding Amounts Owed to Our Directors as of June 30, 2016
As of June 30, 2016, we owed our director, Mr. Hanson, an aggregate amount of  $2,141,579 (comprised of  $1,823,000 of principal and $318,579 of accrued interest).
As of June 30, 2016, we owed our director, Mr. Davis, an aggregate amount of  $343,643 (comprised of $339,492 of principal and $4,151 of accrued interest).
   Convertible Promissory Note and Warrant Issued to James L. Davis in July 2016
On July 13, 2016, we issued to James L. Davis a convertible promissory note in the principal amount of $360,000 and a warrant to purchase up to 20,000 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $300,000, paid by Mr. Davis in cash. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements.”)
   Convertible Promissory Note and Warrant Issued to Michael J. Hanson in July 2016
On July 14, 2016, we issued to Michael J. Hanson a convertible promissory note in the principal amount of  $240,000 and a warrant to purchase up to 13,334 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $200,000, paid by Mr. Hanson in cash. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements.”)
   Convertible Promissory Notes and Warrants Issued to Michael J. Hanson and James L. Davis in August 2016
On August 12, 2016, we entered into a securities purchase agreement with Michael J. Hanson and James L. Davis pursuant to which we issued to each of Messrs. Hanson and Davis a convertible note, due August 2017, in a principal amount of  $263,158 and warrants to purchase 42,674 shares of our common stock, subject to adjustments, in exchange for a purchase price of  $250,000 paid in cash by each such person. The notes are unsecured, do not bear any interest and are payable in full on August 12, 2017. Each of Messrs. Hanson and Davis may elect to convert the principal amount of the note issued to him into shares of our common stock at any time before August 12, 2017 at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of our common stock in our next underwritten public offering, which we expect will be this offering. We have the right to require each of Messrs. Hanson and Davis to convert the notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. We intend to exercise our conversion right upon the completion of this offering and the listing of our common stock on the Nasdaq Capital Market. The warrants issued to Messrs. Hanson and Davis have an exercise price of  $5.55 per share, subject to adjustments, and are exercisable for a five year period.
   Issuance of Promissory Note and Warrant to James L. Davis Related to Lease with KLC Financial, Inc. in August 2016
On August 1, 2016, James L. Davis entered into a financial lease with KLC Financial, Inc. to fund the purchase of certain licenses for our exclusive use and benefit. Pursuant to the financial lease, Mr. Davis is obligated to pay to KLC Financial, Inc. the sum of  $238,950, together with all accrued interest thereon, in six monthly installments of  $40,983 each, which includes interest and equates to an imputed interest rate of 13.875% per annum.
To ensure that Mr. Davis is kept whole from this arrangement, on August 22, 2016 we entered into an unsecured promissory note with Mr. Davis, pursuant to which we are obligated to pay to Mr. Davis the sum of  $238,950, together with all accrued interest thereon, in six monthly installments of  $40,983 each, which includes interest and equates to an imputed interest rate of 13.875% per annum. Unless Mr. Davis directs us to do otherwise in writing, we are required under the terms of this note to make the payments required under the note directly to KLC Financial, Inc. in satisfaction of our obligations to Mr. Davis under the note and Mr. Davis’ obligations to KLC Financial, Inc.
As consideration for Mr. Davis providing us with such support, on August 22, 2016 we also issued to Mr. Davis a warrant to purchase 24,000 shares of our common stock, subject to adjustments. The warrants issued to Mr. Davis have an exercise price of  $6.75 per share, subject to adjustments, and are exercisable for a five year period.
   Exercise of Warrants and Issuance of Replacement Warrants in September 2016
On September 15, 2016, we issued to:
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James L. Davis, (i) 50,608 shares of our common stock upon the exercise of outstanding warrants, in consideration for $250,004 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 55,669 shares of our common stock at an exercise price of  $4.94 per share;

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FLMM Ltd., (i) 30,365 shares of our common stock upon the exercise of outstanding warrants, in consideration for $150,003 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 33,402 shares of our common stock at an exercise price of  $4.94 per share; and

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Jon D. & Linda W. Gruber Trust, (i) 54,419 shares of our common stock upon the exercise of outstanding warrants, in consideration for $268,578 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 59,861 shares of our common stock at an exercise price of $4.94 per share.

Related-Person Transaction Policy
We currently do not have a formal written policy regarding related-person transactions. We do, however, follow the requirements of state law applicable to such transactions. For example, our Board of Directors does not take any action with respect to any related-person transaction unless and until all material facts concerning such related-person transaction are disclosed to our Board of Directors. In addition, no director is allowed to vote on any related-person transaction for which such director is the related-person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.
On August 19, 2016, our Board of Directors adopted a related-person transaction policy which will become effective from and after the time at which the registration statement of which this prospectus forms a part is declared effective by the SEC. The related-person transaction policy sets forth the policies and procedures for the review, approval and ratification of related-person transactions, and covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds the lesser of  $120,000 and one percent of the average of our total assets at year end for the last two completed fiscal years and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

DESCRIPTION OF SECURITIES
The following is a description of our capital stock and the material provisions of our Amended and Restated Certificate of Incorporation, Bylaws and other agreements to which we and our stockholders are parties, in each case upon the closing of this offering. The following is only a summary and is qualified by applicable law and by the text of the actual documents, copies of which are available as set forth under “Where You Can Find More Information.”
General
Immediately following the closing of this offering, our authorized capital stock will consist of 520,000,000 shares of capital stock, par value $0.0001 per share, of which 500,000,000 shares are authorized for issuance as common stock and 20,000,000 shares are authorized for issuance as undesignated preferred stock. As of June 30, 2016, there were issued and outstanding (i) 2,825,776 shares of common stock and (ii) 43,530 shares of Series C Convertible Preferred Stock.
Common Stock
Voting Rights.   The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.
Dividend Rights.   Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our Board of Directors out of our assets or funds legally available for such dividends or distributions.
Liquidation Rights.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
Conversion, Redemption and Preemptive Rights.   Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.
Preferred Stock
Under our Amended and Restated Certificate of Incorporation, our Board of Directors is authorized, subject to limitations prescribed by law, to issue shares of preferred stock in one or more series without further stockholder approval. The Board of Directors has discretion to determine the rights, preferences, privileges and restrictions of, including without limitation voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of our preferred stock. Accordingly, our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
The Series C Convertible Preferred Stock entitles its holders to a 10% per annum dividend, payable quarterly in cash or in additional shares of Series C Convertible Preferred Stock (or a combination of both) as determined by us, and subject to the provisions of the Delaware General Corporation Law. The Series C Convertible Preferred Stock will automatically convert into common stock upon the closing of this offering.
Warrants
As of June 30, 2016, there were warrants outstanding to purchase a total of 2,459,953 shares of our common stock, all of which expire between July 20, 2017 to June 10, 2021. Each of these warrants entitles the holder to purchase one share of common stock at prices ranging from $3.90 to $60.00 per share, with a weighted average exercise price of  $9.30 per share. Certain of these warrants have a net or non-cash exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations. Of the warrants outstanding as of June 30, 2016, warrants to purchase approximately 1,210,046 shares of our common stock contain full-ratchet anti-dilution provisions which require a reduction to the exercise price of these warrants in the event that we issue common stock, or securities convertible into or exercisable for common stock, at a price per share that is lower than the warrant exercise price.
Options
As of June 30, 2016, (i) stock options to purchase an aggregate of 290,380 shares of common stock were outstanding under our stock incentive plans and grants, (ii) 9,092 shares of our common stock reserved for future grants under our 2014 Stock Incentive Plan, and (iii) 600,000 shares of our common stock reserved for future grants under our 2016 Stock Incentive Plan. (See “Market for Our Common Stock and Related Stockholder Matters.”)
On July 16, 2016, our Board of Directors granted to Ruth Owades, our director, an option to purchase 8,000 shares of our common stock. The option grant was made under our 2016 Stock Incentive Plan. The option is exercisable at a per-share exercise price equal to $5.10 per share. One-third of the option grant was deemed to have vested on June 28, 2016 (being the date on which Ms. Owades joined our Board of Directors) and one-third of the option grant will vest on each of the first and second anniversary of such date, so long as Ms. Owades is serving as a director on such anniversary dates.
On August 17, 2016, our Board of Directors granted to each of Liyuan Woo, James J. Spencer and Robin S. O’Connell, our directors, an option to purchase 8,000 shares of our common stock. The option grants were made under our 2016 Stock Incentive Plan. The options are exercisable at a per-share exercise price equal to $7.85 per share. One-third of the option grants vested on August 17, 2016 (being the date on which such individuals joined our Board of Directors) and one-third of the option grants will vest on each of the first and second anniversary of such date, so long as the individual is serving as a director on such anniversary dates.
On September 13, 2016, our Board of Directors approved a grant of options to purchase an aggregate amount of 447,000 shares of our common stock to certain directors, officers and other associates under our 2016 Stock Incentive Plan. This grant is contingent and effective upon the consummation of this offering and the exercise price will be the public offering price per share in this offering. The options vest as to one-third on the date on which this offering is consummated and one-third on each of the first and second anniversary of such date, so long as the individual is employed by us or is serving as a director on such anniversary dates. As a result, upon the consummation of this offering, options to purchase 479,000 shares of our common stock will be outstanding under our 2016 Stock Incentive Plan, assuming no options outstanding under our 2016 Stock Incentive Plan as of September 15, 2016 are exercised prior to the consummation of this offering.
Certain Anti-Takeover Effects
Charter and Bylaw Provisions
Certain provisions set forth in our Amended and Restated Certificate of Incorporation and our Bylaws, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.
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Special Meetings of Stockholders.   Our Bylaws provide that special meetings of stockholders may be called only by a majority of the directors of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the Chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

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Advance Nominations for Directors and Meeting Proposals.   Our Bylaws provide advance notice procedures for stockholders seeking to nominate candidates for election as directors at any meeting of stockholders or proposing other business to be conducted at a meeting. Our Bylaws also specify certain requirements regarding the form and content of any such advance notice from a stockholder. These provisions may preclude our stockholders from making nominations for directors at our stockholder meetings.

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Blank Check Preferred Stock.   Our Amended and Restated Certificate of Incorporation contains provisions that permit us to issue, without any further vote or action by the stockholders, up to 20,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Delaware Takeover Statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation that is a public company from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that such stockholder becomes an interested stockholder, unless: (1) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
Section 203 of the Delaware General Corporation Law generally defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
Section 203 of the Delaware General Corporation Law generally defines “interested stockholder” to include, with respect to any company, any person (other than the company and any direct or indirect majority-owned subsidiary of the company) that (1) is the owner of 15% or more of the outstanding voting stock of the company, or (2) is an affiliate or associate of the company and was the owner of 15% or more of the outstanding voting stock of the company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person.
While the foregoing provisions of our Amended and Restated Certificate of Incorporation, our Bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the board, and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Nevertheless, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.
Transfer Agent and Registrar
Our transfer agent is Corporate Stock Transfer, Inc., located at 3200 Cherry Creek Drive S., Denver, Colorado 80209. The transfer agent’s telephone number is (303) 282-4800. The transfer agent is registered under the Exchange Act.

UNDERWRITING
Ladenburg Thalmann & Co. Inc. is acting as the sole book-running manager of this offering and as the representative of the underwriters (the “Representative”) named below. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus among us and the Representative, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the number of shares of common stock set forth opposite its name below.
Underwriters	Number of shares
Ladenburg Thalmann & Co. Inc.

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.
We have been advised by the underwriters that they propose to offer the common stock directly to the public at the assumed public offering price set forth on the cover page of this prospectus. The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. However, the underwriters are not obligated to purchase the shares of common stock covered by the over-allotment option described below.
No action has been taken by us or the underwriters that would permit a public offering of the shares in any jurisdiction where action for that purpose is required. None of the shares of common stock included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the shares of common stock being offered hereby be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the shares in any jurisdiction where that would not be permitted or legal.
The underwriters have advised us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.
Underwriting Discounts and Commissions
The following table shows the public offering price, underwriting discounts and commissions, and proceeds before expenses to us. The information assumes either no exercise or full exercise of the option we granted to the Representative to purchase additional shares.
Total
	Per share	No exercise	Full exercise
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate the total expenses payable by us for this offering to be approximately $1,635,000, which amount includes (i) up to $95,000 for the Representative’s out-of-pocket expenses ($80,000 of which has been paid in advance, subject to FINRA Rule 5110(f)(2)(C)), including but not limited to travel, databases, fees and disbursements of counsel, and of other consultants and advisors retained by the Representative and (ii) other estimated expenses of approximately $1,540,000 which includes legal, accounting, printing costs and various fees associated with the registration and listing of our shares.
We have also agreed, subject to certain conditions, to give the Representative a twelve month right of first refusal from the closing of the offering to act as an investment banker, financial advisor or similar professional in connection with a fairness opinion, valuation, recapitalization, capital raise, sale, business combination or similar transaction should the company require such services.
The securities we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.
Representative’s Warrants
In addition to the underwriting discount to be paid by us, we have agreed to issue to the Representative or its designees warrants to purchase the number of shares of our common stock that is equivalent to 3.0% of the number of shares of common stock sold in this offering, at an exercise price equal to 110% of the per share equivalent paid by the investors in this offering. The Representative’s warrants will have a term of exercise expiring five years from the effective date of the registration statement of which this prospectus is a part. Pursuant to FINRA Rule 5110(g), the Representative’s warrants and any shares issued upon exercise of the compensation warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:
•
by operation of law or by reason of reorganization of our company;

•
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•
if the aggregate amount of securities of our company held by the holder of the compensation warrants or related persons do not exceed 1% of the securities being offered;

•
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•
the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The Representative’s warrants are exercisable for cash or on a cashless basis. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price or underlying shares will also be adjusted for issuances of common stock at a price below the warrant exercise price. The warrants will also be entitled to certain registration rights for the life of the warrants.
Over-allotment Option
We have granted to the Representative an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to a number of additional shares of common stock equal to 15% of the number of shares of common stock sold in the primary offering. Any shares so purchased shall be sold at a price per share equal to the public offering price, less the underwriting discount. The Representative may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the over-allotment option, the underwriters will offer these shares of common stock on the same terms as those on which the other securities are being offered hereby.

Listing on the Nasdaq Capital Market
Our common stock is currently traded on the OTCQB Marketplace under the symbol “CAFN.” We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CAFN,” which listing we expect to occur upon consummation of this offering, at which time our common stock will cease to be traded on the OTCQB Marketplace. No assurance can be given that our application will be approved. This offering will only occur if Nasdaq approves the listing of our common stock on the Nasdaq Capital Market. If Nasdaq does not approve the listing of our common stock on the Nasdaq Capital Market, we do not intend to proceed with this offering.
Determination of Offering Price
The public offering price of our common stock offered by this prospectus has been determined by us and the underwriters and may bear no relation to our assets, book value, historical earnings or net worth, or any other accepted valuation criteria. No valuation or appraisal has been obtained in connection with this offering.
The public offering price of our common stock offered by this prospectus will be determined by negotiation between us and the underwriters based on many factors, including the price of our common stock on the OTCQB Marketplace during recent periods, our history, our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. It should be noted, however, that historically there has been a limited volume of trading in our common stock on the OTCQB Marketplace. Therefore, the price of our common stock on the OTCQB Marketplace during recent periods will only be one of many factors in determining the public offering price.
Accordingly, the assumed public offering price stated on the cover page of this prospectus should not be considered as an indication of the actual value of our common stock, which is subject to change as a result of market conditions and other factors. Neither we nor any of the underwriters can assure investors that, after this offering, an active trading market will develop for our common stock or that our common stock can be resold at or above the assumed public offering price.
Lock-up Agreements
Our officers and directors, and each of their respective affiliates, have agreed with the Representative to be subject to a lock-up period of 180 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer, sell, contract to sell, pledge, hypothecate or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such persons), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder with respect to, any shares of common stock of the company or any securities convertible into, or exercisable or exchangeable for shares of common stock, or publicly announce an intention to effect any such transaction. Certain limited transfers are permitted during the lock-up period. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans and other customary carve outs to be set forth in the underwriting agreement. The Representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.
Other Relationships
Upon completion of this offering, we have granted the Representative a right of first refusal to act as an investment banker, financial advisor or similar professional in connection with a fairness opinion, valuation, recapitalization, capital raise, sale, business combination or similar transaction should the company require such services. This right of first refusal extends for 12 months from the closing date of this offering. The terms of any such engagement of the Representative will be determined by separate agreement.

The company paid compensation to the Representative for services as a financial advisor in connection with its offerings of convertible notes and warrants, which closed on June 1, 2016 and June 9, 2016, respectively.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.
Stabilization, Short Positions and Penalty Bids
The underwriters may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:
•
Over-allotment transactions involve sales by the underwriters of securities in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, has a naked short position, the position can be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.
In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

SHARES ELIGIBLE FOR FUTURE SALE
There is not currently an established U.S. trading market for our common stock. Upon completion of this offering (at an assumed public offering price of  $7.00 per share), there will be approximately 5,325,776 shares of common stock issued and outstanding, assuming no warrants or options outstanding are exercised. Of these shares, we believe that approximately 3,575,388 would be freely transferable immediately. As of June 30, 2016, our executive officers and directors beneficially own 1,955,995 shares, which would be eligible for resale subject to the volume and manner of sale limitations of Rule 144 of the Securities Act and subject to the lock-up restrictions described below. In addition, as of June 30, 2016, 1,750,388 shares are “restricted securities,” as that term is defined in Rule 144, and are eligible for sale under the provisions of Rule 144.
The number of shares of our common stock outstanding after this offering is based on the number of shares outstanding as of June 30, 2016, as adjusted for the 1:15 reverse split of our outstanding shares of common stock which was implemented on July 27, 2016 and excludes:
•
290,380 shares of our common stock issuable upon exercise of outstanding stock options as of June 30, 2016;

•
32,000 shares of our common stock issuable upon exercise of outstanding stock options granted to our directors under our 2016 Stock Incentive Plan in July and August 2016;

•
447,000 shares of our common stock issuable upon exercise of stock options approved for grant by our Board of Directors on September 13, 2016 to certain directors, officers and other associates under our 2016 Stock Incentive Plan, which grant is contingent and effective upon the consummation of this offering;

•
121,000 shares of our common stock available for future grants under our 2016 Stock Incentive Plan as of September 15, 2016;

•
10,818 shares of our common stock available for future grants under our 2014 Stock Incentive Plan as of September 15, 2016;

•
2,901,833 shares of our common stock reserved for issuance under outstanding warrants as of September 15, 2016, with a weighted average exercise price of  $8.74 per share;

•
998,033 shares of our common stock issuable upon conversion of our Series C Convertible Preferred Stock as of August 31, 2016, which will occur upon the consummation of this offering; and

•
397,345 shares of our common stock issuable upon conversion of certain convertible notes (calculated based on the assumed public price of  $7.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus), which will occur upon the consummation of this offering.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of us, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then outstanding shares of common stock, or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales of shares held by our affiliates that are not “restricted” are subject to such volume limitations, but are not subject to the holding period requirement. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and availability of current public information about our company. A person who is not deemed to have been an affiliate of our company at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.
Notwithstanding the foregoing, the SEC by rule has prohibited the use of Rule 144 for resale of securities issued by a shell company (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we currently meet the foregoing conditions, as a result of this prohibition, holders of restricted securities of ours will be able to sell such securities pursuant to Rule 144 only as long as the foregoing conditions are met.
Following this offering, we cannot predict the effect, if any, that the availability for sale of shares held by our current stockholders will have on the market price from time to time. Nevertheless, sales by our current stockholders of a substantial number of shares of common stock in the public market could materially and adversely affect the market price for our common stock. In addition, the availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding stock options or warrants or conversion of convertible notes could materially adversely affect the market price of our common stock.
Lock-up Agreements
In connection with this offering, each of our directors and officers has entered into a lock-up agreement with the underwriters of this offering that restricts the sale of shares of our common stock by such person for a period of 180 days after the date of this prospectus without the prior written consent of Ladenburg Thalmann & Co. Inc. Upon the expiration of the lock-up period, substantially all of the shares subject to such lock-up restrictions will become eligible for sale, subject to the limitations discussed above (see “Underwriting—Lock-up Agreements”). Our directors and executive officers collectively beneficially own approximately 45.5% of our voting stock as of June 30, 2016, which includes (i) an aggregate of 483,287 issued and outstanding shares of our common stock, (ii) stock options to purchase an aggregate of 123,723 shares of our common stock, and (iii) warrants to purchase an aggregate of 900,345 shares of our common stock (see “Security Ownership of Certain Beneficial Owners and Management”).
Registration Rights
From March 31, 2016 through April 8, 2016, we entered into various agreements with purchasers of shares of our common stock which require us to register under the Securities Act the resale of such shares by such persons. These registration rights are generally subject to certain conditions and limitations, including our right to limit the number of shares included in any registration statement under certain circumstances. If we fail to file a registration statement in a timely manner, we will be required to issue to the applicable purchaser, upon our failure to timely file the registration statement and on each monthly anniversary thereof until the registration statement is filed, shares of our common stock in an amount equal to 1% of the aggregate subscription amounts paid by such purchaser under the agreement, up to a maximum aggregate amount equal to 6% of the aggregate subscription amounts paid by such purchaser under the agreement.
These agreements generally provide that we are not required to take any action to effect any such registration if we furnish to the applicable stockholder a certificate, signed by the Chairman of our Board of Directors, stating that in the good faith judgment of our Board of Directors it would be detrimental to us or our stockholders for a registration statement to be filed at such time, in which case our obligation to file a registration statement will be deferred for a period not to exceed 90 days from the date of such certificate. We are permitted to utilize this right of deferral only once. Due to this offering, our Board of Directors recently deferred our obligation to register the resale of shares of our common stock issued under these agreements for a period of 90 days from July 8, 2016. Shortly after the completion of this offering, we intend to file a registration statement with the SEC to register the resale of shares of our common stock currently held by, or issuable to, many of our securityholders.
On June 1, 2016 we entered into a securities purchase agreement with Columbus Capital pursuant to which we issued to Columbus Capital convertible notes, due June 1, 2017, in an aggregate principal amount of  $1,052,632 and warrants to purchase 170,698 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $1,000,000 paid in cash. Columbus Capital may elect to convert the principal amount of the notes into shares of our common stock at any time before June 1, 2017 at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of our common stock in our next underwritten public offering, which we expect will be this offering. We have the right to require Columbus Capital to convert the notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. We intend to exercise our conversion right upon the completion of this offering and the listing of our common stock on the Nasdaq Capital Market. The warrants issued to Columbus Capital have an exercise price of  $5.55 per share, subject to adjustments, and are exercisable for a five year period.
On August 11, 2016 we entered into a securities purchase agreement with Columbus Capital pursuant to which we issued to Columbus Capital convertible notes in an aggregate principal amount of  $526,315 and warrants to purchase 85,348 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $500,000 paid in cash by Columbus Capital. The notes are unsecured, do not bear any interest and are payable in full on August 11, 2017. Columbus Capital may elect to convert the principal amount of the notes into shares of our common stock at any time before August 11, 2017 at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of our common stock in our next underwritten public offering, which we expect will be this offering. We have the right to require Columbus Capital to convert the notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. We intend to exercise our conversion right upon the completion of this offering and the listing of our common stock on the Nasdaq Capital Market. The warrants issued to Columbus Capital have an exercise price of  $5.55 per share, subject to adjustments, and are exercisable for a five year period.
On September 15, 2016 we entered into securities purchase agreements with Alice Ann Corporation and Robert G. Allison pursuant to which we issued to Alice Ann Corporation and Robert G. Allison convertible notes in an aggregate principal amount of  $100,000 and warrants to purchase 16,218 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $95,000 paid in cash by Alice Ann Corporation and Robert G. Allison. The notes are unsecured, do not bear any interest and are payable in full on September 15, 2017. Alice Ann Corporation and Robert G. Allison may elect to convert the principal amount of the notes into shares of our common stock at any time before September 15, 2017 at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of our common stock in our next underwritten public offering, which we expect will be this offering. We have the right to require Alice Ann Corporation and Robert G. Allison to convert the notes into shares of our common stock at that conversion price if our common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. We intend to exercise our conversion right upon the completion of this offering and the listing of our common stock on the Nasdaq Capital Market. The warrants issued to Alice Ann Corporation and Robert G. Allison have an exercise price of  $5.55 per share, subject to adjustments, and are exercisable for a five year period.
Under each of our June 2016 and August 2016 agreements with Columbus Capital and our September 2016 agreements with Alice Ann Corporation and Robert G. Allison we are required to file with the SEC a registration statement covering the resale of the shares of our common stock issuable upon conversion of the notes and the exercise of warrants within 21 days after the completion of this offering, or 90 days following the date on which our current financing plan is terminated. We intend to file a registration statement with the SEC to register the resale of these shares under the Securities Act shortly after the completion of this offering. If we fail to file a registration statement in a timely manner, then (i) upon such failure and for each subsequent 30-day period for which a registration statement was not filed we are required to issue to Columbus Capital additional five-year warrants to purchase an aggregate of 12,802 shares of our common stock at an exercise price of  $5.55 per share and (ii) upon such failure we are required to issue to each of Alice Ann Corporation and Robert G. Allison additional five-year warrants to purchase an aggregate of 406 shares of our common stock at an exercise price of  $5.55 per share, and for each subsequent 30-day period for which a registration statement was not filed we are required to issue to each of Alice Ann Corporation and Robert G. Allison additional five-year warrants to purchase an aggregate of 2,632 shares of our common stock at an exercise price of  $5.55 per share.
We are generally required to pay all expenses incurred by us in connection with any registration described above, including all registration and filing fees, prospectus printing expenses (if required), fees and disbursements of our counsel and independent public accountants, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes and fees of transfer agents and registrars. The terms of these agreements generally also provide that, once a registration statement is declared effective by the SEC, we must use our best efforts to keep such registration statement continuously effective during the period beginning on its effective date until the earliest of  (i) such time as all of the applicable shares have been sold, (ii) at least two years have passed since the date we sold the applicable shares to the applicable purchaser, and (iii) such time as all the applicable shares may be sold under Rule 144 under the Securities Act.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Davies Ward Phillips & Vineberg LLP of New York, New York. Certain legal matters in connection with this offering will be passed upon on behalf of the underwriters by DLA Piper LLP of East Palo Alto, California.
EXPERTS
Our consolidated financial statements as of and for the years ended December 31, 2014 and 2015 included in this prospectus and in the related registration statement have been audited by Lurie, LLP, an independent registered public accounting firm. As indicated in their report with respect thereto, these financial statements are included in this prospectus in reliance upon the authority of such firm as experts in auditing and accounting, with respect to such report.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting and information requirements of the Exchange Act, and, as a result, we file annual, quarterly and current reports, and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC’s offices upon payment of fees prescribed by the SEC. The SEC maintains an Internet site that contains periodic and current reports, information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

CACHET FINANCIAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	As of
	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$260,366	$44,788
Accounts receivable, net	1,391,787	703,346
Deferred commissions	50,065	66,278
Prepaid expenses	1,023,593	285,640
TOTAL CURRENT ASSETS	2,725,811	1,100,052
PROPERTY AND EQUIPMENT, net	707,499	664,416
GOODWILL	204,000	204,000
INTANGIBLE ASSETS, net	397,072	631,636
DEFERRED COMMISSIONS	22,114	35,741
OTHER LONG TERM ASSETS	175,000	—
TOTAL ASSETS	$4,231,496	$2,635,845
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,766,813	$1,110,116
Accrued expenses	278,325	126,115
Accrued interest	862,899	631,611
Deferred revenue	765,374	890,186
Current portion of warrant liability	21,730	—
Current maturities of capital lease obligations	362,413	320,581
Current portion of long-term debt	5,582,897	4,768,257
TOTAL CURRENT LIABILITIES	9,640,451	7,846,866
CAPITAL LEASE, net of current maturities	246,517	270,855
LONG TERM DEBT, net of current portion	371,904	192,000
WARRANT LIABILITY, net of current portion	4,950,644	2,799,662
DEFERRED REVENUE	355,480	459,519
ACCRUED RENT	127,198	120,384
TOTAL LIABILITIES	15,692,194	11,689,286
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ DEFICIT
Convertible preferred stock, $.0001 Par Value, 20,000,000 shares authorized, 43,530 and 44,030 shares issued and outstanding	4	4
Common shares, $.0001 Par Value, 500,000,000 shares authorized, 2,825,776 and 2,318,139 shares issued and outstanding	283	232
Additional paid-in-capital	65,960,363	60,225,994
Accumulated deficit	(77,421,348)	(69,279,671)
TOTAL SHAREHOLDERS’ DEFICIT	(11,460,698)	(9,053,441)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$4,231,496	$2,635,845

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
REVENUE	$2,004,974	$1,001,251	$3,464,534	$2,006,690
COST OF REVENUE	1,457,905	975,284	2,608,488	1,868,193
GROSS PROFIT	547,069	25,967	856,046	138,497
OPERATING EXPENSES
Sales and Marketing	1,150,064	800,446	2,088,324	1,755,799
Research and Development	483,844	761,258	928,378	1,646,229
General and Administrative	1,019,352	925,390	2,055,296	1,999,428
TOTAL OPERATING EXPENSES	2,653,260	2,487,094	5,071,998	5,401,456
OPERATING LOSS	(2,106,191)	(2,461,127)	(4,215,952)	(5,262,959)
INTEREST EXPENSE AND OTHER NON-CASH FINANCING CHARGES	1,117,292	2,721,496	2,167,877	3,069,776
SHARE PRICE/CONVERSION ADJUSTMENT	—	2,278,986	—	2,119,465
MARK-TO-MARKET WARRANT AND DEBT EXPENSE	650,501	1,425,697	2,046,627	1,585,218
OTHER (INCOME) EXPENSE	(292,736)	—	(292,736)	14,375
NET LOSS	(3,581,248)	(8,887,306)	(8,137,720)	(12,051,793)
LESS: CUMULATIVE UNPAID PREFERRED DIVIDENDS	(117,809)	(33,778)	(232,751)	(33,778)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3,699,057)	$(8,921,084)	$(8,370,471)	$(12,085,571)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	2,797,555	1,630,999	2,627,357	1,441,836
Net loss per common share—basic and fully diluted	$(1.32)	$(5.47)	$(3.19)	$(8.38)
See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT
(Unaudited)
	Convertible Preferred Stock		Common Stock		Additional Paid-In- Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2015	44,030	$4	2,318,139	$232	$60,225,994	$(69,279,671)	$(9,053,441)
Conversion of preferred stock to common stock	(500)	—	10,132	1	(1)	—	0
Payment of preferred dividend paid with common stock	—	—	802	0	3,957	(3,957)	0
March 2016 equity offering, net of costs	—	—	245,226	25	1,204,568	—	1,204,593
Warrant exercises	—	—	192,510	19	932,073	—	932,092
Issuance of warrants and price adjustments	—	—	—	—	2,161,221	—	2,161,221
Conversion of warrant liability to Additional Paid-In-Capital	—	—	—	—	934,021	—	934,021
Issuance of common stock for professional services	—	—	31,000	3	172,048	—	172,051
Stock compensation expense	—	—	15,858	2	264,735	—	264,737
Issuance of common stock under Associate Stock Purchase Plan	—	—	12,109	1	61,747	—	61,748
Net loss	—	—	—	—	—	(8,137,720)	(8,137,720)
Balance, June 30, 2016	43,530	$4	2,825,776	$283	$65,960,363	$(77,421,348)	$(11,460,698)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	June 30, 2016	June 30, 2015
OPERATING ACTIVITIES
Net loss	$(8,137,720)	$(12,051,793)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount/amortization of financing costs	197,348	150,511
Change in fair value of warrant liability	3,106,733	2,646,170
Depreciation and amortization of intangibles	394,728	426,535
Stock compensation	308,222	154,308
Warrants and common stock issued for professional services	172,050	18,612
Amortization of deferred commissions	38,102	68,898
Debt/warrant inducement and share price adjustment	934,549	3,712,383
	(2,985,988)	(4,874,376)
Changes in operating assets and liabilities:
Accounts receivable	(863,441)	(314,220)
Deferred commissions	(8,262)	(26,076)
Prepaid and other expenses	(703,415)	85,995
Accounts payable	656,697	418,696
Accrued expenses	115,539	2,356
Accrued interest	231,288	93,985
Deferred revenue	(228,850)	110,837
Net cash used in operating activities	(3,786,432)	(4,502,803)
INVESTING ACTIVITIES
Purchase of fixed assets	(28,623)	(43,049)
Net cash used in investing activities	(28,623)	(43,049)
FINANCING ACTIVITIES
Proceeds from issuance of notes and warrants	3,050,000	750,000
Repayment of notes	(894,562)	(114,217)
Issuance of shares of common stock, net of costs	1,266,341	33,829
Warrants exercised	932,092	—
Issuance of shares of convertible preferred stock, net of costs	—	4,403,664
Payment of debt issuance costs	(166,837)	—
Repayment of capital lease	(182,089)	(49,099)
Proceeds from bank borrowing	69,088	113,339
Repayment of bank borrowing	(43,400)	(52,566)
Net cash provided by financing activities	4,030,633	5,084,950
NET INCREASE IN CASH AND CASH EQUIVALENTS	215,578	539,098
CASH AND CASH EQUIVALENTS
Beginning of period	44,788	112,221
End of period	$260,366	$651,319
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$46,067	$154,848
NON-CASH FINANCING TRANSACTIONS
Conversion of debt and interest to equity	—	752,000
Debt issuance costs in exchange for warrants	—	127,080
Capital lease obligations	209,162	837,722
Accounts payable cancelled	—	80,156
Fixed asset additions financed through capital lease	174,624	—
Common stock issued for preferred stock dividends	3,957	85,973
Conversion of warrant liability to additional paid-in-capital	435,681	420,090
Notes issued for capital lease obligation assumed by a director	226,650	—
See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.
Nature of Operations and Summary of Significant Accounting Policies

Nature of Business and Operations Overview
Cachet Financial Solutions, Inc. (the “Company” or “Cachet”) is a leading provider of software-as-a-service, or SaaS, financial technology, or fintech, solutions to the financial services industry. The Company provides traditional financial institutions and alternative financial service, or AFS, providers with innovative mobile and other solutions to enable them to offer a suite of leading-edge mobile financial services to their customers through the Internet, or cloud-based, access. As a SaaS provider, the Company develops, hosts and maintains software solutions that it licenses to its clients. The Company serves three primary markets in the United States: banks, credit unions and AFS providers, which includes providers of non-traditional banking services such as reloadable prepaid cards and check cashing services. In the future, the Company intends to expand outside of the United States, including Latin America and Europe, as opportunities present themselves.
The Company has been expanding its suite of available fintech solutions. One of the Company’s recent solutions, Select Mobile™ Money, is an award-winning prepaid mobile money platform that seamlessly links various mobile banking features with a prepaid debit card issued by financial institutions or AFS providers. This solution enables card users to conveniently manage their card accounts through an easy-to-use integrated mobile application, or app, with multiple features downloaded onto their smart phone or tablet and, by adding a suite of available mobile financial services linked to their card accounts, enhances the card’s usefulness and the cardholder’s mobile banking experience. For example, prepaid cardholders using the Company’s application may deposit paper checks and direct payroll deposits into their prepaid card account, access cash from their prepaid card account at any automated teller machine, or ATM, and check their prepaid card account balance and transaction history. The Company believes that its Select Mobile Money solution is setting the industry standard for reloadable prepaid mobile money solutions.
The Company’s Select Mobile Money solutions comprise two distinct mobile banking technology solutions: first, a white label mobile money platform for larger financial institutions and AFS providers that already have a reloadable prepaid card program and wish to enhance it by integrating a feature rich app; and second, an end-to-end reloadable prepaid card program, called Select Mobile Money-Express, or SMM-X, offered to all banks, credit unions and AFS providers of all sizes that would like to deploy a complete reloadable prepaid card program, comprising a prepaid debit card, an integrated mobile app and program management.
The Company’s business has historically focused on offering a full suite of consumer and business remote deposit check capture, or RDC, products that enable financial institutions to provide their customers with the ability to conveniently deposit their checks remotely anytime, anywhere. While the Company continues to offer these solutions, the Company recently expanded its focus to include prepaid mobile money solutions. The Company’s latest innovations are a mobile remote payment capture solution, which the Company calls Select Mobile™ NowPay, which enables enterprises to accept check payments submitted via their customers’ mobile devices, and the Company’s mobile account opening solution, which the Company calls Select Mobile™ Account Opening, which streamlines the account opening process by utilizing photo imaging to capture customer data and auto-populate an account opening application form for checking, savings, credit card and other types of accounts.
The Company’s business operations are conducted through its wholly owned subsidiary, Cachet Financial Solutions Inc., a Minnesota corporation (the “Subsidiary”). The Company was incorporated in Delaware in February 2010. In February 2014, the Company acquired the business of the Subsidiary, and changed its corporate name to “Cachet Financial Solutions, Inc.”
Basis of Presentation
The accompanying condensed consolidated financial statements of the Company included herein were prepared in accordance with accounting principles generally accepted in the United States of America

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(“GAAP”) for interim financial information and with the instructions to the Quarterly Report on Form 10-Q and Articles 8 and 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. The Subsidiary is the only entity with operational activity and therefore no intercompany transactions exist with the parent entity which would require elimination. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained within the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2015, filed with the SEC on April 14, 2016 (the “10-K”).
Certain prior period amounts have been reclassified to conform to the current period’s presentation. These reclassifications did not have an impact on reported net loss for any of the periods presented.
Capital Structure Change
On June 2, 2016, the board of directors of the Company (the “Board of Directors”) adopted resolutions approving and recommending to the Company’s shareholders to approve a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of outstanding shares of common stock of the Company within a range of one share of common stock for every five shares of common stock (1:5) to one share of common stock for every twenty-five shares of common stock (1:25) (the “Reverse Stock Split”), with the exact Reverse Stock Split ratio to be set within this range as determined by the Board of Directors in its sole discretion. The Reverse Stock Split was approved by the Company’s stockholders in June 2016. On July 13, 2016, the Board of Directors fixed the Reverse Stock Split ratio at 1:15. On July 25, 2016, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Reverse Stock Split became effective on July 27, 2016. As a result of the Reverse Stock Split, the Company’s historical financial statements have been revised to reflect share counts and per share data as if the Reverse Stock Split had been in effect for all periods presented.
Going Concern
The accompanying condensed consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. From inception to June 30, 2016, the Company has accumulated a deficit of approximately $77.4 million, and, as of June 30, 2016, current liabilities exceeded current assets by approximately $6.9 million. While the Company believes in the viability of its strategy to generate sufficient revenues and in the Company’s ability to raise additional funds through the completion of an underwritten public offering, there can be no assurance that the Company will be able to generate sufficient revenues or complete an underwritten public offering, raise anticipated proceeds, or that any other debt or equity financing will be available or, if available, that it will be available on terms acceptable to the Company. If the Company fails to complete an underwritten public offering or raise anticipated proceeds, the Company may not be able to continue operations.
In October 2015, the Company entered into a $10.0 million equity purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell and Lincoln Park is obligated to purchase, up to $10.0 million in shares, as described below, of the Company’s common stock, subject to certain limitations, from time to time, over the 36-month period commencing November 6, 2015, the date that the Company’s Registration Statement on Form S-1 was declared effective by the SEC. On July 1, 2016, the Company and Lincoln Park entered into a Mutual Termination and Release Agreement (the “Lincoln Park Termination Agreement”). See Note 13 “Subsequent Events.”
The Company is actively seeking additional sources of financing and has engaged in discussions with investment banking firms to assist in raising additional capital through the issuance of debt or equity, as well as the Company’s continued efforts to raise capital through the exercise of its existing warrants. Historically, the Company has demonstrated an ability to raise funds to support its business operations.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company believes, based on its current cash flow forecast, it has enough cash to continue operations until December 12, 2016, when certain debts mature.
Summary of Significant Accounting Policies
There have been no significant changes to the Company’s significant accounting policies during the six months ended June 30, 2016, other than the updates described below and in the subsequent notes. Further information regarding the Company’s significant accounting policies can be found in the 10-K.
Net Loss Per Common Share
Basic and diluted net loss per common share for all periods presented is computed by dividing the net loss attibutable to common shareholders by the weighted average common shares outstanding and common share equivalents, when dilutive. Potentially dilutive common share equivalents include common shares which would potentially be issued pursuant to stock warrants, stock options, convertible preferred stock and convertible note agreements. Common share equivalents are not included in determining the fully diluted loss per share if they are antidilutive.
The following table reflects the amounts used in determining loss per share:
	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net loss	$(3,581,248)	$(8,887,306)	$(8,137,720)	$(12,051,793)
Less: Cumulative unpaid preferred stock dividends	(117,809)	(33,778)	(232,751)	(33,778)
Net Loss attributable to common shareholders	(3,699,057)	(8,921,084)	(8,370,471)	(12,085,571)
Weighted average common shares outstanding	2,797,555	1,630,999	2,627,357	1,441,836
Net loss per common share—basic and diluted	$(1.32)	$(5.47)	$(3.19)	$(8.38)
The following potential common shares were excluded from the calculation of diluted loss per share from continuing operations and diluted net loss per share attributable to common shareholders because their effect would have been anti-dilutive for the periods presented:
	As of
	June 30, 2016	June 30, 2015
Convertible Preferred Stock	981,378	670,475
Stock Options	290,380	181,550
Warrants	2,459,953	1,615,617
	3,731,711	2,467,642

Fair Value of Financial Instruments
The Company uses fair value measurements to record fair value adjustments for certain financial instruments and to determine fair value disclosures. Warrants issued with price protection features are recorded at fair value on a recurring basis. The Company considers the carrying value of cash and cash equivalents, accounts receivable and accounts payable to approximate fair value due to the short maturity of these instruments. With respect to the determination of fair values of financial instruments, there are the following three levels of inputs:
Level 1 Inputs—Quoted prices for identical instruments in active markets.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Level 2 Inputs—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.
Level 3 Inputs—Instruments with primarily unobservable value drivers.
The warrants and conversion features that are carried at fair value are valued using level 3 inputs utilizing a Black-Scholes option pricing model under probability-weighted estimated outcomes.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates. Significant estimates include the Company’s ability to continue as a going concern, the allowance for doubtful accounts, assumptions used to value stock options and warrants, conversion incentive and share purchase price adjustment, and the value of shares of common stock issued for services.
Recent Accounting Pronouncements
On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” The core principle of the ASU is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration, or payment, to which the company expects to be entitled in exchange for those goods or services. The ASU may also result in enhanced disclosures about revenue. For public entities, the ASU was to be effective for annual reporting periods beginning after December 15, 2016. On July 9, 2015, the FASB voted to allow a one year deferral of the effective date to annual reporting periods beginning after December 15, 2017. The deferral permits early adoption, but does not allow adoption any earlier than the original effective date of the standard. The Company has not yet selected a transition method and is currently evaluating the impact this standard will have on the Company’s consolidated financial statements.
In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The amendments provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The standard will be effective for the Company on December 31, 2016. The adoption of this pronouncement may impact future assessment and disclosures related to the Company’s ability to continue as a going concern.
In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs,” which modifies the presentation of debt issuance costs in financial statements to present such costs as a direct deduction from the related debt liability rather than as an asset. The ASU became effective for public companies during interim and annual reporting periods beginning after December 15, 2015. The Company has adopted this ASU as of March 31, 2016 on a retrospective basis. Refer to Note 4 “Financing Arrangements” and Note 6 “Commitments and Contingencies” for further details.
In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities,” which requires that most equity instruments be measured at fair value, with subsequent changes in fair value recognized in net income. The pronouncement also impacts the financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. The ASU does not apply to equity method investments or investments in consolidated subsidiaries. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted and amendments to be applied as a cumulative-effect adjustment to the balance sheet in the year of adoption. The Company is currently evaluating the impact of the ASU on its consolidated financial statements and disclosures.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In February 2016, the FASB issued ASU 2016-02 “Leases,” which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new guidance requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months, regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard supersedes the previous leasing standard. The standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of the ASU on its consolidated financial statements and disclosures.
In March 2016, the FASB issued ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting.” This ASU affects entities that issue share-based payment awards to their employees. The ASU is designed to simplify several aspects of accounting for share-based payment award transactions, which include the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and forfeiture rate calculations. The revised guidance is effective for the reporting periods beginning after December 15, 2016. Early adoption is permitted in any interim or annual period. The Company is currently evaluating the impact of the ASU on its consolidated financial statements and disclosures.
In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses,” which introduces new guidance for the accounting for credit losses on instruments within its scope. The new guidance introduces an approach based on current expected credit losses (“CECL”) on certain types of financial instruments and expands disclosure requirements regarding an entities assumptions, models and methods for estimating CECL. Generally, the CECL and subsequent changes to the estimate will be reported in current earnings through an allowance on the consolidated balance sheets. The revised guidance is effective for reporting periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for reporting periods beginning after December 15, 2018. The Company is currently evaluating the impact of the ASU on its consolidated financial statements and disclosures.
2.
Prepaid Expenses

Prepaid expenses of approximately $1,024,000 and $286,000 as of June 30, 2016 and December 31, 2015, respectively, primarily consist of prepaid offering costs, licenses and maintenance fees, or deposits with, the providers of RDC software capabilities to the Company.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.
Property and Equipment

Property and equipment consists of the following:
	As of
	June 30, 2016	December 31, 2015
Computer equipment	$245,741	$227,206
Data center equipment	1,119,723	1,011,173
Purchased software	764,304	692,143
Furniture and fixtures	93,775	89,774
Leasehold improvements	75,103	75,103
Total property and equipment	2,298,646	2,095,399
Less: accumulated depreciation	(1,591,147)	(1,430,983)
Net property and equipment	$707,499	$664,416

Depreciation expense was approximately $81,000 and $85,000 for the three months ended June 30, 2016 and 2015, respectively, and approximately $160,000 and $132,000 for the six months ended June 30, 2016 and 2015, respectively.
4.
Financing Arrangements

The Company has obtained debt financing through bank loans, loans from directors and other affiliated parties and unaffiliated third party investors. Certain of the debt was issued with warrants that permit the investor to acquire shares of the Company’s common stock at prices as specified in the individual agreements. See Note 9 “Shareholders’ Deficit” for additional information regarding conversions of debt and accrued interest into common stock during the three and six months ended June 30, 2016 and 2015.
The following is a summary of debt outstanding as of the periods presented:
	As of
	June 30, 2016	December 31, 2015
Notes Payable to Directors and Affiliates	$2,162,492	$1,748,000
Convertible Term Loan, due December 2016, interest at 10%	2,300,000	2,300,000
Convertible Notes, due December 2016 and June 2017, interest 0%	650,126	—
Series Subordinated Note, due January 2016, interest at 12%	415,398	415,398
Notes Payable, due the earlier of raising $10 million in proceeds from private placements or August 2016, interest between 8.25% and 12%	67,082	74,486
Note Payable, due August 2021, interest 0%	192,000	192,000
Installment Note Payable—Bank	286,637	260,949
Total	6,073,735	4,990,833
Unamortized deferred financing costs	(118,934)	(30,576)
Total debt, net	5,954,801	4,960,257
Less: current portion of long-term debt	5,582,897	4,768,257
Long-term debt, net of current portion	$371,904	$192,000

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Future maturities of long-term debt at June 30, 2016 are as follows:
Six months ending December 31, 2016	$3,788,862
2017	1,968,386
2018	115,155
2019	9,332
2020	—
2021	192,000
Thereafter	—
$6,073,735

Notes Payable to Directors and Affiliates
On May 7, 2014, the Company entered into a $1.5 million line-of-credit agreement with Michael Hanson, a director of the Company (“Mr. Hanson”). The original terms of the line-of-credit agreement provided for a stated interest rate of 10% on the principal amount outstanding. There are no financial covenants associated with the line of credit. Through the second quarter of 2014, the Company had drawn down the entire $1,500,000 under this facility. On June 24, 2014, the Company entered into a letter agreement with two directors in which Mr. Hanson agreed to convert $500,000 of the principal related to the $1.5 million line-of-credit outstanding into 27,778 shares of common stock and also received five-year warrants to purchase 22,223 shares of the Company’s common stock at an exercise price of 125% of the IPO price or $28.20 per share. In addition, Mr. Hanson agreed to amend the repayment terms of the line-of-credit to occur on the earlier of  (a) raising an aggregate gross proceeds in one or more financing transactions (other than the IPO) of at least $10 million or (b) July 31, 2015. In July 2015, Mr. Hanson agreed to amend the repayment terms of the line-of-credit to occur on the earlier of  (a) raising aggregate gross proceeds in one or more financing transactions of at least $10 million or (b) December 31, 2015. In February 2016, Mr. Hanson agreed to amend the terms of the line-of-credit to extend the maturity date to January 31, 2017. The Company also agreed to make interest-only payments on June 30, 2016, September 30, 2016 and December 31, 2016. On July 7, 2016, the Company entered into an amendment #3 to borrowing agreement with Mr. Hanson in connection with this revolving line of credit note. Pursuant to that amendment, which is effective as of June 30, 2016, the parties agreed that the Company will make interest-only payments on January 31, 2017 and not on June 30, September 30 and December 31, 2016 as previously agreed upon. See Note 13 “Subsequent Events.” The interest-only payments are for interest accrued on the principal balance from February 1, 2016 to date of payment. The outstanding principal and accrued interest balance is due in full on January 31, 2017. The amount of principal owed under the $1.5 million line of credit as of June 30, 2016 and December 31, 2015 was $1,000,000 plus accrued interest of approximately $222,000 and $172,000, respectively.
As a result of the Company completing its IPO on July 14, 2014, the Company determined there was a beneficial conversion feature related to the $1.0 million outstanding balance of the line of credit which totaled $250,000. This amount was recorded as a discount to the debt and was amortized into interest expense through the amended maturity date of July 31, 2015. For the three and six months ended June 30, 2015, the Company recorded interest expense of approximately $62,000 and $125,000, respectively, related to the amortization expense associated with the beneficial conversion feature. The unamortized balance of the beneficial conversion feature as of June 30, 2015 was approximately $21,000.
On July 30, 2014, the Company entered into a financing commitment letter with Mr. Hanson and James L. Davis, a director of the Company (“Mr. Davis,” and collectively with Mr. Hanson, “Messrs. Davis and Hanson”) to lend the Company up to $2.5 million through December 31, 2014, bearing interest at 10%, and due January 31, 2015, which was later extended to January 31, 2016. The terms provided if any portion of the notes issued under the commitment letter were outstanding beyond January 31, 2015, the default interest rate would be adjusted to 18%. As of December 31, 2014, $350,000 was outstanding. In January

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2015, the Company received advancements totaling $350,000. On February 3, 2015, Mr. Hanson, converted $250,000 of the amount owed into 217,391 shares of Series B Convertible Preferred Stock (which Series B Convertible Preferred Stock was converted into common stock on February 27, 2015). Also in February 2015, the Company amended the terms of the commitment letter to extend the repayment of the outstanding principal balance owed as of that date of  $450,000 to January 31, 2016 at a rate of 10% per annum. As part of the amendment, the directors did not renew the remaining amount available under the original terms of the commitment letter. In June 2015, Mr. Hanson converted $102,000 of the amount owed into 1,020 shares of Series C Convertible Preferred Stock and also received a five-year warrant to purchase 15,533 shares of common stock at $7.22 per share (since adjusted to $4.94 per share). On October 23, 2015, the Company entered into an addendum to the financing commitment letter under which Mr. Hanson agreed to an additional advancement of  $250,000. In February 2016, the Company amended the terms of the commitment letter to extend the maturity date to January 31, 2017 and maintain the interest rate at 10%. The Company also agreed to make interest only payments on June 30, 2016, September 30, 2016 and December 31, 2016. On July 7, 2016, the Company entered into an addendum #4 to this commitment letter with Mr. Hanson. Pursuant to that addendum, which is effective as of June 30, 2016, the parties extended the payment date of the interest-only payments that were or will be due and payable on June 30, September 30 and December 31, 2016 to January 31, 2017. See Note 13 “Subsequent Events.” The interest-only payments are for interest accrued on the principal balance from February 1, 2016 to date of payment. The outstanding principal and accrued interest balance is due in full on January 31, 2017. The total principal amount outstanding under the commitment letter equaled $598,000 at June 30, 2016 and December 31, 2015 plus accrued interest of approximately $85,000 and $55,000, respectively.
In March 2015, the Company issued a total of  $400,000 of new demand promissory notes to Messrs. Davis and Hanson. The notes bore interest at a rate of 10% and were due June 30, 2015. In June 2015, the $400,000 of notes was converted into 4,000 shares of Series C Convertible Preferred Stock as part of the Series C preferred offering. Messrs. Davis and Hanson also received five year warrants to purchase 60,911 shares of common stock at $7.22 (since adjusted to $4.94) per share. On December 22, 2015, the Company issued a $150,000 demand promissory note to Mr. Hanson. The note bears an interest rate of 10% and was due on June 30, 2016. On July 13, 2016, the Company entered into an addendum #1 to this demand promissory note. Pursuant to that addendum, which is effective as of June 30, 2016, the parties extended the maturity date under the demand promissory note from June 30, 2016 to January 31, 2017. See Note 13 “Subsequent Events.”
In February 2016, the Company entered into a thirty-day note payable with Mr. Davis for $150,000 and Mr. Hanson for $75,000. Under the note agreements, in lieu of interest, the Company agreed to issue five-year cashless warrants to purchase 16,667 and 8,334 shares of common stock at $4.94 per share to Messrs. Davis and Hanson, respectively. Additionally, for each 30 days the principal amount is outstanding, the Company will issue the note holders an additional 16,667 and 8,334 warrants, respectively, with the same terms as described above. On March 29, 2016, both notes were amended to change the due dates of the principal amounts owed to January 11, 2017 and January 31, 2017, under Messrs. Hanson’s and Davis’ notes, respectively. Messrs. Davis and Hanson will continue to earn the warrants on a 30-day basis until the principal is repaid. As of June 30, 2016, Messrs. Davis and Hanson have received a total of 83,334 and 41,667 warrants, respectively.
On May 9, 2016, the Company entered into a promissory note agreement for $226,650 with Mr. Davis. The note accrues interest at the per annum rate of 10%. The note shall be repaid in six monthly installments of  $38,650, which includes interest. As an additional inducement to Mr. Davis to advance amounts under the note, the Company has agreed to issue to Mr. Davis a warrant to acquire 22,665 shares of the Company’s common stock at an exercise price of  $4.94 per share. As of June 30, 2016, the outstanding principal balance on the note was approximately $189,000.
On May 9, 2016, the Company entered into a demand promissory note agreement for $250,000 with Mr. Davis. The Company also entered into another demand promissory note for an additional $250,000 with Mr. Davis on May 10, 2016. Both demand promissory notes accrue interest at the per annum rate of

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10%. All principal and accrued but unpaid interest on the demand promissory notes will become payable upon the written demand of the lender. As an additional inducement to Mr. Davis to advance amounts under the notes dated May 9 and May 10, 2016, the Company has agreed to issue to Mr. Davis warrants to acquire 5,000 shares of the Company’s common stock at an exercise price of  $4.94 per share for each week the notes are outstanding. If a given note is outstanding for more than 30 days, the amount of each new warrant issuance shall increase to 6,667 shares per week. The Company repaid both notes in June 2016 and issued to Mr. Davis warrants to acquire a total of 53,334 shares of common stock.
On May 25, 2016, the Company borrowed $200,000 from Mr. Davis and issued to Mr. Davis a demand promissory note in the principal amount of  $200,000. The note did not bear interest and was payable on demand of Mr. Davis. The Company repaid this note in full on June 6, 2016.
On July 13 and 14, 2016, the Company issued to Messrs. Davis and Hanson, respectively, convertible promissory notes. See Note 13 “Subsequent Events.”
Convertible Term Loan, due December 2016
In December 2013, the Company entered into an agreement to issue convertible notes with Trooien Capital, LLC (the “Trooien Capital Note”) for a principal amount of up to $4 million. The proceeds of borrowings under the Trooien Capital Notes are expressly to be used to repay amounts owed under the Company’s senior secured note payable issued to another investor. Borrowings under the agreement bear interest at 10% and the note matures in December 2016. In the event of default, the interest rate increases by either 2% or 4%, depending on the nature of the default. Under the note agreement, the investor has the right, but not the obligation, to advance additional amounts up to the $4 million. The terms of the agreement originally provided that the lender could have multiple options for converting the Trooien Capital Notes at varying rates and times following the completion of a qualifying financing transaction. Depending on the timing of conversion, the holder could also receive warrants to purchase common stock. In addition to conversion of the Trooien Capital Notes, the holder has the right to request shares of common stock, rather than cash, as payment for interest. In May 2014 the Company agreed to include $356,616 in principal and accrued interest of convertible notes originally issued to its senior debt holder during the fourth quarter of 2014, due March 2015, under the terms of the Trooien Capital Note, due December 2016.
On May 12, 2014, the Company entered into an agreement to amend the conversion terms of the Trooien Capital Note, due December 2016 as follows:
First Conversion Right.   The holder had the right, at its election, to convert the principal and accrued interest of the note into common stock at a conversion rate equal to 90% of the price based on the terms outlined in the agreement. The first conversion right was extended for a period of 120 days following the closing date of the IPO, July 14, 2014. Upon the holder’s election to convert, the conversion price would have equaled 125% of the price at which the common stock was sold in the IPO. The first conversion right expired on October 11, 2014.
Second Conversion Right.   To the extent that the holder did not elect to exercise the First Conversion Right, then the holder has the right through the maturity date of the Note, December 2016, to convert the principal and accrued interest into common stock at a conversion rate equal to 125% of the price at which the common stock was sold in the IPO. Under the terms of this conversion agreement, the holder will receive 100% warrant coverage under the same terms provided pursuant to the First Conversion Right.
On June 18, 2014, the holder agreed to convert $1,000,000 of the then outstanding principal balance of $3,250,000 together with the accrued related interest into common stock upon the completion of the IPO based on the terms described above in the First Conversion Right. Upon completion of the Company’s IPO on July 14, 2014, the $1,000,000 of principal and $58,630 of accrued interest converted into 65,348 shares of common stock and the Company also issued to the investor a five-year warrant to purchase 65,348 shares of the Company’s common stock at an exercise price equal to 125% of the IPO price, or $28.13.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On or about May 24, 2016, Trooien Capital, LLC commenced legal action against the Company. See Note 6 “Commitments and Contingencies.” The balance of the note as of June 30, 2016 and December 31, 2015 was $2.3 million plus accrued interest of approximately $485,000 and $370,000, respectively.
Series Subordinated Note
The series subordinated note totaling $613,808 in principal and $100,745 of accrued interest as of December 31, 2014 was originally due in December 2014. In December 2014, the Company amended the terms of the note to include monthly installments of  $50,000 due December 2014 and an additional $50,000 due at the end of each following month through April of 2015, when the remaining principal balance and related accrued interest became due. In May 2015, the Company entered into an amendment of the note to extend the maturity date from April 30, 2015 to December 31, 2015. Under the amended note, the Company was required to make monthly payments of  $50,000 beginning May 31, 2015 and continuing to December 31, 2015, at which time any remaining principal and unpaid accrued interest would become due. As of October 31, 2015, the Company had not paid the $50,000 monthly installments since August 2015. On November 2, 2015, the Company renegotiated the terms of the note. Under the amended terms, payments of  $30,000 were due on each of November 15, 2015, December 15, 2015 and January 15, 2016, with the remaining balance of accrued, unpaid interest and principal due on January 31, 2016. As of June 30, 2016, the Company has not paid the $30,000 monthly installments since December 2015. On March 31, 2016, the holder of the note commenced legal action against the Company. See Note 6 “Commitments and Contingencies.” The principal balance on the note as of June 30, 2016 and December 31, 2015 was $415,398. The accrued interest owed as of June 30, 2016 and December 31, 2015 was approximately $27,000 and $2,000, respectively.
Notes Payable, due April 2016
In January 2014, the Company assumed notes payable totaling $74,486 in connection with the reverse merger transaction pursuant to which the Company acquired the Subsidiary (the “Merger”). The original terms of the notes required repayment on the earlier of January 31, 2016 or the date the Company completed a business combination with an operating company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company. The reverse merger was completed in February 2014, and the terms of the note were amended to state that the principal and related accrued interest is due the earlier of January 31, 2016 or the date the Company completes one or more private placements of debt or equity securities resulting in aggregate proceeds of  $10,000,000. In March 2016, the Company repaid one of the notes with a principal and accrued interest balance totaling approximately $3,500 and amended all other notes to change the earlier of date from January 31, 2016 to April 30, 2016. A warrant for the issuance of 5,000 shares with an exercise price of  $5.25 was issued in consideration for the note extensions. In May 2016, the Company modified the remaining notes and extended the maturity date of the notes to August 2016. In June 2016, the Company repaid two other notes with a principal and accrued interest balance totaling approximately $7,000. As of June 30, 2016 and December 31, 2015, the principal amount of the notes totaled approximately $67,000 and $74,000, respectively and had accrued interest of approximately $28,000.
Note Payable, due August 2021
In August 2014, the Company entered into a 0% interest $192,000 note payable to the State of Minnesota as part of an Angel Loan program fund. There are no financial loan covenants associated with the loan, which has a maturity date of August 2021. The loan contains a provision whereby if the Company transfers more than a majority of its ownership, the loan becomes immediately due, along with a 30% premium amount of the principal balance. In addition, if the Company is more than 30 days past due on any payments owed under the loan, the interest rate increases to 20% per annum.
Installment Note Payable—Bank
In April 2015, the Company entered into a new installment note with a bank for approximately $330,000. The Company received the net amount between a previous note and the new note, or $113,000,

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

which was primarily used for working capital purposes. The new note bore interest at the prime rate plus 1%, but not less than 5%. The note was due on demand; if no demand was made then the note was due in monthly payments of  $9,903 from May 2015 through May 2018. Borrowings remained secured by substantially all of the Company’s property and are guaranteed by three of the Company’s directors. In January 2016, the Company entered into a new installment note replacing the above mentioned note. The balance of the existing note totaled approximately $261,000, while the new note was issued for approximately $330,000. The Company received the net amount between the two notes, or $69,000, which was primarily used for working capital purposes. The new note bears interest at the prime rate plus 1%, but not less than 5%. The note is due in monthly payments of  $9,901 from February 2016 through January 2019. The principal balance as of June 30, 2016 and December 31, 2015 was approximately $287,000 and $261,000, respectively.
Convertible Notes—Issued June 2016
On June 1, 2016, the Company issued to Columbus Capital Partners, L.P. and Columbus Capital QP Partners, L.P. (collectively, “Columbus Capital”) convertible notes, due June 1, 2017, in an aggregate principal amount of  $1,052,632 and warrants to purchase 170,698 shares of its common stock, subject to adjustments, in exchange for an aggregate purchase price of  $1,000,000 paid in cash. The Columbus Capital notes are unsecured, do not bear any interest and are payable in full on June 1, 2017. Columbus Capital may elect to convert the principal amount of the notes into shares of the Company’s common stock at any time before June 1, 2017 at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of the Company’s common stock in its next underwritten public offering. The Company has the right to require Columbus Capital to convert the notes into shares of its common stock at that conversion price if the Company’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The warrants issued to Columbus Capital have an exercise price of  $5.55 per share, subject to adjustments, and are exercisable for a five year period. In addition, under the Company’s agreement with Columbus Capital, it is required to file with the SEC a registration statement covering the resale of the shares of its common stock issuable under the notes and the warrants within 21 days after the offering, or 90 days following the date on which the Company’s current financing plan is terminated. If the Company fails to file a registration statement in a timely manner, it will be required to issue to Columbus Capital additional warrants to purchase shares of its common stock.
On June 9, 2016, the Company agreed to issue to each of Old Main Capital, LLC, River North Equity, LLC, Kodiak Capital Group, LLC, and DiamondRock, LLC a convertible note in the principal amount of up to $450,000 and a warrant to purchase up to 75,000 shares of its common stock, subject to adjustments, in exchange for an aggregate purchase price of  $375,000, payable by each investor in two tranches. On June 9, 2016 each investor funded the first tranche of this investment, an amount equal to $250,000 of the purchase price in cash, except Old Main Capital funded $225,000 in cash since Old Main Capital was entitled to deduct $25,000 of the proceeds for legal expenses of the investors (which were funded by the Company). The first tranche represents two-thirds of the entire investment. Subject to the mutual consent of the investor and the Company, each investor may fund the second tranche, which is the remaining $125,000 out of the $375,000 purchase price, which represents one-third of the entire investment. As a result of funding the first tranche, the Company received aggregate gross proceeds of  $1,000,000 (net proceeds of  $975,000 after deducting $25,000 for legal fees of the investors) and, excluding the 20% premium payable upon repayment of each of the notes discussed below, the current outstanding principal amount under each note is $300,000, or the aggregate principal amount owed under all of the notes is $1,200,000. In addition, as a result of funding the first tranche on June 9, 2016, a warrant to purchase 50,000 shares of the Company’s common stock was issued to each investor, or collectively warrants to purchase an aggregate of 200,000 shares of the Company’s common stock were issued. A warrant to purchase the remaining 25,000 shares of the Company’s common stock will be deemed issued on the date of funding the second tranche, should the second tranche be funded. Each warrant has an exercise price of $6.00 per share (subject to adjustments) and is exercisable for a five year period.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The notes do not bear any interest, other than during an event of default (in which case default interest at a rate of 24% per annum is applicable). Each tranche funded under a note is due and payable in full six months after the date of funding. In addition to providing three days advance written notice to an investor, under the terms of each note upon repayment of the note (including on the maturity date), the Company is obligated to pay a 20% premium on the then outstanding principal and any accrued default interest then due on the note, which in the aggregate is equal to 120% of the then outstanding principal and any accrued default interest then due on the note.
The investor cannot convert the note during the three day advance notice period prior to repayment unless an event of default has occurred under the note and at least six months and three days have elapsed since the issuance date of the note. Under the terms of each note, an event of default will occur if the Company fails to repay the note in its entirety at 120% of the then outstanding principal amount and any then accrued default interest with the proceeds received from the Company’s next underwritten offering of $5,000,000 or more that is completed on or after June 9, 2016. Therefore, the Company will be required to pay off all these notes in their entirety at 120% of the then outstanding principal and any accrued default interest with the proceeds received from a future offering. The Company intends to use a portion of the net proceeds received from a future offering to repay all amounts outstanding under all these notes which, with respect to the first tranche only, is currently an aggregate amount equal to $1,440,000 after giving effect to the 20% premium described above and assuming no event of default occurs. The repayment terms described above are also applicable to any additional amounts advanced by the investors to the Company in any subsequent tranche of funding under the notes. Therefore, if the second tranche is funded in its entirety, the Company will use $2,160,000 of the proceeds of a future offering to repay the entire amounts outstanding under these notes after giving effect to the 20% premium described above and assuming no event of default occurs. If an event of default occurs under the note and, to the extent the Company has a three calendar day cure period for such event of default under the note, the Company fails to cure such default within three days, at the investor’s election, the note shall accelerate and become immediately due and payable in full in cash, at the mandatory default amount, which is equal to 120% multiplied by the total amount then outstanding under the note, and thereafter interest on the note shall accrue at the lesser of 24% per annum and the maximum rate permitted under applicable law. If an event of default occurs under the note, each investor may elect to convert the note into shares of the Company’s common stock at any time following six months and three days after June 9, 2016, and the conversion price per share is equal to 60% of the lowest volume weighted average price of the Company’s common stock during the 21 consecutive trading days immediately preceding the conversion date.
On June 9, 2016, the Company also entered into a registration rights agreement with each investor, which provides that if the convertible note is not repaid in full on or before the maturity date applicable to the tranche funded and the Company proposes to file a registration statement under the Securities Act at any time on or after that maturity date, then the Company is required to offer to each investor the opportunity to register the shares of common stock into which the applicable convertible note is convertible. The registration rights do not apply to certain types of registration statements filed by the Company, which are excluded from this requirement.
For accounting purposes, the Company accounts for the debt, warrants and conversion features using an allocation process. As a result, the reported amount of the debt has been reduced and will be accreted to face value through the maturity date.
Demand Promissory Note
On January 29, 2016, the Company issued to Tiburon Opportunity Fund, L.P. a demand promissory note for a principal amount of  $150,000. The note was due and payable on February 29, 2016. In lieu of interest, the Company issued to Tiburon Opportunity Fund, L.P. a five-year cashless warrant to purchase 16,667 shares of the Company’s common stock at $4.94 per share. The note provided that if the Company failed to repay the note on the due date, and for every thirty days beyond the due date the note is outstanding, the Company would be required to issue to Tiburon Opportunity Fund, L.P. additional

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

five-year cashless warrants to purchase 16,667 shares of the Company’s common stock at $4.94 per share at the end of each 30-day period. Because the Company failed to repay the note within the required 30-day period, the Company issued to Tiburon Opportunity Fund, L.P., on February 28, 2016, an additional warrant to purchase 16,667 shares of the Company’s common stock at $4.94 per share. On March 7, 2016, Tiburon Opportunity Fund, L.P. exercised the warrants for 33,334 shares of the Company’s common stock for proceeds of  $164,500. The Company repaid the note in full on March 7, 2016. As consideration for the warrant being exercised on a cash basis, the Company issued to Tiburon Opportunity Fund, L.P. a five-year replacement warrant for the purchase of 16,667 shares of our common stock.
Other Information Regarding Debt
The prime interest rate was 3.50% at June 30, 2016 and December 31, 2015.
As a result of either the short term duration or recency of its financings or refinancings, the Company believes that the fair value of its outstanding debt approximates market value.
5.
Employee Benefit Plan

The Company has a defined contribution 401(k) saving plan covering all employees satisfying certain eligibility requirements. The plan permits, but does not require, contributions by the Company. The Company did not make any contributions for the three and six months ended June 30, 2016 and 2015.
6.
Commitments and Contingencies

Operating Leases
The Company leases approximately 22,000 square feet of office space in Chanhassen, Minnesota. The lease commenced on May 1, 2012 and originally extended through August 31, 2016. In August 2015, the Company amended the terms of the lease agreement to extend the term through January 2022. In addition to the office space, the Company leases certain office furniture and equipment under operating leases through November 2018. The Company has two vehicles on 36-month leases which commenced in January and June 2015, respectively. The Company also entered into a lease agreement in April 2014 for a total of 1,812 square feet of office space in Dallas, Texas related to the employees retained as part of its acquisition of Select Mobile Money. The lease commenced on May 1, 2014 and extends through June 30, 2017. The Company has sub-leased the Dallas, Texas office space, commencing on November 19, 2015 and expiring on June 30, 2017. Rent expense under all leases for the three and six months ended June 30, 2016 was approximately $107,000 and $236,000, respectively, and approximately $126,000 and $253,000, respectively, for the three and six months ended June 30, 2015.
The Company’s headquarters office space lease calls for rent increases over the term of the lease. The Company records rent expense on a straight line basis using average rent for the term of the lease. The excess of the expense over cash rent paid is shown as accrued rent.
The Company also has various computer leases with three year terms. The Company is recording the expense on a monthly basis.
Total future minimum contractual lease payments for all operating leases are as follows:
Six months ending December 31, 2016	$178,742
2017	292,245
2018	241,894
2019	241,275
2020	247,726
Thereafter	276,563
$1,478,445

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Capital Leases
The Company entered into a master capital lease arrangement with one of its directors from March 2015 to November of 2015 for certain computer equipment and software licenses with an imputed interest rate ranging from 3.8% to 18% per year. The total cost, net of accumulated amortization included in property and equipment as of June 30, 2016 and December 31, 2015 totaled approximately $562,000 and $501,000, respectively.
The Company also entered into a capital lease with a third-party leasing company, which was co-guaranteed by one of its directors, for prepaid software licenses totaling approximately $253,000. The lease carries an imputed interest rate of 10% per year and requires monthly payments of  $10,759 per month through July 2017.
Future lease payments under capital leases are as follows:
Six months ending December 31, 2016	$233,389
2017	374,506
2018	80,103
2019	32,730
2020	2,836
Total payments	723,564
Less: portion representing interest	(11,827)
Principal portion	711,737
Less: unamortized deferred financing costs	(102,807)
Capital lease balance	608,930
Less: current maturities of capital lease obligations	(362,413)
Capital lease, net of current maturities	$246,517

In February 2015, the Company entered into an agreement with Mr. Davis, which guarantees financial responsibility for the obligations under the terms of a lease arrangement which he entered into on behalf of the Company. In addition, the Company entered into an agreement with Mr. Davis which provides for the same lease terms as he entered into on behalf of the Company. The three-year lease agreement provides financing for up to $500,000 of computer equipment the Company procured for its data centers to accommodate the overall increase in transactions and ensure it is able to meet customer uptime requirements. As consideration to the director for entering into the lease, the Company issued the director a five-year warrant to purchase up to 27,175 shares of common stock at $17.25 per share. The warrant was 100% vested and exercisable upon issuance. In June 2015, Mr. Davis provided his personal guarantee as part of the lease the Company entered into with a third-party leasing company totaling approximately $242,000. As consideration to Mr. Davis for providing his personal guarantee, the Company issued Mr. Davis a five-year warrant to purchase up to 16,127 shares of common stock at $6.60 per share in June 2015. The warrant was 100% vested and exercisable upon issuance. The Company amortizes the fair value of the warrants over the term of the leases.
Litigation
An entity named Cachet Banq contacted the Company in December 2010 relative to their U.S. Trademark Registration No. 2,857,465 (registered on June 29, 2004) for the standard character mark CACHET covering “financial services, namely automated clearing house processing services for the payroll service industry.” Cachet Banq has alleged that the Company’s use of  “CACHET” infringes on their federal trademark registration. On March 4, 2013, Cachet Banq filed a trademark infringement lawsuit against the Company in the United States District Court for the Central District of California. The parties filed cross motions for summary judgment. The initial brief was filed on May 30, 2014, replies were filed on June 26, 2014 and the court took these motions under advisement on July 8, 2014. The Company has denied that its use of the character mark CACHET infringes on Cachet Banq’s purported rights in their mark, and will

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

vigorously defend this and any similar claims made by Cachet Banq in the future. On September 21, 2015, the Court issued an order (1) granting Cachet Banq’s motion for summary judgment, (2) denying the Company’s motion for summary judgment, and (3) ordering the parties to submit memoranda regarding remedies. Following briefing in the Fall of 2015, the Court granted an additional period for discovery regarding remedies and ordered that the parties submit additional briefs on remedies. The discovery was completed and all additional briefing was submitted to the Court by April 19, 2016. In its memorandum to the Court, Cachet Banq stated that it is not presently seeking any monetary damages and is only seeking an injunction and their attorney’s fees. The parties are currently awaiting the Court’s decision on remedies. In any event, the Company believes that the Court’s order granting Cachet Banq’s motion for summary judgment was in error, and plans to appeal its decision. The Company’s insurance covered much of its legal fees related to this litigation and its legal team agreed to write-off certain accounts payable owed by the Company in excess of the insurance proceeds received. As a result, the Company recognized other income of approximately $293,000 for the three and six months ended June 30, 2016.
On March 31, 2016, the holder of the Company’s series subordinated note referred to in Note 4 “Financing Arrangements” commenced an action against the Company in Hennepin County Court in the State of Minnesota alleging that the Company breached the terms of the note and is seeking to collect alleged amounts due and owing under the note. The holder of the note alleges that the Company is in default and the Company owes the note holder $694,869 plus interest and assessments accruing after April 1, 2016. The dispute centers on the note holder’s interpretation of the agreement. Based on the note holder’s interpretation of the agreement, the note holder seeks an extraordinary amount in alleged liquidated damages (approximately $300,000 on an outstanding debt of approximately $415,000). The Company disputes the allegations of the note holder and intends to vigorously defend the claim. Among other things, the Company contends the note holder’s interpretation is unenforceable under Minnesota law. The note holder recently moved for summary judgment and a hearing on that motion was held on August 9, 2016 before the Fourth Judicial District in Hennepin County in Minnesota where the Court heard both arguments and took the motion under advisement. As of August 15, 2016, the Court has not yet rendered its decision on the motion. The alleged default could subject the Company to claims of default or cross default by the Company’s other lenders. At this time no other lender has asserted such a claim. As of June 30, 2016, the Company had recorded approximately $415,000 of outstanding debt and approximately $27,000 of accrued interest related to this note.
On or about May 24, 2016, the Company received notice from Trooien Capital alleging that the Subsidiary has not made interest payments in accordance with the terms of the loan and security agreement entered into by the Subsidiary and Trooien Capital on December 12, 2013 and that, as a result of such alleged breach, all outstanding amounts under that agreement are accelerated. The Company disputes Trooien Capital’s claim because the Subsidiary has been accruing interest expense in accordance with the terms of the agreement for more than two years and Trooien Capital has not objected to that practice. On or about May 27, 2016, the Subsidiary filed a verified complaint with the Fourth District Court of Hennepin County in Minnesota naming Trooien Capital as a defendant and seeking a declaratory judgment against Trooien Capital with respect to this claim. On June 13, 2016, Trooien Capital answered the Company’s complaint and asserted counterclaims. On June 20, 2016, Trooien Capital moved to appoint a receiver for the Company. On June 30, 2016, the Company filed a notice of motion and motion to dismiss a portion of the counterclaims. On July 19, 2016, the Company filed with the Fourth District Court of Hennepin County in Minnesota a memorandum of law and supporting documents requesting that the Court deny Trooien Capital’s motion to appoint a receiver for the Company. The Company believes that Trooien Capital’s claim is inconsistent with the loan and security agreement and the parties’ conduct during the two years since the Subsidiary entered into that agreement. The Company also believes that Trooien Capital’s motion and the remedy sought lacks sufficient evidence and factual support under the applicable legal standard. The Company also believes that Trooien Capital’s motion failed to establish, by clear and convincing evidence, that the appointment of a receiver is necessary. The Company intends to vigorously oppose the motion to appoint a receiver. A hearing in the Fourth Judicial District in Hennepin County in Minnesota is currently scheduled for October 18, 2016.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Financial Service Agreements
In August 2015, the Company entered into an agreement with a firm to provide investor relations and financial advisory services. The initial six month term of the agreement required the issuance of 26,667 shares of the Company common stock and payments totaling $30,000. After the initial six month term, the Company has the option to extend for an additional six months which would require issuing the firm an additional 26,667 shares of common stock and payment totaling $30,000. In February 2016, the Company renewed the services agreement and issued the firm an additional 31,000 shares of the Company’s common stock for another six months of investor relations and financial advisory services.
In January 2016, the Company entered into an agreement with an independent contractor to provide investor relations, capital raising services and other consulting duties. The agreement requires annual compensation for services of  $100,000 as well as discretionary bonuses paid in cash or stock based on the consultant’s ability to complete particular projects for the Company. The term of this agreement is for 12 months commencing on January 1, 2016. The agreement is cancelable by either party with a 30-day notice.
7.
Income Taxes

The Company has not recorded a current or deferred tax provision for the three and six months ended June 30, 2016 or 2015 due to the Company’s net losses and the uncertainty of realization of any related tax benefit in the future.
The Company recognizes tax liabilities for uncertain income tax positions based on management’s estimate of whether it is more likely than not that additional tax will be required to be paid. The Company had no uncertain tax positions as of June 30, 2016 or December 31, 2015. It is the Company’s practice to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense. The Company does not expect any material changes in uncertain tax positions over the next twelve months.
8.
Goodwill and Finite Life Intangible Assets

The Company assesses the carrying amount of its goodwill for potential impairment annually or more frequently if events or a change in circumstances indicate that impairment may have occurred. The Company performs an impairment test for finite-lived assets, such as intangible assets, and other long-lived assets, such as fixed assets, whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.
The Company has only one operating and reporting unit that earns revenues, incurs expenses and makes available discrete financial information for review by the Company’s chief operating decision maker. Accordingly, the Company completes its goodwill impairment testing on this single reporting unit.
In conducting the annual impairment test of the Company’s goodwill, qualitative factors are first examined to determine whether the existence of events or circumstances indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, a two-step impairment test is applied. In the first step, the Company calculates the fair value of the reporting unit and compares that amount with the reporting unit’s carrying amount, including goodwill. If the carrying amount exceeds the fair value, the Company performs the second step of measuring the amount of the goodwill impairment loss, if any, by comparing the implied fair value of the reporting unit’s goodwill to the carrying amount of goodwill. This requires performing a hypothetical application of the acquisition method to determine the implied fair value of goodwill after measuring the reporting unit’s identifiable assets and liabilities.
Goodwill was $204,000 as of June 30, 2016 and December 31, 2015. The Company conducted its annual goodwill impairment test as of December 31, 2015 and determined there to be no indication of impairment related to the Company’s goodwill. The Company will continue to monitor conditions and changes that could indicate an impairment of goodwill.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2016, the Company determined that no triggering events had occurred since December 31, 2015 and that the Company’s finite-lived assets and long-lived assets were not impaired.
Identified intangible assets are summarized as follows:
	Amortizable Period (years)	June 30, 2016
		Gross Assets	Accumulated Amortization	Net Assets
Customer Contracts	3–5	$783,631	$(591,933)	$191,698
Proprietary Software	3	917,000	(711,626)	205,374
Total identified intangible assets		$1,700,631	$(1,303,559)	$397,072

	Amortizable Period (years)	December 31, 2015
		Gross Assets	Accumulated Amortization	Net Assets
Customer Contracts	3–5	$783,631	$(510,201)	$273,430
Proprietary Software	3	917,000	(558,794)	358,206
Total identified intangible assets		$1,700,631	$(1,068,995)	$631,636

Amortization expense for identified intangible assets is summarized below:
	Three Months Ended		Six Months Ended		Statement of Operations Classification
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Customer Contracts	$40,865	$70,833	$81,732	$141,666	Cost of Revenue
Proprietary Software	76,416	76,416	152,832	152,832	Cost of Revenue
Total amortization on identified intangible assets	$117,281	$147,249	$234,564	$294,498

Based on the identified intangible assets recorded at June 30, 2016, future amortization expense is expected to be as follows:
Six months ending December 31, 2016	$234,566
2017	114,429
2018	38,461
2019	9,616
$397,072

9.
Shareholders’ Deficit

Convertible Preferred Stock
During 2014, the Company issued 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 148,647 shares of its common stock at a per-share price of  $30.00 (since adjusted to $4.94 per share). Net proceeds to the Company after offering costs were $3.0 million. During the first quarter of 2015, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 600 shares of its common stock at a per-share price of  $30.00 (since adjusted to $4.94 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

to purchase an aggregate of 137,727 shares of its common stock at a per-share price of  $17.25 (since adjusted to $4.94 per share). Net proceeds to the Company after offering costs were approximately $2.2 million, including the cancellation of  $250,000 in debt held by Mr. Hanson. In February 2015, all 2,238,702 outstanding Series A preferred shares were converted into 194,670 shares of the Company’s common stock, while all 2,065,891 outstanding Series B preferred shares converted into 137,727 shares of the Company’s common stock. In addition, the Company issued 4,985 shares of common stock to the Series A and B convertible preferred holders related to the 8% dividend accrued through the conversion date.
Both the Series A Convertible Preferred Stock and the Series B Convertible preferred stock entitled their holders to an 8% per annum dividend, payable quarterly in cash or in kind (or a combination of both), as determined by the Company. Subject to certain customary exceptions, Series A Convertible Preferred Stock had full-ratchet conversion price protection in the event that the Company issued common stock below the conversion price, as adjusted, until the earlier of  (i) 180 days from the closing or (ii) such time as the Company shall have obtained, after the closing, financing aggregating to at least $5 million. The warrants issued to purchasers of the Series A Convertible Preferred Stock contain similar full-ratchet exercise price protection in the event that the Company issues common stock below the exercise price, as adjusted, again subject to certain customary exceptions. On February 3, 2015, the Company issued the Series B Convertible Preferred Stock at $1.15 per share, resulting in an adjustment to (i) the conversion price of the Series A Convertible Preferred Stock from $1.50 per share to $1.15 per share and (ii) and the exercise price of the warrants issued therewith, from $30.00 per share to $17.25 per share (since adjusted to $4.94 per share). Since the Company raised an aggregate of more than $5 million, these full-ratchet price protections can no longer be triggered.
Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the preferred stock would have been entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value (as defined in the Company’s Certificate of Designation for the applicable series of preferred stock), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the applicable Certificate of Designation before any distribution or payment would have been made to the holders of any Junior Securities (as defined in the Company’s Certificate of Designation for the applicable series of preferred stock), and would not have participated with the holders of Common Stock or other Junior Securities thereafter. If the assets of the Company had been insufficient to pay in full such amounts, then the entire sum of the assets distributed to the holders would have been ratably distributed among the holders in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.
In June 2015, the Company issued 44,030 shares of Series C Convertible Preferred Stock at $100.00 per share and issued five-year warrants to purchase 670,475 shares of its common stock at a per-share price of $7.22 (since adjusted to $4.94) in a private placement. Total (cash and non-cash) gross proceeds to the Company were $4,403,000. Gross proceeds to the Company in the form of cash were $2,951,000. Gross proceeds to the Company in the form of promissory notes payable within 150 days were $950,000. These promissory notes were provided by Mr. Davis and Mr. Hanson. The Company also issued 2,000 and 3,020 shares of the Series C Preferred Stock to Mr. Davis and Mr. Hanson, respectively, in exchange for the cancellation of Company debt in the amount of  $200,000 and $302,000 held by them. As of December 31, 2015, the Company had received $950,000 in principal from Messrs. Davis and Hanson in satisfaction of the notes receivable related to the Series C Convertible Preferred Stock offering described above.
In connection with the Company’s Series C Preferred Stock offering, the Company agreed to amend the warrants to purchase the Company’s common stock held by former holders of the Company’s Series A and B Preferred Stock to contain the same anti-dilution protections that are contained in the warrants issued in connection with the Series C Preferred stock. In addition, the exercise price of the warrants issued to the former Series A and B Preferred Stock holders was reduced from $17.25 to $7.22 (since adjusted to $4.94) per share. In addition, the Company agreed to amend the warrants issued to Scarsdale Equities LLC

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

in connection with the Series B offering to reduce the exercise price from $17.25 to $7.22. Finally, the Company approved the amendment of a warrant to purchase common stock issued to Mr. Davis on February 3, 2015, to provide for the same modifications made to the warrants held by former holders of the Company’s series A and B preferred stock.
The Series C Preferred Stock entitles its holders to a 10% per annum dividend, payable quarterly in cash or in additional shares of Series C Preferred Stock (or a combination of both) as determined by the Company, and may be converted to the Company’s common stock at the option of a holder at an initial conversion price of  $6.57 per share (since adjusted to $4.94 per share). The Series C Preferred Stock contains anti-dilution conversion price protection allowing the stock’s conversion price to adjust, prior to conversion, should the Company sell common stock at a price below the then current conversion price. The warrants issued to purchasers of the Series C convertible preferred stock contain similar anti-dilution exercise price protection in the event the Company issues common stock below the current exercise price, subject to certain customary exceptions. The Series C Preferred Stock will automatically convert into common stock upon the occurrence of any of the following: (a) an underwritten public offering of shares of the Company’s common stock providing at least $10 million in gross proceeds, (b) the Company’s common stock closing price being greater than 100% above the conversion price then in effect for at least 40 of 60 consecutive trading days, (c) four years after the closing of the offering of the Series C Preferred Stock, or (d) the written consent of holders representing 50% of the issued and outstanding Series C Preferred Stock. The holders of the Series C Preferred Stock will be entitled to vote their shares on an as-converted basis and will be entitled to a liquidation preference equal to the stated value (i.e., purchase price) of their shares plus any accrued but unpaid dividends thereon.
In connection with the offer and sale of the Series C Preferred Stock, the Company issued additional shares of the Company’s common stock totaling 548,842 shares to former holders of the Company’s Series A and B Preferred Stock (all of which has been converted to common stock), such that following the issuance of such shares, such holders will have received the same number of share of the Company’s common stock in total as they would have received upon conversion of the Series A and B preferred stock if the conversion price for the Series A and B preferred stock had been the same as the initial conversion price under the Series C Preferred Stock. The Company granted the recipients of these shares the same registration rights as provided to Series C Preferred Stockholders. As a result, the Company recognized expense totaling approximately $3,705,000 during the three and six months ended June 30, 2015, which applicable portions are reflected within the mark-to-market warrant and debt expense and share price/conversion adjustment line items on the accompanying condensed consolidated statements of operations.
In March 2016, an investor converted 500 shares of Series C Convertible Stock at the then conversion price of  $4.94 per share, as well as received credit for all unpaid cumulative dividends earned through the date of conversion. The investor received a total of 10,934 shares of common stock.
Common Stock
The following common stock issuances are in addition to the common stock issued as part of converting the Series A, B and C Convertible Preferred Stock referenced above.
During the six months ended June 30, 2015, the Company exchanged warrants to purchase 1,313 shares of common stock with an exercise price of  $60.00 for 263 shares of common stock. The Company recorded approximately $8,000 in other expense, which represents the excess of the fair value of the stock issued over the fair value of the warrants as determined using the Black-Scholes option pricing model.
In February 2016, the Company issued to a firm 31,000 shares of common stock as part of compensation for six months of investor relations and financial advisory services.
From February 25, 2016 through March 31, 2016, the Company sold 209,190 shares of common stock in a private placement to accredited investors at a price of  $5.55 per share together with five-year warrants to purchase 104,595 shares of common stock with an exercise price of  $6.90 per share (warrants for 36,037 shares since adjusted to $5.63 per share). The aggregate gross proceeds were approximately $1,161,000.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

From April 7 through April 8, 2016, the Company sold 36,067 shares of common stock in a private placement to accredited investors at a price of  $5.55 per share together with five-year warrants to purchase 18,019 shares of common stock with an exercise price of  $6.90 per share (since adjusted to $5.63 per share). The aggregate gross proceeds were approximately $200,000.
During the six months ended June 30, 2016, the Company issued 15,859 shares of its common stock to employees of the Company pursuant to the Company’s Performance Bonus Plan (the “Performance Bonus Plan”). See Note 10 “Stock Based Compensation and Benefit Plans” for more information.
During the six months ended June 30, 2016, the Company issued 12,108 shares of its common stock to employees of the Company pursuant to the Company’s Associate Stock Purchase Plan for total proceeds to the Company of approximately $62,000.
Warrants
In January 2015, the Company issued to three individual investors warrants to purchase 5,000 shares of common stock as part of an agreement. The warrants have a life of 10 years and, an exercise price of $21.00 per share and were fully exercisable upon the date of issuance. The Company recorded $11,238 in other expense during the six months ended June 30, 2015, which represents the fair value of the warrants as determined using the Black-Scholes option pricing model.
In February 2015, the Company issued a five-year warrant for the purchase up to 27,175 shares of common stock at $17.25 per share to a director of the Company in consideration for the director leasing certain IT equipment to the Company. The total fair value of the warrant as determined using the Black-Scholes option pricing model totaled $76,489. This amount is being expensed over the three year lease term. In June 2015, the exercise price of the warrant was reduced to $7.22 (since adjusted to $4.94) and modified to the same terms provided to the warrants issued in the Series C Preferred Stock offering. The incremental fair value of the modification totaled $28,578 and is being amortized over the remainder of the three year lease term. The fair value of the warrant as of June 30, 2016 and December 31, 2015 was approximately $77,000 and $47,000, respectively. Also in June 2015, the Company provided the director a five-year warrant to purchase 16,127 shares of common stock at a price of  $6.60 per share as consideration for providing his guarantee on a lease. The fair value of the warrant on the date of issuance totaled approximately $22,000, which is being amortized over the two-year lease term.
During the six months ended June 30, 2015, the Company issued five-year warrants to purchase 600 shares of the common stock at a per share price of  $30.00 (since adjusted to $4.94 per share) as part of issuing 9,000 shares of Series A Convertible Preferred Stock. Additionally, the Company issued five-year warrants to purchase 137,727 shares of common stock at a per share price of  $17.25 (since adjusted to $4.94 per share) as part of issuing 2,065,891 shares of Series B Convertible Preferred Stock. As mentioned above, since the Company exceeded the $5.0 million of gross proceeds threshold in February 2015, the full-ratchet provisions provided in the terms of the warrants expired and at which time the warrant liability was classified to additional paid-in capital.
In connection with the private placement of securities of the Company during the six months ended June 30, 2015, the Company issued its placement agents five-year warrants for the purchase of a total of 18 shares of common stock at $30.00 per share and 7,329 shares of common stock at $17.25 (4,930 shares since adjusted to $7.22) per share, 46,934 shares of common stock at $7.22 per share and 16,117 shares of common stock at $7.88 per share.
The Company also issued five-year warrants to purchase 670,475 shares of common stock at a per share price of  $7.22 (since adjusted to $4.94) as part of issuing 44,030 shares of Series C Convertible Preferred Stock. In addition, the Company modified the terms of the warrants issued in the Series A & B Convertible Stock offering to the same terms offered to the warrant holders in the Series C offering. In addition, the exercise price of the warrants issued to the former Series A and B Preferred Stock holders was reduced from $17.25 to $7.22 (since adjusted to $4.94 per share). After the modification, the terms of the

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

warrant holders in the Series A, B & C Preferred Stock offering all have exercise price anti-dilution protection. The fair value of the outstanding warrants related to the Series A, B & C Preferred Stock as of June 30, 2016 and December 31, 2015 totaled approximately $2,988,000 and $2,175,000, respectively.
A former senior lender received a warrant to purchase 5,082 shares of Company common stock at $135.00 per share. The warrant expires in October 2017. The exercise price of the warrant is subject to downward adjustment in the event of the subsequent sale of common stock or convertible debt at a lower price, as defined, prior to exercise of the warrant. As a result of this provision, the Company determined that the warrant should be accounted for as a liability carried at fair value. In June 2015, the exercise price was adjusted to $5.25 and the number of shares of Company common stock to be acquired was increased to 130,677 based on the Series C Preferred offering. In December 2015, the exercise price was adjusted to $3.90 and the number of shares of Company common stock to be acquired was increased to 175,911 based on the sales price of shares sold in December 2015. The Company determined the value of the warrant to be approximately $754,000 and $537,000 at June 30, 2016 and December 31, 2015, respectively.
In January 2014, the Company assumed notes payable totaling $74,486 related to the Merger. The original terms of the notes required repayment on the earlier of January 31, 2016 or the date the Company completes a business combination with an operating company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company. The reverse merger was completed in February 2014 and the terms of the note were amended to state that the principal and related accrued interest is due the earlier of January 31, 2016 or the date the Company completes one or more private placements of debt or equity securities resulting in aggregate proceeds of  $10,000,000. In March 2016, the Company paid off one of the notes with a principal and interest balance of approximately $3,500 and amended all other notes to change the earlier of date from January 31, 2016 to April 30, 2016. In May 2016, the Company modified the remaining notes and extended the maturity date of the notes to August 2016. A warrant for the issuance of 5,000 shares with an exercise price of  $5.25 (since re-priced to $4.94) was issued in consideration for the note extensions. The warrant has exercise price anti-dilution protection for 180 days from date of grant. The Company has recognized non-cash expense of approximately $11,000 and $23,000, respectively, for the three and six months ended June 30, 2016 which represents the fair value of the warrants as determined using the Black-Scholes option pricing model.
On January 29, 2016, the Company entered into a thirty-day note payable with a private investor for $150,000. In lieu of interest, the Company agreed to issue a five-year cashless warrant to purchase 16,667 shares of common stock at $4.94 per share. Additionally, for each 30 days the principal amount was outstanding, the Company agreed to issue to the note holders an additional warrant for 16,667 shares with the same terms as described above. On February 28, 2016, a warrant for an additional 16,667 shares was issued. On March 7, 2016, the Company repaid the note. On the same day, the noteholder exercised the warrants for the 33,334 shares associated with the note for total proceeds to the Company of  $164,500. As consideration for the warrants being exercised on a cash basis, the Company agreed to issue a five-year replacement warrant, covering 50% of the number of shares purchased upon exercise of the existing warrants, or 16,667 shares, at an exercise price of  $4.94 per share. The Company has recognized non-cash expense of approximately $80,000 for the six months ended June 30, 2016 on the warrants issued for the note and approximately $56,000 for the six months ended June 30, 2016 on the replacement warrant, as determined using the Black-Scholes option pricing model on the date of grant.
In February 2016, the Company entered into a thirty-day note payable with Mr. Davis for $150,000 and Mr. Hanson for $75,000. Under the note agreements, in lieu of interest, the Company agreed to issue five-year cashless warrants to purchase 16,667 and 8,334 shares of common stock at $4.94 per share to Messrs. Davis and Hanson, respectively. Additionally, for each 30 days the principal amount is outstanding, the Company will issue the note holders an additional 16,667 and 8,334 warrants, respectively, with the same terms as described above. On March 29, 2016, both notes were amended to change the due dates of the principal amounts owed to January 11, 2017 and January 31, 2017, under Messrs. Hanson’s and Davis’ notes, respectively. Messrs. Davis and Hanson will continue to earn the warrants on a 30-day basis until the principal is repaid. As of June 30, 2016, Messrs. Davis and Hanson have received a total of 83,334 and

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

41,667 warrants, respectively. The Company has recognized non-cash expense of approximately $286,000 and $424,000 during the three and six months ended June 30, 2016, respectively, on Messrs. Davis’ and Hanson’s warrants, which represents the fair value of the warrants as determined using the Black-Scholes option pricing model.
From February 25, 2016 through April 8, 2016, the Company sold shares of common stock in a private placement, as mentioned above. The warrants issued to purchasers of those shares contain anti-dilution exercise price protection in the event the Company issues common stock or common stock equivalents below the current exercise price, to a floor of  $5.63 per share, subject to certain customary exceptions. The Company recognized non-cash expense of approximately $363,000 for the warrant liability which represented an initial fair value of the warrants as determined using the Black-Scholes option pricing model. On March 2, 2016, the Company issued warrants with an exercise price of  $4.94 per share, which triggered an exercise price adjustment to $5.63 per share for warrants to purchase 36,037 shares which were issued prior to March 2, 2016 in the private placement. On April 8, 2016, the Company issued warrants with an exercise price of  $4.94 per share, which triggered an exercise price adjustment to $5.63 per share for all remaining warrants in the private placement. Since the exercise price was no longer subject to adjustment, the warrant liability balance of approximately $498,000 was reclassified to additional paid-in capital. In connection with the private placement, the Company issued to Scarsdale Equities LLC warrants to purchase 7,357 shares of common stock at $6.90 per share.
In May 2016, the Company issued a warrant for 5,000 shares with an exercise price of  $5.55 in consideration for the extension of certain notes payable, due April 30, 2016. The Company recognized expense of approximately $14,000 related to the issuance during the three months ended June 30, 2016.
On May 9, 2016, the Company agreed to issue to Mr. Davis a warrant to acquire 22,665 shares of the Company’s common stock at an exercise price of  $4.94 per share as an inducement to enter into a promissory note agreement.
On May 9, 2016 and May 10, 2016, the Company, as an inducement to enter into two demand promissory note agreements, agreed to issue to Mr. Davis warrants to acquire 5,000 shares of the Company’s common stock at an exercise price of  $4.94 per share for each week the notes are outstanding. If a given note is outstanding for more than 30 days, the amount of each new warrant issuance shall increase to 6,667 shares per week. The Company repaid both notes in June 2016 and issued to Mr. Davis warrants to acquire a total of 53,334 shares of common stock. The Company recognized expense of approximately $152,000 related to the issuance during the three months ended June 30, 2016.
In June 2016, the Company issued convertible notes to various investors in which it also issued warrants to purchase 170,698 shares of its common stock at an exercise price of  $5.55 per share and warrants to purchase 200,000 shares of its common stock at an exercise price of  $6.00 per share. The Company was required to mark-to-market the 200,000 warrants issued at an exercise price of  $6.00 per share as of June 30, 2016, which resulted in non-cash expense of approximately $336,000. As of June 30, 2016, the fair value of these warrants was approximately $1,002,000.
During the six months ended June 30, 2016, the Company issued 192,509 shares of its common stock pursuant to warrant exercises for total proceeds of approximately $932,000. There were no warrants exercised during the six months ended June 30, 2015. As consideration for the warrants being exercised on a cash basis, the Company agreed to issue five-year replacement warrants, covering 110% of the number of shares purchased upon exercise of the existing warrants, at an exercise price of  $4.94 per share. Accordingly, replacement warrants covering a total of 187,762 shares of the Company’s common stock have been issued through June 30, 2016. The fair value of these warrants, as determined using the Black-Scholes option pricing model on the date of grant, totaled approximately $608,000. In addition, warrants to purchase 44,208 shares of common stock were re-priced from $7.22 per share to $4.94 in January 2016, at a fair value expense of approximately $33,000. In relation to the warrants exercised during the six months ended June 30, 2016, approximately $416,000 of warrant liability was reclassified to additional paid-in capital related to warrants exercised with anti-dilutive exercise price protection.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of warrant activity for the three and six months ended June 30, 2016:
	Number of Shares Issuable Under Warrants	Weighted Avg. Exercise Price	Weighted Remaining Life (Years)
Balance, December 31, 2015	1,723,674	$10.95	3.98
Issued	319,392	5.58
Exercised	(133,148)	4.94
Balance, March 31, 2016	1,909,918	10.35	3.88
Issued	613,380	5.52
Exercised	(63,345)	4.94
Balance, June 30, 2016	2,459,953	9.30	3.94

The fair value of the warrants granted was determined using the Black-Scholes option pricing model and the following assumptions for the three and six months ended June 30, 2016 and 2015:
	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Expected term	2.5 Years	2.5 Years	2.5 Years	2.5 Years
Expected dividend	0%	0%	0%	0%
Volatility	76% to 83%	31% to 32%	65% to 83%	27%
Risk-free interest rate	0.84% to 1.08%	1.00% to 1.07%	0.81% to 1.31%	0.85% to 1.37%
10.
Stock-Based Compensation and Benefit Plans

Stock Options and Performance Awards
On February 9, 2010, the board of directors adopted the 2010 Equity Incentive Plan (the “2010 EIP”). The 2010 EIP was approved by the shareholders of the Company. Participants in the plan include the Company’s employees, officers, directors, consultants, or independent contractors. On February 12, 2014, the Board of Directors approved the assumption of the 2010 EIP as part of the Merger; however, it was agreed that no new grants would be made under the 2010 EIP. As of June 30, 2016, the number of common stock reserved for issuance under the 2010 EIP was 7,809 shares. On February 12, 2014, the board of directors also adopted the 2014 Stock Incentive Plan (the “2014 SIP”) for an aggregate of 101,442 shares of common stock, $0.0001 par value per share. On June 2, 2016, the board of directors also adopted the 2016 Stock Incentive Plan (the “2016 SIP”) for an aggregate of 600,000 shares of common stock, $0.0001 par value per share. The Company’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant non-qualified (non-statutory) stock options for up to 6,667 common shares to new employees of the Company who are not officers of the Company during each fiscal year. Incentives under the plan may be granted in one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors. No person is eligible to receive grants of stock options and SARs under the 2014 SIP that exceed, in the aggregate, 26,667 shares of common stock in any one year. The term of each stock option shall be determined by the board or committee, but shall not exceed ten years. Vested stock options may be exercised in whole or part by the holder giving notice to the Company. Options under the plan may provide for the holder of the option to make payment of the exercise price by surrender of shares equal in value to the exercise price. Options granted to employees generally vest over two to three years. Stock awards granted to non-employee directors generally vest 50% on the grant date and 50% on the first anniversary of the date of the grant. Options expire five years from the date of grant.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

During the three and six months ended June 30, 2016, the Company issued options to purchase 6,668 and 106,273 shares, with exercise prices ranging from $5.70 to $7.50 per share. The aggregate fair value of options granted totaled approximately $21,000 and $271,000, respectively, for the three and six months ended June 30, 2016. Of those options, grants issued to executive management outside of the 2014 SIP totaled 72,200 shares and vest 1/3rd on date of grant and 1/3rd each of the first two anniversary dates thereafter.
During the three and six months ended June 30, 2015, the Company issued options to purchase 6,200 and 37,200 shares, respectively, with exercise prices ranging from $11.25 to $22.50 per share. The aggregate fair value of options granted totaled approximately $16,000 and $100,000 for the three and six months ended June 30, 2015. Of those options, options issued to executive management and directors outside of the 2014 SIP totaled 19,667 shares and vest 1/3rd each of the first two anniversary dates thereafter. A total of 2,667 options issued to a director vested 100% on the grant date in January 2015.
During the three and six months ended June 30 , 2016, the Company issued to certain non-executive associates (employees) common stock under the 2014 SIP as part of the Company’s quarterly Performance Bonus Plan (the “Performance Bonus Plan”). The Performance Bonus Plan is intended to provide incentive for associates to establish quarterly goals and objectives as defined by management and achieve those goals and objectives above the established criteria. The performance awards issued totaled 9,489 and 15,859 shares, respectively, for the three and six months ended June 30, 2016. The fair value of approximately $50,000 and $84,000 was recognized during the three and six months ended June 30, 2016, respectively.
As of June 30, 2016, the Company had outstanding stock options totaling 66,089 shares granted under the 2014 SIP. As of June 30, 2016, the 2010 EIP had outstanding stock options of 7,809 shares. As of June 30, 2016, there were no outstanding stock options pursuant to the 2016 SIP. The Company has also issued stock options outside of the 2014 SIP. As of June 30, 2016, the Company had outstanding stock options totaling 216,450 shares issued outside of the 2014 SIP.
   Stock Compensation Expense Information
FASB ASC Topic 718-10 requires measurement and recognition of compensation expense for all stock-based payments including warrants, stock options, restricted stock grants and stock bonuses based on estimated fair values as of the grant date. Compensation expense recognized for the issuance of warrants, stock options, restricted stock grants and stock bonuses for the three and six months ended June 30, 2016 and 2015 was as follows:
	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Stock-based compensation costs included in:
Cost of revenue	$53,071	$12,543	$73,672	$16,438
Sales and marketing expenses	51,545	18,938	82,883	31,061
Research and development expenses	44,443	21,706	74,464	39,141
General and administrative expenses	30,377	30,215	77,253	67,668
Total stock-based compensation expense	$179,436	$83,402	$308,222	$154,308

As of June 30, 2016 the total compensation cost related to unvested options awards not yet recognized was approximately $217,000, which will be recognized over a weighted-average period of 1.4 years. There were no options exercised during the three and six months ended June 30, 2016 and 2015.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The estimated fair values of stock options granted and assumptions used for the Black-Scholes option pricing model were as follows:
	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Estimated Fair Value	$20,976	$15,557	$271,484	$100,289
Shares Issuable Under Options Granted	6,668	6,200	106,273	37,200
Expected Term	3 Years	3 Years	3 Years	2 to 3 Years
Expected Dividend	0%	0%	0%	0%
Volatility	69% to 73%	30%	61% to 73%	26% to 30%
Risk Free Interest Rate	0.90% to 1.04%	0.86% to 0.91%	0.90% to 1.31%	0.22% to 1.07%
The following is a summary of stock option activity for the three and six months ended June 30, 2016:
	Number of Shares Issuable Under Options	Weighted Avg. Exercise Price	Weighted Remaining Contractual Life (Years)	Intrinsic Value
Balance, December 31, 2015	249,951	$19.80	3.95	$—
Granted	99,605	6.07
Exercised	—	—
Forfeited or Expired	(31,295)	12.15
Balance, March 31, 2016	318,261	16.35	3.70	121,741
Granted	6,668	6.78
Exercised	—	—
Forfeited or Expired	(34,549)	16.18
Balance, June 30, 2016	290,380	$16.08	3.82	$82,897
Exercisable at June 30, 2016	183,955	$19.78	3.52	$27,741
Information with respect to stock options outstanding and exercisable as of June 30, 2016:
	Stock Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Price	Aggregate Intrinsic Value	Number Exercisable	Weighted Average Price	Aggregate Intrinsic Value
$5.70 to $9.30	85,584	4.50	$6.19	$82,897	29,274	$6.20	$27,741
$10.50 to $20.25	77,770	4.05	12.72	—	32,751	12.90	—
$22.50 to $60.00	127,026	3.21	24.81	—	121,930	24.89	—
	290,380	3.82	$16.08	$82,897	183,955	$19.78	$27,741

The Company calculates the estimated expected life based upon historical exercise data. The risk-free interest rate assumption is based on observed interest rates appropriate for the term of the Company’s stock options. The Company estimates the volatility of its common stock at the date of grant based on the volatility of comparable peer companies that are publicly traded for periods prior to its public offering, and the Company includes its actual common stock trading to compute volatility for later periods. The dividend yield assumption is based on the Company’s history and expectation of no future dividend payouts.
The Company has used an expected life of two to three years for the term of the options. The Company estimates forfeitures when recognizing compensation expense and this estimate of forfeitures is

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

adjusted over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also impacts the amount of unamortized compensation expense to be recognized in future periods.
2014 Associate Stock Purchase Plan
In September 2014 and August 2015, the Company’s Board of Directors and stockholders, respectively, approved the 2014 Associate Stock Purchase Plan, under which 33,334 shares were reserved for purchase by the Company’s associates (employees). The purchase price of the shares under the plan is the lesser of 85% of the fair market value on the first or last day of the offering period. Offering periods are every six months ending on June 30 and December 31. Associates may designate up to ten percent of their compensation for the purchase of shares under the plan. As of June 30, 2016, there are 7,456 shares available for purchase remaining in the plan.
11.
Related Party Transactions

Balances with related parties consisting of members of the Board of Directors (no Company debt is held by the Company’s executive officers) for borrowings and warrants were as follows:
	As of
	June 30, 2016	December 31, 2015
Debt held by related parties	$2,162,492	$1,748,000
Warrants held by related parties	895,594	691,032
	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Related party interest expense	$49,239	$42,410	$92,819	80,876
12.
Concentrations

The Company continues to rely on vendors to provide technology and licensing components that are critical to its solutions. In addition, the Company engaged a development firm located in Toronto, Canada beginning in March 2014 to augment its software development efforts. During the three and six months ended June 30, 2016, there was no single supplier whose total billings exceeded 10% of the Company’s total supplier expenditures to this vendor. During the three and six months ended June 30, 2015, the Company expensed a total of approximately $287,000 and $582,000, representing 15% for both periods of its total supplier expenditures. In addition, fees incurred related to a financial advisor in relation to private investment in public equity (“PIPE”) offerings completed in June 2015 represented 12% of supplier expenditures during the three months ended June 30, 2015. The two financial advisory firms who assisted the Company in completing PIPE offerings during the first half of 2015 each represented 25% and 12% of our overall accounts payable balance as at June 30, 2015.
As of June 30, 2016, the Company had net payables of approximately $337,000 owed to a law firm for legal services, representing 24.6% of its accounts payable balance and $238,950 owed to a technology partner for software licenses, representing 17.4% of its accounts payable balance. As of December 31, 2015, the Company had payables of approximately $342,000 owed to a law firm for legal services, representing 30.8% of its accounts payable balance.
There was no single customer whose revenue exceeded 10% of the Company’s consolidated revenues for the three and six months ended June 30, 2016 or 2015. Within accounts receivable are receivables from two customers of approximately $212,000 and $188,000, representing 13.4% and 11.9%, respectively, as of June 30, 2016. As of December 31, 2015, the Company had receivables due from three customers of approximately $121,000, $113,000 and $95,000 representing 17.0%, 15.8% and 13.3%, respectively, of its gross accounts receivable balance.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.
Subsequent Events

On July 1, 2016, the Company and Lincoln Park entered into the Lincoln Park Termination Agreement, terminating the Purchase Agreement and a separate registration rights agreement effective July 1, 2016, as more fully set forth in the Termination Agreement. Under the Lincoln Park Termination Agreement, certain provisions of the Purchase Agreement survive the termination of the Purchase Agreement for a limited period, including certain covenants in the Purchase Agreement prohibiting the Company from entering into certain non-exempt variable rate transactions (the “Variable Rate Covenants”). Lincoln Park has also waived the application of the Variable Rate Covenants to certain previous issuances of securities by the Company. The Company and Lincoln Park have also agreed to mutually release each other from any and all claims under the Transaction Documents, except for certain surviving obligations set forth in the Termination Agreement. The Company agreed to issue to Lincoln Park warrants to purchase up to 100,000 shares of the Company’s common stock, which warrants are immediately exercisable at an exercise price of  $6.00 per share for five years from July 1, 2016.
On July 7, 2016, the Company entered into an amendment #3 to borrowing agreement with Mr. Hanson in connection with a revolving line of credit note entered into by the parties on May 7, 2014 (as subsequently amended). Pursuant to that amendment, which is effective as of June 30, 2016, the parties agreed that the Company make interest-only payments on January 31, 2017 and not on June 30, September 30 and December 31, 2016 as previously agreed upon by the parties.
On July 7, 2016, the Company entered into an addendum #4 to commitment letter with Mr. Hanson in connection with a commitment letter entered into by the parties on July 30, 2014 (as subsequently amended). Pursuant to that addendum, which is effective as of June 30, 2016, the parties extended the payment date of the interest-only payments that were or will be due and payable on June 30, September 30 and December 31, 2016 to January 31, 2017.
On July 13, 2016, the Subsidiary entered into an addendum #1 to demand promissory note with Mr. Hanson in connection with a demand promissory note issued by the Subsidiary to Mr. Hanson on December 22, 2015. Pursuant to that addendum, which is effective as of June 30, 2016, the parties extended the maturity date under the demand promissory note from June 30, 2016 to January 31, 2017.
On July 13, 2016 (the “Davis Issuance Date”), the Company issued to Mr. Davis a convertible promissory note in the principal amount of  $360,000 and a warrant to purchase up to 20,000 shares of the Company’s common stock, subject to adjustments, in exchange for an aggregate purchase price of $300,000, payable by Mr. Davis within three business days after the issuance of the note. The warrant has an exercise price of  $6.00 per share, subject to adjustments, and is exercisable for a five year period. The note does not bear any interest, other than during an event of default (in which case default interest at a rate of 24% per annum is applicable). The note is due and payable six months after the Davis Issuance Date. In addition to the Company providing three days advance written notice to an investor prior to repayment, under the terms of the note upon repayment of the note (including on the maturity date) the Company is obligated to pay a 20% premium on the principal amount and any accrued default interest then due on the note, which in the aggregate is equal to 120% of the principal amount and any accrued default interest then due on the note. The holder cannot convert the note during such three day advance notice period prior to repayment unless an event of default has occurred under the note and at least six months and three days have elapsed since the issuance date of the note. Under the terms of the note, among other events, an event of default will occur if the Company fails to repay the note in its entirety at 120% of the principal amount and any then accrued default interest with the proceeds received from the Company’s next underwritten offering of  $5,000,000 or more that is completed on or after the Issuance Date. If an event of default occurs under the note and to the extent the Company has a three calendar day cure period for such event of default under the note, the Company fails to cure such default within three days, at the holder’s election, the note shall accelerate and become immediately due and payable in full in cash at the mandatory default amount, which is equal to 120% multiplied by the total amount outstanding under the note, and thereafter interest on the note shall accrue at the lesser of 24% per annum and the maximum rate permitted under

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

applicable law. If an event of default occurs under the note, the holder may elect to convert the note into shares of common stock at any time following six months and three days after the Issuance Date, and the conversion price per share is equal to 60% of the lowest volume weighted average price of the Company’s common stock during the 21 consecutive trading days immediately preceding the conversion date. The convertible note and the warrant were issued to Mr. Davis in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
On July 14, 2016 (the “Hanson Issuance Date”), the Company issued to Mr. Hanson a convertible promissory note in the principal amount of  $240,000 and a warrant to purchase up to 13,334 shares of the Company’s common stock, subject to adjustments, in exchange for an aggregate purchase price of $200,000, payable by Mr. Hanson within three business days after the issuance of the note. The warrant has an exercise price of  $6.00 per share, subject to adjustments, and is exercisable for a five year period. The note does not bear any interest, other than during an event of default (in which case default interest at a rate of 24% per annum is applicable). The note is due and payable six months after July 14, 2016. In addition to the Company providing three days advance written notice to an investor prior to repayment, under the terms of the note upon repayment of the note (including on the maturity date) the Company is obligated to pay a 20% premium on the principal amount and any accrued default interest then due on the note, which in the aggregate is equal to 120% of the principal amount and any accrued default interest then due on the note. The holder cannot convert the note during such three day advance notice period prior to repayment unless an event of default has occurred under the note and at least six months and three days have elapsed since the issuance date of the note. Under the terms of the note, among other events, an event of default will occur if the Company fails to repay the note in its entirety at 120% of the principal amount and any then accrued default interest with the proceeds received from the Company’s next underwritten offering of  $5,000,000 or more that is completed on or after the Hanson Issuance Date. If an event of default occurs under the note and to the extent the Company has a three calendar day cure period for such event of default under the note, the Company fails to cure such default within three days, at the holder’s election, the note shall accelerate and become immediately due and payable in full in cash at the mandatory default amount, which is equal to 120% multiplied by the total amount outstanding under the note, and thereafter interest on the note shall accrue at the lesser of 24% per annum and the maximum rate permitted under applicable law. If an event of default occurs under the note, the holder may elect to convert the note into shares of common stock at any time following six months and three days after the Hanson Issuance Date and the conversion price per share is equal to 60% of the lowest volume weighted average price of the Company’s common stock during the 21 consecutive trading days immediately preceding the conversion date.
The convertible note and the warrant were issued to Mr. Hanson in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
On July 21, 2016, the Company filed a registration statement on Form S-1 (File No. 333-212610) in which it proposes to offer to the public shares of its common stock, $0.0001 par value per share, at a proposed maximum of  $20.0 million in shares.
On July 27, 2016, the Company completed a one-for-fifteen (1:15) reverse stock split.
On August 11, 2016, the Company entered into a securities purchase agreement with Columbus Capital Partners L.P. and Columbus Capital QP Partners, L.P. pursuant to which the Company issued to Columbus Capital convertible notes, due August 2017, in an aggregate principal amount of  $526,315 and warrants to purchase 85,348 shares of the Company’s common stock, subject to adjustments, in exchange for an aggregate purchase price of  $500,000 paid in cash. The notes and the warrants were issued in reliance on the exemption from registration provided by the Securities Act and Rule 506 of Regulation D thereunder. The notes are unsecured, do not bear any interest and are payable in full on August 11, 2017. Columbus Capital may elect to convert the principal amount of the notes into shares of the Company’s common stock at any time before August 11, 2017 at a conversion price per share equal to the lower of $5.55 and 80% of the per share sale price of the Company’s common stock in the Company’s next

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

underwritten public offering. The Company has the right to require Columbus Capital to convert the notes into shares of the Company’s common stock at that conversion price if the Company’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The warrants issued to Columbus Capital have an exercise price of  $5.55 per share, subject to adjustments, and are exercisable for a five year period. In addition, under the securities purchase agreement with Columbus Capital, the Company is required to file with the Securities and Exchange Commission a registration statement covering the resale of the shares of the Company’s common stock issuable under the notes and the warrants within 21 days following the consummation of the Company’s next underwritten public offering or 90 days following the date on which the Company’s current financing plan is terminated. If the Company fails to file a registration statement in a timely manner it will be required to issue to Columbus Capital additional warrants to purchase shares of the Company’s common stock.
On August 12, 2016, the Company entered into a securities purchase agreement Messrs. Hanson and Davis, pursuant to which the Company issued to each of Messrs. Hanson and Davis a convertible note, due August 2017, in a principal amount of  $263,158 and a warrant to purchase 42,674 shares of the Company’s common stock, subject to adjustments, in exchange for a purchase price of  $250,000 paid in cash by each such director. The notes and the warrants were issued to Messrs. Hanson and Davis in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The notes are unsecured, do not bear any interest and are payable in full on August 12, 2017. Each of Messrs. Hanson and Davis may elect to convert the principal amount of the note issued to him into shares of the Company’s common stock at any time before August 12, 2017 at a conversion price per share equal to the lower of  $5.55 and 80% of the per share sale price of the Company’s common stock in the Company’s next underwritten public offering. The Company has the right to require each of Messrs. Hanson and Davis to convert the notes into shares of the Company’s common stock at that conversion price if the Company’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The warrants issued to Messrs. Hanson and Davis have an exercise price of  $5.55 per share, subject to adjustments, and are exercisable for a five year period.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders and Board of Directors
Cachet Financial Solutions, Inc.
Minneapolis, Minnesota
We have audited the accompanying consolidated balance sheets of Cachet Financial Solutions, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, shareholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2015. Cachet Financial Solutions, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cachet Financial Solutions, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has limited revenues, suffered recurring losses from operations and has a shareholders’ deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ LURIE, LLP
Minneapolis, Minnesota
April 14, 2016, except for “Capital Structure Change” in Note 16, as to which the date is August 31, 2016.

CACHET FINANCIAL SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
	As of
	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$44,788	$112,221
Accounts receivable, net	703,346	314,743
Deferred commissions	66,278	80,348
Prepaid expenses	285,640	402,040
TOTAL CURRENT ASSETS	1,100,052	909,352
PROPERTY AND EQUIPMENT, net	664,416	295,925
GOODWILL	204,000	204,000
INTANGIBLE ASSETS, NET	631,636	1,437,001
DEFERRED COMMISSIONS	35,741	103,312
DEFERRED FINANCING COSTS	123,804	61,153
TOTAL ASSETS	$2,759,649	$3,010,743
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,110,116	$746,554
Accrued expenses	126,115	201,768
Accrued interest	631,611	182,184
Deferred revenue	890,186	747,113
Warrant liability	—	163,570
Current maturities of capital lease obligations	367,837	—
Current portion of long-term debt	4,798,833	2,070,217
TOTAL CURRENT LIABILITIES	7,924,698	4,111,406
CAPITAL LEASE, net of current maturities	316,827	—
LONG TERM DEBT, net of current portion	192,000	2,566,486
WARRANT LIABILITY	2,799,662	146,000
DEFERRED REVENUE	459,519	412,219
ACCRUED INTEREST	—	160,593
ACCRUED RENT	120,384	25,333
TOTAL LIABILITIES	11,813,090	7,422,037
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ DEFICIT
Convertible preferred stock, $.0001 Par Value, 20,000,000 shares authorized, 44,030 and 2,229,702 shares issued and outstanding	4	223
Common shares, $.0001 Par Value, 500,000,000 shares authorized, 2,318,139 and 1,129,052 shares issued and outstanding	232	113
Additional paid-in-capital	60,225,994	47,308,895
Accumulated deficit	(69,279,671)	(51,720,525)
TOTAL SHAREHOLDERS’ DEFICIT	(9,053,441)	(4,411,294)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,759,649	$3,010,743

See accompanying Notes to Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended
	December 31, 2015	December 31, 2014
REVENUE	$4,301,004	$2,648,108
COST OF REVENUE	4,119,446	2,747,343
GROSS INCOME (LOSS)	181,558	(99,235)
OPERATING EXPENSES
Sales and Marketing	3,440,498	2,854,959
Research and Development	2,643,048	2,663,633
General and Administrative	3,908,976	3,998,086
TOTAL OPERATING EXPENSES	9,992,522	9,516,678
OPERATING LOSS	(9,810,964)	(9,615,913)
INTEREST EXPENSE AND OTHER NON-CASH FINANCING EXPENSE	2,446,260	5,703,963
MARK-TO-MARKET WARRANT EXPENSE	2,319,058	570
INDUCEMENT TO CONVERT DEBT AND WARRANTS	—	424,335
SHARE PRICE/CONVERSION ADJUSTMENT	3,704,683	—
OTHER INCOME	(28,333)	(34,999)
NET LOSS	(18,252,632)	(15,709,782)
LESS: CUMULATIVE UNPAID PREFERRED DIVIDENDS	(260,233)	(48,409)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,512,865)	$(15,758,191)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	1,771,736	755,833
Net loss per common share—basic and fully diluted	$(10.45)	$(20.85)
See accompanying Notes to Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT
	Convertible Preferred Stock		Common Stock		Additional Paid-In- Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance December 31, 2013	—	$—	375,147	$38	$26,668,783	$(36,601,063)	$(9,932,242)
Conversion of debt and interest into shares	—	—	359,070	36	7,287,990	—	7,288,026
Common stock issued for debt issuance— Related Party	—	—	25,521	3	890,622	—	890,625
Issuance of common stock, net of costs	—	—	302,853	30	5,579,178	—	5,579,208
Issuance of common stock related to debt modifications	—	—	44,445	4	999,996	—	1,000,000
Issuance of convertible preferred stock, net of costs	2,229,702	223	—	—	3,039,278	—	3,039,501
Warrant exchange	—	—	263	—	7,906	—	7,906
Warrants issued as inducement for debt conversion to equity	—	—	—	—	416,429	—	416,429
Issuance of warrants for professional services	—	—	—	—	23,735	—	23,735
DE acquisition 2, Inc. reverse merger	—	—	32,598	3	(88,147)	—	(88,144)
Beneficial conversion feature for convertible notes payable	—	—	—	—	2,757,268	—	2,757,268
Stock compensation expense	—	—	—	—	316,176	—	316,176
Stock exchange	—	—	(10,845)	(1)	(590,319)	590,320	—
Net loss	—	—	—	—	—	(15,709,782)	(15,709,782)
Balance December 31, 2014	2,229,702	$223	1,129,052	$113	$47,308,895	$(51,720,525)	$(4,411,294)
Issuance of convertible preferred stock and warrants, net of costs	1,896,510	$190	—	$—	$5,220,275	$—	$5,220,465
Conversion of debt into preferred stock	222,411	22	—	—	751,978	—	752,000
Series A & B preferred stock conversion to common stock	(4,304,593)	(431)	332,396	33	398	—	—
Warrant exercises	—	—	189,908	19	1,251,531	—	1,251,550
Warrant price adjustment	—	—	—	—	33,231	—	33,231
Issuance of replacement warrants	—	—	—	—	567,889	—	567,889
Lincoln Park Capital Fund—commitment fee	—	—	27,778	3	(3)	—	—
Issuance of stock under Lincoln Park Capital Fund agreement, net of costs	—	—	50,895	5	190,322	—	190,327
Issuance of shares under Associate Stock Purchase Plan	—	—	11,067	1	65,662	—	65,663
Issuance of restricted common stock to Associates, net of forfeitures	—	—	5,600	1	(1)	—	—
Share price/conversion adjustment	—	—	548,842	55	3,704,627	—	3,704,682
Conversion of warrant liability to Additional Paid-In-Capital	—	—	—	—	931,577	—	931,577
Payment of preferred dividend paid with common stock	—	—	4,985	1	85,980	(85,980)	—
Issuance of warrants for capital lease arrangements	—	—	—	—	134,782	—	134,782
Issuance of common stock and warrants for professional services	—	—	38,334	4	314,757	—	314,761
Stock compensation expense, including issuance of performance stock awards to Associates	—	—	4,803	0	443,558	—	443,558
Director equity exchange agreement	—	—	(25,521)	(3)	(779,463)	779,466	—
Net loss	—	—	—	—	—	(18,252,632)	(18,252,632)
Balance December 31, 2015	44,030	$4	2,318,139	$232	$60,225,994	$(69,279,671)	$(9,053,441)

See accompanying Notes to Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended
	December 31, 2015	December 31, 2014
OPERATING ACTIVITIES
Net loss	$(18,252,632)	$(15,709,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount/amortization of financing costs	210,264	2,814,213
Accrued debt related costs	—	1,890,625
Debt forgiveness	—	(40,000)
Change in fair value of warrant liability	3,421,670	—
Depreciation and amortization of intangibles	911,105	694,495
Impairment of finite-lived intangible assets	216,369	—
Stock compensation	443,558	316,176
Warrants and common stock issued for professional services	314,761	23,735
Amortization of deferred commissions	116,765	100,404
Debt/warrant inducement and share price adjustment	4,313,503	424,334
	(8,304,637)	(9,485,800)
Changes in operating assets and liabilities:
Accounts receivable	(388,603)	14,814
Deferred commissions	(35,124)	(119,865)
Prepaid and other expenses	369,722	85,619
Accounts payable	443,716	(270,801)
Accrued expenses	19,398	12,507
Accrued interest	288,834	(608,529)
Deferred revenue	190,373	247,255
Net cash used in operating activities	(7,416,321)	(10,124,800)
INVESTING ACTIVITIES
Purchase of fixed assets	(134,976)	(72,845)
Cash paid for acquisition	—	(2,125,000)
Net cash used in investing activities	(134,976)	(2,197,845)
FINANCING ACTIVITIES
Proceeds from issuance of notes and warrants	1,150,000	8,261,340
Repayment of notes	(198,411)	(4,622,500)
Issuance of shares of common stock, net of costs	255,991	5,579,208
Warrant exercised	1,251,550	—
Issuance of shares of convertible preferred stock, net of costs	5,220,465	3,039,501
Payment of debt issuance costs	—	(88,098)
Repayment of capital lease	(204,438)	—
Proceeds from bank borrowing	113,339	207,698
Repayment of bank borrowing	(104,632)	(92,838)
Net cash provided by financing activities	7,483,864	12,284,311
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(67,433)	(38,334)
CASH AND CASH EQUIVALENTS
Beginning of period	112,221	150,555
End of period	$44,788	$112,221
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$218,971	$1,594,700
NONCASH FINANCING TRANSACTIONS
Conversion of debt and interest to equity	752,000	7,288,025
Debt issuance costs in exchange for notes and warrants	127,080	—
Fixed asset purchases in accounts payable	—	80,156
Conversion of accrued interest to note payable	—	150,660
Prepaid additions financed through capital lease	252,628	—
Fixed asset additions financed through capital lease	636,474	—
Common stock issued for preferred stock dividends	85,980	—
Conversion of warrant liability to additional paid-in-capital	931,578	—
See accompanying Notes to Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
Nature of Operations and Summary of Significant Accounting Policies

Nature of Business and Operations Overview
Cachet Financial Solutions, Inc. (the “Company” or “Cachet”) is a provider of technology solutions and services to the financial services industry. The Company’s solutions and services enable its clients—banks, credit unions and other types of financial institutions or financial service organizations—to provide their customers with remote deposit capture technology (“RDC”) and related services. The Company’s cloud based Software as a Service (“SaaS”) RDC solutions allow customers to scan checks remotely through their smart phones or other devices and transmit the scanned, industry compliant images to a bank for posting and clearing. In addition, the Company’s offerings include a mobile wallet solution which provides a virtual account for customers that do not have a bank account and is focused on the pre-paid card market. Through the Company’s cloud based SaaS mobile wallet offering we provide consumers the ability to deposit and withdraw funds, transfer funds, and pay bills with their mobile phone or tablet. As of December 31, 2015, we had entered into 500 contracts with customers for our products and services. Approximately 397 of those agreements were “active,” meaning that customers have implemented the RDC software enabling the processing of customer transactions or deployed the mobile wallet application. The Company offers its services to financial institutions in the United States, Canada and Latin America. Our business operations are conducted through our wholly owned subsidiary, Cachet Financial Solutions Inc., a Minnesota corporation.
Basis of Presentation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Cachet Financial Solutions Inc. as of December 31, 2015 and December 31, 2014 and for the years ended December 31, 2015 and 2014. The wholly owned subsidiary is the only entity with operational activity and therefore no intercompany transactions exist with the parent entity which would need to be eliminated. The Company has prepared the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. From inception to December 31, 2015, the Company has an accumulated deficit of approximately $69.3 million, and current liabilities exceeded current assets by approximately $6.8 million. In 2016, the Company expects to continue to grow its client base and increase revenues through higher RDC transaction volumes and monthly active user fees (“MAUs”) from its Select Mobile Money offering. Nevertheless, the Company expects to continue to incur operating losses through December 31, 2016.
In 2015, the Company raised approximately $8.0 million in gross proceeds from various PIPE transactions, and the exercising of warrants and borrowed approximately $1.2 million, net principal from its directors. Since December 2015, the Company has extended debt and accrued interest payments of approximately $1.8 million due in January 2016 to January of 2017. In addition, the Company has raised approximately $1,361,000 in gross proceeds from a March 2016 equity offering, approximately $807,000 from warrant exercises and $225,000 from note agreements with two directors. See Note 16. Subsequent Events for details on the March 2016 equity offering.
In October 2015, the Company entered into a $10 million equity purchase agreement with Lincoln Park Capital Fund, LLC (the “Purchase Agreement”). Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell to and Lincoln Park is obligated to purchase, up to $10.0 million in shares, as described below, of the Company’s common stock, subject to certain limitations, from time to time, over the 36-month period commencing November 6, 2015, the date that the registration statement was declared effective by the Securities and Exchange Commission The purchase price of shares of common stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales. The Company may direct Lincoln Park, at its sole discretion and subject to certain

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conditions, to purchase up to 3,334 shares of common stock on any business day (a “Regular Purchase”), provided that at least one business day has passed since the most recent Regular Purchase, increasing to up to 13,334 shares, depending upon the closing sale price of the common stock. However, in no event shall a Regular Purchase be more than $500,000. The Company may also direct Lincoln Park at its sole discretion and subject to certain conditions, to purchase up to $100,000 worth of shares of common stock on any business day (an “Additional Purchase”), provided that at least six business days have passed since the most recent Additional Purchase was completed. In addition, the Company may direct Lincoln Park to purchase additional amounts as accelerated purchases if the request is submitted on a Regular Purchase date and on that date the closing sale price of the common stock is not below $15.00. The Company may not sell shares of common stock to Lincoln Park under the Purchase Agreement at any time to the extent that the number of shares to be sold would result in the beneficial ownership by Lincoln Park and its affiliates exceeding 9.99% of the then outstanding shares of the common stock.
The Company is actively seeking additional sources of financing and has engaged in discussions with investment banking firms to assist in raising additional capital through the issuance of debt or equity, as well as the Company’s continued efforts to raise capital through the exercise of its existing warrants and, if need be, will utilize the Purchase Agreement with Lincoln Park Capital Fund, LLC to fund working capital. Additionally, the Company is negotiating to extend the maturity date on some of its outstanding debt. Historically, the Company has demonstrated an ability to raise funds to support the business operations.
The Company believes based on its current cashflow forecast and estimated availability, subject to the terms as disclosed on the Purchase Agreement, it has enough cash to continue operations until December 12, 2016, when certain debts mature.
Summary of Significant Accounting Policies
A summary of the significant accounting policies applied in the preparation of the accompanying financial statements is as follows:
Revenue Recognition
The Company generates revenue from the following sources: (1) subscription and support fees, (2) transaction volume fees, (3) active monthly user fees for mobile wallet offering, (4) fees related to the implementation of RDC and mobile wallet software for clients, and (5) professional services such as client specific software customization and other products and services.
The Company’s arrangements do not contain general rights of return. The Company’s subscription arrangements do not provide customers with the right to take possession of the SaaS technology platform and, as a result, are accounted for as service arrangements. The Company records revenue net of any sales or excise taxes.
The Company commences revenue recognition for its SaaS technology platform and professional services when all of the following criteria are met:
•
there is persuasive evidence of an arrangement;

•
the service has been or is being provided to the customer;

•
collection of the fees is reasonably assured; and

•
the amount of fees to be paid by the customer is fixed or determinable.

Subscription and Support Revenue
Subscription and support revenue is primarily derived from customers accessing the SaaS technology platform and includes subscription, support, transaction volume fees and active user fees for mobile wallet offering. Subscription and support revenue is recognized ratably over the contracted term of each respective

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subscription agreement, commencing on the date the service is provisioned to the customer, provided the four revenue recognition criteria have been satisfied. Transaction volume fees are recognized as transactions are processed and monthly services performed and active user fees for mobile wallet offering revenue is recognized on a monthly basis as earned provided the four revenue recognition criteria have been satisfied.
Professional Services and Other Revenue
Professional services include implementation services, development of interfaces requested by customers, assistance with integration of the Company’s services with the customers’ applications, dedicated support, and advisory services to customers who choose to develop their own interfaces and applications. Professional services are typically performed within three to six months of entering into an arrangement with the customer. Professional services are typically sold on a fixed-fee basis, but are offered on a time-and-material basis as well. Revenue for time-and-material arrangements is recognized as the services are performed. Revenue for professional services is recognized under a percent of completion method matching the revenue with the costs of the computer programmer’s time. The Company uses internal milestones to estimate the costs and related percent of completion. Professional services are not considered essential to the functionality of the SaaS offering.
Implementation Fees
The implementation fees are recognized over the term of the contract or expected life of the contract where no contractual term exists. Generally, client agreements are entered into for 12 to 36 months. A majority of the implementation service component of the arrangement with customers is performed within 120 days of entering into a contract with the customer.
Multiple Element Arrangements
The Company enters into multiple element arrangements in which a customer may purchase a subscription and professional services. For arrangements with multiple deliverables, the Company evaluates whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple element arrangement as separate units of accounting, the deliverables must have standalone value upon delivery. If the deliverables have standalone value upon delivery, the Company accounts for each deliverable separately and revenue is recognized for the respective deliverables as they are delivered. If one or more of the deliverables does not have standalone value upon delivery, the deliverables that do not have standalone value are combined with the final deliverable within the arrangement and treated as a single unit of accounting.
Subscription and support contracts have standalone value as the Company sells subscriptions and support separately. In determining whether professional services can be accounted for separately from subscription and support services, the Company considers the availability of the professional services from other vendors, the nature of its professional services and whether the Company sells its applications to new customers without professional services. Based on these considerations the Company assessed that its professional services have standalone value.
The Company determines the selling price for each element based on the selling price hierarchy of: (i) vendor-specific objective evidence (“VSOE”) of fair value, (ii) third-party evidence (“TPE”), and (iii) estimated selling price (“ESP”). The Company is unable to establish VSOE for any of its services, as the Company has not historically priced its services with sufficient consistency. The Company is also unable to establish TPE, as the Company does not have sufficient information regarding pricing of third-party subscription and professional services similar to its offerings. As a result, the Company has developed estimates of selling prices based on margins established by senior management as the targets in the Company’s selling and pricing strategies after considering the nature of the services, the economic and competitive environment, and the nature and magnitude of the costs incurred. The amount of arrangement fee allocated is limited by contingent revenue, if any.

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Deferred Revenue
Deferred revenue consists of billings and payments received in advance of revenue recognition from the Company’s subscription and support offerings as described above and is recognized as the revenue recognition criteria are met. For subscription agreements, the Company typically invoices its customers in monthly or annual fixed installments. Accordingly, the deferred revenue balance does not represent the total contract value of these multi-year subscription agreements. Deferred revenue also includes certain deferred professional services fees, which are recognized in accordance with the Company’s revenue recognition policy. The portion of deferred revenue the Company expects to recognize during the succeeding 12-month period is recorded as current deferred revenue, and the remaining portion is recorded as noncurrent.
Cost of Revenue
Cost of revenue primarily consists of costs related to hosting the Company’s cloud-based application, providing customer support, data communications expense, salaries and benefits of operations and support personnel, software development fees, software license fees, amortization expense associated with acquired developed technology assets, and property and equipment depreciation.
Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at one financial institution and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.
Accounts Receivable
Accounts receivable represent amounts due from customers. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts was approximately $10,000 and $25,000 as of December 31, 2015 and 2014, respectively. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the credit risk.
Property and Equipment
Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:
Computer and Data Center Equipment	3 years
Purchased and Acquired software	3 years
Leasehold Improvements	3–5 years, or lease term if less
Furniture and fixtures	7 years
Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported.
Goodwill
Goodwill represents the excess purchase price over the appraised value of the portion of identifiable assets that were acquired from the DeviceFidelity Inc. acquisition completed in March 2014. Goodwill is

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not amortized but is reviewed at least annually for impairment, or between annual dates if circumstances change that would more likely than not cause impairment. Management performs its annual impairment test at the close of each fiscal year, and considers several factors in evaluating goodwill for impairment, including the Company’s current financial position and results, general economic and industry conditions and legal and regulatory conditions. No impairment of goodwill was identified for the years ended December 31, 2015 and 2014. See Note 11 for further discussion.
Impairment of Long-lived Assets, Including License Agreements
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. In December 2015, the Company determined that an impairment of $216,369 had occurred on its finite-lived intangible assets related to certain customer contracts acquired in the acquisition of the Select Mobile Money business on March 4, 2014. In determining the impairment loss, the Company reviewed all circumstances, including the undiscounted cash flows it expects to derive from those contracts going forward.
Deferred Financing Costs
Deferred financing costs are capitalized and amortized over the lives of the related debt agreements. The costs are amortized to interest expense using the effective interest method. In the event debt is converted or paid prior to maturity, any unamortized issuance costs are charged to expense in the period in which the conversion or repayment occurs.
Advertising Costs
Advertising costs are expensed as incurred and are included in sales and marketing expense on the accompanying statements of operations. During the years ended December 31, 2015 and 2014, advertising costs totaled approximately $65,000 and $16,000, respectively.
Deferred Commissions
The Company capitalizes commission costs that are incremental and directly related to the acquisition of customer contracts. Commission costs are capitalized and amortized over the term of the related customer contract.
Net Loss Per Common Share
Basic and diluted net loss per common share for all periods presented is computed by dividing the net loss available to common shareholders by the weighted average common shares outstanding and common stock equivalents, when dilutive. Potentially dilutive common stock equivalents include common shares issued pursuant to stock warrants, stock options and convertible preferred stock. Common stock equivalents were not included in determining the fully diluted loss per share as they were antidilutive.
On February 12, 2014, the Company completed a merger transaction with DE Acquisition 2, Inc. (“DE2”), a public company with no operations. Pursuant to the terms of the merger, each share of the Company’s common stock that was issued and outstanding at such time was cancelled and converted into 10.9532 (the “exchange ratio”) shares of DE2’s common stock.
On March 18, 2014, the Company completed a reverse stock split of the Company’s issued and outstanding common stock on a 1-for-10.9532 basis. The Company’s authorized capital shares previous to this transaction consisted of 22,500,000 shares of  $.01 par value common stock and 2,500,000 shares of preferred stock. As a result of the DE 2 transaction, the Company’s new authorized capital consists of 500,000,000 shares of  $.0001 par value common stock and 20,000,000 shares of preferred stock.

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All amounts in the accompanying financial statements and notes related to shares, share prices and loss per share reflect retrospective presentation of the reverse split.
The following table reflects the amounts used in determining loss per share:
	Year Ended
	December 31, 2015	December 31, 2014
Net loss	$(18,252,632)	$(15,709,782)
Less: Cumulative unpaid preferred stock dividends	(260,233)	(48,409)
Net Loss attributable to common stockholders	(18,512,865)	(15,758,191)
Weighted average common shares outstanding	1,771,736	755,833
Net loss per common share—basic and diluted	$(10.45)	$(20.85)
The following potential common shares were excluded from the calculation of diluted loss per share from continuing operations and diluted net loss per share attributable to common stockholders because their effect would have been anti-dilutive for the periods presented:
	As of
	December 31, 2015	December 31, 2014
Convertible Preferred Stock	944,932	148,647
Stock Options	249,912	180,240
Warrants	1,723,626	593,557
	2,918,470	922,444

Fair Value of Financial Instruments
The Company uses fair value measurements to record fair value adjustments for certain financial instruments and to determine fair value disclosures. Warrants issued with price protection features are recorded at fair value on a recurring basis. The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximated fair value due to the short maturity of those instruments. With respect to determination of fair values of financial instruments there are the following three levels of inputs:
Level 1 Inputs—Quoted prices for identical instruments in active markets.
Level 2 Inputs—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.
Level 3 Inputs—Instruments with primarily unobservable value drivers.
The warrants that are carried at fair value are valued using level 3 inputs utilizing a Black-Scholes option pricing model under probability weighted estimated outcomes.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates. Significant estimates include the Company’s ability to continue as a going concern, allowance for doubtful accounts, assumptions used to value stock options and warrants, conversion incentive and share purchase price adjustment, and the value of shares of common stock issued for services.

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Stock-Based Compensation
The Company accounts for stock-based compensation using the estimated fair values of warrants and stock options. For purposes of determining the estimated fair values the Company uses the Black-Scholes option pricing model. For the periods prior to the Company’s common stock being traded, the Company estimated the volatility of its common stock at the date of grant based on the volatility of comparable peer companies which are publicly traded; for later periods, the Company includes its actual common stock trading to compute volatility. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period. The fair values of stock award grants are determined based on the number of shares granted and estimated fair value of the Company’s common stock on the date of grant.
Research and Development Costs
The Company considers those costs incurred in developing new processes and solutions to be research and development costs and they are expensed as incurred.
Recent Accounting Pronouncements
On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. The core principle of the ASU is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration, or payment, to which the company expects to be entitled in exchange for those goods or services. The ASU may also result in enhanced disclosures about revenue. For public entities, the ASU is effective for annual reporting periods beginning after December 15, 2016. On July 9, 2015, the FASB voted to allow a one year deferral of the effective date. The deferral permits early adoption, but does not allow adoption any earlier than the original effective date of the standard. We are currently evaluating the impact this standard will have on our consolidated financial statements.
In June 2014, the FASB issued updated guidance related to stock compensation. The amendment requires that a performance target that affects vesting and that could be achieved after the requisite period, be treated as a performance condition. The updated guidance is effective for annual reporting periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted but we do not anticipate electing early adoption. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.
In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The amendments provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The standard will be effective for the Company on December 31, 2016. The adoption of this pronouncement may impact future assessment and disclosures related to the Company’s ability to continue as a going concern.
In January 2015, the FASB issued guidance, which completely eliminates all references to and guidance concerning the concept of an extraordinary item from GAAP. The updated guidance is effective for annual reporting periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted but we do not anticipate electing early adoption. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.
In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which changes the presentation of debt issuance costs in financial statements to present such costs as a

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direct deduction from the related debt liability rather than as an asset. The ASU will become effective for public companies during interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted. We do not expect the adoption of the ASU will have a material impact on our consolidated financial statements.
In January 2016, the FASB issued ASU 2016-01 “Recognition and Measurement of Financial Assets and Financial Liabilities,” which requires that most equity instruments be measured at fair value, with subsequent changes in fair value recognized in net income. The pronouncement also impacts the financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. The ASU does not apply to equity method investments or investments in consolidated subsidiaries. The new standard will be effective for us for the year ended December 31, 2018, with early adoption permitted and amendments to be applied as a cumulative-effect adjustment to the balance sheet in the year of adoption. We are currently in the process of assessing the impact of the ASU on our consolidated financial statements and disclosures.
In February 2016, the FASB issued ASU 2016-2 Leases, under which lessees will recognize most leases on the balance sheet. This will generally increase reported assets and liabilities. For public entities, this ASU is effective for annual and interim periods in fiscal years beginning after December 15, 2018. The ASU mandates a modified retrospective transition method for all entities. We are currently in the process of assessing the impact of the ASU on our consolidated financial statements and disclosures.
2.
Note Receivable

The Company has a note receivable, bearing interest at 5%, for fees being refunded for an unsuccessful capital raising transaction. The note has a face value of  $501,000 and was due in October 2013. The collectability of this note is uncertain and the Company has established a reserve for 100% of the balance owed as of December 31, 2015 and December 31, 2014. In February 2015 the Company obtained a default judgment in its favor relating to such note in the amount of approximately $542,000 (including interest). As of December 31, 2015, this amount has not been collected. Due to the financial limitations of the judgment debtor, the Company continues to believe the collectability of the note is uncertain and therefore maintains a reserve for 100% of the balance owed.
3.
Prepaid Expenses

Prepaid expenses primarily consist of prepayment of licenses and maintenance fees, or deposits with, the providers of RDC software capabilities to the Company.
4.
Property and Equipment

Property and equipment consists of the following:
	As of
	December 31, 2015	December 31, 2014
Computer equipment	$227,206	$216,486
Data center equipment	1,011,173	444,906
Purchased software	692,143	651,016
Furniture and fixtures	89,774	84,433
Leasehold improvements	75,103	58,024
Total property and equipment	2,095,399	1,454,865
Less: accumulated depreciation	(1,430,983)	(1,158,940)
Net property and equipment	$664,416	$295,925

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Depreciation expense was approximately $322,000 and $214,000, for the years ended December 31, 2015 and 2014, respectively.
5.
Accrued Expenses

Accrued expenses consist of the following:
	As of
	December 31, 2015	December 31, 2014
Accrued compensation	$119,817	$128,135
Accrued rent	—	36,149
Accrued sales tax	6,298	37,484
Total accrued expenses	$126,115	$201,768

6.
Financing Arrangements

The Company has raised debt through several forms of borrowing including bank loans, loans from directors and other affiliated parties and unaffiliated third party investors. Certain of the debt was issued with warrants that permit the investor to acquire shares of the Company’s common stock at prices as specified in the individual agreements. See Note 12 for additional information regarding conversions of debt and accrued interest into common stock during the years ended December 31, 2015 and 2014.
Following is a summary of debt outstanding:
	As of
	December 31, 2015	December 31, 2014
Notes Payable to Directors and Affiliates	$1,748,000	$1,350,000
Convertible Term Loan, due December 2016, interest at 10%	2,300,000	2,300,000
Series Subordinated Note, due January 2016, interest at 12%	415,398	613,808
Notes Payable, due the earlier of raising $10 million in proceeds from private placements or January 2016, interest between 8.25% and 12%	74,486	74,486
Note Payable, due August 2021, interest 0%	192,000	192,000
Installment Note Payable—Bank	260,949	252,244
Total	4,990,833	4,782,538
Unamortized discount	—	(145,835)
Total debt, net	4,990,833	4,636,703
Less: current maturities	4,798,833	2,070,217
Long-term portion	$192,000	$2,566,486

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Future maturities of long-term debt at December 31, 2015 are as follows:
2016	$4,798,833
2017	—
2018	—
2019	—
2020	—
Thereafter	192,000
$4,990,833

Senior Secured Note Payable
In October 2012, the Company entered into a Loan and Security Agreement (the “Secured Loan Agreement”) with Michaelson Capital Partners, LLC (the “Senior Secured Lender”) that provides for borrowings of up to $1,500,000. Borrowing under the Secured Loan Agreement is secured by all property of the Company including tangible and intangible property. In addition, the Secured Loan Agreement contained certain negative pledges and restrictions on certain types of transactions and use of loan proceeds. The note is guaranteed by a Company director and the spouse of the director. The loans carried stated interest rates from 10–16%. In the event of default the interest rate increased to 14%–20%. The Secured Loan Agreement’s stated expiration date was April 23, 2013. Beginning in August 2013, the Company was in default and outstanding borrowings and interest began to accrue at the default rates. In addition, the agreement contained certain covenants, some of which the Company was not in compliance with. The note was amended in February 2013 and an additional $1,000,000 was borrowed. Further, as part of this amendment the lender received a payoff premium of  $750,000 which the Company accrued as interest expense in 2013 and paid in 2014.
On December 6, 2013, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with the Senior Secured Lender. The Forbearance Agreement provided that the Senior Secured Lender would not accelerate repayment of the amounts owing, or enforce its security interests or any other rights, under the Secured Loan Agreement, until March 6, 2014.
In March 2014 the Forbearance Agreement was extended to May 12, 2014. In consideration for the extension the Company agreed to issue $1 million of the Company’s common stock, the number of shares to be determined by reference to the lowest per share price in the Company’s then planned public offering of common stock. On July 14, 2014 the Company issued to the Senior Secured Lender 44,445 shares of common stock at $22.50 per share for a total value of  $1,000,000. In 2014, the Company recorded interest expense of  $1,000,000, related to this extension.
On May 1, 2014, the Company entered into an agreement with an investor to draw on the $4 million convertible term loan, due December 2016, described below for an amount sufficient to satisfy their outstanding obligation to the Senior Secured Lender, but not to exceed the loan limit of  $4 million, for a maximum borrowing of  $3.4 million as of March 31, 2014. On May 19, 2014, the Company entered into a second forbearance agreement with the Senior Secured Lender through May 23, 2014 in return for the Company repaying a total sum of  $500,000 on this date. In addition, the Company agreed to reduce the price per share related to the $1.0 million of common stock to 80% of the lowest price per share of common stock issued to any investor in the Company if the stock was not publicly traded on or before July 15, 2014. On May 29, 2014, the Company received an advance totaling $1.950 million under the terms of the convertible term loan and repaid a total of  $2.0 million of the outstanding balance to the Senior Secured Lender, leaving a remaining balance of  $150,660. On May 30, 2014, the Company entered into an unsecured convertible note payable with the Senior Secured Lender for a total of  $150,660. The note bore interest at an annual rate of 10% and the principal and accrued interest were due on or prior to July 31, 2014. Upon a thirty day written notice to the Company from the issuance date, the Senior Secured Lender

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had an option to convert the note into common stock at 90% of the conversion terms offered in the Convertible Subordinated Notes, due June 2015, described below. In addition, upon conversion of the note, the holder was entitled to receive warrants equal to the number of shares received from the conversion at a price of 125% of the IPO price. In July 2014, the Company repaid the remaining note outstanding of $150,660, along with accrued interest totaling $2,559 which satisfied all remaining obligations to the Senior Secured Lender.
The Senior Secured Lender also received a warrant to purchase 5,082 shares of Company common stock at $135.00 per share. The warrant expires in October 2017. Including the value of the warrant at the date of issuance, the effective interest rate on the full $2,500,000 available under the Secured Loan Agreement was 38%. The exercise price of the warrant is subject to downward adjustment in the event of the subsequent sale of common stock or convertible debt at a lower price, as defined, prior to exercise of the warrant. As a result of this provision, the Company determined that the warrant should be accounted for as a liability carried at fair value. In February 2013, the exercise price was adjusted to $43.20 and the number of shares of Company common stock to be acquired was increased to 15,881 based on a qualifying transaction. In July 2014, the Company entered into an agreement to modify the terms of the warrant. Under the new terms, the exercise price was reduced to $18.00 per share which is 80% of the IPO share price and the number of shares of Company common stock to be acquired was increased to 38,114. In connection with the issuance of warrants with an exercise price of  $17.25 as part of the PIPE transaction completed in 2015, the Company increased the total number of shares of common stock issuable upon exercise of the warrant issued to the Senior Secured Lender to 49,714 and reduced the exercise price to $13.80 per share. In connection with the reduction in exercise price of the warrants issued as part of the PIPE transaction to $4.94, the Company increased the total number of shares of common stock issuable upon exercise of the warrant issued to the Senior Secured Lender to 175,911 and reduced the exercise price to $3.90 per share.
The Company determined the value of the warrant to be $537,000 and $146,000 at December 31, 2015 and 2014, respectively, and both of these amounts were recorded as a liability on the balance sheet as of these dates.
The Company also incurred financing costs in conjunction with this transaction aggregating $62,500 that are owed under the same terms as terms as the Secured Loan Agreement. The entire amount was fully amortized as of December 31, 2014.
Secured Convertible Notes, due June through August 2014
From June through August 2013, the Company borrowed $770,000 under various secured convertible notes. The notes bore interest at the annual rate of 10% and mature one year from the date of issue. Borrowings under the notes were secured by all property of the Company including tangible and intangible property. In addition, the notes contained certain negative pledges and restrictions on certain types of transactions and use of loan proceeds.
Upon completion of certain equity financing transactions as defined in the notes, the outstanding principal and unpaid interest was automatically converted into common stock. The conversion rate per share was equal to 75% of the per share price of the securities offered in the defined financing transaction. On May 12, 2014, the Company entered into a loan modification agreement under which the holder of the note agreed to provide a $40,000 discount of the outstanding balance with a repayment of  $150,000 of principal outstanding as of this date. During the year ended December 31, 2014, the Company repaid a total of  $660,000 of principal and $66,055 of accrued interest. In addition, the Company converted into equity $70,000 of principal and $1,764 of accrued interest at a conversion rate of  $60.00 per share. (See Note 12). No obligation remained outstanding under these notes as of December 31, 2014.
Notes Payable to Directors and Affiliates
In March 2014, the Company borrowed $1,500,000 from a director to fund the acquisition of Select Mobile Money from DeviceFidelity. (See Note 10) The note had an interest rate equal to 24%, payable

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

monthly commencing April 2014. The Company failed to pay the accrued interest on the note due April 2014. As a result, the interest rate increased to 48% in April 2014 and continued to accrue at this rate until the note and all accrued interest was repaid in full. The principal and any unpaid accrued interest became due on May 15, 2014. In addition, the Company agreed to issue common stock as consideration for the note equal to 12.5% of the principal amount or $187,500, which equaled 5,209 shares using the required share price of  $36.00. Because the Company failed to pay the accrued interest due April 2014, the Company owed additional common stock equal to 3.125% of the outstanding principal amount or $46,875, which equaled 1,303 shares on each successive 5th business day for as long as any portion of the principal amount of the loan was outstanding. The Company issued a total of 25,521 shares of common stock in connection with this note and recorded interest expense of  $890,624 related to the common stock issued for the year ended December 31, 2014. A total of  $1,731,781 of principal and accrued interest was repaid in July 2014.
In addition to the $1,500,000 March 2014 note above, the Company also issued a total of  $3,690,000 of new notes to three directors during the year ended December 31, 2014. Of this amount, $1,925,000 of the notes bears interest at a rate of 10% and becomes due between February and September of 2015, and $1,500,000 represents a line-of-credit agreement with one director of the Company. The original terms of the line-of-credit agreement provided for a stated interest rate of 10% on the principal amount outstanding. Both the principal and unpaid accrued interest is payable upon the earlier of September 30, 2014 or completion of a public offering of securities. There are no financial covenants with the line-of-credit. Through the second quarter of 2014, the Company had drawn down the entire $1,500,000 under this facility. At the option of the director, all the principal and unpaid accrued interest under the line-of-credit could have been converted upon the completion of an IPO of the Company’s common stock at a 20% discount to the price at which the shares are of the Company’s stock were sold in the offering. The director exercised this conversion right with respect to $500,000 of indebtedness in connection with our July 2014 IPO (see June 24, 2014 Letter Agreement below). The Company entered into three notes with directors totaling $265,000 that were due June 30, 2015 and accrued interest at a rate of 8%. The terms of these notes included a provision whereby all principal and accrued interest automatically converted into the Company’s common stock upon the successful consummation of an IPO. On July 14, 2014, the Company completed an IPO and the conversion price equaled 80% of the per share purchase price at which the Company’s common stock was sold in the IPO. On July 14, 2014, $265,000 of principal and $6,763 of accrued interest converted into 15,098 shares of common stock.
On June 17, 2014, the Company entered into a conversion agreement with two directors under which a total of  $1,050,000 of principal related to the 10% term notes due between February and March 2015 would automatically convert into common stock upon the completion of an IPO of the Company’s common stock at a 20% discount to the price at which the shares of the Company’s stock were sold in the IPO. These notes were converted into common stock at the time of our IPO. Upon conversion, the two directors also received 100% warrant coverage at a price equal to 125% of the IPO price or $28.13.
On June 24, 2014, the Company entered into a letter agreement with two directors under which a total of  $900,000 of the principal of the 10% term notes due between February and March 2015 and $500,000 of principal owed under the 10% line-of-credit due September 2014 would automatically convert upon the Company completing an IPO. In addition, the director agreed to amend the repayment terms of the line-of-credit to occur on the earlier of  (a) raising an aggregate gross proceeds in one or more financing transactions (other than the IPO) of at least $10 million or (b) July 31, 2015. The conversion terms are the same as described in the conversion agreement dated June 17, 2014 above.
On July 14, 2014, the Company completed its IPO resulting in $3,375,000 of principal and $204,134 of accrued interest of short-term notes payable with a stated interest rate of 10% converting into 198,841 shares of the Company’s common stock. In addition, the two directors received five-year warrants to purchase a total of 150,000 shares of the Company’s common stock at an exercise price of 125% of the IPO price or $28.20 per share. Lastly, as part of the letter agreement entered into on June 24, 2014, a director agreed to convert $500,000 of principal related to the $1.5 million line-of-credit outstanding into 27,778 shares of common stock and also received five-year warrants to purchase a total of 22,223 shares of the

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company’s common stock at an exercise price of 125% of the IPO price or $28.20 per share. The amount of principal owed under the $1.5 million line-of-credit as of December 31, 2015 and December 31, 2014 was $1,000,000 plus accrued interest as of  $171,973 and $71,973, respectively. In February 2016, the Company amended the terms of the line of credit to extend the maturity date to January 31, 2017. The Company also agreed to make interest only payments on June 30, 2016, September 30, 2016 and December 31, 2016. The interest only payments are for interest accrued on the principal balance from February 1, 2016 to date of payment. The outstanding principal and accrued interest balance is due in full on January 31, 2017.
As a result of the Company completing its IPO on July 14, 2014, the Company determined there was a beneficial conversion feature related to the $1.0 million outstanding balance of the line-of-credit which totaled $250,000. This amount was recorded as a discount to the debt and is being amortized into interest expense through the maturity date of July 31, 2015. For the fiscal year ended December 31, 2015 and December 31, 2014, the Company recorded interest expense of  $145,835 and $104,165, respectively, related to amortization expense associated with the beneficial conversion feature. The unamortized balance of the beneficial conversion feature as of the end of December 31, 2015 and December 31, 2014 was approximately $0 and $146,000, respectively.
On July 30, 2014, the Company entered into a financing commitment letter with Messrs. Hanson and Davis to lend the Company up to $2.5 million through December 31, 2014, bearing interest at 10%, and due January 31, 2015, which was later extended to January 31, 2016. The terms provided if any portion of the notes issued under the commitment letter were outstanding beyond January 31, 2015, the default interest rate would be adjusted to 18%. As of December 31, 2014, $350,000 was outstanding. In January 2015, the Company received advancements totaling $350,000. On February 3, 2015, Michael Hanson, one of our directors, converted $250,000 of the amount owed into 217,391 shares of Series B Convertible Preferred Stock (which Series B Convertible Preferred Stock was converted into common stock on February 27, 2015). Also in February 2015, the Company amended the terms of the commitment letter to extend the repayment of the outstanding principal balance owed as of that date of  $450,000 to January 31, 2016 at a rate of 10% per annum. As part of the amendment, the directors did not renew the remaining amount available under the original terms of the commitment letter. In June 2015, Michael Hanson converted $102,000 of the amount owed into 1,020 shares of Series C Convertible Preferred Stock and also received a five-year warrant to purchase 15,533 shares of common stock at $7.22 per share (since adjusted to $4.94 per share.) On October 23, 2015, the Company entered into an addendum to the financing commitment letter under which Mr. Hanson agreed to an additional advancement of  $250,000. As of December 31, 2015, the total principal and accrued interest amount outstanding to Messrs. Davis and Hanson related to advances under the commitment letter equaled $598,000 and $54,857, respectively. In February 2016, the Company amended the terms of the commitment letter to extend the maturity date to January 31, 2017 and maintain the interest rate at 10%. The Company also agreed to make interest only payments on June 30, 2016, September 30, 2016 and December 31, 2016. The interest-only payments are for interest accrued on the principal balance from February 1, 2016 to date of payment. The outstanding principal and accrued interest balance is due in full on January 31, 2017.
In March 2015, the Company issued a total of  $400,000 of new demand promissory notes to Messrs. Davis and Hanson. The notes bore interest at a rate of 10% and were due June 30, 2015. In June 2015, the $400,000 of notes were converted into 4,000 shares of Series C Convertible Preferred Stock as part of the Series C preferred offering. Messrs. Davis and Hanson also received five year warrants to purchase 60,911 shares of common stock at $7.22 (since adjusted to $4.94) per share. In December 2015, the Company issued a $150,000 demand promissory note to Mr. Hanson. The note bears an interest rate of 10% and is due June 30, 2016.
In February 2016, the Company entered into a thirty-day note payable with James L. Davis for $150,000 and Michael J. Hanson for $75,000. Under the note agreements, in lieu of interest, the Company agreed to issue five-year cashless warrants to purchase 16,667 and 8,334 shares of common stock at $4.94 per share to Messrs. Davis and Hanson, respectively. Additionally, for each 30 days the principal amount is outstanding, the Company will issue the note holders an additional 16,667 and 8,334 warrants, respectively,

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

with the same terms as described above. On March 29, 2016, both notes were amended to change the due dates of the principal amounts owed to January 11 and January 31, 2017, under Messrs. Hanson’s and Davis’ notes, respectively. Messrs. Davis and Hanson will continue to earn the warrants on a 30-day basis until the principal is repaid.
Convertible Notes due March 2015
In 2013, the Company borrowed $575,000 under convertible notes. These notes were due March 15, 2015. The notes bore a stated interest rate of 10%. Warrants to purchase 5,834 shares of common stock at $60.00 per share were issued with $350,000 of this debt, resulting in an effective interest rate of 19% on that portion of the borrowing.
In May 2014, the Company entered into an amendment with various lenders to modify the terms on $350,000 of these convertible notes to the terms provided under the convertible notes due December 2016. Therefore, prior to the Company’s completion of its IPO on July 14, 2014, the total principal amount outstanding of convertible notes due March 31, 2015 was $225,000. Upon the completion of the Company’s IPO, the total outstanding balance of  $225,000 in principal and $15,015 of accrued interest automatically converted into 11,853 shares of common stock.
Convertible Term Loan, due December 2016
In December 2013, the Company entered into an agreement to issue convertible notes with Trooien capital, LLC (the “Trooien Capital Note”) in a principal amount of up to $4 million. The proceeds of borrowings under the Notes are expressly to be used to repay amounts owed under the Senior Secured Note Payable. Borrowings under the agreement bear interest at 10% and the note matures in December 2016. In the event of default, the interest rate increases by either 2% or 4%, depending on the nature of the default. Under the note agreement, the investor has the right, but not the obligation, to advance additional amounts up to the $4 million. The terms of the agreement originally provided that the investor may have several options to convert for converting the Trooien Capital Notes at varying rates and times following the completion of a qualifying financing transaction. Depending on the timing of conversion, the holder may also receive warrants to purchase common stock. In addition to conversion of the Trooien Capital Notes, the holder has the right to request shares of common stock, rather than cash, as payment for interest. In May 2014 the Company agreed to include $356,616 in principal and accrued interest of the convertible notes originally issued to our senior debt holder during the fourth quarter of 2014, due March 2015, under the terms of the Trooien Capital Note, due December 2016.
On May 1, 2014, the Company entered into an agreement which requires, within 10 calendar days of a written request on or prior to May 12, 2014, the holder of the convertible notes to make additional advances to the Company in an amount sufficient to satisfy the senior debt amount outstanding, but not to exceed the loan limit of  $4.0 million.
On May 12, 2014, the Company entered into an agreement to amend the conversion terms of the Convertible Term loan, due December 2016 as follows:
First Conversion Right.   The holder had the right at its election to convert the principal and accrued interest of the note into common stock at a conversion rate equal to 90% of the price based on the terms offered in the Convertible Subordinated Note, due June 2015. The first conversion right was extended for a period of 120 days following the closing date of the IPO, July 14, 2014. Upon the holder’s election to convert, the conversion price would have equaled 125% of the price at which the common stock was sold in the IPO. The first conversion right expired on October 11, 2014.
Second Conversion Right.   To the extent that the holder did not elect to exercise the First Conversion Right, then the holder has the right through the maturity date of the Note, December 2016, to convert the principal and accrued interest into common stock at a conversion rate equal to 125% of the price at which the common stock was sold in the IPO. Under the terms of this conversion agreement, the holder will receive 100% warrant coverage under the same terms provided pursuant to the First Conversion Right.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

On June 18, 2014, the holder agreed to convert $1,000,000 of the then outstanding principal balance of $3,250,000 together with the accrued related interest into common stock upon the completion of the IPO based on the terms described above in the First Conversion Right. Upon completion of the Company’s IPO on July 14, 2014, the $1,000,000 of principal and $58,630 of accrued interest converted into 65,348 shares of common stock and the Company also issued to the investor a five-year warrant to purchase 65,348 shares of the Company’s common stock at an exercise price equal to 125% of the IPO price, or $28.13.
As a result of the Company completing its IPO on July 14, 2014, the Company determined there was a beneficial conversion feature related to the remaining $2.3 million outstanding balance of the Convertible Term Loan, due December 2016 which totaled $894,444. This amount was recorded as a discount to the debt and was amortized into interest expense on a straight-line basis over the 120 days following the closing of the IPO which represents the period that during which the debt could be converted at a discount to the IPO price. The Company recorded interest expense of  $894,444 related to amortization expense associated with the beneficial conversion feature for the year ended December 31, 2014. The balance of the note as of December 31, 2015 and December 31, 2014 was $2.3 million plus accrued interest of  $370,274 and $140,275, respectively.
Convertible Subordinated Notes, due March 2012
In March 2011, the Company issued $1,432,561 in face amount of convertible debt, the “March 2011 Notes”. These notes had a stated interest rate of 6%. The terms of the notes allowed the holders to convert the debt into common stock at any time prior to maturity at a conversion rate equal to the lesser of  $135.00 per share or 25% below the offering price in the sale of securities in a qualified sale of securities, as defined. Payment of principal and interest on these notes was unsecured and subordinated to senior indebtedness, as defined. Concurrent with the issuance of these notes, the Company issued warrants to purchase 7,163 shares of Company common stock at $60.00 per share. In July and August 2011, the Company prepaid the majority of these notes and accrued interest. After the prepayment, holders of these notes purchased 8,297 shares of Company stock at $135.00 per share for an aggregate purchase price of  $1,120,000. In February 2013 and January 2014 an additional $200,000 and $14,422 was converted into common stock, respectively. (See Note 12) The remaining outstanding balance of  $100,000 was converted into 1,667 shares of the Company’s common stock as part of its IPO on July 14, 2014 and the Company repaid accrued interest totaling $19,644 as of this date.
Convertible Subordinated Note, due April 2015
In April 2013 the Company borrowed $200,000 under a convertible note. The note had a stated interest rate of 9% and was due April 1, 2015. The note was convertible at the option of the holder any time after April 1, 2014. The note would be automatically converted upon the occurrence of certain equity financing transactions or a change in control as defined in the note. The conversion price was $60.00 per share. On July 14, 2014, the outstanding principal balance of  $200,000 and $21,699 of accrued interest was converted into 3,695 shares of common stock as a result of completing the Company’s IPO.
Convertible Subordinated Notes, due February 2015
In February 2014 the Company borrowed $100,000 under a convertible note. The note was non-interest bearing and was due the earlier of February 27, 2015 or the completion of an equity offering by the Company of at least $5,000,000. The note was convertible at the option of the holder at the time at in which the Company completed such an equity offering of its common stock. The conversion price was equal to the offering price of the Company’s common stock. During the year ended December 31, 2014, the Company repaid the principal balance outstanding of  $100,000.
Convertible Subordinated Notes, due June 2015
In May 2014 the Company borrowed $330,000 under convertible notes. The notes bore interest at a stated rate of 8% per annum. The principal amounts of the notes, along with the accrued interest, were both

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

due June 2015. The terms of these notes includes a provision whereby all principal and accrued interest automatically converted into the Company’s common stock upon the successful consummation of an IPO. The conversion price was 80% of the per share price at which the Company’s common stock was sold in our IPO. Upon completion of the July 14, 2014 IPO which raised $6,750,000 gross proceeds, the principal amount outstanding of  $330,000 was converted into 18,334 shares of common stock. The Company repaid accrued interest totaling $5,017 to the holders of the notes.
Series Subordinated Notes
The Series Notes were issued in tranches that contained various terms with regard to maturity dates, interest rates, subordination, conversion features and the number of warrants issued with each tranche. In 2013, all but $863,808 face amount of the Series Notes had been converted into common stock and all but approximately 5,000 of the related warrants were exchanged for common stock. In January 2014, $250,000 in debt and $650,647 in accrued interest were converted into 15,011 shares of common stock at a conversion rate of  $60.00 per share. (See Note 12) The remaining $613,808 in principal and accrued interest of  $100,745, at December 31, 2014, was originally due in December 2014. In December 2014, the Company amended the terms of the note to include monthly installments of  $50,000 due December 2014 and additional $50,000 due at the end of each following month through April of 2015, when the remaining principal balance and related accrued interest becomes due. In May 2015, the Company entered into an amendment of the note to extend the maturity date from April 30, 2015 to December 31, 2015. Under the amended note, the Company was required to make monthly payments of  $50,000 beginning May 31, 2015 and continuing to December 31, 2015, which time any remaining principal and unpaid accrued interest would become due. As of October 31, 2015, the Company had not paid the $50,000 monthly installments since August 2015. On November 2, 2015, the Company renegotiated the terms of the note. Under the amended terms, payments of  $30,000 were due on each of November 15, 2015, December 15, 2015 and January 15, 2016, with the remaining balance of accrued, unpaid interest and principal due on January 31, 2016. As of April 12, 2016, the Company has not paid the $30,000 monthly installments since December 2015. On March 31, 2016, the holder of the note commenced an action against the Company in Hennepin County Court in the State of Minnesota alleging the Company breached the terms of the note. The law suit alleges the Company owes the note holder $694,869 plus interest and assessments accruing after April 1, 2016. The Company disputes the allegations of the note holder and intends to vigorously defend the claim. The principal balance as of December 31, 2015 and 2014 was $415,398 and $613,808, respectively.
Notes Payable, due February 2015
In December 2013 and January 2014, the Company issued promissory notes for $100,000 and $150,000, respectively. The notes accrued interest at a rate of 10% and were originally due the earlier of the Company raising sufficient new funds as determined by the holder or March 31, 2014. In February 2014, the Company entered into an amendment which extended the maturity date of the agreement to February 18, 2015. All other terms of the agreement remained unchanged. During the year ended December 31, 2014, the Company repaid the principal amount outstanding of  $250,000, along with accrued interest totaling $13,233.
During fiscal year 2014, the Company issued detachable warrants to purchase common stock equal to 25% of the principal amounts under these notes. The life of the warrants range between three and five years with an exercise price of  $54.00. The total number of shares issuable under the warrants totaled 54,750 related to a total of  $3,285,000 short term notes issued in consideration for the loans to the Company. Of this total, $2,875,000 and warrants to purchase 47,917 shares relates to two directors of the Company. In addition, of the total warrants issued, warrants to purchase 20,167 shares relates to short term notes, which were converted into equity during 2013. The Company determined the fair value of the warrants to be $573 using the Black-Scholes model. See Note 12 for the inputs used in valuing the warrants using the Black-Scholes model.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Notes Payable, due January 2016
In January 2014, the Company assumed notes payable totaling $74,486 related to the acquisition of DE2. The original terms of the notes required repayment on the earlier of January 31, 2016 or the date the Company completes a business combination with an operating company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company. The reverse merger was completed in February 2014, and the terms of the note were amended to state that the principal and related accrued interest is due the earlier of January 31, 2016 or the date the Company completes one or more private placements of debt or equity securities resulting in aggregate proceeds of $10,000,000. In March 2016, the Company paid off one of the notes with a principal and interest balance of approximately $3,500 and amended all other notes to change the earlier of date from January 31, 2016 to April 30, 2016. A warrant for the issuance of 5,000 shares with an exercise price of  $5.25 was issued in consideration for the note extensions.
Note Payable, due August 2021
In August 2014, the Company entered into a 0% interest $192,000 note payable with the State of Minnesota as part of an Angel Loan program fund. There are no financial loan covenants associated with the loan, which has a maturity date of August 2021. The loan contains a provision whereby if the Company transfers more than a majority of its ownership, the loan becomes immediately due, along with a 30% premium amount of the principal balance. In addition, if the Company is more than 30 days past due on any payments owed under the loan, an interest rate of 20% per annum becomes due.
Installment Note Payable—Bank
In March 2014, the Company entered into an installment note with a bank for a total of  $330,020. The note bears interest at the prime rate plus 1%, but not less than 5%. The note is due on demand; if no demand is made then the note is due in monthly payments of  $9,903 from April 2014 through April 2017. Borrowings are secured by substantially all of the Company’s property and are guaranteed by three of the Company’s directors. In April 2015, the Company entered into a new installment note replacing the above mentioned note. The balance of the existing note totaled approximately $216,000, while the new note was issued for approximately $330,000. The Company received the net amount between the two notes or $113,000, which was primarily used for working capital purposes. The new note bears interest at the prime rate plus 1%, but not less than 5%. The note is due on demand; if no demand is made then the note is due in monthly payments of  $9,903 from May 2015 through May 2018. Borrowings remained secured by substantially all of the Company’s property and are guaranteed by three of the Company’s directors. The principal balance as of December 31, 2015 and 2014 was approximately $261,000 and $252,000, respectively.
In January 2016, the Company entered into a new installment note replacing the above mentioned note. The balance of the existing note totaled approximately $261,000, while the new note was issued for approximately $330,000. The company received the net amount between the two notes or $69,000, which was primarily used for working capital purposes. The new note bears interest at the prime rate plus 1%, but not less than 5%. The note is due on demand: if no demand is made then the note if due in monthly payments of  $9,901 from February 2016 through January 2019.
Other Information Regarding Debt
The Company determined there was a contingent beneficial conversion feature related to $6.0 million of principal and accrued interest for various convertible term loans and other short-term borrowings which automatically converted upon completion of its IPO. The total beneficial conversion feature of  $1,612,251 was recognized as interest expense in fiscal year 2014 upon the successful completion of the Company’s IPO.
The prime interest rate was 3.50% and 3.25% at December 31, 2015 and 2014, respectively.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As a result of either the short term duration of the financing, the Company believes that the fair value of its outstanding debt approximates market value.
7.
Employee Benefit Plan

The Company has a defined contribution 401(k) saving plan covering all employees satisfying certain eligibility requirements. The plan permits, but does not require, Company contributions; the Company did not make any contributions for the year ended December 31, 2015 and 2014.
8.
Commitments and Contingencies

Operating Leases
The Company leases approximately 22,000 square feet of office space in Chanhassen, Minnesota. The lease commenced on May 1, 2012 and extends through August 31, 2016. In August 2015, the Company amended the terms of the lease agreement to extend the term through January 2022. In addition to the office space, the Company leases certain office furniture and equipment under operating leases through November 2018. The Company has two vehicles on 36-month leases which commenced in January and June 2015. The Company also entered into a lease agreement in April 2014 for a total of 1,812 square feet of office space in Dallas, Texas related to the employees retained as part of the acquisition of Select Mobile Money. The lease commenced on May 1, 2014 and extends through June 30, 2017. The Company has sub-leased the Dallas, Texas office space, commencing on November 19, 2015 and expiring on June 30, 2017. Rent expense under all leases was $476,169 in 2015 and $441,148 in 2014.
The Company’s headquarters office space lease calls for rent increases over the term of the lease. The Company records rent expense on a straight line basis using average rent for the term of the lease. The excess of the expense over cash rent paid is shown as accrued rent.
The Company also has various computer leases with three year terms. The Company is recording the expense on a monthly basis.
Total future minimum contractual lease payments for all operating leases are as follows:
Minimum Lease Commitments:
2016	$347,599
2017	292,245
2018	241,894
2019	241,275
2020	247,726
Thereafter	276,563
$1,647,302

Capital Leases
The Company entered into a master capital lease arrangement with one of its directors from March 2015 to November of 2015 for certain computer equipment and software licenses with an imputed interest rate ranging from 3.8% to 18% per year. The total cost and accumulated amortization included in property and equipment as of December 31, 2015 totaled approximately $636,000 and $135,000, respectively.
The Company also entered into a capital lease with a third-party leasing company, which was co-guaranteed by one of its directors, for prepaid software licenses totaling $252,628. The lease carries an imputed interest rate of 10% per year and requires monthly payments of  $10,759 per month through July 2017.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Future lease payments under capital leases are as follows:
2016	$402,906
2017	309,967
2018	15,563
Total payments	728,436
Less: portion representing interest	(43,772)
Principal portion	684,664
Less: current portion	(367,837)
Long-term portion	$316,827

In February 2015, the Company entered into an agreement with a director, James L. Davis which guarantees financial responsibility for the obligations under the terms of a lease arrangement which he entered into on behalf of the Company. In addition, the Company entered into an agreement with Mr. Davis which provides for the same lease terms as he entered into on behalf of the Company. The three-year lease agreement provides financing for up to $500,000 of computer equipment the Company procured for its data centers to accommodate the overall increase in transactions and ensure it is able to meet customer uptime requirements. As consideration to the director for entering into the lease, the Company issued the director a five-year warrant to purchase up to 27,175 shares of common stock at $17.25 per share. The warrant was 100% vested and exercisable upon issuance. In June 2015, Mr. Davis provided his personal guarantee as part of lease the Company entered into with a third-party leasing company totaling approximately $242,000. As consideration to the director for providing his personal guarantee, the Company issued the director a five-year warrant to purchase up to 16,127 shares of common stock at $6.60 per share in June 2015. The warrant was 100% vested and exercisable upon issuance. The Company amortizes the fair value of the warrants over the term of the leases.
Litigation
An entity named Cachet Banq contacted us in December 2010 relative to their U.S. Trademark Registration No. 2,857,465 (registered on June 29, 2004) for the standard character mark CACHET covering “financial services, namely automated clearing house processing services for the payroll service industry.” Cachet Banq has alleged that our use of  “CACHET” infringes on their federal trademark registration. On March 4, 2013, Cachet Banq filed a trademark infringement lawsuit against the Company in the United States District Court for the Central District of California. The parties filed cross motions for summary judgment. The initial brief was filed on May 30, 2014, replies were filed on June 26, 2014 and the court took these motions under advisement on July 8, 2014. We have denied that our use of the character mark CACHET infringes on Cachet Banq’s purported rights in their mark, and will vigorously defend this and any similar claims made by Cachet Banq in the future. On September 21, 2015, the Court issued an order (1) granting Cachet Banq’s motion for summary judgment, (2) denying our motion for summary judgment, and (3) ordering the parties to submit memoranda regarding remedies. The last of those memoranda were submitted on October 12, 2015. Cachet Banq is not seeking any monetary damages as a result of the alleged infringement. Cachet Banq seeks an injunction and their attorney’s fees. The parties are currently awaiting the Court’s decision on remedies. In any event, the Company believes that the Court’s order granting Cachet Banq’s motion for summary judgment was in error, and plans to appeal its decision.
On March 31, 2016, the holder of our series subordinated note, referred to in Note 6, commenced an action against us in Hennepin County Court in the State of Minnesota alleging we breached the terms of the note. The law suit alleges Cachet owes the note holder $694,869 plus interest and assessments accruing after April 1, 2016. As of December 31, 2015, the Company had recorded $415,398 of outstanding debt and $2,048 of accrued interest related to this matter. We dispute the allegations of the note holder and intend to vigorously defend the claim.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Financial Service Agreements
The Company has an agreement with a financial advisory services company. The agreement contains various provisions including assisting the Company in identifying potential investors. The agreement may require the Company to pay the advisor a monthly fee of cash, warrants or combination thereof, based upon certain defined events including the closing of financing transactions. The agreement also contains a termination provision which requires the Company to pay the advisor for transactions closing subsequent to the agreement termination.
The Company amended the agreement on March 25, 2014, to include an additional financial advisory services company. Per the terms of the amended agreement, both investment firms are to provide investment advisory services in connection with raising additional capital for a six month period. The agreement provides for a fixed retainer for advisory services aggregating $100,000 in cash and equity securities. In addition, the agreement provides for a fee based upon the amount of capital raised (the “Agent fee”). The Agent fee is to be paid in cash based upon a percentage and type of the capital raised. The Company has also agreed to sell to the parties to the agreement, at a nominal price, warrants to purchase shares of the Company’s common stock. The number of shares and the exercise price of the warrant are based upon the size and terms of the securities issued. On June 23, 2014, the Company amended the agreement to have $100,000 fee be paid 100% in cash.
On August 8, 2014, the Company entered into an agreement with the same financial advisory services company to assist in identifying potential investors with the intent of conducting a private offering of equity. The terms of the agreement include compensation of 8% of any funds raised as well as the issuance of five-year warrants to purchase the Company’s stock equal to 3% of shares issued as part of the offering for a fee of  $50. The exercise price of the warrants is equal to the same provided to the investors as part of the offering. If there are no warrants offered to the investors, the exercise price is equal to the conversion price of the common stock issued in the offering. The Company also agreed to pay a total of  $50,000 of legal and other out of pocket expenses incurred from the offering. The term of this agreement is for a period of six months, but may be extended upon mutual consent of the parties. The Company provided a notice of termination to this financial advisory services company in December 2014. No additional fees were owed upon terminating the agreement.
In January 2015, the Company entered into an engagement letter with a new financial advisory services company. The terms of this agreement include a six month term in which the financial advisory services company will assist the Company is completing a $15.0 million offering of its equity or equity-linked securities at a 7% commission. In addition, the Company agreed to provide the financial advisory services company warrants equal to 7% of the securities issued in the offering at 120% of the price of the securities sold under the offering. The terms of the warrant will be five years from the closing date of the offering. The Company also agreed to reimburse any reasonable out of pocket expenses in connection with this engagement. The agreement is cancelable by either party with a 30 day notice.
In June 2015, the Company entered into an additional engagement letter with another financial advisory services company as part of completing PIPE offering. The Company agreed to provide the financial advisory services company with compensation for completing an offering consisting of a 5% commission. In addition, the Company agreed to provide warrants equal to 7% of the common stock issuable upon conversion of the convertible preferred stock with an exercise price equal to the exercise price of the warrants issued to investors on the completion of the offering.
In August 2015, the Company entered into an agreement with a firm to provide investor relations and financial advisory services. The initial six month term of the agreement required the issuance of 26,667 shares of the Company common stock and payments totaling $30,000. After the initial six month term, the Company has the option to extend for an additional six months which would require issuing the firm an additional 26,667 shares of common stock and payments totaling $30,000. In February 2016, the Company renewed the services agreement and issued the firm an additional 31,000 shares of common stock for another six months of investor relations and financial advisory services.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In January 2016, the Company entered into an agreement with an independent contractor to provide investor relations, capital raising services and other consulting duties. The agreement requires annual compensation for services of  $100,000 as well as discretionary bonuses paid in cash or stock based on the consultant’s ability to complete particular projects for the Company. The term of this agreement is for 12 months from January 1, 2016. The agreement is cancelable by either party with a 30-day notice.
In February 2016, the Company entered into an engagement letter with a financial advisory services company as part of completing a PIPE offering. The Company agreed to provide the financial advisory services company with compensation for completing an offering consisting of a 6% commission. In addition, the Company agreed to provide warrants equal to 3% of the common stock issued in the offering with an exercise price equal to the exercise price of the warrants issued to investors on the completion of the offering. The term of this agreement is for a period of six weeks and can be extended on a month-to-month basis by agreement between both parties.
9.
Income Taxes

The Company has not recorded a current or deferred tax provision for the years ended December 31, 2015 and 2014 due to the Company’s net tax losses incurred and the uncertainty of realization of any related tax benefit in the future. Due to the full valuation allowance on the Company’s net deferred tax assets, there was no deferred tax benefit or provision recorded.
A reconciliation of our statutory tax expense (benefit) to our actual tax expense (benefit) is as follows:
	Year Ended
	December 31, 2014	December 31, 2014
Federal statutory rate at 34 percent	$(6,206,000)	$(5,341,000)
State taxes, net of federal tax expense (benefit)	(499,000)	(440,000)
Nondeductible interest	2,002,000	750,000
Stock-based compensation	59,000	67,000
Nondeductible acquisition costs	—	34,000
Nondeductible meals & entertainment	21,000	27,000
Other	84,000	—
Change in valuation allowance	$4,539,000	$4,903,000

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The components of our net deferred tax assets and liabilities are as follows:
	Year Ended
	December 31, 2015	December 31, 2014
Deferred Tax Assets:
Non-Current:
Net operating loss carry forward	$7,662,000	$4,396,000
Definite-lived intangibles	394,000	142,000
Non-qualified stock-based compensation	347,000	293,000
Property, plant and equipment	22,000	—
Current:
Accounts receivable allowance	4,000	9,000
Accrued expenses	998,000	72,000
Gross deferred tax assets	9,427,000	4,912,000
Deferred Tax Liabilities:
Non-Current:
Amortization of indefinite-lived intangible	(8,000)	(4,000)
Property, plant and equipment	—	(28,000)
Gross deferred tax liabilities	(8,000)	(32,000)
Net deferred tax assets before valuation allowance	9,419,000	4,880,000
Less: valuation allowance	(9,419,000)	(4,880,000)
Total net deferred tax asset (liability)	$—	$—

The valuation allowance for net deferred tax assets as of December 31, 2015 and 2014 was $9,419,000 and $4,880,000, respectively. In assessing the need for a valuation allowance, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management has assessed the potential realization of its deferred tax assets and determined that sufficient uncertainty exists regarding the realization of its deferred tax assets and therefore continues to record a valuation allowance on all of its deferred tax assets.
As of December 31, 2015 and, 2014, the Company had approximate Federal NOL carryforwards of $20,910,000 and $11,818,000, respectively, and various state NOL carryforwards of  $10,246,000 and $6,886,000, respectively. The loss carryforwards for federal tax purposes will begin expiring in 2030. The expiration of the statute of limitations related to the state NOL carryforwards varies by state. The Company is subject to income taxes in the U.S. federal and various state jurisdictions. We are generally subject to U.S. federal and state tax examinations for all years after 2011.
Section 382 of the U.S. Internal Revenue Code generally imposes an annual limitation on the amount of net operating loss carryforwards that might be used to offset taxable income when a corporation has undergone significant changes in stock ownership. During 2015 and 2014 the Company has had significant equity transactions resulting from the reverse merger, IPO, additional stock issuances and debt-to-equity conversions. The Company has not yet completed a Section 382 analysis of the net operating loss carryforwards. Consequently, the Company’s NOL carryforwards may be subject to annual limitations under Section 382.
The Company recognizes tax liabilities for uncertain income tax positions based on management’s estimate of whether it is more likely than not that additional taxes will be required. The Company had no uncertain tax positions as of December 31, 2015 or 2014 respectively. It is the Company’s practice to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company does not expect any material changes in unrecognized tax positions over the next twelve months.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.
Acquisition

Acquisition of Select Mobile Money
On March 4, 2014, the Company purchased from DeviceFidelty, Inc. (“DFI”), a Texas corporation, certain tangible and intangible assets of a business engaged in the development and provision of technology platforms supporting mobile wallet applications. The acquisition includes strategic relationships with Visa, Mastercard, MoneyGram and Navy Federal Credit Union, the providers of those services to their consumers. The Company believes this capability complements and supports its RDC and mobile deposit business by adding new features and services for consumers, creating an expanded consumer base and target market, and also expands the scope of its potential partners in the FSO market. The software asset the Company purchased included an assignment of a contract with Visa, to provide their customers the Visa endorsed mobile platform. It also includes the first mobile Moneygram implementation and Moneygram’s endorsement of the mobile solution to their customers.
The aggregate purchase price of up to $2,125,000 includes $1,125,000 paid at closing and contingent consideration aggregating up to $1,000,000 based on satisfaction of certain performance related contingencies. The performance related contingencies are as follows: (1) $375,000 in the event the Company enters into a new master services agreement or other agreement with a party of Visa U.S.A. Inc. or any affiliate of Visa, (2) $250,000 on or before April 15, 2014 upon the Company’s receipt of written confirmation from MoneyGram Payment Systems, Inc. on or before April 14, 2014 that its service is operational pursuant to a previously executed contract between DFI and MoneyGram, and (3) $375,000 upon the Company’s execution of a contract with U.S. Bank on or before August 1, 2014. The Company received written confirmation from MoneyGram Payment Systems that its service was operational as of April 7, 2014 and the $250,000 was paid in May 2014. The Company also entered into a master services agreement with Visa U.S.A. Inc. in July 2014 resulting in $375,000 of contingent consideration becoming due. The Company made a payment to DFI in July 2014 related to the signing of this contract. The Company received a contract with U.S. Bank in July 2014, resulting in the third and final contingent consideration becoming due of  $375,000. The Company made the final installment payment in October 2014.
Purchase Price:
Cash paid	$1,125,000
Contingent consideration	1,000,000
Total purchase price	2,125,000
Fair Value of Assets Acquired and Liabilities Assumed
Tangible assets acquired:
Property and equipment, net	$4,000
Total tangible assets acquired	4,000
Identified intangible assets acquired:
Customer contracts	1,000,000
Proprietary software	917,000
Total assets acquired in excess of liabilities assumed	1,921,000
Goodwill	204,000
Total purchase price	$2,125,000

The fair value of assets acquired and liabilities assumed has been determined based upon our estimates of the fair values of assets acquired and liabilities assumed in the acquisition as determined by an independent third-party valuation firm. The Company recorded goodwill because the purchase price

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

exceeded the fair value of net assets acquired, due to Select Mobile Money’s assembled workforce and other intangible assets which do not qualify for separate recognition as well as anticipated synergies to be realized from combining the Select Mobile Money operations with the Company’s.
The following tables set forth the unaudited pro forma results of the Company for the year ended December 31, 2014, as if the acquisition had taken place on the first day of year. These combined results are not necessarily indicative of the results that may have been achieved had the companies always been combined:
Year Ended December 31, 2014
(unaudited)
Revenue	$2,670,142
Net Loss	$(16,443,673)
Net loss per common share—basic and fully diluted	$(21.49)
Weighted average common shares outstanding—basic and diluted	765,178
11.
Goodwill and Finite Life Intangible Assets

The Company assesses the carrying amount of our goodwill for potential impairment annually or more frequently if events or a change in circumstances indicate that impairment may have occurred. The Company performs an impairment test for finite-lived assets, such as intangible assets, and other long-lived assets, such as fixed assets, whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.
The Company has only one operating and reporting unit that earns revenues, incurs expenses and makes available discrete financial information for review by the Company’s chief operations decision maker. Accordingly, the Company completes its goodwill impairment testing on this single reporting unit.
In conducting the annual impairment test of the Company goodwill, qualitative factors are first examined to determine whether the existence of events, or circumstances, indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, a two-step impairment test is applied. In the first step, the Company calculates the fair value of the reporting unit and compares that amount with the reporting unit’s carrying amount, including goodwill. If the carrying amount exceeds the fair value, the Company performs the second step of measuring the amount of the goodwill impairment loss, if any, by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount of goodwill. This requires performing a hypothetical application of the acquisition method to determine the implied fair value of goodwill after measuring the reporting unit’s identifiable assets and liabilities.
Goodwill was $204,000 as of December 31, 2015. The Company conducted its annual goodwill impairment test as of December 31, 2015 and determined there to be no indication of impairment. The Company will continue to monitor conditions and changes that could indicate an impairment of goodwill.
In December 2015, the Company determined that an impairment of  $216,369 had occurred on its finite-lived intangible assets related to certain customer contracts acquired in the acquisition of the Select Mobile Money business on March 4, 2014. In determining the impairment loss, the Company reviewed all circumstances, including the undiscounted cash flows it expects to derive from those contracts going forward.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Identified intangible assets are summarized as follows:
	Amortizable Period (years)	December 31, 2015
		Gross Assets	Accumulated Amortization	Net Assets
Customer Contracts	3–5	$783,631	$(510,201)	$273,430
Proprietary Software	3	917,000	(558,794)	358,206
Total identified intangible assets		$1,700,631	$(1,068,995)	$631,636

	Amortizable Period (years)	December 31, 2014
		Gross Assets	Accumulated Amortization	Net Assets
Customer Contracts	3–5	$1,000,000	$(226,869)	$773,131
Proprietary Software	3	917,000	(253,130)	663,870
Total identified intangible assets		$1,917,000	$(479,999)	$1,437,001

Amortization expense for identified intangible assets is summarized below:
	Year Ended		Statement of Operations Classification
	December 31, 2015	December 31, 2014
Customer Contracts	$283,332	$226,869	Cost of Revenue
Proprietary Software	305,664	253,130	Cost of Revenue
Total amortization on identified intangible assets	$588,996	$479,999

Based on the identified intangible assets recorded at December 31, 2015, future amortization expense is expected to be as follows:
2016	$469,000
2017	114,000
2018	39,000
2019	10,000
$632,000

12.
Shareholders’ Equity

Reverse Merger
On February 12, 2014, the Company completed a merger transaction with DE Acquisition 2, Inc. (“DE2”), a public company with no operations. Pursuant to the terms of the merger, each share of the Company’s common stock that was issued and outstanding at such time was cancelled and converted into 10.9532 (the “exchange ratio”) shares of DE2’s common stock. As a result of the merger, all of the Company’s outstanding warrants and stock options at the time were converted and exchanged for warrants and stock options of DE2. The number of shares subject to and exercise prices of DE2 convertible securities issued under the exchange was determined by application of the exchange ratio to the terms of the Cachet convertible debt and options outstanding as of the Merger date. Subsequently DE2 changed its name to Cachet Financial Solutions, Inc.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

On dates up to 30 and 120 days following the merger, additional shares were required to be issued to those DE2 shareholders existing immediately prior to the merger, for no additional consideration, such that they would hold 3% of the fully diluted shares outstanding as of those dates. Accordingly, as of the 120th day following the merger acquisition, the Company issued an additional 2,166 shares to the shareholders of DE2.
The fair value of estimated consideration paid to DE2 in exchange for the 3% interest was estimated to be $507,000 plus the long term debt assumed of  $85,105. As DE2 had no tangible or identifiable intangible assets at the time of the Merger, and recognition of goodwill is not permitted in this type of merger transaction, no assets were recorded as a result of the Merger.
On March 18, 2014, the Company completed a reverse stock split of the Company’s issued and outstanding common stock on a 1-for-10.9532 basis. The Company’s authorized capital consists of 500,000,000 shares of  $.0001 par value common stock and 20,000,000 shares of preferred stock.
Convertible Preferred Stock
During 2014, the Company issued 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 148,647 shares of its common stock at a per-share price of  $30.00 (since adjusted to $4.94 per share). Net proceeds to the Company after offering costs were $3.0 million. During the first quarter of 2015, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 600 shares of its common stock at a per-share price of  $30.00 (since adjusted to $4.94 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 137,727 shares of its common stock at a per-share price of  $17.25 (since adjusted to $4.94 per share). Net proceeds to the Company after offering costs were approximately $2.2 million, including the cancellation of  $250,000 in debt held by Michael J. Hanson, one of our directors. In February 2015, all 2,238,702 outstanding Series A preferred shares were converted into 194,670 shares of the Company’s common stock, while all 2,065,891 outstanding Series B preferred shares converted into 137,727 shares of the Company’s common stock. In addition, the Company issued 4,985 shares of common stock to the Series A and B convertible preferred holders related to the 8% dividend accrued through the conversion date.
Both the Series A Convertible Preferred Stock and the Series B Convertible preferred stock entitled their holders to an 8% per annum dividend, payable quarterly in cash or in kind (or a combination of both) as determined by the Company. Subject to certain customary exceptions, our Series A Convertible Preferred Stock had full-ratchet conversion price protection in the event that the Company issued common stock below the conversion price, as adjusted, until the earlier of  (i) 180 days from the closing or (ii) such time as the Company shall have obtained, after the closing, financing aggregating to at least $5 million. The warrants issued to purchasers of the Series A Convertible Preferred Stock contain similar full-ratchet exercise price protection in the event that the Company issues common stock below the exercise price, as adjusted, again subject to certain customary exceptions. On February 3, 2015, the Company issued the Series B Convertible Preferred Stock at $1.15 per share, resulting in an adjustment to (i) the conversion price of the Series A Convertible Preferred Stock from $1.50 per share to $1.15 per share and (ii) and the exercise price of the warrants issued therewith, from $30.00 per share to $17.25 per share (since adjusted to $4.94 per share). Since the Company has now raised an aggregate of more than $5 million, these full-ratchet price protections can no longer be triggered.
Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the preferred stock would have been entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value (as defined in the Company’s Certificate of Designation for the applicable series of preferred stock), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the applicable Certificate of Designation, for each share of Series A and B Preferred Stock, before any distribution or payment would

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

have been made to the holders of any Junior Securities (as defined in the Company’s Certificate of Designation for the applicable series of preferred stock), and would not have participated with the holders of Common Stock or other Junior Securities thereafter. If the assets of the Company had been insufficient to pay in full such amounts, then the entire assets distributed to the holders would have been ratably distributed among the holders in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.
In June 2015, the Company issued 44,030 shares of Series C Convertible Preferred Stock at $100.00 per share and issued five-year warrants to purchase 670,475 shares of its common stock at a per-share price of $7.22 (since adjusted to $4.94) in a private placement. Total (cash and non-cash) gross proceeds to the Company were $4,403,000. Gross proceeds to the Company in the form of cash were $2,951,000. Gross proceeds to the Company in the form of promissory notes payable within 150 days were $950,000. These promissory notes were provided by James L. Davis and Michael J. Hanson, both of whom are directors of the Company. The Company also issued 2,000 and 3,020 shares of the Series C Preferred to James L. Davis and Michael J. Hanson, respectively, in exchange for the cancellation of Company debt in the amount of $200,000 and $302,000 held by them. As of December 31, 2015, the Company had received $950,000 in principal from Messrs. Hanson and Davis in satisfaction of the notes receivable related to the Series C Convertible Preferred Stock offering described above.
In connection with the Company’s Series C Preferred Stock offering, the Company agreed to amend the warrants to purchase the Company’s common stock held by former holders of the Company’s Series A and B Preferred Stock to contain the same anti-dilution protections that are contained in the warrants issued in connection with the Series C Preferred stock. In addition, the exercise price of the warrants issued to the former Series A and B Preferred Stock holders was reduced from $17.25 to $7.22 (since adjusted to $4.94) per share.
The Series C Preferred Stock entitles its holders to a 10% per annum dividend, payable quarterly in cash or in additional shares of Series C Preferred Stock (or a combination of both) as determined by the Company, and may be converted to Cachet common stock at the option of a holder at an initial conversion price of  $6.57 per share (since adjusted to $4.94 per share). The Series C Preferred Stock contains anti-dilution conversion price protection allowing the stock’s conversion price to adjust, prior to conversion, should the Company sell common stock at a price below the then current conversion price. The warrants issued to purchasers of the Series C convertible preferred stock contain similar anti-dilution exercise price protection in the event the Company issues common stock below the current exercise price, subject to certain customary exceptions. The Series C Preferred Stock will automatically convert into common stock upon the occurrence of any of the following: (a) an underwritten public offering of shares of the Company’s common stock providing at least $10 million in gross proceeds, (b) the Company’s common stock closing price being greater than 100% above the conversion price then in effect for at least 40 of 60 consecutive trading days, (c) four years after the closing of the offering of the Series C Preferred Stock, or (d) the written consent of holders representing 50% of the issued and outstanding Series C Preferred Stock. The holders of the Series C Preferred Stock will be entitled to vote their shares on an as-converted basis and will be entitled to a liquidation preference equal to the stated value (i.e., purchase price) of their shares plus any accrued but unpaid dividends thereon.
Common Stock
During the year ended December 31, 2014, the Company issued 32,598 shares of common stock to the shareholder of DE2 as consideration for completing the reverse merger described above. In addition, the Company issued a total of 25,521 shares of common stock to a member of the Board of Directors as part of consideration for the promissory note provided to the Company to finance the acquisition of Select Mobile Money from DeviceFidelity and also issued 300,000 shares of common stock at $22.50 per share for gross proceeds of  $6,750,000 from the IPO completed on July 14, 2014. In addition, the Company issued to a consultant 149 shares of common stock as consideration for identifying prospective investors. The Company recognized $3,000 of expense associated with the fair value of this common stock issued in fiscal year 2014.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In January 2014, $986,793 of debt and accumulated interest was converted into 16,458 shares of common stock. The Company did not provide a share premium to those debt holders that converted in January 2014.
In July 2014, the Company completed its IPO resulting in $6,301,241 of debt and accumulated interest converting into 342,612 shares of common stock.
During the year ended December 31, 2014, the Company exchanged warrants to purchase 1,313 shares of common stock with an exercise price of  $60.00 for 263 shares of common stock. The Company recorded $7,906 in other expense which represents the excess of the fair value of the stock issued and the fair value of the warrants as determined using the Black-Scholes option pricing model. In addition, the Company issued a total of 25,521 shares of common stock to a director related to the loan for the Company’s acquisition of Select Mobile Money during the year ended December 31, 2014.
In connection with the offer and sale of the Series C Preferred Stock, the Company issued additional shares of the Company’s common stock totaling 548,842 to former holders of the Company’s Series A and B Preferred Stock (all of which has been converted to common stock), such that following the issuance of such shares, such holders received the same number of shares of the Company’s common stock in total as they would have received upon conversion of the Series A and B Preferred Stock if the conversion price for the Series A and B Preferred Stock had been the same as the initial conversion price under the Series C Preferred Stock. The Company granted the recipients of these shares the same registration rights as are provided in Series C Preferred Stock holders. As a result, the Company recognized expense totaling $3,704,682 during the year ended December 31, 2015.
In August 2015, the Company issued a firm 26,667 shares of common stock as part of compensation for six months of investor relations and financial advisory services. In February 2016, the Company issued the firm an additional 31,000 shares of common stock as part of compensation for another six months of investor relations and financial advisory services.
In October 2015, the Company entered into an Equity Exchange Agreement with Michael J. Hanson, one of the Company’s directors and a large shareholder of the Company, to exchange 25,521 shares of common stock previously issued to Hanson for a five year, fully vested warrant to purchase 50,442 shares of common stock at an exercise price of  $20.25 per share.
In October 2015, the Company entered into a purchase agreement together with a registration rights agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”), an Illinois limited liability company. As consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 27,778 shares of common stock. Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell to and Lincoln Park is obligated to purchase up to $10.0 million of the Company’s common stock, subject to certain limitations, from time to time, over the 36-month period commencing November 6, 2015, the date that the registration statement was declared effective by the Securities and Exchange Commission. During the year ended December 31, 2015, Lincoln Park purchased 50,895 common shares under the agreement for net proceeds of  $190,327 which includes $82,428 of equity issuance costs related to entering into the agreement.
In November 2015, the Company issued ROTH Capital Partners, a financial advisory services firm, a total of 11,667 shares of unregistered common stock in consideration for services provided as part of completing the Company’s Series C Convertible Preferred Stock offering in June 2015.
From February 25, 2016 through the date hereof, the Company sold 245,226 shares of common stock in a private placement to accredited investors at a price of  $5.55 per share together with five-year warrants to purchase 122,613 shares of common stock with an exercise price of  $6.90 per share. The aggregate gross proceeds were $1,361,000. See Note 16. Subsequent Events for further details on this equity offering.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Warrants
In addition to warrants issued in connection with debt described above, the following are transactions involving issuance of warrants during the years ended December 31, 2015 and 2014:
In January 2014, the Company issued detachable warrants to purchase common stock equal to 25% of the principal amounts under $3,285,000 of short term notes payable issued by the Company from March 2013 to February 2014. The life of the warrants ranges between three and five years with an exercise price of  $54.00. The total number of shares issuable under the warrants totaled 54,750. Of this $3,285,000 total, $2,875,000 or 47,917 of the shares issuable under the warrants, relates to two directors of the Company. In addition, of the total warrants issued, 20,167 of the shares issuable under the warrants relates to short term notes, which were converted into equity during 2013. The Company determined the fair value of the warrants to be $573 using the Black-Scholes option pricing model. In April 2015, the exercise price of 54,750 warrants was adjusted to $21.00 per share.
In May 2014, the Company entered into an agreement to issue five-year warrants to purchase 3,334 shares of common stock to a consulting firm providing professional services, upon the completion of an IPO. Additional warrants to purchase 2,000 shares of common stock may be issued upon achieving certain performance goals agreed to between the Company and the consulting firm. The exercise price of the warrants was set to equal the price of the shares offered in the Company’s IPO of  $22.50 per-share. The Company recognized expense of  $20,611 in 2014 related to the fair value of warrants to purchase 3,334 shares of common stock issued in July 2014. In June 2015, the Company modified the price of the 3,334 share warrants to $6.75 per share resulting in an incremental fair value of  $4,587. In addition, the Company issued a five-year to purchase 2,000 shares of its common stock with an exercise price of  $6.75 per share and a fair value totaling $2,787. The Company recognized related stock compensation expense totaling $7,374 for the year ended December 31, 2015.
In July 2014, the Company issued five-year warrants to purchase 237,570 shares of its common stock at an exercise price equal to 125% of the IPO price, or $28.20, as a result of providing warrants on $5.1 million of the $6.3 million of debt and accumulated interest that converted as of this date. Of these warrants, warrants to purchase 172,223 shares of common stock were issued as part of an inducement to convert the debt into equity.
In December 2014, the Company entered into an Amendment to Conversion Agreement with two of our directors, effective June 17, 2014. Under the amendment the number of shares to be covered by warrants to be received by the two directors as part of converting debt as outlined in the Conversion Agreement upon the successful completion of our IPO was clarified. Specifically, (i) Michael Hanson received warrants to purchase 29,211 shares of common stock and (ii) James Davis received warrants to purchase 39,429 shares of common stock, which in each case equals 100% of the number of shares of common stock received by Hanson and Davis under the Conversion Agreement. The amendment also reflects that the warrants have an exercise price of  $30.00 per share and a five-year term. The Company recognized a non-cash expense during the year ended December 31, 2014 of approximately $46,000 which represented the fair value of the warrants determined using the Black-Scholes option pricing model.
Effective December 2014, the Company entered into an agreement with an investor which provided for the exchange of 10,845 shares of common stock for a five-year warrant to purchase up to 21,689 shares of common stock at a per-share price of  $22.50. A total of  $590,320, representing the difference between the fair value of the stock on the issuance date of  $650,647 and the fair value of the warrant issued using the Black-Scholes model of  $60,327, was recorded as a reduction to additional paid in capital and accumulated deficit.
As mentioned above, the Company issued five-year warrants to purchase 148,647 shares of the Company’s stock at a per share price of  $30.00 (since adjusted to $7.22 prior to exercise and $4.94 for outstanding warrants at December 31, 2015) as part of issuing 2,229,702 shares of Series A Convertible Preferred Stock sold in 2014. As of December 31, 2014, the Company accounted for the warrants as a

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

liability on the consolidated balance sheet at their estimated fair value because the warrants had full-ratchet conversion price protection in the event that the Company issued common stock below the conversion price, as adjusted. The Company determined the fair value of the warrants as of December 31, 2014 to be $163,570 based on the Black-Scholes option pricing model. During the year ended December 31, 2015, the Company issued five-year warrants to purchase 600 shares of the common stock at a per share price of $30.00 (since adjusted to $4.94 per share) as part of issuing 9,000 shares of Series A Convertible Preferred Stock. Additionally, the Company issued five-year warrants to purchase 137,727 shares of common stock at a per share price of  $17.25 (since adjusted to $7.22 prior to exercise and $4.94 for outstanding warrants at December 31, 2015) as part of issuing 2,065,891 shares of Series B Convertible Preferred Stock. Since the Company exceeded the $5.0 million of gross proceeds threshold in February 2015, the full-ratchet provisions provided in the terms of the warrants expired and at which time the warrant liability was classified to additional paid in capital. The Company also issued five-year warrants to purchase 670,475 shares of common stock at a per share price of  $7.22 (since adjusted to $4.94 for warrants outstanding at December 31, 2015) as part of issuing 44,030 shares of Series C Convertible Preferred Stock. In addition, the Company modified the terms of the warrants issued in the Series A & B Convertible Stock offering to the same terms offered to the warrant holders in the Series C offering. In addition, the exercise price of the warrants issued to the former Series A and B Preferred Stock holders was reduced from $17.25 to $7.22 (since adjusted to $4.94 per share for warrants outstanding at December 31, 2015.) After the modification, the terms of the warrant holders in the Series A, B & C Preferred Stock offering all have share price anti-dilution protection. The fair value of the warrants related to the Series A, B & C Preferred Stock as of December 31, 2015 totaled $2,175,332.
In January 2015, the Company issued three individual investors warrants to purchase 5,000 shares of common stock as part of an agreement. The warrants have a life of 10 years and, an exercise price of $21.00 per share and were fully exercisable upon the date of issuance. The Company recorded $11,238 in other expense during the year ended December 31, 2015, which represents the fair value of the warrants as determined using the Black-Scholes option pricing model.
In February 2015, the Company issued a five-year warrant for the purchase up to 27,175 shares of common stock at $17.25 per share to a director of the Company in consideration for the director leasing certain IT equipment to the Company. The total fair value of the warrant as determined using the Black-Scholes option pricing model totaled $76,489. This amount is being expensed over the three year lease term. In June 2015, the exercise price of the warrant was reduced to $7.22 (since adjusted to $4.94) and modified to the same terms provided to the warrants issued in the Series C Preferred Stock offering. The incremental fair value of the modification totaled $28,578 and is being amortized over the remainder of the three year lease term. Also in June 2015, the Company provided the director a five-year warrant to purchase 16,127 shares of common stock at a price of  $6.60 as consideration for providing his guarantee on a lease. The fair value of the warrant on the date of issuance totaled approximately $22,000 and is being amortized over the two year lease term.
In connection with the private placement of the securities of the Company during the year ended December 31, 2014, the Company issued the placement agent five-year warrants for the purchase of up to 6,682 shares of common stock at $30.00 per share. In connection with the private placement of securities of the Company during the year ended December 31, 2015, the Company issued its placement agents five-year warrants for the purchase of a total of 18 shares of common stock at $30.00 per share, 7,329 shares of common stock at $17.25 (4,930 since adjusted to $7.22) per share, 46,934 at $7.22 per share (16,242 since adjusted to $4.94 prior to exercise) and 16,117 shares of common stock at $7.88 per share.
A former senior lender received a warrant to purchase 5,082 shares of Company common stock at $135.00 per share. The warrant expires in October 2017. The exercise price of the warrant is subject to downward adjustment in the event of the subsequent sale of common stock or convertible debt at a lower price, as defined, prior to exercise of the warrant. As a result of this provision, the Company determined that the warrant should be accounted for as a liability carried at fair value. In December 2015, the exercise

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

price was adjusted to $3.90 and the number of shares of Company common stock to be acquired was increased to 175,911 based on the sales price of shares sold in December 2015. The Company determined the value of the warrant to be $537,000 and $146,000 at December 31, 2015 and December 31, 2014, respectively.
As mentioned above, in October 2015, the Company entered into an Equity Exchange Agreement with Michael J. Hanson, one of the Company’s directors and a large shareholder of the Company, to exchange 25,521 shares of common stock previously issued to Hanson for a five year, fully vested warrant to purchase 50,442 shares of common stock at an exercise price of  $20.25 per share.
From October 2015 through December 2015, the Company completed the sale of 173,667 shares of its common stock, pursuant to warrant exercises for total proceeds of approximately $1,171,000. As consideration for the warrants being exercised on a cash basis, the Company agreed to issue five-year replacement warrants, covering 110% of the number of shares purchased upon exercise of the existing warrants. Accordingly, replacement warrants covering a total of 191,034 shares of the Company’s common stock have been issued through December 31, 2015, including a total of 15,400 warrants which have anti-dilution exercise price protection. The fair value of those warrants with anti-dilutive exercise price protection, as of December 31, 2015, was approximately $43,000. The fair value of the remaining warrants, as determined using the Black-Scholes option pricing model on the date of grant, totaled approximately $568,000. In addition, warrants to purchase 16,242 shares of common stock were re-priced from $7.22 per share to $4.94 on December 30, 2015, at a fair value expense of approximately $9,000, prior to the exercise of those warrants on December 30, 2015 for proceeds of  $80,150. In relation to the warrants exercised during the year ended December 31, 2015, $931,577 of warrant liability was reclassified to Additional Paid in Capital related to warrants exercised with anti-dilutive exercise price protection.
On November 25, 2015, the Company issued an investor a five-year warrant to purchase 11,208 shares of common stock at $7.22 per share, with a fair value of approximately $30,000, in consideration for the investor providing the Company sales referrals to various banks and credit unions.
On December 24, 2015, the Company re-priced certain of the aforementioned replacement warrants for the purchase of 31,167 shares of common stock from $7.22 per share to $4.94 per share at a fair value expense of approximately $24,000.
In February 2016, the Company entered into a thirty-day note payable with James L. Davis for $150,000 and Michael J. Hanson for $75,000. Under the note agreements, in lieu of interest, the Company agreed to issue five-year cashless warrants to purchase 16,667 and 8,334 shares of common stock at $4.94 per share to Messrs. Davis and Hanson, respectively. Additionally, for each 30 days the principal amount is outstanding, the Company will issue the note holders an additional 16,667 and 8,334 warrants, respectively, with the same terms as described above. On March 29, 2016, both notes were amended to change the due dates of the principal amounts owed to January 11 and January 31, 2017, under Messrs. Hanson’s and Davis’ notes, respectively. Messrs. Davis and Hanson will continue to earn the warrants on a 30-day basis until the principal is repaid.
The following is a summary of warrant activity for 2015 and 2014:
	Number of Shares Issuable Under Warrants	Weighted Avg. Exercise Price	Weighted Remaining Life (Years)
Balance, December 31, 2013	27,217	$50.25
Issued	566,363	30.73
Balance, December 31, 2014	593,580	30.88	4.57
Issued	1,320,009	5.93
Exercised	(189,915)	6.59
Balance, December 31, 2015	1,723,674	$10.98	3.98

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The fair value of the warrants was determined using the Black-Scholes option pricing model and the following assumptions for the years ended December 31, 2015 and 2014:
Year Ended
	December 31, 2015	December 31, 2014
Expected term	1 to 5 Years	1.5 to 2.5 Years
Expected dividend	0%	0%
Volatility	27% to 96%	26% to 29%
Risk-free interest rate	0.25% to 1.37%	0.22% to 1.1%
13.
Stock-Based Compensation and Benefit Plans

Stock Options, Restricted Stock Awards and Performance Awards
On February 9, 2010, the board of directors adopted the 2010 Equity Incentive Plan (2010 EIP). The plan was approved by its shareholders. Participants in the plan include its employees, officers, directors, consultants, or independent contractors. On February 12, 2014, the Board of Directors approved the assumption of the 2010 EIP as part of the reverse merger transaction with DE2; however, it was agreed that no new grants would be made from this plan. As of December 31, 2015, the number of common stock reserved for issuance under the 2010 EIP was 7,962 shares. On February 12, 2014, the board of directors also adopted the 2014 Stock Incentive Plan (2014 SIP) with an aggregate of 101,442 shares of common stock, $0.0001 par value per share. The plan will be administered by the Company’s Board of Directors or an authorized committee. The Company’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant non-qualified (non-statutory) stock options for up to 6,667 common shares to new employees of the Company who are not officers of the Company during each fiscal year. Incentives under the plan may be granted in one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors. No person is eligible to receive grants of stock options and SARs under the plan that exceed, in the aggregate, 26,667 shares of common stock in any one year. The term of each stock option shall be determined by the board or committee, but shall not exceed ten years. Vested stock options may be exercised in whole or part by the holder giving notice to the Company. Options under the plan may provide for the holder of the option to make payment of the exercise price by surrender of shares equal in value to the exercise price. Options granted to employees generally vest over two to three years. Stock awards granted to non-employee directors generally vest 50% on the grant date and 50% on the first anniversary of the date of the grant. Options expire five years from the date of grant.
In December 2014, the Board of Directors approved an adjustment to the exercise price of options to purchase 30,334 shares with an exercise price of  $60.00 per share to $22.50 per share. The vesting for these options was unchanged. The aggregate excess of fair value of the $22.50 options over the $60.00 options on the date of the modification was approximately $42,000. As a result of this modification the Company recorded additional share-based compensation expense of approximately $36,000 for the vested portion of those options immediately, and the remaining $6,000 will be recognized over the remaining vesting term through March 2016.
During the year ended December 31, 2014, the Company issued options to purchase 133,628 shares to its directors, executives and associates of the Company at a weighted average exercise price of  $22.50. The Company determined the fair value of the options granted to be $339,671 for the fiscal year ended December 31, 2014 using the Black-Scholes option pricing model. Of the stock options granted, options with respect to 22,517 shares are being expensed one third on date of grant and the other two thirds over the two anniversary periods and options with respect to 111,045 shares were expensed 50% on date of grant and 50% on a straight-line basis over a one year period.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

During the year ended December 31, 2015, the Company issued options to purchase 115,150 shares, with exercise prices ranging from $8.25 to $22.50 per share. The aggregate fair value of options granted totaled approximately $395,000 for the year ended December 31, 2015. Of those options, options issued to executive management and directors outside of the 2014 SIP plan covered 84,917 shares and vest 1/3rd on date of grant and 1/3rd each of the first two anniversary dates thereafter. A total of 2,667 options issued to a director vested 100% on the grant date in January 2015.
In July 2015, the Company issued each non-executive Associate (employee) 134 restricted shares which cliff vested on December 31, 2015. Restricted stock awards are subject to forfeiture if employment terminates prior to the release of the restrictions. During the vesting period, ownership of the shares cannot be transferred. Restricted stock is considered issued and outstanding at the grant date and has the same voting rights as other common stock. The total aggregate restricted shares issued totaled 6,800, of which 1,200 were forfeited. The fair value of approximately $31,000 was recognized on a straight line basis through the end of 2015.
In November 2015, the Company issued certain non-executive Associates (employees) common stock under the 2014 Equity Incentive Plan as part of the Company’s quarterly Performance Bonus Plan. Cachet’s performance bonus plan is to provide incentive for associates to establish quarterly goals and objectives as defined by management and achieve those goals and objectives above the established criteria. The performance awards issued totaled 4,803 shares. The fair value of approximately $41,000 was recognized in 2015.
As of December 31, 2015, the Company had outstanding stock options totaling 48,367 shares granted under the 2014 SIP. As of this date, the 2010 EIP had outstanding stock options of 7,962 shares. The Company has also issued stock options outside of the SIP plan. As of December 31, 2015, the Company had outstanding stock options totaling 193,584 shares issued outside of the SIP plan.
Stock Compensation Expense Information
FASB ASC 718-10 requires measurement and recognition of compensation expense for all stock-based payments including warrants, stock options, restricted stock grants and stock bonuses based on estimated fair values. Compensation expense recognized for the issuance of warrants, stock options, restricted stock grants and stock bonuses for the years ended December 31, 2015 and 2014 was as follows:
	Year Ended
	December 31, 2015	December 31, 2014
Stock-based compensation costs included in:
Cost of revenue	$55,774	$21,753
Sales and marketing expenses	91,009	51,803
Research and development expenses	104,851	41,365
General and administrative expenses	191,924	201,255
Total stock-based compensation expense	$443,558	$316,176

As of December 31, 2015 the total compensation cost related to unvested options awards not yet recognized was $211,499. That cost will be recognized over a weighted average period of 1.5 years. There were no options exercised during the years ended December 31, 2015 and 2014.

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The estimated fair values of stock options granted and assumptions used for the Black-Scholes option pricing model were as follows:
	Year Ended
	December 31, 2015	December 31, 2014
Estimated Fair Value	$395,252	$339,671
Shares Issuable Under Options Granted	115,150	133,628
Expected Term	2 to 3 Years	2 to 3 Years
Expected Dividend	0%	0%
Volatility	26% to 48%	27% to 29%
Risk Free Interest Rate	0.22% to 1.08%	0.22% to 1.00%
Following is a summary of stock option activity in 2015 and 2014:
	Number of Shares Issuable Under Options	Weighted Avg. Exercise Price	Weighted Remaining Contractual Life (Years)	Intrinsic Value
Balance, December 31, 2013	55,210	$52.35*
Granted	133,628	22.50
Exercised	—	—
Forfeited or Expired	(8,492)	55.35
Balance, December 31, 2014	180,346	30.15*	4.05	$61,875
Granted	115,150	13.80
Exercised	—	—
Forfeited or Expired	(45,545)	26.40
Balance, December 31, 2015	249,951	$19.80	3.95	$—
Exercisable at December 31, 2015	175,625	$22.20	3.72	$—

*
Reflects the February 2014 and December 2014 exercise price adjustment.

Information with respect to common stock options outstanding and exercisable at December 31, 2015:
	Stock Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Price	Aggregate Intrinsic Value	Number Exercisable	Weighted Average Price	Aggregate Intrinsic Value
$8.25 to $17.25	95,254	4.50	$12.45	$—	34,548	$12.60	$—
$20.25 to $22.50	146,735	3.62	22.50	—	133,644	22.50	—
$60.00	7,962	3.37	60.00	—	7,433	60.00	—
	249,951	3.95	$19.80	$—	175,625	$22.20	$—

The Company calculates the estimated expected life based upon historical exercise data. The risk-free interest rate assumption is based on observed interest rates appropriate for the term of the Company’s stock options. The Company estimates the volatility of its common stock at the date of grant based on the volatility of comparable peer companies that are publicly traded for periods prior to its public offering, and the Company includes its actual common stock trading to compute volatility for later periods. The dividend yield assumption is based on the Company’s history and expectation of no future dividend payouts.
The Company has used an expected life of two to three years for the term of the options. As only a minimal number of options have been exercised, management has made an estimate of an average life that

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

is slightly longer than the vesting period. The Company estimates forfeitures when recognizing compensation expense and this estimate of forfeitures is adjusted over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also impacts the amount of unamortized compensation expense to be recognized in future periods.
2014 Associate Stock Purchase Plan
In September 2014 and August 2015, the Company’s Board of Directors and stockholders, respectively, approved the 2014 Associate Stock Purchase Plan, under which 33,334 shares were reserved for purchase by the Company’s associates (employees). The purchase price of the shares under the plan is the lesser of 85% of the fair market value on the first or last day of the offering period. Offering periods are every six months ending on June 30 and December 31. Associates may designate up to ten percent of their compensation for the purchase of shares under the plan. Total shares purchased by associates under the plan were 11,067 and 2,704 in the years ended December 31, 2015 and 2014, respectively.
14.
Related Party Transactions

Balances with related parties consisting of members of the Board of Directors (collectively Affiliates) for borrowings and warrants were as follows:
	As of
	December 31, 2015	December 31, 2014
Debt held by related parties	$1,748,000	$1,350,000
Warrants held by related parties	691,043	284,340
	Year Ended
	December 31, 2015	December 31, 2014
Interest paid to related parties	$3,945	$237,596
Related party interest expense	$153,926	$1,608,372
15.
Concentrations

The Company continues to rely on vendors to provide technology and licensing components that are critical to its solutions. In addition, the Company engaged a development firm located in Toronto, Canada beginning in March 2014 to augment its software development efforts. During the year ended December 31, 2015 and December 31, 2014, the Company expensed a total of  $836,626 and $679,481, respectively, representing 12.5% and 10.1%, respectively, of its total supplier expenditures to this vendor. As of December 31, 2015, the Company had payables of  $341,994 owed to a law firm for legal services, representing 30.8% of its accounts payable balance. As of December 31, 2014, the Company had total payables of  $98,384 owed to the Toronto development firm, representing 13.2% of its accounts payable balance.
No customer accounted for more than 10% of the Company’s revenue for the years ended December 31, 2015 or 2014. As of December 31, 2015, the Company had receivables due from three customers of approximately $121,000, $113,000 and $95,000 representing 17.0%, 15.8% and 13.3%, respectively, of its gross accounts receivable balance. No customer accounted for more than 10% of its outstanding accounts receivable balance at December 31, 2014.
16.
Subsequent Events

Addendum to Financing Commitment Letter and Revolving Line of Credit Note
In February 2016, the Company entered into an addendum to the financing commitment letter dated July 30, 2014 to extend the maturity date to January 31, 2017 and maintain the interest rate at 10%. Cachet

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

also agreed to make interest only payments on June 30, September 30 and December 31, 2016. The interest only payments are for interest accrued on the principal balance from February 1, 2016 to the date of payment. The outstanding principal ($598,000) and accrued interest balance is due in full on January 31, 2017. In addition, the Company entered into an addendum to the line of credit agreement dated as of May 7, 2014 with Mr. Hanson, where Mr. Hanson agreed to extend the maturity date for the repayment of principal outstanding of  $1,000,000 from January 31, 2016 to January 31, 2017. Cachet also agreed to make interest only payments on June 30, September 30 and December 31, 2016. The interest only payments are for interest accrued on the principal balance from February 1, 2016 to the date of payment. The outstanding principal and accrued interest balance is due in full on January 31, 2017.
Financial Service Agreements
In January 2016, the Company entered into an agreement with an independent contractor to provide investor relations, capital raising services and other consulting duties. The agreement requires annual compensation for services of  $100,000 as well as discretionary bonuses paid in cash or stock based on the consultant’s ability to complete particular projects for the Company. The term of this agreement is for 12 months from January 1, 2016. The agreement is cancelable by either party with a 30-day notice.
Demand Promissory Notes
In February 2016, the Company entered into a thirty-day note payable with James L. Davis for $150,000 and Michael J. Hanson for $75,000. Under the note agreements, in lieu of interest, the Company agreed to issue five-year cashless warrants to purchase 16,667 and 8,334 shares of common stock at $4.94 per share to Messrs. Davis and Hanson, respectively. Additionally, for each 30 days the principal amount is outstanding, the Company will issue the note holders an additional 16,667 and 8,334 warrants, respectively, with the same terms as described above. On March 29, 2016, both notes were amended to change the due dates of the principal amounts owed to January 11 and January 31, 2017, under Messrs. Hanson’s and Davis’ notes, respectively. Messrs. Davis and Hanson will continue to earn the warrants on a 30-day basis until the principal is repaid.
March 2016 Offering
From February 25, 2016 through the date hereof, the Company sold 245,226 shares of common stock in a private placement to accredited investors at a price of  $5.55 per share together with five-year warrants to purchase 122,613 shares of common stock with an exercise price of  $6.90 per share. The aggregate gross proceeds were $1,361,000.
Under the terms of the offering, for a period of 18 months, if the Company sells common stock or common stock equivalents at a per share purchase, exercise or conversion price (the “Adjusted Purchase Price”) less than $5.55 for a share of common stock, then the Company will issue additional shares of common stock to each purchaser in the offering. The amount of additional common stock so issued to each purchaser shall be equal to such purchasers (i) subscription amount divided by the Adjusted Purchase Price less (ii) all shares of common stock previously issued to such purchaser under this private placement. No additional warrants will be issued. The Adjusted Purchase Price shall not be less than $4.50 per share of common stock. Amounts and shares issued under the private placement shall be appropriately adjusted for combinations and subdivisions of the common stock.
In addition, if the Company, at any time during the first 18 months of the exercise period of the warrants and prior to the issuance of all of the shares under the warrants, shall issue any common stock or common stock equivalents entitling any person to acquire shares of common stock (other than certain exempt issuances) at an effective price per share less than the then-current exercise price (any such issuance being referred to as a “Dilutive Issuance”), then the exercise price shall be adjusted to match the lowest price per share at which such common stock was issued or may be acquired pursuant to such common stock equivalents in the Dilutive Issuance. The exercise price shall not be reduced below $5.63 per share

CACHET FINANCIAL SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(other than as may be adjusted for subdivisions, stock splits, stock dividends and combinations of our common stock).
Warrant Activity
The Company completed sales of shares of its common stock, pursuant to warrant exercises notices, for total proceeds of approximately $807,000 subsequent to year end 2015. As consideration for the 163,545 warrants being exercised on a cash basis, the Company agreed to issue five-year replacement warrants to purchase a total of 159,900 shares of its common stock with an exercise price of  $4.94 per share.
Capital Structure Change
On June 2, 2016, the board of directors of the Company (the “Board of Directors”) adopted resolutions approving and recommending to the Company’s shareholders to approve a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of outstanding shares of common stock of the Company within a range of one share of common stock for every five shares of common stock (1:5) to one share of common stock for every twenty-five shares of common stock (1:25) (the “Reverse Stock Split”), with the exact Reverse Stock Split ratio to be set within this range as determined by the Board of Directors in its sole discretion. The Reverse Stock Split was approved by the Company’s stockholders in June 2016. On July 13, 2016, the Board of Directors fixed the Reverse Stock Split ratio at 1:15. On July 25, 2016, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Reverse Stock Split became effective on July 27, 2016. As a result of the Reverse Stock Split, the Company’s historical financial statements have been revised to reflect share counts and per share data as if the Reverse Stock Split had been in effect for all periods presented.

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       Shares of Common Stock

PROSPECTUS

Sole Book-Running Manager
Ladenburg Thalmann
      , 2016

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The registrant estimates that expenses payable by the registrant is connection with the offering described in this Registration Statement will be as follows:
Securities and Exchange Commission registration fee	$2,316
Nasdaq Listing Application Fee	$50,000
FINRA Fee	$3,950
Accounting fees and expenses	$125,000
Legal fees and expenses	$1,150,000
Transfer agent and registrar fees	$2,500
Printing expenses	$75,000
Miscellaneous	$226,234
Total	$1,635,000

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.
In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to the company’s best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.
The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.
Indemnification in connection with a proceeding by or in the right of Cachet Financial Solutions, Inc. (the “Company”) in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Company in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.
The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our Amended and Restated Certificate of Incorporation, Bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.
The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.
Article 10 of our Bylaws and Article 8 of our Amended and Restated Certificate of Incorporation provide that we will indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.
We have purchased directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act.
ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES
During the three years prior to the filing date of this registration statement, we issued securities in unregistered offerings as follows:
•
From June 2013 through September 2013, we issued an aggregate of  $1,923,499 in principal amount of debt evidenced by promissory notes to accredited investors. We also issued warrants to these investors for the purchase of shares of our common stock at a per-share exercise price of  $60.00.

•
From May through June 2013, investors converted a grand total of  $490,000 of short-term debt principal into 8,167 shares of common stock. Our cash proceeds totaled $350,000.

•
From November 2013 through January 2014, we exchanged warrants for the purchase of an aggregate of 131,243 common shares for the issuance of 26,249 common shares to accredited investors.

•
From November 2013 through January 2014, investors converted a grand total of approximately $5,306,000 of short-term debt principal and accrued interest into 88,442 shares of common stock.

•
On December 31, 2013, a former director of we exercised a stock option for 2,000 shares of common stock. Proceeds totaled $24,000.

•
From February through December 2014, we issued 32,598 shares of common stock to the former owners of DE Acquisition 2, Inc. in connection to the reverse merger agreement.

•
From April through July 2014, we issued 25,521 shares of common stock to a director as interest in connection with a loan arrangement entered into in March 2014.

•
From January through March 31, 2014, we issued an aggregate of  $2,865,000 in principal amount of debt evidenced by promissory notes to accredited investors. Included in that amount was $2,315,000 from three directors. We also issued warrants to these and other investors for the purchase of 54,750 shares of common stock at a per-share exercise price of  $54.00.

•
In August 2014 we issued a Promissory Note in the principal amount of  $192,000 in favor of the Minnesota Department of Employment and Economic Development. The principal amount under the Promissory Note does not accrue any interest, other than default interest that begins to accrue upon the failure to pay any amount due under the Promissory Note. The Promissory Note is due and payable in one lump sum 84 months after the execution thereof.

•
In October 2012, we issued a warrant to a former senior lender for 5,082 shares of common stock exercisable at $135.00 per share. The warrant is exercisable though October 2017.

•
From April through May 2014, we issued to accredited investors an aggregate of  $330,000 in principal amount of debt evidenced by promissory notes bearing interest at the per annum rate of 8%. In that same month, we also issued to accredited investors (directors) an aggregate of  $500,000 in principal amount of debt evidenced by promissory notes bearing interest at the per annum rate of 10%.

•
During 2014, we issued to accredited investors 2,229,702 shares of our Series A Convertible Preferred Stock at $1.50 per share and also issued to such to accredited investors five-year warrants to purchase an aggregate of 148,647 shares of our common stock at a per-share price of  $30.00 (since adjusted to $4.94 per share). Our net proceeds after offering costs were approximately $3,000,000. From December 31, 2014 through February 3, 2015, we issued to accredited investors (i) 9,000 shares of our Series A Convertible Preferred Stock at $1.50 per share and five-year warrants to purchase an aggregate of 600 shares of our common stock at a per-share price of  $30.00 (since adjusted to $4.94 per share) and (ii) 2,065,891 shares of our Series B Convertible Preferred Stock at $1.15 per share and five-year warrants to purchase an aggregate of 137,727 shares of our common stock at a per-share price of  $17.25 (since adjusted to $4.94 per share). Our net proceeds after offering costs were approximately $2,200,000, including the cancellation of  $250,000 in debt held by Michael J. Hanson, one of our directors.

•
In February 2015, all 2,238,702 issued and outstanding shares of our Series A Convertible Preferred Stock were converted into 194,670 shares of our common stock, while all 2,065,891 outstanding Series B preferred shares converted into 137,727 shares of our common stock. In addition, we issued 4,985 shares of common stock to the Series A and B convertible preferred holders related to the 8% dividend accrued through the conversion date.

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On June 3, 2015, we sold an aggregate of 44,030 shares of our Series C Convertible Preferred Stock at $100.00 per share and issued five-year warrants to purchase an aggregate of 670,475 shares of our common stock at a per-share price of  $7.22 (since adjusted to $4.94) in a private placement. Total (cash and non-cash) gross proceeds were $4,403,000. Gross proceeds in the form of cash were $2,951,000. Gross proceeds in the form of promissory notes payable within 150 days were $950,000. These promissory notes were provided by James L. Davis and Michael J. Hanson, both of whom our directors. We also issued 2,000 and 3,020 shares of the Series C Convertible Preferred Stock to James L. Davis and Michael J. Hanson, respectively, in exchange for the cancellation of Company debt in the amount of  $200,000 and $302,000 held by them.

•
In connection with the offer and sale of the Series C Convertible Preferred Stock, we issued additional shares of our common stock totaling 548,842 to former holders of our Series A and B Preferred Stock (all of which has been converted to common stock), such that following the issuance of such shares, such holders would have received the same number of shares of our common stock in total as they would have received upon conversion of the series A and B preferred stock if the conversion price for the series A and B preferred stock had been the same as the initial conversion price under the Series C Convertible Preferred Stock.

•
Also in connection with the sale of convertible preferred stock as set forth above, we paid commissions to placement agents aggregating approximately $752,986 and sold the placement agents five-year warrants for the purchase of up to (i) 6,700 shares of common stock at $30.00 per share, (ii) 7,329 shares of common stock at $17.25 per share (4,930 shares since adjusted to $7.22 per share), (iii) 46,934 shares of common stock at $7.22 per share (16,242 since adjusted to $4.94 prior to exercise) and (iv) 16,117 shares of common stock at $7.881 per share.

•
In August 2015, we issued a vendor 26,667 shares of common stock as part of compensation for six months of investor relations and financial advisory services. In February 2016, we issued the vendor an additional 31,000 shares of common stock as part of compensation for another six months of investor relations and financial advisory services.

•
On October 6, 2015, we entered into an Equity Exchange Agreement with Michael J. Hanson, one of our directors, to exchange 25,521 shares of common stock previously issued to Mr. Hanson for a five year, fully vested warrant to purchase 50,442 shares of common stock at an exercise price of $20.25 per share.

•
On October 12, 2015, we entered into a Purchase Agreement with Lincoln Park Capital Fund, LLC. As consideration for entering into the Purchase Agreement, we issued to Lincoln Park 27,778 shares of common stock. Under the Purchase Agreement, we have the right to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $10,000,000 of our common stock, subject to certain limitations, from time to time, over a 36-month period commencing November 6, 2015, the date the registration statement was declared effective by the Securities and Exchange Commission. During the year ended December 31, 2015, Lincoln Park purchased 50,895 common shares under the agreement for net proceeds of  $273,000.

•
During 2015, we completed the sale of 173,667 shares of our common stock, pursuant to warrant exercises for total proceeds of approximately $1,171,000. As consideration for the warrants being exercised on a cash basis, we agreed to issue five-year replacement warrants, covering 110% of the number of shares purchased upon exercise of the existing warrants. Accordingly, replacement warrants covering a total of 191,034 shares of our common stock were issued through 2015.

•
On November 25, 2015, we issued an investor a five-year warrant to purchase 11,208 shares of our common stock at $7.22 per share, in consideration for the investor providing us sales referrals to various banks and credit unions.

•
From January 2016 through June 2016, we received approximately $932,000 related to the exercise of warrants for 192,510 shares of our common stock. During this same time period, we also issued replacement warrants for 187,762 shares of our common stock upon exercise of certain of the foregoing warrants with an exercise price of  $4.94 per share.

•
On January 29, 2016, we entered into a thirty-day note payable with a private investor for $150,000. In lieu of interest, we agreed to issue a five-year cashless warrant to purchase 16,667 shares of common stock at $4.94 per share. Additionally, for each 30 days the principal amount was outstanding, we agreed to issue the note holder an additional warrant for 16,667 shares with the same terms as described above. On February 28, 2016, a warrant for an additional 16,667 shares was issued. On March 7, 2016, we repaid the note. On the same day, the note holder exercised the warrants for the 33,334 shares associated with the note for total proceeds of  $164,500. As consideration for the warrants being exercised on a cash basis, we agreed to issue a five-year replacement warrant, covering 50% of the number of shares purchased upon exercise of the existing warrants, or 16,667 shares at an exercise price of  $4.94 per share.

•
In February 2016, we entered into a thirty-day note payable with James L. Davis for $150,000 and Michael J. Hanson for $75,000. Under the note agreements, in lieu of interest, we agreed to issue five-year cashless warrants to purchase 16,667 and 8,334 shares of common stock at $4.94 per share to Messrs. Davis and Hanson, respectively. Additionally, for each 30 days the principal amount is outstanding, we will issue the note holders an additional 16,667 and 8,334 warrants respectively, with the same terms as described above. On March 29, 2016, both notes were amended to change the due dates of the principal amounts owed to January 11 and January 31, 2017. As of June 23, 2016, Messrs. Davis and Hanson have received warrants for a total of 83,334 and 41,667 shares, respectively.

•
In March 2016, we issued a lender a warrant for 5,000 shares of our common stock exercisable at $5.25 per share in connection with an extension of the loan. The warrant is exercisable for five years. In May 2016, we issued the lender an additional warrant for 5,000 shares of our common stock exercisable at $5.55 per share for an additional extension of the loan.

•
In March 2016, an investor converted 500 shares of our Series C Convertible Preferred Stock at the then conversion price of  $4.94 per share, as well as received credit for all unpaid cumulative dividends earned through the date of conversion. The investor received a total of 10,934 shares of common stock.

•
On April 8, 2016, we completed a sale of an aggregate of 245,226 shares of our common stock at $5.55 per share and issued five-year warrants to purchase an aggregate of 122,613 shares of our common stock at a per-share price of  $6.90. In connection with the offering, we paid our placement agent, Scarsdale Equities LLC (a beneficial owner of 8.7% of our common stock as of June 30, 2016), a commission equal to up to 6% of the gross proceeds from the sale of the securities, and issued to the placement agent five-year warrants for the purchase of up to 7,357 shares of common stock at $6.90.

•
On May 9, 2016, we entered into a Promissory Note for the principal amount of  $226,650 with Mr. Davis. The promissory note accrues interest at the per annum rate of 10% and is payable in six monthly installments of  $38,650 each, which includes interest. As an additional inducement to Mr. Davis to advance the amounts under the promissory note, we issued to Mr. Davis a warrant to acquire 22,665 shares of our common stock at an exercise price of  $4.05 per share. On May 24, 2016, we amended the warrant to increase the exercise price of the warrant to $4.94 per share.

•
On May 9 and 10, 2016, we entered into two Demand Promissory Notes in the principal amount of $250,000 each with Mr. Davis. Each promissory note accrues interest at the per annum rate of 10% and is payable upon the written demand of Mr. Davis. As an additional inducement to Mr. Davis to advance the amounts under each promissory note, we issued to Mr. Davis, under each promissory note, a warrant to acquire 5,000 shares of our common stock for each week the applicable note is outstanding. The warrants under the May 9th promissory note has an exercise price of  $4.05 per share and the warrants under the May 10th promissory note has an exercise price of  $3.75 per share. If a promissory note is outstanding for more than 30 days, the amount of warrants are increased to from 5,000 to 6,667 shares per week. On May 24, 2016, we amended each warrant to increase the exercise price of the warrant to $4.94 per share.

•
On June 1, 2016, we issued to Columbus Capital convertible notes, due June 1, 2017, in an aggregate principal amount of  $1,052,632 and warrants to purchase 170,698 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $1,000,000 paid in cash. The Columbus Capital notes are unsecured, do not bear any interest and are payable in full on June 1, 2017. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements.”)

•
On June 9, 2016, we agreed to issue to each of Old Main Capital, LLC, River North Equity, LLC, Kodiak Capital Group, LLC, and DiamondRock, LLC a convertible note in the principal amount of up to $450,000 and a warrant to purchase up to 75,000 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $375,000, payable by each investor in two tranches. On June 9, 2016 each investor funded the first tranche of this investment, an amount equal to $250,000 of the purchase price in cash, except Old Main Capital funded $225,000 in cash since Old Main Capital was entitled to deduct $25,000 of the proceeds for legal expenses of the investors (which we funded). The first tranche represents two-thirds of the entire investment. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements.”)

•
On July 1, 2016, in connection with a mutual termination and release agreement that we entered into with Lincoln Park on the same date, we issued to Lincoln Park warrants to purchase up to 100,000 shares of our common stock, which warrants are immediately exercisable at an exercise price of $6.00 per share for five years from July 1, 2016. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Termination of the Equity Line with Lincoln Park Capital Fund, LLC.”)

•
On July 13, 2016, we issued to James L. Davis, our director, a convertible promissory note in the principal amount of  $360,000 and a warrant to purchase up to 20,000 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $300,000, paid by Mr. Davis in cash. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements.”)

•
On July 14, 2016, we issued to Michael J. Hanson, our director, a convertible promissory note in the principal amount of  $240,000 and a warrant to purchase up to 13,334 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $200,000, paid by Mr. Hanson in cash. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements.”)

•
On July 16, 2016, we granted to Ruth Owades, our director, an option to purchase 8,000 shares of our common stock. The option grant was made under our 2016 Stock Incentive Plan. The option is exercisable at a per-share exercise price equal to $5.10 per share. One-third of the option grant was deemed to have vested on June 28, 2016 (being the date on which Ms. Owades joined our Board of Directors) and one-third of the option grant will vest on each of the first and second anniversary of such date, so long as Ms. Owades is serving as a director on such anniversary dates.

•
On August 11, 2016, we issued to Columbus Capital convertible notes in an aggregate principal amount of  $526,315 and warrants to purchase 85,348 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $500,000 paid in cash by Columbus Capital. The notes are unsecured, do not bear any interest and are payable in full on August 11, 2017. The notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements.”)

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On August 12, 2016, we issued to each of Michael J. Hanson and James L. Davis, our directors, a convertible note in a principal amount of  $263,158 and warrants to purchase 42,674 shares of our common stock, subject to adjustments, in exchange for a purchase price of  $250,000 paid in cash by each such director. The notes are unsecured, do not bear any interest and are payable in full on August 12, 2017. The notes and the warrants were issued to Messrs. Hanson and Davis in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Private Placements.”)

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On August 17, 2016, we granted to each of Liyuan Woo, James J. Spencer and Robin S. O’Connell, our directors, an option to purchase 8,000 shares of our common stock. The option grants were made under our 2016 Stock Incentive Plan. The options are exercisable at a per-share exercise price equal to $7.85 per share. One-third of the option grants vested on August 17, 2016 (being the date on which such individuals joined our Board of Directors) and one-third of the option grants will vest on each of the first and second anniversary of such date, so long as the individual is serving as a director on such anniversary dates.

•
On August 22, 2016, we issued to James L. Davis, our director, a warrant to purchase 24,000 shares of our common stock, subject to adjustments, with an exercise price of  $6.75 per share, subject to adjustments. The warrants are exercisable for a five year period. The warrants were issued to Mr. Davis in consideration for Mr. Davis having entered into a financial lease with KLC Financial, Inc. on August 1, 2016 to fund the purchase of certain licenses for our exclusive use and benefit. Pursuant to the financial lease, Mr. Davis is obligated to pay to KLC Financial, Inc. the sum of $238,950, together with all accrued interest thereon, in six monthly installments of  $40,983 each, which includes interest and equates to an imputed interest rate of 13.875% per annum. To ensure that Mr. Davis is kept whole from this arrangement, on August 22, 2016 we entered into an unsecured promissory note with Mr. Davis, pursuant to which we are obligated to pay to Mr. Davis the same amounts payable by Mr. Davis under the financial lease with KLC Financial, Inc. on substantially the same terms. The warrants were issued to Mr. Davis in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Issuance of Promissory Note and Warrant to James L. Davis Related to Lease with KLC Financial, Inc. in August 2016.”)
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On September 15, 2016, we issued to James L. Davis (i) 50,608 shares of our common stock upon the exercise of outstanding warrants, in consideration for $250,004 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 55,669 shares of our common stock at an exercise price of $4.94 per share.

•
On September 15, 2016, we issued to FLMM Ltd. (i) 30,365 shares of our common stock upon the exercise of outstanding warrants, in consideration for $150,003 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 33,402 shares of our common stock at an exercise price of $4.94 per share.

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On September 15, 2016, we issued to Jon D. & Linda W. Gruber Trust (i) 54,419 shares of our common stock upon the exercise of outstanding warrants, in consideration for $268,578 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 59,861 shares of our common stock at an exercise price of  $4.94 per share.

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On September 15, 2016, we issued to Alice Ann Corporation and Robert G. Allison convertible notes in an aggregate principal amount of  $100,000 and warrants to purchase 16,218 shares of our common stock, subject to adjustments, in exchange for an aggregate purchase price of  $95,000 paid in cash by Alice Ann Corporation and Robert G. Allison. The notes are unsecured, do not bear any interest and are payable in full on September 15, 2017. The notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments— Private Placements.”)

•
On September 19, 2016, we issued to Scarsdale Equities LLC five-year warrants to purchase 19,195 shares of our common stock at an exercise price of  $4.94 per share. The warrants were issued to Scarsdale Equities LLC in consideration for Scarsdale Equities LLC’s advisory services to us in connection with obtaining certain modifications to our securities. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments—Issuance of Warrants to Scarsdale Equities LLC in September 2016.”)

These offerings were made in reliance on the exemptions from registration provided by Sections 4(a)(2) or 4(a)(5) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act, primarily due to the fact that the sales were made to investors who represented to the Company that they were, or whom the Company determined qualified as, “accredited investors,” as defined under Rule 501(a) of Regulation D under the Securities Act. In addition, each investor to whom a certificated instrument was issued received such instrument with a prominent restrictive legend thereon.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a) Exhibits.   The exhibits listed below are filed as a part of this registration statement.
Exhibit No.	Description
1.1	Form of Underwriting Agreement (filed herewith)
2.1	Agreement and Plan of Merger and Reorganization, dated January 14, 2014, by and among the Company, Cachet Acquisition Co. and Cachet Financial Solutions Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 21, 2014)
2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated February 11, 2014, by and among the Company, Cachet Acquisition Co. and Cachet Financial Solutions Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on February 12, 2014)
2.3	Asset Purchase Agreement, dated March 4, 2014, by and between the Company and DeviceFidelity, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 5, 2014)
3.1	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 18, 2014 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K/A filed on February 14, 2014)
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 25, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 26, 2016)
3.3	Series C Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations, dated June 3, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on July 27, 2016)
3.4	Bylaws, adopted February 11, 2014 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K/A filed on February 14, 2014)
5*	Opinion of Davies Ward Phillips & Vineberg LLP
10.1	2010 Equity Incentive Plan, effective February 9, 2010 (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on February 12, 2014)
10.2	Warrant to Purchase Common Stock, dated October 26, 2012, issued by Cachet Financial Solutions Inc. to Michaelson Partners, LLC (f/k/a Imperium Special Finance Fund, L.P.) (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on February 12, 2014)
10.3	Term Note, effective December 14, 2012, made by The Margaret De Jong Trust in favor of the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 19, 2014)
10.4	Loan and Security Agreement, dated December 12, 2013, by and between the Company and Trooien Capital (together with form of promissory note) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 12, 2014)
10.5	Form of Assignment and Assumption of Employment Agreement, dated February 11, 2014, by and among Cachet Financial Solutions Inc., the Company and the executive officer party thereto (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 12, 2014)
10.6	2014 Stock Incentive Plan, effective February 11, 2014 (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

Exhibit No.	Description
10.7	Loan and Security Agreement, dated March 4, 2014, by and among the Company, Cachet Financial Solutions Inc. and Michael J. Hanson (together with form of promissory note) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 5, 2014)
10.8	Executive Employment Agreement, dated April 1, 2014, by and between Cachet Financial Solutions Inc. and Jeffrey C. Mack (incorporated by reference to Exhibit 10.21 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.9	Executive Employment Agreement, dated April 1, 2014, by and between Cachet Financial Solutions Inc. and Lawrence C. Blaney (incorporated by reference to Exhibit 10.22 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.10	Amendment No. 1 to Loan and Security Agreement, dated May 1, 2014, by and between the Company and Trooien Capital (incorporated by reference to Exhibit 10.10 to the Company’s Periodic Report on Form 10-Q filed on May 7, 2014)
10.11	Revolving Line of Credit Note, dated May 7, 2014, issued by the Company and Cachet Financial Solutions Inc. in favor of Michael J. Hanson (incorporated by reference to Exhibit 10.11 to the Company’s Periodic Report on Form 10-Q filed on May 7, 2014)
10.12	Letter Amendment to Promissory Notes, dated May 12, 2014, by and among Cachet Financial Solutions Inc., the Company and Trooien Capital (incorporated by reference to Exhibit 10.23 to the Company’s Amended Registration Statement on Form S-1/A filed on June 2, 2014)
10.13	Demand Promissory Note, dated June 11, 2014, issued by Cachet Financial Solutions Inc. in favor of Michael J. Hanson (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.14	Demand Promissory Note, dated June 11, 2014, issued by Cachet Financial Solutions Inc. in favor of James L. Davis (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.15	Conversion Agreement, dated June 18, 2014, by and among the Company, Cachet Financial Solutions Inc., Trooien Capital, LLC, Michael J. Hanson and James L. Davis (incorporated by reference to Exhibit 10.1 to the Company’s Amended Registration Statement on Form S-1/A filed on June 23, 2014)
10.16	Letter Agreement, dated June 24, 2014, by and among the Company, Cachet Financial Solutions Inc., James L. Davis and Michael J. Hanson (incorporated by reference to Exhibit 10.26 to the Company’s Registration Statement on Form S-1 filed on June 25, 2014)
10.17	Demand Promissory Note, dated June 25, 2014, issued by Cachet Financial Solutions Inc. in favor of Michael J. Hanson (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.18	Demand Promissory Note, dated June 26, 2014, issued by Cachet Financial Solutions Inc. in favor of James L. Davis (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.19	Commitment Letter, dated July 30, 2014, by and among the Company, Michael J. Hanson and James L. Davis (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 6, 2014)
10.20	2014 Associate Stock Purchase Plan, effective September 1, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Periodic Report on Form 10-Q filed on November 13, 2014)
10.21	Securities Purchase Agreement, dated September 19, 2014, by and among the Company and certain purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 22, 2014)

Exhibit No.	Description
10.22	Form of Warrant to Purchase Common Stock, to be issued by the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 22, 2014)
10.23	Amendment to Conversion Agreement, dated December 15, 2014, by and among the Company, Cachet Financial Solutions Inc., Michael J. Hanson and James L. Davis (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 19, 2014)
10.24	Amendment to Term Note effective December 16, 2014 by and among The Margaret De Jonge Trust and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 19, 2014)
10.25	Form of Non-Qualified Stock Option Agreement for Directors Outside the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 19, 2014)
10.26	Form of Non-Qualified Stock Option Agreement For Employees Outside the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on December 19, 2014)
10.27	Executive Employment Agreement, dated January 5, 2015, by and between Cachet Financial Solutions Inc. and Bruce Whitmore (incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K filed on January 7, 2015)
10.28	Guaranty, dated February 3, 2015, by and between the Company and James L. Davis (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.29	Warrant to Purchase Common Stock, dated February 11, 2015, issued by the Company to James L. Davis (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.30	Agreement, dated February 3, 2015, by and between the Company and Michael J. Hanson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 9, 2015)
10.31	Securities Purchase Agreement, dated February 3, 2015, by and among the Company and certain purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 4, 2015)
10.32	Lease Agreement, dated February 11, 2015, by and between the Company and James L. Davis (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.33	Addendum #1 to Commitment Letter, dated February 16, 2015, by and among the Company, Michael J. Hanson and James L. Davis (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 18, 2015)
10.34	Demand Promissory Note, dated March 18, 2015, issued by Cachet Financial Solutions Inc. in favor of Michael J. Hanson (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.35	Demand Promissory Note, dated March 23, 2015, issued by Cachet Financial Solutions Inc. in favor of James L. Davis (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.36	Amendment #2 to Term Note effective May 4, 2015 by and among The Margaret De Jonge Trust and the Company (incorporated by reference to Exhibit 10.5 to the Company’s Periodic Report on Form 10-Q filed on May 15, 2015)

Exhibit No.	Description
10.37	Securities Purchase Agreement, dated June 3, 2015, by and among the Company and certain purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 5, 2015)
10.38	Warrant to Purchase Common Stock, dated June 29, 2015, issued by the Company in favor of James L. Davis (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.39	Letter Agreement #1 Amending Revolving Line of Credit Note, dated July 31, 2015, by and between the Company and Michael J. Hanson (incorporated by reference to Exhibit 10.3 to the Company’s Periodic Report on Form 10-Q filed on August 12, 2015)
10.40	Equity Exchange Agreement, dated October 6, 2015, by and among the Company, Cachet Financial Solutions Inc. and Michael J. Hanson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 8, 2015)
10.41	Purchase Agreement, dated October 12, 2015, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 14, 2015)
10.42	Registration Rights Agreement, dated October 12, 2015, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 14, 2015)
10.43	Addendum #2 to Commitment Letter, dated October 23, 2015, by and among the Company, Michael J. Hanson and James L. Davis (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 30, 2015)
10.44	Amendment #3 to Term Note effective November 2, 2015 by and among The Margaret De Jonge Trust and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 2, 2015)
10.45	Demand Promissory Note, dated December 22, 2015, issued by Cachet Financial Solutions Inc. in favor of Michael J. Hanson (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.46	Demand Promissory Note, dated February 1, 2016, issued by Cachet Financial Solutions Inc. in favor of James L. Davis (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed on April 14, 2016)
10.47	Demand Promissory Note, dated February 11, 2016, by and between the Company and Michael J. Hanson (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed on April 14, 2016)
10.48	Securities Purchase Agreement, dated February 24, 2016, by and among the Company and certain purchasers (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed on April 14, 2016)
10.49	Addendum #3 to Commitment Letter, dated February 24, 2016, by and between the Company and Michael J. Hanson (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed on April 14, 2016)
10.50	Letter Agreement #2 Amending Revolving Line of Credit Note, dated February 24, 2016, by and between the Company and Michael J. Hanson (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed on April 14, 2016)
10.51	Letter Agreement Re: Amendment #1 to Demand Promissory Note, dated March 29, 2016, by and between the Company and James L. Davis (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed on April 14, 2016)

Exhibit No.	Description
10.52	Letter Agreement Re: Amendment #1 to Demand Promissory Note, dated March 29, 2016, by and between the Company and Michael J. Hanson (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed on April 14, 2016)
10.53	Demand Promissory Note, dated May 9, 2016, issued by the Company to James L. Davis (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 12, 2016)
10.54	Demand Promissory Note, dated May 10, 2016, issued by the Company to James L. Davis (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 12, 2016)
10.55	Demand Promissory Note, dated May 25, 2016, issued by the Company in favor of James L. Davis (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 20, 2016)
10.56	Securities Purchase Agreement, dated June 1, 2016, by and among the Company, Columbus Capital Partners L.P. and Columbus Capital QP Partners, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 7, 2016)
10.57	2016 Stock Incentive Plan, effective June 2, 2016 (incorporated by reference to Annex C to the Company’s Preliminary Proxy Statement on Schedule 14A filed on June 3, 2016)
10.58	Form of Securities Purchase Agreement, dated June 9, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 15, 2016)
10.59	Letter Agreement #3 Amending Revolving Line of Credit Note, dated June 30, 2016, by and between the Company and Michael J. Hanson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 15, 2016)
10.60	Addendum #4 to Commitment Letter, dated June 30, 2016, by and between the Company and Michael J. Hanson (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 15, 2016)
10.61	Addendum #1 to Demand Promissory Note, dated June 30, 2016, by and between Cachet Financial Solutions Inc. and Michael J. Hanson (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 15, 2016)
10.62	Mutual Termination and Release Agreement, dated July 1, 2016, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on July 1, 2016)
10.63	Prepaid Card Marketing and Technology Development Agreement, dated July 11, 2016, by and between Cachet Financial Solutions Inc. and Central Bank of Kansas City (incorporated by reference to Exhibit 10.1 to the Company’s Periodic Report on Form 10-Q filed on August 15, 2016)
10.64	Convertible Promissory Note, dated July 13, 2016, issued by the Company to James L. Davis (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 15, 2016)
10.65	Convertible Promissory Note, dated July 14, 2016, issued by the Company to Michael J. Hanson (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 15, 2016)
10.66	Warrant, dated July 13, 2016, issued by the Company to James L. Davis (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on July 15, 2016)
10.67	Warrant, dated July 14, 2016, issued by the Company to Michael J. Hanson (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on July 15, 2016)

Exhibit No.	Description
10.68	Securities Purchase Agreement, dated August 11, 2016, by and among the Company, Columbus Capital Partners L.P. and Columbus Capital QP Partners, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 16, 2016)
10.69	Convertible Term Promissory Note, dated August 11, 2016, issued by the Company to Columbus Capital Partners L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 16, 2016)
10.70	Convertible Term Promissory Note, dated August 11, 2016, issued by the Company to Columbus Capital QP Partners L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 16, 2016)
10.71	Warrant to Purchase Common Stock, dated August 11, 2016, issued by the Company to Columbus Capital Partners L.P. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 16, 2016)
10.72	Warrant to Purchase Common Stock, dated August 11, 2016, issued by the Company to Columbus Capital QP Partners L.P. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 16, 2016)
10.73	Securities Purchase Agreement, dated August 12, 2016, by and among the Company, Michael J. Hanson and James L. Davis (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on August 16, 2016)
10.74	Convertible Term Promissory Note, dated August 12, 2016, issued by the Company to Michael J. Hanson (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on August 16, 2016)
10.75	Convertible Term Promissory Note, dated August 12, 2016, issued by the Company to James L. Davis (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on August 16, 2016)
10.76	Warrant to Purchase Common Stock, dated August 12, 2016, issued by the Company to Michael J. Hanson (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on August 16, 2016)
10.77	Warrant to Purchase Common Stock, dated August 12, 2016, issued by the Company to James L. Davis (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on August 16, 2016)
10.78	Promissory Note, dated August 22, 2016, issued by the Company to James L. Davis (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 26, 2016)
10.79	Warrant to Purchase Common Stock, dated August 22, 2016, issued by the Company to James L. Davis (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 26, 2016)
10.80	Warrant to Purchase Common Stock, dated September 15, 2016, issued by the Company to James L. Davis (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 16, 2016)
10.81	Warrant to Purchase Common Stock, dated September 15, 2016, issued by the Company to FLMM Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 16, 2016)
10.82	Warrant to Purchase Common Stock, dated September 15, 2016, issued by the Company to Jon D. & Linda W. Gruber Trust (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 16, 2016)

Exhibit No.	Description
10.83	Warrant to Purchase Common Stock, dated September 19, 2016, issued by the Company to Scarsdale Equities LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 19, 2016)
21	List of Subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K filed on April 14, 2015)
23.1	Consent of Independent Registered Public Accounting Firm of Lurie, LLP (filed herewith)
23.2*	Consent of Davies Ward Phillips & Vineberg LLP (included with Exhibit 5)
24*	Power of Attorney
101.0	Financials in XBRL Format (filed herewith)

*
Previously filed

ITEM 17.   UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1)
That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 20, 2016.
CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed by the following persons in their respective capacities indicated below.
Name	Title	Date
/s/ Jeffrey C. Mack Jeffrey C. Mack	Director (Chairman), Chief Executive Officer and President (Principal Executive Officer)	September 20, 2016
* Bryan D. Meier	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	September 20, 2016
* James L. Davis	Director	September 20, 2016
* Michael J. Hanson	Director	September 20, 2016
* Rod Jardine	Director	September 20, 2016
* Darin P. McAreavey	Director	September 20, 2016
* Ruth Owades	Director	September 20, 2016
* Liyuan Woo	Director	September 20, 2016
* James J. Spencer	Director	September 20, 2016
* Robin S. O’Connell	Director	September 20, 2016
*By: /s/ Jeffrey C. Mack
Name: Jeffrey C. Mack Title: Attorney-in-fact
Date: September 20, 2016